Exhibit 99.1

ASPEN INSURANCE HOLDINGS LIMITED

Notice of 2008 Annual General Meeting of Shareholders

and

Proxy Statement

ASPEN INSURANCE HOLDINGS LIMITED
Maxwell Roberts Building
1 Church Street
Hamilton HM11
Bermuda

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 30, 2008

To our Shareholders:

The annual general meeting of shareholders (the ‘‘Shareholders’’) of Aspen Insurance Holdings Limited (the ‘‘Company’’) will be held at the offices of the Company, Maxwell Roberts Building, 1 Church Street, Hamilton HM11, Bermuda on April 30, 2008 at 12:00 p.m. Bermuda time (the ‘‘Annual General Meeting’’) for the following purposes:

1.	To re-elect Mr. Christopher O’Kane, Ms. Heidi Hutter, Mr. David Kelso, Mr. John Cavoores and Mr. Liaquat Ahamed as Class I directors of the Company;

2.	To re-elect Mr. Richard Houghton as a Class II director of the Company;

3.	To re-elect Mr. Matthew Botein and Mr. Richard Bucknall as Class III directors of the Company;

4.	To adopt the Employee Share Purchase Plan detailed in Appendix I;

5.	To adopt the 2008 Sharesave Scheme detailed in Appendix II;

6.	To appoint KPMG Audit Plc, London, England, to act as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008 and to authorize the Board of Directors through the Audit Committee to set the remuneration for the independent registered public accounting firm;

7.	To adopt the amended and restated Bye-Laws of the Company to reflect the changes described in Appendix III;

8.	To act on various matters concerning the Company’s non-U.S. subsidiaries; and

9.	To consider such other business as may properly come before the Annual General Meeting or any adjournments thereof.

The Company will also lay before the meeting the financial statements of the Company for the year ended December 31, 2007 pursuant to the provisions of the Bermuda Companies Act of 1981 and the Company’s Bye-Laws.

The close of business on March 3, 2008 has been fixed as the record date for determining the Shareholders entitled to notice of and to vote at the Annual General Meeting or any adjournments thereof. For a period of at least 10 days prior to the Annual General Meeting, a complete list of Shareholders entitled to vote at the Annual General Meeting will be open for examination by any Shareholder during ordinary business hours at the offices of the Company at Maxwell Roberts Building, 1 Church Street, Hamilton HM11, Bermuda.

Shareholders are urged to complete, date, sign and return the enclosed proxy card to Aspen Insurance Holdings Limited, c/o BNY Mellon Shareowner Services, attn: Proxy Processing, P. O. Box 3862, South Hackensack, NJ 07606, in the accompanying envelope, which does not require postage if mailed in the United States. Shareholders who appear on the Company’s register may also vote their ordinary shares by telephone or over the Internet. Signing and returning a proxy card will not prohibit you from attending the Annual General Meeting. Please note that the person designated as your proxy need not be a shareholder. Persons who hold their ordinary shares in a brokerage account or through a nominee will also likely have the added flexibility of directing the voting of their ordinary shares by telephone or over the Internet.

By Order of the Board of Directors,
Heather Kitson Secretary

Hamilton, Bermuda
March 25, 2008

ASPEN INSURANCE HOLDINGS LIMITED
Maxwell Roberts Building
1 Church Street
Hamilton HM11
Bermuda

PROXY STATEMENT
ANNUAL GENERAL MEETING OF SHAREHOLDERS
April 30, 2008

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 30, 2008.

The proxy statement and annual report to security holders are available at www.aspen.bm

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the ‘‘Board’’) of Aspen Insurance Holdings Limited (the ‘‘Company’’) to be voted at our annual general meeting of shareholders (the ‘‘Shareholders’’) to be held at the offices of the Company, Maxwell Roberts Building, 1 Church Street, Hamilton HM11 Bermuda on April 30, 2008 at 12:00p.m. Bermuda time, or at such other meeting upon any postponement or adjournment thereof (the ‘‘Annual General Meeting’’). Directions to the meeting may be obtained by contacting the Company at 441-295-8201. This Proxy Statement, the Notice of Annual General Meeting of Shareholders and the accompanying form of proxy are being first mailed to Shareholders on or about March 25, 2008. These proxy materials, along with a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, are also available for viewing at www.aspen.bm.

As of March 3, 2008, the record date for the determination of persons entitled to receive notice of, and to vote at, the Annual General Meeting, there were 85,528,312 ordinary shares of the Company, par value U.S. 0.15144558¢ per share (the ‘‘ordinary shares’’), issued and outstanding. The ordinary shares are our only class of equity securities outstanding and entitled to vote at the Annual General Meeting.

Holders of ordinary shares are entitled to one vote on each matter to be voted upon by the Shareholders at the Annual General Meeting for each share held. Pursuant to our Bye-Laws 63 to 67, the voting power of all ordinary shares is adjusted to the extent necessary so that there is no 9.5% U.S. Shareholder. For the purposes of our Bye-Laws, a 9.5% U.S. Shareholder is defined as a United States Person (as defined in the Internal Revenue Code of 1986, as amended, of the United States (the ‘‘Code’’)) whose ‘‘controlled shares’’ (as defined below) constitute nine and one-half percent or more of the voting power of all ordinary shares of the Company and who would be generally required to recognize income with respect to the Company under Section 951(a)(1) of the Code, if the Company were a controlled foreign corporation as defined in Section 957 of the Code and if the ownership threshold under Section 951(b) of the Code were 9.5%.

Because the applicability of the voting power reduction provisions to any particular Shareholder depends on facts and circumstances that may be known only to the Shareholder or related persons, the Company requests that any holder of ordinary shares with reason to believe that it is a 9.5% U.S. Shareholder (as described above) contact the Company promptly so that the Company may determine whether the voting power of such holder’s ordinary shares should be reduced. By submitting a proxy, unless the Company has otherwise been notified or made a determination with respect to a holder of ordinary shares, a holder of ordinary shares will be deemed to have confirmed that, to its knowledge, it is not, and is not acting on behalf of, a 9.5% U.S. Shareholder.

In order to determine the number of controlled shares owned by each Shareholder, we are authorized to require any Shareholder to provide such information as the Board may deem necessary for the purpose of determining whether any Shareholder’s voting rights are to be adjusted pursuant to the Company’s Bye-Laws. We may, in our reasonable discretion, disregard the votes attached to ordinary shares of any Shareholder failing to respond to such a request or submitting incomplete or inaccurate information. ‘‘Controlled shares’’ will include, among other things, all ordinary shares that a person is deemed to beneficially own directly, indirectly or constructively (as determined pursuant to Sections 957 and 958 of the Code).

The presence of one or more Shareholders in person or by proxy holding at least 50% of the voting power (that is the number of maximum possible votes of the Shareholders entitled to attend and vote at a general meeting, after giving effect to the provision of our Bye-Laws 63 to 67) of all of the issued and outstanding ordinary shares of the Company throughout the meeting shall form a quorum for the transaction of business at the Annual General Meeting.

Pursuant to our Bye-Laws 63 to 67, it is currently expected that there will be no adjustments to the voting power, since there does not appear to be any Tentative 9.5% U.S. Shareholder (as defined in our Bye-Laws). Therefore, every Shareholder will be entitled to one vote per each matter to be voted upon for each ordinary share held by such Shareholder.

The Company’s Bye-Law 84 provides that, if the Company is required or entitled to vote at a general meeting of any of its subsidiaries organized under the laws of a jurisdiction outside the United States of America (each, a ‘‘Non-U.S. Subsidiary’’), the Board shall refer the subject matter of the vote to the Shareholders of the Company on a poll and seek authority from the Shareholders in a general meeting of the Company for the Company’s corporate representative or proxy to vote in favor of the resolutions proposed by such Non-U.S. Subsidiary. The Board shall cause the Company’s corporate representative or proxy to vote the Company’s shares in the Non-U.S. Subsidiary pro rata to the votes received at the general meeting of the Company, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company’s corporate representative or proxy to vote the appropriate proportion of its shares for, and the appropriate proportion of its shares against, the resolution proposed by the Non-U.S. Subsidiary.

At the Annual General Meeting, Shareholders will be asked to take the following actions:

1.	To vote FOR the re-election of Mr. Christopher O’Kane, Ms. Heidi Hutter, Mr. David Kelso, Mr. John Cavoores and Mr. Liaquat Ahamed as Class I directors of the Company;

2.	To vote FOR the re-election of Mr. Richard Houghton as a Class II director of the Company;

3.	To vote FOR the re-election of Mr. Matthew Botein and Mr. Richard Bucknall as Class III directors of the Company;

4.	To vote FOR the adoption of the Employee Share Purchase Plan described in Appendix I of this Proxy Statement;

5.	To vote FOR the adoption of the 2008 Sharesave Scheme described in Appendix II of this Proxy Statement;

6.	To vote FOR the appointment of KPMG Audit Plc as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008 and to authorize the Board through the Audit Committee (the ‘‘Audit Committee’’) to set the remuneration for the independent registered public accounting firm;

7.	To vote FOR the amendments to the Bye-Laws of the Company to reflect the changes described in Appendix III of this Proxy Statement;

8.	To vote FOR the resolutions proposed by the Company in respect of Aspen Insurance UK Limited (‘‘Aspen U.K.’’), an indirect wholly-owned insurance company organized under the laws of England and Wales, as an instruction for the Company’s representatives or proxies to vote:

(a)	for the election of Messrs. Glyn Jones, Christopher O’Kane, Richard Bucknall, Ian Cormack, Marek Gumienny, Stephen Rose and Oliver Peterken and Ms. Heidi Hutter as company directors to the board of directors of Aspen U.K.;

(b)	(i)	in place of the authority given in Article 4(B) of Aspen U.K.’s articles of association, the directors of Aspen U.K. are generally and unconditionally authorized for the purposes of Section 80 of the United Kingdom’s Companies Act 1985 (as amended) to allot, or to grant any right to subscribe for, or to convert any security into, shares in the authorized share capital of Aspen U.K. at the date of the Aspen U.K. resolution ultimately conferring such authority (the ‘‘Aspen U.K. Resolution’’), at any time or times until the earlier of:

(x)	the expiry of five years from the date of the Aspen U.K. Resolution at which time the authority contained in (i) above shall expire, but the directors of Aspen U.K. may make an offer or agreement before the expiry of the authority which would or might require shares to be allotted or rights to subscribe for or to convert any security into shares to be granted, after the expiry of the authority; or

(y)	the coming into effect of the amendment to the articles of association described in Appendix IV giving the directors all the powers of the company to allot shares or to grant rights to subscribe for or to convert any security into such shares (the ‘‘Amendment’’);

(ii)	the maximum amount of relevant securities which may be allotted pursuant to the authority conferred in (i) above is 50% of the authorized but as yet unissued share capital of Aspen U.K. at the date of the Aspen U.K. Resolution, but for the avoidance of doubt, this maximum shall not apply once the Amendment comes into effect;

(c)	for the amendments to the articles of association and memorandum of association of Aspen U.K. described in Appendix IV; and

(d)	for the re-appointment of KPMG Audit Plc as the auditor of Aspen U.K. and to grant authority to the Company’s Board through its Audit Committee to determine their remuneration, all subject to KPMG Audit Plc being appointed as the Company’s independent registered public accounting firm;

9.	To vote FOR the resolutions proposed by the Company in respect of Aspen Insurance UK Services Limited (‘‘Aspen Services’’), an indirect wholly-owned services company organized under the laws of England and Wales, as an instruction for the Company’s representatives or proxies to vote:

(a)	for the election of Messrs. Christopher O’Kane, Richard Houghton and Stephen Rose as company directors to the board of directors of Aspen Services;

(b)	(i)	in place of the authority given in Article 4(B) of Aspen Services’ articles of association, the directors of Aspen Services are generally and unconditionally authorized for the purposes of Section 80 of the United Kingdom’s Companies Act 1985 (as amended) to allot, or to grant any right to subscribe for, or to convert any security into, shares in the authorized share capital of Aspen Services at the date of the Aspen Services resolution ultimately conferring such authority (the ‘‘Aspen Services Resolution’’), at any time or times until the earlier of:

(x)	the expiry of five years from the date of the Aspen Services Resolution at which time the authority contained in (i) above shall expire, but the directors of Aspen Services may make an offer or agreement before the expiry of the authority which would or might require shares to be allotted or rights to subscribe for or to convert any security into shares to be granted, after the expiry of the authority; or

(y)	the coming into effect of the amendment to the articles of association described in Appendix IV giving the directors all the powers of the company to allot shares or to grant rights to subscribe for or to convert any security into such shares (the ‘‘Amendment’’);

(ii)	the maximum amount of relevant securities which may be allotted pursuant to the authority conferred in (i) above is 50% of the authorized but as yet unissued share capital of Aspen Services at the date of the Aspen Services Resolution, but for the avoidance of doubt, this maximum shall not apply once the Amendment comes into effect;

(c)	for the amendments to the articles of association and memorandum of association of Aspen Services described in Appendix IV; and

(d)	for the re-appointment of KPMG Audit Plc as the auditor of Aspen Services and to grant authority to the Company’s Board through its Audit Committee to determine their remuneration, all subject to KPMG Audit Plc being appointed as the Company’s independent registered public accounting firm;

10.	To vote FOR the resolutions proposed by the Company in respect of Aspen (UK) Holdings Limited (‘‘Aspen (UK) Holdings’’), a wholly-owned intermediary holding company organized under the laws of England and Wales, as an instruction for the Company’s representatives or proxies to vote:

(a)	for the election of Messrs. Christopher O’Kane, Richard Houghton and Stephen Rose as company directors to the board of directors of Aspen (UK) Holdings;

(b)	(i)	in place of the authority given in Article 4(B) of Aspen (UK) Holdings’ articles of association, the directors of Aspen (UK) Holdings are generally and unconditionally authorized for the purposes of Section 80 of the United Kingdom’s Companies Act 1985 (as amended) to allot, or to grant any right to subscribe for, or to convert any security into, shares in the authorized share capital of Aspen (UK) Holdings at the date of the Aspen (UK) Holdings resolution ultimately conferring such authority (the ‘‘Aspen (UK) Holdings Resolution’’), at any time or times until the earlier of:

(x)	the expiry of five years from the date of the Aspen (UK) Holdings Resolution at which time the authority contained in (i) above shall expire, but the directors of Aspen (UK) Holdings may make an offer or agreement before the expiry of the authority which would or might require shares to be allotted or rights to subscribe for or to convert any security into shares to be granted, after the expiry of the authority; or

(y)	the coming into effect of the amendment to the articles of association described in Appendix IV giving the directors all the powers of the company to allot shares or to grant rights to subscribe for or to convert any security into such shares (the ‘‘Amendment’’);

(ii)	the maximum amount of relevant securities which may be allotted pursuant to the authority conferred in (i) above is 50% of the authorized but as yet unissued share capital of Aspen (UK) Holdings at the date of the Aspen (UK) Holdings Resolution, but for the avoidance of doubt, this maximum shall not apply once the Amendment comes into effect;

(c)	for the amendments to the articles of association and memorandum of association of Aspen UK Holdings described in Appendix IV; and

(d)	for the re-appointment of KPMG Audit Plc as the auditor of Aspen (UK) Holdings and to grant authority to the Company’s Board through its Audit Committee to determine their remuneration, all subject to KPMG Audit Plc being appointed as the Company’s independent registered public accounting firm;

11.	To vote FOR the resolutions proposed by the Company in respect of AIUK Trustees Limited (‘‘AIUK Trustees’’), an indirect wholly-owned company which administers Aspen U.K.’s pension, organized under the laws of England and Wales, as an instruction for the Company’s representatives or proxies to vote:

(a)	for the election of Messrs. Stephen Rose, John Henderson, Christopher Woodman and Ms. Tatiana (Tania) Kerno as company directors to the board of directors of AIUK Trustees;

(b)	(i)	in place of the authority given in Article 4(B) of AIUK Trustees’ articles of association, the directors of AIUK Trustees are generally and unconditionally authorized for the purposes of Section 80 of the United Kingdom’s Companies Act 1985 (as amended) to allot, or to grant any right to subscribe for, or to convert any security into, shares in the authorized share capital of AIUK Trustees at the date of the AIUK Trustees resolution ultimately conferring such authority (the ‘‘AIUK Trustees Resolution’’), at any time or times until the earlier of:

(x)	the expiry of five years from the date of the AIUK Trustees Resolution at which time the authority contained in (i) above shall expire, but the directors of AIUK Trustees may make an offer or agreement before the expiry of the authority which would or might require shares to be allotted or rights to subscribe for or to convert any security into shares to be granted, after the expiry of the authority; or

(y)	the coming into effect of the amendment to the articles of association described in Appendix IV giving the directors all the powers of the company to allot shares or to grant rights to subscribe for or to convert any security into such shares (the ‘‘Amendment’’);

(ii)	the maximum amount of relevant securities which may be allotted pursuant to the authority conferred in (i) above is 50% of the authorized but as yet unissued share capital of AIUK Trustees at the date of the AIUK Trustees Resolution, but for the avoidance of doubt, this maximum shall not apply once the Amendment comes into effect;

(c)	for the amendments to the articles of association and memorandum of association of AIUK Trustees described in Appendix IV; and

(d)	for the appointment of KPMG Audit Plc as the auditor of AIUK Trustees and to grant authority to the Company’s Board through its Audit Committee to determine their remuneration, all subject to KPMG Audit Plc being appointed as the Company’s independent registered public accounting firm;

12.	To vote FOR the resolutions proposed by the Company in respect of Aspen Insurance Limited (‘‘Aspen Bermuda’’), a wholly-owned insurance company organized under the laws of Bermuda, as an instruction for the Company’s representatives or proxies to vote FOR:

(a)	the election of Messrs. Christopher O’Kane, Julian Cusack, James Few, Oliver Peterken, and David Skinner, Ms. Karen Green, Ms. Kate Vacher and Ms. Heather Kitson as company directors for election to the board of directors of Aspen Bermuda for 2008 and the authorization of the board of directors of Aspen Bermuda to appoint any individual as an alternate director or as a director to fill any casual vacancy created from time to time (provided the number of directors does not exceed 11) of Aspen Bermuda for 2008 and to fix the remuneration of such directors;

(b)	the appointment of KPMG as the auditor of Aspen Bermuda for the fiscal year ended December 31, 2008 and to grant authority to the Company’s Board through its Audit Committee to determine their remuneration, subject to KPMG Audit Plc being appointed as the Company’s independent registered public accounting firm; and

(c)	the amendments to the Bye-Laws of Aspen Bermuda to reflect the changes described in Appendix V of this Proxy Statement.

Aspen U.K., Aspen Services, Aspen (UK) Holdings and AIUK Trustees are collectively referred to as the ‘‘UK Subsidiaries’’ and Aspen Bermuda, together with the UK Subsidiaries are collectively referred to as the ‘‘Subsidiaries’’.

At the Annual General Meeting, Shareholders will also receive the report of our independent registered public accounting firm and may be asked to consider and take action with respect to such other matters as may properly come before the Annual General Meeting.

Proposals 10, 14, 18, 22 require an affirmative vote of three fourths of the voting power of the votes cast at the Annual General Meeting (taking into account Bye-Laws 63 to 67). All other proposals require an affirmative vote of the majority of the voting power of the votes cast at the Annual General Meeting (taking into account Bye-Laws 63 to 67). The Company intends to conduct all voting at the Annual General Meeting by poll as requested by the Chairman of the meeting, in accordance with our Bye-Laws.

PRESENTATION OF FINANCIAL STATEMENTS

In accordance with the Companies Act 1981 of Bermuda and Bye-Law 140 of the Company, the Company’s financial statements for the year ended December 31, 2007 will be presented at the Annual General Meeting. The Board has approved these statements. There is no requirement under Bermuda law that these statements be approved by Shareholders, and no such approval will be sought at the meeting.

SOLICITATION AND REVOCATION

PROXIES IN THE FORM ENCLOSED ARE BEING SOLICITED BY, OR ON BEHALF OF, THE BOARD. THE BOARD HAS DESIGNATED THE PERSONS NAMED IN THE ACCOMPANYING FORM OF PROXY AS PROXIES. Such persons designated as proxies serve as officers of the Company. Any Shareholder desiring to appoint another person to represent him or her at the Annual General Meeting may do so either by inserting such person’s name in the blank space provided on the accompanying form of proxy, or by completing another form of proxy and, in either case, delivering an executed proxy to the Secretary of the Company at the address indicated above, before the time of the Annual General Meeting. It is the responsibility of the Shareholder appointing such other person to represent him or her to inform such person of this appointment.

Each ordinary share represented by a properly executed proxy which is returned and not revoked will be voted in accordance with the instructions, if any, given thereon. If no instructions are provided in a properly executed proxy, it will be voted FOR each of the proposals described herein and set forth on the accompanying form of proxy, and in accordance with the proxyholder’s best judgment as to any other business as may properly come before the Annual General Meeting. If a Shareholder appoints a person other than the persons named in the enclosed form of proxy to represent him or her, such person will vote the shares in respect of which he or she is appointed proxyholder in accordance with the directions of the Shareholder appointing him or her. Any Shareholder who executes a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company a written statement revoking such proxy, by executing and delivering a later-dated proxy, or by voting in person at the Annual General Meeting. Attendance at the Annual General Meeting by a Shareholder who has executed and delivered a proxy to us shall not in and of itself constitute a revocation of such proxy. For ordinary shares held in ‘‘street name’’ by a broker, bank or other nominee, new voting instructions must be delivered to the broker, bank or nominee prior to the Annual General Meeting.

Because the Company is currently a foreign private issuer, to the extent that beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for shareholder action, member brokerage firms of The New York Stock Exchange, Inc. (the ‘‘NYSE’’) that hold ordinary shares in street name for such beneficial owners may not vote in their discretion upon any of the proposals. Any ‘‘broker non-votes’’ and abstentions will be counted toward the presence of a quorum at, but will not be considered votes cast on any proposal brought before the Annual General Meeting. Generally, ‘‘broker non-votes’’ occur when ordinary shares held for a beneficial owner are not voted on a particular proposal because the broker has not received voting instructions from the beneficial owner, and the broker does not have discretionary authority to vote the ordinary shares on a particular proposal. If a quorum is not present, the Shareholders who are represented may adjourn the Annual General Meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice need be given. An adjournment will have no effect on the business that may be conducted at the adjourned meeting.

We will bear the cost of solicitation of proxies. We have engaged Mellon Investor Services LLC to be our proxy solicitation agent. For these services, we will pay Mellon Investor Services LLC a fee of approximately $8,500, plus expenses. Further solicitation may be made by our directors, officers and employees personally, by telephone, Internet or otherwise, but such persons will not be specifically compensated for such services. We may also make, through bankers, brokers or other persons, a solicitation of proxies of beneficial holders of the ordinary shares. Upon request, we will reimburse brokers, dealers, banks or similar entities acting as nominees for reasonable expenses incurred in forwarding copies of the proxy materials relating to the Annual General Meeting to the beneficial owners of ordinary shares which such persons hold of record.

MANAGEMENT

Board of Directors of the Company

Pursuant to provisions that were in our bye-laws and a shareholders’ agreement by and among us and certain shareholders prior to our initial public offering in 2003, certain of our shareholders had the right to appoint or nominate and remove directors to serve on our Board of Directors. Mr. Cormack was appointed director by Candover. Mr. Melwani was appointed, and Dr. Rosenthal was nominated, as directors by Blackstone, Mr. Avery was appointed director by Wellington and Mr. Salame was nominated director by CSFB Private Equity. On July 25, 2007, Messrs. Melwani and Salame resigned as directors. Mr. Avery decided not to seek re-election at our 2007 annual general meeting held on May 2, 2007, following the expiry of his three-year term. After our initial public offering, no specific shareholder has the right to appoint or nominate or remove one or more directors pursuant to an explicit provision in our bye-laws or otherwise. On July 25, 2007, Messrs. Bucknall and Botein were appointed to the Board. Mr. Houghton was appointed to the board effective May 2, 2007. Mr. Ahamed was appointed to the Board on October 31, 2007. On March 14, 2008, Mr. Sinclair tendered his resignation as our Chief Operating Officer and member of the Board, as well as director on the Boards of our subsidiaries, effective as of April 17, 2008.

Our bye-laws provide for a classified Board of Directors, divided into three classes of directors, with each class elected to serve a term of three years. Our incumbent Class I Directors, together with Mr. Ahamed, who was appointed by our Board of Directors as a Class I director on October 31, 2007, are scheduled to serve until our 2008 annual general meeting. Mr. Houghton, who was appointed by our Board of Directors in 2007 as a Class II director, and Messrs. Botein and Bucknall, who were both appointed as Class III directors by our Board of Directors in 2007, are also scheduled to serve until our 2008 annual general meeting. Our incumbent Class II Directors were re-elected at our 2006 annual general meeting to serve until our 2009 annual general meeting, and our incumbent Class III Directors were elected at our 2007 annual general meeting and are scheduled to serve until our 2010 annual general meeting.

As of March 15, 2008, we had the following directors on our Board of Directors and committees:

Name	Age	Director Since	Audit	Compensation	Corporate Governance & Nominating	Investment	Risk	Business Opportunities
Class I Directors:
Christopher O’Kane	53	2002
Heidi Hutter	50	2002					Chair
David Kelso	55	2005
John Cavoores	50	2006
Liaquat Ahamed	55	2007
Class II Directors:
Julian Cusack	57	2002
Norman L. Rosenthal	56	2002
Glyn Jones	56	2006			Chair	Chair		Chair
Richard Houghton	42	2007
Class III Directors:
Ian Cormack	60	2003	Chair
Stuart Sinclair	54	2006
Matthew Botein	34	2007
Richard Bucknall	59	2007		Chair

Glyn Jones.    With effect from May 2, 2007, Mr. Jones was appointed as Chairman. Mr. Jones has been a director since October 30, 2006. He also has served as a non-executive director of Aspen U.K. since December 4, 2006. Mr. Jones was most recently the Chief Executive Officer of Thames River Capital. From 2000 to 2004 he served as Chief Executive Officer of Gartmore Investment Management in the U.K. Prior to Gartmore, Mr. Jones was Chief Executive of Coutts NatWest Group and Coutts Group, which he joined in 1997, and was responsible for strategic leadership, business performance and risk management. In 1991 he joined Standard Chartered, later becoming the General Manager of Global Private Banking. Mr. Jones was a consulting partner with Coopers & Lybrand/Deloitte Haskins & Sells Management Consultants from 1981 to 1990.

Christopher O’Kane.    Mr. O’Kane has been our Chief Executive Officer and a director since June 21, 2002. He is also currently the Chief Executive Officer of Aspen U.K. and was Chairman of Aspen Bermuda until December 2006. Prior to the creation of Aspen Holdings, from November 2000 until June 2002, Mr. O’Kane served as a director of Wellington and Chief Underwriting Officer of Lloyd’s Syndicate 2020 where he built his specialist knowledge in the fields of property insurance and reinsurance, together with active underwriting experience in a range of other insurance disciplines. From September 1998 until November 2000, Mr. O’Kane served as one of the underwriting partners for Syndicate 2020. Prior to joining Syndicate 2020, Mr. O’Kane served as deputy underwriter for Syndicate 51 from January 1993 to September 1998. Mr. O’Kane has over twenty-five years of experience in the insurance industry, beginning his career as a Lloyd’s broker.

Richard Houghton.    Mr. Houghton joined us as our Chief Financial Officer on April 30, 2007 and has been a director since May 2, 2007. He was previously at Royal Bank of Scotland Group plc (‘‘RBS’’), where he was Chief Operating Officer, RBS Insurance from 2005 to March 2007, responsible for driving operational efficiency across the finance, IT, risk, HR, claims and actuarial functions of this division. Previously, he was Group Finance Director, RBS Insurance from 2004 to 2005. Mr. Houghton was also Group Finance Director of Ulster Bank, another subsidiary of RBS from 2003 to 2004. He began his professional career as an accountant at Deloitte & Touche where he spent 10 years working in audit, corporate finance and recovery. He is a Fellow of the Institute of Chartered Accountants in England and Wales.

Liaquat Ahamed.    Mr. Ahamed has been a director since October 31, 2007. Mr. Ahamed has a background in investment management with leadership roles that include heading the World Bank’s investment division. From 2004, Mr. Ahamed has been an adviser to the Rock Creek Group, an investment firm based in Washington D.C. From 2001 to 2004, Mr. Ahamed was the Chief Executive Officer of Fischer Francis Trees & Watts, Inc., a subsidiary of BNP Paribas specializing in institutional single and multi-currency fixed income investment portfolios. Mr. Ahamed is a Board member of the Rohatyn Group, and a member of the Board of Trustees at the Brookings Institution.

Matthew Botein.    Mr. Botein has been a director since July 25, 2007. Mr. Botein joined Highfields Capital Management, a Boston-based investment management firm in 2003 and has been a Managing Director since January 1, 2006 and member of its Management Committee since January 1, 2007. Prior to joining Highfields, he was a Principal in the private equity department of The Blackstone Group from March 2000 to March 2003. He currently serves on the Boards of Cyrus Reinsurance Holdings Limited and Cyrus Reinsurance Holdings II Limited, ‘‘sidecars’’ Highfields formed with XL Capital (as well as their operating subsidiaries), and Integro Limited, an insurance broker, and previously was a member of our Board from our formation until 2003.

Richard Bucknall.    Mr. Bucknall has been a director since July 25, 2007 and a director of Aspen U.K. since January 14, 2008. Mr. Bucknall recently retired from Willis Group Holdings Limited where he was Vice Chairman from February 2004 to March 2007 and Group Chief Operating Officer from January 2001 to December 2006, where he was responsible for leading the development of Willis’ international network and played a crucial role in various strategic acquisitions. He was also previously Chairman/Chief Executive Officer of Willis Limited from May 1999 to March 2007. Mr. Bucknall is currently a non-executive director of FIM Services Limited. He is a Fellow of the Chartered Insurance Institute.

John Cavoores.    Mr. Cavoores has been a director since October 30, 2006. Mr. Cavoores is currently an advisor to Blackstone, previously one of our principal shareholders, advising on current portfolio investments and new opportunities. Mr. Cavoores has over 27 years of experience in the insurance industry and recently served as President and Chief Executive Officer of OneBeacon Insurance Company, a subsidiary of the White Mountains Insurance Group, from 2003 to 2005. Mr. Cavoores currently serves as a director of Cyrus Reinsurance Holdings SPC and Alliant Insurance Holdings. Among his other positions, Mr. Cavoores was President of National Union Insurance

Company, a subsidiary of American International Group (AIG). He spent 19 years at Chubb Insurance Group, where he served as Chief Underwriting Officer, and Executive Vice President and Managing Director of overseas operations, based in London.

Ian Cormack.    Mr. Cormack has been a director since September 22, 2003 and has served also as a non-executive director of Aspen U.K. since 2003. From 2000 to 2002, he was Chief Executive Officer of AIG Inc.’s insurance financial services and asset management in Europe. From 1997 to 2000, he was Chairman of Citibank International plc and Co-Head of the Global Financial Institutions Client Group at Citigroup. He was also Country Head of Citicorp in the United Kingdom from 1992 to 1996. Mr. Cormack is also a director on the boards of Pearl Assurance Group Ltd., Pearl Assurance, London Life Assurance, National Provident Assurance, Europe ArabBank plc and Qatar Financial Centre Authority. Mr. Cormack is also a non-executive chairman of Aberdeen Growth Opportunities Venture Capital Trust 2 plc. He also serves as chairman of Entertaining Finance Ltd., Bank Training and Development Ltd. and Carbon Reductions Ltd. He previously served as Chairman of CHAPS, the high value clearing system in the United Kingdom, as a member of the Board of Directors of Clearstream (Luxembourg) and as a member of Millennium Associates AG’s Global Advisory Board. He was previously a non-executive director of MphasiS BFL Ltd. (India). He was a member of the U.K. Chancellor’s City Advisory Panel from 1993 to 1998.

Julian Cusack, Ph.D.    Mr. Cusack was our Chief Financial Officer from June 21, 2002 to April 30, 2007 and has been a director since June 21, 2002. He has been the Chief Executive Officer of Aspen Bermuda since 2002 and was appointed Chairman of Aspen Bermuda in December 2006. From 2002 until March 31, 2004, he was also Finance Director of Aspen U.K. Mr. Cusack previously worked with Wellington where he was Managing Director of WUAL from 1992 to 1996, and in 1994 joined the Board of Directors of Wellington Underwriting Holdings Limited. He was Group Finance Director of Wellington Underwriting plc from 1996 to 2002.

Heidi Hutter.    Ms. Hutter has been a director since June 21, 2002 and has served as a non-executive director of Aspen U.K. since June 2002. She has served as Chief Executive Officer of Black Diamond Group, LLC since 2001 and Manager of Black Diamond Capital Partners since 2005. Ms. Hutter has over twenty-six years of experience in property/casualty reinsurance. Ms. Hutter began her career in 1979 with Swiss Reinsurance Company in New York, where she specialized in the then new field of finite reinsurance. From 1993 to 1995, she was Project Director for the Equitas Project at Lloyd’s of London, which became the largest run-off reinsurer in the world. From 1996 to 1999, she served as Chief Executive Officer of Swiss Re America and was a member of the Executive Board of Swiss Re in Zurich. Ms. Hutter also serves as a director of Aquila, Inc. and Amerilife Group Holdings LLC.

David Kelso.    Mr. Kelso has been a director since May 26, 2005. He was a founder, in 2003, of Kelso Advisory Services and currently serves as its Senior Financial Advisor. He also currently serves as a director of ExlService Holdings, Inc., Assurant Inc. and Sound Shore Fund Inc. From 2001 to 2003, Mr. Kelso was an Executive Vice President of Aetna, Inc. From 1996 to 2001, he was the Executive Vice President, Chief Financial Officer and Managing Director of Chubb Corporation. From 1992 to 1996, he first served as the Executive Vice President and Chief Financial Officer and later served as the Executive Vice President, Retail and Small Business Banking, of First Commerce Corporation. From 1982 to 1992, he was a Partner and the Head of North American Banking Practice of Gemini Consulting Group.

Norman L. Rosenthal, Ph.D.    Dr. Rosenthal has been a director since June 21, 2002. He is also currently President of Norman L. Rosenthal & Associates, Inc., a management consulting firm which specializes in the property and casualty insurance industry. Previously, Dr. Rosenthal was a managing director and senior equity research analyst at Morgan Stanley & Co. following the property and casualty insurance industry. He joined Morgan Stanley’s equity research department covering the insurance sector in 1981 and remained there until 1996. Dr. Rosenthal also currently serves on the Boards of Directors of The Plymouth Rock Company, Securis Investment Partners & Funds, Palisades Safety and Insurance Management Corporation and the High Point Safety and Insurance Management Company and Arthur J. Gallagher. Dr. Rosenthal previously served on the Boards of Directors of Mutual Risk Management Ltd. from 1997 to 2002, and Vesta Insurance Group from 1996 to 1999.

Committees of the Board of Directors

Audit Committee:    Messrs. Cormack, Bucknall, Kelso, Rosenthal and Ms. Hutter. The Audit Committee has general responsibility for the oversight and supervision of our accounting, reporting and financial control practices. The Audit Committee annually reviews the qualifications of the independent auditors, makes recommendations to the Board of Directors as to their selection and reviews the plan, fees and results of their audit. Mr. Cormack is Chairman of the Audit Committee. Mr. Bucknall was appointed to the Audit Committee on July 25, 2007. The Audit Committee held four meetings during 2007. The Board of Directors considers Mr. Kelso to be our ‘‘audit committee financial expert’’ as defined in the applicable regulations. The Board of Directors has made the determination that Mr. Kelso is independent.

Compensation Committee:    Messrs. Bucknall, Botein, and Cavoores. The Compensation Committee oversees our compensation and benefit policies and programs, including administration of our annual bonus awards and long-term incentive plans. It determines compensation of the Company’s Chief Executive Officer, executive directors and key employees. Messrs. Bucknall, Botein and Cavoores were appointed to the Compensation Committee on July 25, 2007. Mr. Bucknall is the Chairman of the Compensation Committee. Messrs. Melwani, Salame and Jones were members of the Compensation Committee until July 25, 2007 and Mr. Avery was a member until May 2, 2007. The Compensation Committee held four meetings during 2007.

Investment Committee:    Messrs. Jones, Ahamed, Botein, Cusack and Kelso. The Investment Committee is an advisory committee to the Board of Directors which formulates our investment policy and oversees all of our significant investing activities. Mr. Jones is Chairman of the Investment Committee. Messrs. Melwani, Salame and Cavoores were members of the Investment Committee until July 25, 2007. Mr. Myners was a member until May 2, 2007. Mr. Botein was appointed to the Investment Committee on July 25, 2007 and Mr. Ahamed on October 31, 2007. The Investment Committee held five meetings during 2007.

Corporate Governance and Nominating Committee:    Messrs. Jones, Botein and Rosenthal. The Corporate Governance and Nominating Committee, among other things, establishes the Board of Directors’ criteria for selecting new directors and oversees the evaluation of the Board of Directors and management. Mr. Jones was appointed to the Corporate Governance and Nominating Committee on May 2, 2007 and was elected its chair on May 2, 2007. Mr. Botein was appointed to the Corporate Governance and Nominating Committee on July 25, 2007. Messrs. Myners and Avery were members of the Corporate Governance and Nominating Committee until May 2, 2007 and Mr. Melwani until July 25, 2007. The Corporate Governance and Nominating Committee held five meetings during 2007.

Risk Committee:    Ms. Hutter, Messrs. Ahamed, Cavoores, Cormack, Cusack and Kelso. The Risk Committee’s responsibilities include the establishment of our risk management strategy, approval of our risk management framework, methodologies and policies, and review of our approach for determining and measuring our risk tolerances. Ms. Hutter is the Chair of the Risk Committee. Mr. Ahamed was appointed to the Risk Committee on October 31, 2007. Mr. Salame was a member of the Risk Committee until July 25, 2007. The Risk Committee held four meetings during 2007.

Business Opportunities Committee:    Messrs. Jones, Cavoores, Bucknall and O’Kane and Ms. Hutter. The Business Opportunities Committee was established on July 26, 2007. Mr. Jones is the Chair of the Committee. The purpose of the Business Opportunities Committee is to act on behalf of the Board in evaluating and, when appropriate approving, new business opportunities in situations in which it is not practicable to delay a decision until the next scheduled meeting of the Board. The Committee would only consider new business opportunity proposals relating to lines of business that have been identified as possible new lines of business in the approved business plan of the relevant operating subsidiary of the Company. The Business Opportunities Committee held one meeting during 2007.

Executive Officers

The table below sets forth certain information concerning our executive officers as of March 15, 2008:

Name	Age	Position
Christopher O’Kane(1)	53	Chief Executive Officer of Aspen Holdings and Aspen U.K.
Richard Houghton(1)	42	Chief Financial Officer of Aspen Holdings
Julian Cusack(1)	57	Chief Executive Officer and Chairman of Aspen Bermuda
Stuart Sinclair(2)	54	President and Chief Operating Officer of Aspen Holdings
Brian Boornazian	47	Head of Reinsurance and President, Aspen Re America
Michael Cain	36	General Counsel
James Few	36	Chief Underwriting Officer of Aspen Bermuda, Head of Property Reinsurance
Karen Green	40	Head of Strategy
Oliver Peterken	51	Chief Risk Officer
Kate Vacher	36	Underwriting Director
Nathan Warde	46	Head of U.S. Insurance
Chris Woodman	46	Head of Human Resources
Matthew Yeldham	39	Head of International Insurance

(1)	Biography available above under ‘‘— Directors’’ above.
(2)	On March 14, 2008, Mr. Sinclair tendered his resignation as director, President and Chief Operating Officer of the Company, as well as director on the Boards of our subsidiaries, effective April 17, 2008.

Brian Boornazian.    Mr. Boornazian was appointed Head of Reinsurance in May 2006. Since October 2005, Mr. Boornazian has also served as President of Aspen Re America. From January 2004 to October 2005, he was President of Aspen Re America, Property Reinsurance. Prior to joining us, from 1999 to January 2004, Mr. Boornazian was at XL Re America, where during his tenure there he acted in several capacities and was Senior Vice President, Chief Property Officer, responsible for property facultative and treaty, as well as marine, and Chief Marketing Officer.

Michael Cain.    Since March 3, 2008, Mr. Cain has served as General Counsel. Prior to joining the Company, Mr. Cain joined Benfield in 2002. While at Benfield Mr. Cain served in a number of roles including Corporate Counsel, Head of Company Secretariat and General Counsel & Chief Operating Officer to Benfield Advisory. Mr. Cain started his career at the law firms Barlow Lyde and Gilbert and then Ashurst.

James Few.    Mr. Few has been our Head of Property Reinsurance since June 1, 2004 and Aspen Bermuda’s Chief Underwriting Officer since November 1, 2004. Before joining Aspen Bermuda, he had been an underwriter at Aspen U.K. since June 21, 2002. Mr. Few previously worked as an underwriter with Wellington from 1999 until 2002 and from 1993 until 1999 was an underwriter and client development manager at Royal & Sun Alliance.

Karen Green.    Ms. Green joined us in March 2005 as Head of Strategy. From 2001 until 2005, Ms. Green was a Principal with MMC Capital Inc. (now Stone Point Capital), a global private equity firm (formerly owned by Marsh and McLennan Companies Inc.). Prior to MMC Capital, Ms. Green was a director at GE Capital in London from 1997 to 2001, where she co-ran the Business Development team (responsible for mergers and acquisitions for GE Capital in Europe).

Oliver Peterken.    Mr. Peterken has served as our Chief Risk Officer since May 9, 2005. Prior to joining us, Mr. Peterken led Willis Re’s international catastrophe risk modelling and actuarial services from 1995, during which time he was Managing Director of Willis Consulting Limited from 1998 to 2005. From 1987 to 1994 he held various management roles in finance and strategy at the Prudential Corporation Plc.

Kate Vacher.    Ms. Vacher is our Underwriting Director. Previously, she was our Head of Group Planning from April 2003 to May 2006 and Property Reinsurance Underwriter since joining Aspen U.K. on September 1, 2002. Ms. Vacher joined Aspen Bermuda on December 1, 2004. Ms. Vacher previously worked as an underwriter with Wellington Syndicate 2020 from 1999 until 2002 and from 1995 until 1999 was an assistant underwriter at Syndicate 51.

Nathan Warde.    Mr. Warde was appointed President of Aspen Insurance U.S. in April 2007 and is the Chief Executive Officer of Aspen Specialty. He is responsible for leading the Company’s insurance operations in the US and the strategic development of Aspen’s Excess and Surplus lines business. Nathan was previously Executive Vice President of Worldwide Property at Arch Capital Group Ltd from February 2006 to April 2007 and Senior Vice President, E&S Property from May 2002 to February 2006. Prior to joining Arch in 2002, Nathan worked with Royal Specialty Underwriting Inc (RSUI) as Vice President, Team Leader from July 1997 to May 2002 and Assistant Vice President from August 1992 to July 1997, Philadelphia Reinsurance Corporation (a subsidiary of NRG) as Assistant Secretary from July 1987 to August 1992 and Hartford Insurance Group as Supervising Underwriter from November 1986 to July 1987.

Chris Woodman.    Since July 2005, Mr. Woodman has served as Head of Human Resources. Prior to joining us, he was employed by Fidelity International from March 1995 to March 2005. He joined them as a Human Resources Manager, and was subsequently Human Resources Director, Research and Trading on secondment to Fidelity Management and Research Company in Boston, MA. He then returned to the United Kingdom as Director, Human Resources for the Investment and Institutional business at Fidelity International. Most recently, he was Managing Director, Human Resources, COLT Telecom from January 2003 to February 2005 on secondment from Fidelity International. Mr. Woodman resigned from the Company with effect August 1, 2008.

Matthew Yeldham.    Mr. Yeldham is our Head of International Insurance. Mr. Yeldham joined us in October 2007 and is responsible for all international insurance and specialty reinsurance products. Mr. Yeldham joined Wellington in 1992 working for Lloyd’s Syndicate 672 IC Agnew & Others, and in 2002 was appointed Director of Wellington Underwriting Agencies Ltd, with responsibility for casualty and marine underwriting. He went on to become Deputy Chief Underwriting Officer at Wellington in 2006 and then Deputy Active Underwriter of Catlin Syndicate 2003 (the largest syndicate at Lloyd’s) following Catlin’s acquisition of Wellington in 2006.

Non-Management Directors

The Board of Directors has adopted a policy of regularly scheduled executive sessions where non-management directors meet independent of management. The non-management directors include all our independent directors and Mr. Jones, our Chairman. The non-management directors held four executive sessions during 2007. Mr. Jones, our Chairman, presided at each executive session. Shareholders of the Company and other interested parties may communicate their concerns to the non-management directors by sending written communications by mail to Mr. Jones, c/o Company Secretary, Aspen Insurance Holdings Limited, Maxwell Roberts Building, 1 Church Street, Hamilton HM11, Bermuda, or by fax to 1-441-295-1829. In 2007, we held one executive session comprised solely of independent directors.

Attendance at Meetings by Directors

The Board of Directors conducts its business through its meetings and meetings of the committees. Each director is expected to attend each of our regularly scheduled meeting of the Board of Directors and its constituent committees on which that director serves and our annual general meeting of shareholders. All directors attended the annual general meeting of shareholders in 2007 except for: (a) Messrs. Myners and Avery, each of whom had already announced their decision to leave the Board; and Ms. Hutter (who had indicated that she was not able to attend that Board meeting before we scheduled the annual general meeting). Nine meetings of the Board of Directors were held in 2007. All of the directors attended at least 75% of the meetings of the Board of Directors and meetings of all committees on which they serve.

Code of Ethics, Corporate Governance Guidelines and Committee Charters

We adopted a code of business conduct and ethics that applies to all of our employees including our Chief Executive Officer and Chief Financial Officer. We have also adopted corporate governance guidelines. We have posted the Company’s code of ethics and corporate governance guidelines on the Investor Relations page of the Company’s website at www.aspen.bm.

The charters for each of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee are also posted on the Investor Relations page of our website at www.aspen.bm. Shareholders may also request printed copies of our code of business conduct and ethics, the corporate governance guidelines and the committee charters at no charge by writing to Company Secretary, Aspen Insurance Holdings Limited, Maxwell Roberts Building, 1 Church Street, Hamilton, Bermuda HM11.

Differences between NYSE Corporate Governance Rules and the Company’s Corporate Governance Practices

The Company currently qualifies as a foreign private issuer, and as such is not required to meet all of the NYSE Corporate Governance Standards. The following discusses the differences between the NYSE Corporate Governance Standards and the Company’s corporate governance practices.

The NYSE Corporate Governance Standards require that all members of compensation committees and nominating and corporate governance committees be independent. As of the date of this report, all members of the Compensation Committee are independent and all but one member of our Corporate Governance and Nominating Committee are independent. As described above, Mr. Jones, our Chairman, a member and Chairman of the Corporate Governance and Nominating Committee, is not deemed to be an independent director due to his greater level of involvement with the management of the Company and his greater compensation as Chairman of the Company, which is different from the standard director compensation.

The NYSE Corporate Governance Standards require chief executive officers of U.S. domestic issuers to certify to the NYSE that he or she is not aware of any violation by the company of NYSE corporate governance listing standards. Because as a foreign private issuer we are not subject to the NYSE Corporate Governance Standards applicable to U.S. domestic issuers, the Company need not make such certification.

Policy on Shareholder Proposals for Director Candidates and Evaluation of Director Candidates

Our Board of Directors has adopted policies and procedures relating to director nominations and shareholder proposals, and evaluations of director candidates.

Submission of Shareholder Proposals.    Shareholder recommendations of director nominees to be included in the Company’s proxy materials will be considered only if received no later than the 120th calendar day before the first anniversary of the date of the Company’s proxy statement in connection with the previous year’s annual general meeting. The Company may in its discretion exclude such shareholder recommendations even if received in a timely manner. Accordingly, this policy is not intended to waive the Company’s right to exclude shareholder proposals from its proxy statement.

If shareholders wish to nominate their own candidates for director on their own separate slate (as opposed to recommending candidates to be nominated by the Company in the Company’s proxy), shareholder nominations for directors at the annual general meeting of shareholders must be submitted at least 90 calendar days before the annual general meeting of shareholders.

A shareholder who wishes to recommend a person or persons for consideration as a Company nominee for election to the Board of Directors should send a written notice by mail, c/o Company Secretary, Aspen Insurance Holdings Limited, Maxwell Roberts Building, 1 Church Street, Hamilton HM11, Bermuda, or by fax to 1-441-295-1829 and include the following information:

•	the name of each person recommended by the shareholder(s) to be considered as a nominee;

•	the name(s) and address(es) of the shareholder(s) making the nomination, the number of ordinary shares which are owned beneficially and of record by such shareholder(s) and the period for which such ordinary shares have been held;

•	a description of the relationship between the nominating shareholder(s) and each nominee;

•	biographical information regarding such nominee, including the person’s employment and other relevant experience and a statement as to the qualifications of the nominee;

•	a business address and telephone number for each nominee (an e-mail address may also be included); and

•	the written consent to nomination and to serving as a director, if elected, of the recommended nominee.

In connection with the Corporate Governance and Nominating Committee’s evaluation of director nominees, the Company may request that the nominee complete a Directors and Officers Questionnaire regarding such nominee’s independence, related parties transactions, and other relevant information required to be disclosed by the Company.

Minimum Qualifications for Director Nominees.    A nominee recommended for a position on the Company’s Board of Directors must meet the following minimum qualifications:

•	he or she must have the highest standards of personal and professional integrity;

•	he or she must have exhibited mature judgment through significant accomplishments in his or her chosen field of expertise;

•	he or she must have a well-developed career history with specializations and skills that are relevant to understanding and benefiting the Company;

•	he or she must be able to allocate sufficient time and energy to director duties, including preparation for meetings and attendance at meetings;

•	he or she must be able to read and understand basic financial statements; and

•	he or she must be familiar with, and willing to assume, the duties of a director on the Board of Directors of a public company.

Process for Evaluation of Director Nominees.    The Corporate Governance and Nominating Committee has the authority and responsibility to lead the search for individuals qualified to become members of our Board of Directors to the extent necessary to fill vacancies on the Board of Directors or as otherwise desired by the Board of Directors. The Corporate Governance and Nominating Committee will identify, evaluate and recommend that the Board of Directors select director nominees for shareholder approval at the applicable annual meetings based on minimum qualifications and additional criteria that the Corporate Governance and Nominating Committee deems necessary, as well as the diversity and other needs of the Board of Directors.

The Corporate Governance and Nominating Committee may in its discretion engage a third-party search firm and other advisors to identify potential nominees for director. The Corporate Governance and Nominating Committee may also identify potential director nominees through director and management recommendations, business, insurance industry and other contacts, as well as through shareholder nominations.

The Corporate Governance and Nominating Committee may determine that members of the Board of Directors should have diverse experiences, skills and perspectives as well as knowledge in the areas of the Company’s activities.

Certain additional criteria for consideration as director nominee may include, but not be limited to, the following as the Corporate Governance and Nominating Committee sees fit:

•	the nominee’s qualifications and accomplishments and whether they complement the Board of Directors’ existing strengths;

•	the nominee’s leadership, strategic, or policy setting experience;

•	the nominee’s experience and expertise relevant to the Company’s insurance and reinsurance business, including any actuarial or underwriting expertise, or other specialized skills;

•	the nominee’s independence qualifications, as defined by NYSE listing standards;

•	the nominee’s actual or potential conflict of interest, or the appearance of any conflict of interest, with the best interests of the Company and its shareholders;

•	the nominee’s ability to represent the interests of all shareholders of the Company; and

•	the nominee’s financial literacy, accounting or related financial management expertise as defined by NYSE listing standards, or qualifications as an audit committee financial expert, as defined by SEC rules and regulations.

Shareholder Communications to the Board of Directors

The Board of Directors provides a process for shareholders to send communications to the Board of Directors or any of the directors. Shareholders may send written communications to the Board of Directors or any one or more of the individual directors by mail, c/o Company Secretary, Aspen Insurance Holdings Limited, Maxwell Roberts Building, 1 Church Street, Hamilton HM11, Bermuda, or by fax to 1-441-295-1829. All communications will be compiled and summarized by the Secretary of the Company. Copies of all communications addressed to a specific director will be sent to that director. The chairman of the Board of Directors will receive copies of all communications that are not addressed to a particular director. Shareholders may also send e-mails to any of our directors via our website at www.aspen.bm.

Board of Directors Policy on Directors’ Attendance at AGMs

Directors are expected to attend the Company’s annual general meeting of shareholders.

Compliance with Section 16(a) of the Exchange Act

The Company, as a foreign private issuer, is not required to comply with the provisions of Section 16 of the Exchange Act relating to the reporting of securities transactions by certain persons and the recovery of ‘‘short-swing’’ profits from the purchase or sale of securities.

Boards of Directors of Non-U.S. Subsidiaries

As of March 15, 2008, we had the following directors on the board of directors of each of the following Non-U.S. Subsidiaries:

Aspen U.K.

Name	Age	Position	Director Since
Glyn Jones(1)	56	Chairman	2006
Christopher O’Kane(1)	53	Chief Executive Officer	2002
Stephen Rose	43	Chief Financial Officer	2007
Richard Bucknall(1)	59	Director	2007
Ian Cormack(1)	60	Director	2003
Marek Gumienny	48	Director	2002
Heidi Hutter(1)	50	Director	2002
Oliver Peterken(2)	51	Director	2006
Stuart Sinclair(3)	54	Director	2006

(1)	Biography available above under ‘‘— Board of Directors of the Company.’’
(2)	Biography available above under ‘‘— Executive Officers of the Company.’’
(3)	On March 14, 2008, Mr. Sinclair tendered his resignation from the Board of Aspen U.K. effective April 17, 2008.

Marek Gumienny.    Mr. Gumienny has been a director of Aspen U.K. since 2002. He is also the Managing Director of Candover, a position he has held since 1998. Before joining Candover in 1987, Mr. Gumienny qualified as a chartered accountant with Price Waterhouse, predecessor to PricewaterhouseCoopers.

Stephen Rose. Mr. Rose joined Aspen U.K. in March 2006 as a director of the company and as the UK Chief Financial Officer. Mr. Rose is a chartered accountant, who trained with KPMG and has worked extensively in financial services. Before joining Aspen, Mr. Rose was a Finance Director of UK Business Banking at Barclays Bank. Mr. Rose has extensive experience of reporting in a highly regulated environment, and is responsible for all aspects of statutory and management performance reporting for Aspen U.K.

Aspen (UK) Holdings

Name	Age	Position	Director Since
Christopher O’Kane(1)	53	Director	2003
Richard Houghton(1)	42	Director	2008
Stephen Rose(2)	43	Director	2008

(1)	Biography available above under ‘‘— Board of Directors of the Company.’’
(2)	Biography available above under ‘‘— Board of Directors of Non-U.S. Subsidiaries — Aspen U.K.’’

Aspen Services

Name	Age	Position	Director Since
Christopher O’Kane(1)	53	Director	2002
Richard Houghton(1)	42	Director	2008
Stephen Rose(2)	43	Director	2008

(1)	Biography available above under ‘‘— Board of Directors of the Company.’’
(2)	Biography available above under ‘‘— Board of Directors of Non-U.S. Subsidiaries — Aspen U.K.’’

AIUK Trustees

Name	Age	Position	Director Since
John Henderson	53	Director	2007
Tania Kerno	51	Director	2007
Stephen Rose(2)	43	Director	2008
Christopher Woodman(1)	46	Director	2005

(1)	Biography available above under ‘‘— Executive Officers of the Company.’’
(2)	Biography available above under ‘‘— Board of Directors of Non-U.S. Subsidiaries — Aspen U.K.’’

John Henderson.    Mr. Henderson is Head of Aspen U.K.’s Marine and Energy division. From 2000 Mr. Henderson was deputy, then from 2001 to 2004, Active Underwriter of Syndicate 1861 at Lloyd’s. From 1996 to 2001 Mr. Henderson was Liability Underwriter then Head of Marine and Energy Underwriting at Commercial Union (now Aviva).

Tania Kerno.    Ms. Kerno is Head of Communications with group-wide responsibility for Investor Relations, Marketing and Public Relations. Prior to joining Aspen in December 2006,

Ms. Kerno was with NASDAQ for five years as Head of International Marketing and Investor Services, which followed 15 years leading international corporate finance and capital markets teams at JP Morgan and Deutsche Bank. Ms. Kerno is a member of the Pensions Management Institute in the U.K.

Aspen Bermuda

Name	Age	Position	Director Since
Christopher O’Kane(1)	53	Chairman	2002
Julian Cusack(1)	57	Chief Executive Officer	2002
James Few(2)	36	Director	2004
David Skinner	54	Director	2004
Kate Vacher(2)	36	Director	2004
Karen Green(2)	40	Director	2006
Oliver Peterken(2)	51	Director	2006
Stuart Sinclair(3)	54	Director	2006
Heather Kitson	33	Director	2007

(1)	Biography available above under ‘‘— Board of Directors of the Company.’’
(2)	Biography available above under ‘‘— Executive Officers of the Company.’’
(3)	On March 14, 2008, Mr. Sinclair tendered his notice of resignation from the Board of Aspen Bermuda, effective April 17, 2008.

David Skinner.    Mr. Skinner has been Head of Corporate Finance since July 2004 and has been the Chief Financial Officer of Aspen Bermuda since December 21, 2004. Before joining Aspen Bermuda, he held a number of senior financial positions at Ace Limited, which he joined in January 1998, becoming Director of Capital Planning at Ace Limited in April 2002. Mr. Skinner previously worked as a senior manager-Finance and Planning at the Bank of Butterfield in Hamilton, Bermuda from September 1990 until December 1997.

Heather Kitson.    Ms. Kitson has been General Counsel of Aspen Bermuda since January 2005. She is qualified as a solicitor of The Supreme Court of England and Wales and a barrister and attorney of The Supreme Court of Bermuda. Prior to joining Aspen Bermuda, Ms. Kitson worked as a solicitor at the law firm Ince & Co, specializing in insurance and reinsurance litigation.

COMPENSATION DISCUSSION AND ANALYSIS

This section provides information regarding the compensation program for our Chief Executive Officer, Chief Financial Officer and the three other most highly-compensated named executive officers (‘‘NEOs’’) for 2007. We have also included information on our former Chief Financial Officer who is currently the Chairman and Chief Executive Officer of Aspen Bermuda. This section describes the overall objectives of our compensation program and each element of compensation.

The Company has achieved considerable growth since its inception in 2002 and our compensation programs and plans have been designed to reward executives who contribute to the continuing success of the Company.

The Compensation Committee of our Board of Directors (the ‘‘Compensation Committee’’) has responsibility for approving the compensation program for our NEOs. The Compensation Committee underwent a number of membership changes this year due to a combination of a change of role and individuals leaving the Board. The charter of the Compensation Committee requires that there be three independent members of the Board on the Compensation Committee. We sought to appoint independent directors from the Board whose prior experience would add both value and different perspectives on compensation to the Compensation Committee. The current Compensation Committee consists of three independent directors: Richard Bucknall (Chair), Matthew Botein and John Cavoores.

Our compensation policies are designed with the goal of maximizing shareholder value creation over the long-term. The basic objectives of our executive compensation program are to:

•	attract and retain highly skilled executives;

•	link compensation to achievement of the Company’s financial and strategic goals by having a significant portion of compensation be performance-based;

•	create commonality of interest between management and shareholders by tying substantial elements of compensation directly to changes in shareholder value;

•	maximize the financial efficiency of the overall program to the Company from a tax, accounting, and cash flow perspective;

•	ensure compliance with the highest standards of corporate governance; and

•	encourage executives to work hard for the success of the business and work effectively with clients and colleagues for the benefit of the business as a whole.

We encourage a performance-based culture throughout the Company, and at senior levels we have developed an approach to compensation that aligns the performance and contribution of the executive to the results of the Company. Fixed pay, such as salary, is balanced by variable compensation, such as bonuses and equity-based awards. All employees, including senior executives, are set challenging goals and targets both at an individual and team level, which they are expected to achieve, taking into account the dynamics that occur within the market and business environment. Equity awards are intended to encourage risk-sharing with shareholders and align executive pay with the value created for shareholders.

Executive Compensation Program

The Company’s compensation program consists of the following five elements which are common to the market for executive talent and which are used by our competitors to attract, reward and retain executives.

•	base salary;

•	annual cash bonuses;

•	long-term incentive awards;

•	other stock plans; and

•	benefits and perquisites.

We seek to consider together all elements that contribute to the total compensation of NEOs rather than consider each element in isolation. This process ensures that judgments made in respect of any individual element of compensation are taken in the context of the total compensation that an individual receives, particularly the balance between base salary, cash bonus and stock programmes. We actively seek market intelligence on all aspects of compensation and benefits.

Market Intelligence.    We believe that shareholders are best served when the compensation packages of senior executives are competitive but fair. By fair we mean that the executives will be able to understand that the compensation package reflects their market value and their personal contribution to the business. We seek to create a total compensation opportunity for NEOs with the potential to deliver actual total compensation at the upper quartile of peer companies for high performance relative to competitors and the Company’s internal business targets.

We review external market data to ensure that our compensation levels are competitive. Our sources of information include:

•	research of peer company annual reports on Form 10-K and similar filings for companies in our sector in the markets in which we operate;

•	publicly available compensation surveys from reputable survey providers;

•	advice and tailored research from compensation consultants; and

•	experience from recruiting senior positions in the market place.

To assist in making competitive comparisons, the Committee retained Frederic W. Cook & Co. (‘‘Cook’’) and New Bridge Street Consultants LLP (‘‘New Bridge Street’’) as independent advisors to the Compensation Committee and to provide information regarding the compensation practices of our peer group (as defined below) against which we compete. The consultants were appointed in 2006 by the Compensation Committee following a selection process led by one of our independent directors. Cook is primarily used for advice to the Compensation Committee in respect of U.S. compensation practices and New Bridge Street are primarily used for advice in respect of U.K. compensation practices. They work together in affiliation on our account. They report to the Chair of the Compensation Committee and work with management under the direction of the Chair. They have been asked to provide overviews of our competitors’ compensation programs taken from public filings and to comment on management proposals on compensation awards for NEOs and recommendations on proposals relating to the long-term incentive programs and the funding of the employee bonus pool. We also participate in publicly available surveys produced by Watson Wyatt and PricewaterhouseCoopers. These surveys are used to provide additional data on salaries, bonus levels and long-term incentive awards of other companies in our industry. Together with data provided by the independent advisors drawn from public filings of competitors, the survey data is used to assess the competitiveness of the compensation packages provided to our NEOs. We have also sought advice on specific ad hoc technical benefit issues from PricewaterhouseCoopers who provide services only to management in respect of advice on international compensation, taxation and benefits issues.

The Company competes with companies based in Bermuda, the U.S. and the U.K., and we seek to understand the competitive practices in those different markets and the extent to which they apply to senior executives at Aspen. The peer group consists of:

U.S. & Bermuda

Arch Capital Group Ltd.
Axis Capital Holdings Ltd.
Endurance Specialty Holdings Ltd.
Everest Re Group, Ltd
IPC Holdings, Ltd.
Max Re Capital Ltd.
Montpelier Re Holdings Ltd.
PartnerRe Ltd.

Platinum Underwriters Holdings, Ltd.
RenaissanceRe Holdings Ltd.
Transatlantic Holdings, Inc.

U.K.

Amlin Plc
Beazley Group Plc
Brit Insurance Holdings Plc
Catlin Group Limited
Chaucer Holdings Plc
Hiscox Ltd
Kiln plc

This peer group consists of companies in the U.S., Bermuda and the U.K. that operate in our industry and can be seen as direct competitors in some or most of our lines of business and operate on a similar scale in respect of market capitalization. We also compete with the companies in the peer group for talent and, thus, review compensation data available from publicly available sources when considering the competitiveness of the compensation of our executives.

Cash Compensation

Base Salary.    We pay base salaries to provide executives with a predictable level of compensation over the year to enable executives to meet their personal expenses and undertake their roles. Base salaries are determined taking into account the relative importance of the position, the competitive market place, and the individual executive officer’s experience, skills, knowledge and responsibilities in their roles. Salaries are reviewed annually. The Compensation Committee reviews the compensation recommendations made by management, including base salary, of the most senior employees in the Company, excluding the CEO but including the NEOs. In the case of the Chief Executive Officer, the Chair of the Compensation Committee develops any recommended changes to base salary and is provided with information and advice by Cook and New Bridge Street.

When reviewing base salaries, we consider a range of factors including:

•	the performance of the business;

•	the performance of the executives in their roles over the previous year;

•	the historical context of the executive’s compensation awards;

•	the responsibilities of the role;

•	the experience brought to the role by the executive;

•	the function undertaken by the role; and

•	analysis of the market data from competitors and more general market data from labour markets in which we operate.

Executive officers have employment agreements with the Company that specify their initial base salary. This salary cannot be reduced unilaterally by the employer without breaching the contract. Generally, they are entitled to a review on an annual basis, with any changes effective as of April 1 of the relevant year. Even though we conduct an annual review of base salaries, we are not legally obligated to increase salaries; however, we are not contractually able to decrease salaries. We are generally mindful of our overall goal to pay base salaries for experienced executives at around the median percentile of the peer group and the market for similar roles. We do not apply this principle mechanistically, but take into account the factors outlined above and the total compensation picture for each individual. We ideally use the median since we wish to remain competitive against peers (though we also take into account levels of experience, contributions and other factors as described above), but aim, where possible, for compensation which is above the median to be delivered by variable pay (such as long-term incentives and bonuses) and linked to performance to achieve overall upper quartile compensation.

Our annual salary review process is not meant to be a ‘cost of living’ increase and takes into account the performance of the individual and the performance of the individual’s team, the individual’s contribution to the Company, market competitiveness and internal consistency.

For purposes of this discussion, compensation paid in British Pounds has been translated into U.S. Dollars at the exchange rate of $2.0018 to £1, i.e. the average exchange rate for 2007.

For 2007, the base salary for Chris O’Kane, our Chief Executive Officer, was increased from £400,000 ($800,720) per annum to £416,000 ($832,749) per annum, effective April 1, 2007, an increase of 4%. The Compensation Committee and the Board took into account Mr. O’Kane’s contribution to the Company’s performance against plan for 2006 with record profits of $378.1 million. They also took into account that his base salary was just below the lower quartile ($808,000) against 2005 proxy data (aged by 4% to take into account market movement) for the U.S./Bermuda and U.K. peer group. Given that Mr. O’Kane’s base salary was significantly below the median ($955,000). The Compensation Committee decided that an increase of 4% was not unreasonable.

Richard Houghton joined the Company on April 30, 2007. His base salary of £320,000 ($640,576) per annum was established through negotiation with Mr. Houghton. The Compensation Committee took into account compensation levels for FTSE 250 insurance companies, FTSE 250 companies by market cap size and proxy data for Bermuda companies (peer group companies) in forming its offer to Mr. Houghton. His base salary is broadly in line with the median of the FTSE 250 data and is in the top quartile for the Bermuda data.

For 2007, the base salary for Julian Cusack was reduced in 2007 from $412,000 (and £30,000) per annum to $312,000 per annum, effective June 1, 2007. This salary reduction reflected an evaluation of his new role as Chairman and Chief Executive of Aspen Bermuda compared to his previous role as Group Chief Financial Officer. The new role was evaluated using Mercer’s 2006 Survey for Bermuda insurance companies using the CEO of a subsidiary data. Mr. Cusack was placed at between the lower quartile and median for this role.

For 2007, the base salary for Stuart Sinclair, our Chief Operating Officer was increased from £375,000 ($750,675) per annum to £390,000 ($780,702) per annum, effective April 1, 2007, an increase of 4%. This increase reflected his significant contributions to the business since joining in 2006 in reorganizing the operational area of the business. Mr. Sinclair’s salary is in the upper quartile of the Bermuda peer group.

For 2007, the base salary for Brian Boornazian, our Head of Reinsurance, was increased from $425,000 per annum to $440,000 per annum, effective April 1, 2007, an increase of 3.5%. The Compensation Committee took into account his contribution as Head of Reinsurance in delivering results in excess of the business plan and contributing significantly to the record Company profits referred to above. His base salary fell between the lower quartile and median for his position against the U.S./Bermuda peer group.

For 2007, the base salary for James Few, our Head of Property Reinsurance, was increased from $420,000 per annum to $440,000, per annum effective April 1, 2007, an increase of 5%. This reflected the excellent results for the property team globally and its major contribution to the Company’s profitability in 2006. His base salary fell between the lower quartile and median for his position against the U.S./Bermuda peer group.

Annual Cash Bonuses.    The Company operates a discretionary bonus plan. Annual cash bonuses are intended to reward executives for our consolidated annual performance and for individual achievements and contributions to the success of the business over the previous fiscal year. The Compensation Committee approves the bonus pool, following recommendations from management and with information and advice from the independent advisors. The Compensation Committee has determined that the bonus pool available to employees should be based on a percentage of the Company’s net income. For 2007 a target funding percentage of 5% of net income was used. For 2008, we will use a range of 6% to 7% of net income for expected levels of performance. We believe that net income is an appropriate method for determining the size of the bonus pool since it is directly linked to the productivity of the business and aligned with shareholders’ interests. We believe that higher performance merits greater reward. The level of net income referred to will enable the Company to pay competitive bonuses to executives based on performance. The Compensation Committee reviews management’s approach to distributing the bonus pool and specifically approves the bonuses for the senior executives including the NEOs. We benchmark our bonus payouts with our competitive peer group (listed earlier) and other market data from the surveys referred to earlier, to establish our position in the market. We use this information to assist us in developing a methodology for establishing the size of the bonus pool required for the Company as a whole and to establish individual bonus potentials for all employees, including the Chief Executive Officer and the other NEOs. For 2007, the Compensation Committee established bonus potentials in the range of 60% to 150% of base salary for our NEOs, including our Chief Executive Officer. The bonus potentials are indicative and do not set a minimum or a maximum limit. For example, in a loss-making year, employees may not get any bonuses. Conversely, in profitable years, employees may receive bonuses in excess of their bonus potentials.

Once the bonus pool is established, underwriting and functional teams are allocated portions of the bonus pool based on their team performance. Individuals, including the NEOs, are allocated bonuses based on their individual contribution to the business. Accomplishment of set objectives established at the individual’s annual performance review, such as financial goals, enhanced efficiencies, development of talent in their organizations and expense reductions, and any other material achievements are taken into account when assessing an individual’s contribution. In the case of the Chief Executive Officer, the Chairman assesses his performance against the Company’s business plan and other objectives established by the Board and makes compensation recommendations to the Compensation Committee. The Compensation Committee determines the CEO’s bonus without recommendation from management.

In 2007 the performance of the Company was considered by the Compensation Committee and the Board to be exceptional. The Company exceeded its business plan targets and full-year financial results were a record with net income of $489 million and an ROE of 21.6%. The Company made progress in respect of both financial and non-financial targets. The specific bonus decisions for the NEO’s are described below.

Chris O’Kane, our Chief Executive Officer, has a bonus target of 150% of base salary which for 2007 equated to £624,000 ($1,249,123). He was awarded a bonus of £750,000 ($1,501,358) which represents 120.2% of his bonus target. In determining this bonus, the Compensation Committee considered his performance against his objectives and achievements as follows:

•	the delivery of a financial performance above that outlined in the business plan;

•	continued strengthening of underwriting discipline and implementation of risk management controls;

•	strengthening of management and underwriting team;

•	sound investment performance; and

•	addition of new underwriting teams laying the foundation for the future long-term growth of the Company.

Richard Houghton, our Chief Financial Officer, joined the Company in April 2007 and was guaranteed a minimum bonus of £200,000 ($400,360) as part of the negotiations to join Aspen. His target bonus is 100% of base salary. A decision was made to award Mr. Houghton a bonus of £250,000 ($500,453), exceeding the minimum bonus agreed, to reflect his strong start with the Company. In his eight months with the Company, Mr. Houghton had strengthened the finance team through key hires, improved management information and reporting, and stronger performance management processes.

Julian Cusack, our former Chief Financial Officer, was awarded a bonus of $625,000 for 2007 or 333.9% of his target bonus. In connection with his change in role, Mr. Cusack’s bonus potential was revised to 60% of salary in 2007. We reviewed his accomplishments and responsibilities and determined that his compensation was not commensurate with his duties; as a result his bonus potential was increased to 100% of salary effective in 2008. This was a year in which Mr. Cusack handed over responsibility for the Group Chief Financial Officer role to Mr. Houghton and took on his new role as Chairman of Aspen Bermuda. His bonus reflected his contribution to the finance team improvements commenced during his tenure as Group CFO, his highly professional handover of responsibilities to his successor and his subsequent excellent contribution to the Company in his new role as well as in the areas of financial structuring and reserving.

Stuart Sinclair, our Chief Operating Officer, has a target bonus of 125% of his base salary which equates to £487,500 ($975,878) for 2007. He was awarded a bonus of £400,000 ($800,724) or 82% of his target for 2007. This reflected Mr. Sinclair’s contribution to the strengthening of the operational areas within the Company’s business as well as the successful integration of new teams into the organization. Also, taken into account were the internal positioning of his total compensation compared to other senior executives and the high positioning of his total compensation versus the market.

Brian Boornazian, Head of Reinsurance, has a target bonus of 135% of his base salary, which equates to $594,000. He was awarded $800,000 or 134.6% of his target for 2007. This reflected Mr. Boornazian’s achievements whose division exceeded targets set in the business plan, his personal goals for growing the business and focusing on improving underwriting standards within reinsurance.

James Few, Head of Property Reinsurance, has a bonus target of 115% of his base salary, which equates to $506,000. He was awarded a bonus of $725,000 or 143% of his target. This level of bonus reflected his significant contributions to the property team profitability in 2007 and their out-performance against the business plan.

Equity Compensation

We believe that a substantial portion of each NEOs compensation should be in the form of equity awards and that such awards serve to align the interests of NEOs and our shareholders. The opportunities for executives to build wealth through stock ownership both attract talent to the organization and also contribute to retaining that talent. Vesting schedules require executives to stay with the organization for defined periods before they are eligible to exercise options or receive shares. Performance conditions are used to ensure that the share awards are linked to the performance of the business. Equity awards to our NEOs are made pursuant to the Aspen Insurance Holdings Limited 2003 Share Incentive Plan, as amended (‘‘2003 Share Incentive Plan’’).

Long-Term Incentive Awards.    The Company operates a Long Term Incentive Plan (‘‘LTIP’’) for key employees under which annual grants are made. We have traditionally used a combination of both performance shares and options for LTIP grants. For 2008, subject to approval by the Compensation Committee, we are planning to issue only performance shares. This change is due to a number of factors, including a change in market practice whereby companies are moving away from granting options to granting share-based awards due to changes in accounting treatment in recent years and also to conserve the rate at which shares available under plans are used. We also believe that performance shares provide stronger retention for executives across the cycle and provide strong incentives for executives to meet the performance conditions required for vesting. We believe that shares should remain subject to performance criteria to ensure that executives do not receive share awards if the business does not achieve pre-determined levels of performance.

The number of performance shares and options available for grant each year are determined by the Compensation Committee. The Compensation Committee takes into account the number of available shares remaining under the 2003 Share Incentive Plan, the number of employees who will be participating in the plan, market data from competitors in respect of the percentage of outstanding shares made available for annual grants to employees and the need to retain and motivate key employees. In 2007, 1,062,042 options and performance shares were granted.

In 2007, we granted NEOs performance shares and options by grant value (options valued using Black Scholes) to the ratio of 75% and 25%, respectively, of the total grant. In prior years, our allocation of the total grant by value was 75% options and 25% performance shares for senior executives. In 2007, we reversed the allocation to conserve the rate at which shares were being used. This was done to reduce the use of shares and to leverage the retention value of performance shares. In 2007, we granted performance shares and options to 62 employees.

In the case of the 2007 performance share awards, the performance criteria differed from the 2006 grants and the awards are subject to a four-year vesting period, with a separate annual Return on Equity (‘‘ROE’’) test for each year. Each year, 25% of the grant will be available for vesting based on the following:

•	if the ROE achieved in any given year is less than 10%, then the portion of the performance shares subject to the conditions of that year will be forfeited;

•	if the ROE achieved in any given year is between 10% and 15%, then the percentage of the performance shares eligible for vesting in that year will be between 10% — 100% on a straight-line basis; and

•	if the ROE achieved in any given year is between 15% and 25%, then the percentage of the performance shares eligible for vesting in that year will be between 100% — 200% on a straight-line basis.

Awards deemed to be eligible for vesting (i.e. with achievement of 10% ROE or more) will be ‘‘banked’’ and all shares which ultimately vest will be issued following the completion of the four-year vesting period and approval of the 2010 ROE. The performance share awards are designed to reward executives based on the Company’s performance. By ensuring that a minimum 10% ROE threshold is established before shares can be banked, we ensure executives are not rewarded for a performance that is below the cost of capital. On the other hand, if we achieve an ROE above 15%, as was the case for 2007, executives are rewarded and will bank additional shares. This approach aligns executives with the interests of shareholders and encourages management to focus on delivering strong results. A cap of 25% ROE is seen as a responsible maximum, given that returns above such a level may require a level of risk-taking beyond the parameters of our business model.

With respect to the 2007 performance shares, in respect of one-fourth of the grant subject to the 2007 ROE test, 166% is eligible for vesting based on our 2007 ROE of 21.6%.

Following our review of the peer benchmark data provided by Cook, management recommended to the Compensation Committee a change to the vesting criteria and other terms of the 2007 options and performance share awards. For example, peers in Bermuda and the U.S. that award options to their employees do not use performance criteria for vesting whereas we had used performance criteria in the past. As a result, the Compensation Committee considered the benchmark data and approved our 2007 options without any performance criteria; instead, the options will cliff-vest three years from the date of grant. This brings us in line with competitors and enables employees to have a program with a simple line of sight: the message being ‘‘stay with the Company for three years, increase its value and employees will be rewarded.’’

The Compensation Committee also shortened the life of the options from ten years used in previous grants to seven years in order to reduce cost and accumulated options outstanding.

The grants for the NEO’s under the LTIP were as follows:

Chris O’Kane, our Chief Executive Officer, was awarded 57,034 performance shares and 75,988 options with a combined fair value of $1,863,747. The Compensation Committee took into account that this level of award was between the lower quartile ($1,641,000) and median ($2,433,000) of the 2005 U.S./Bermuda peer group proxy data awards to Chief Executive Officers and was therefore reasonable and competitive. It was also considered critical to the long-term success of the Company’s business to retain Mr. O’Kane’s services. With the majority of previous awards to Mr. O’Kane already vested, the Compensation Committee believed that this award, with performance shares vesting over four years and options vesting over three years, would be an incentive for Mr. O’Kane to continue his long-term commitment to the business of the Company.

As part of the compensation package agreed with Richard Houghton, our Chief Financial Officer, to join the Company, he was awarded 9,125 performance shares and 12,158 options with a combined fair value of $298,188 under the LTIP. He was also awarded 8,000 restricted stock units with a value of $212,080. These awards took into account the loss of restricted stock from his previous employer and replaced the equivalent program that Mr. Houghton enjoyed at his previous employer. The

Compensation Committee also took into account the importance of aligning Mr. Houghton’s compensation to the interests of shareholders.

Julian Cusack, our former Chief Financial Officer, was awarded 14,259 performance shares and 18,997 options with a combined fair value of $465,949. The award was designed to retain Mr. Cusack in his new role of Chairman and CEO, Aspen Bermuda.

Stuart Sinclair, our Chief Operating Officer, was awarded 21,388 performance shares and 28,495 options with a combined fair value of $698,908. This award reflected Mr. Sinclair’s strong performance in his initial period of employment with the Company and the importance of retaining Mr. Sinclair’s commitment to the long-term success of the Company.

Brian Boornazian, our Head of Reinsurance, was awarded 34,221 performance shares and 45,593 options with a combined fair value of $1,118,264. This award reflected Mr. Boornazian’s strong contribution to the profitability of the Company in 2006 and his continued value to the business of the Company in the long-term. His relatively low shareholdings in the Company to-date were considered below market and therefore, an award between the median ($958,000) and upper quartile ($1,633,000) was considered appropriate to retain Mr. Boornazian and his long-term commitment to the business of the Company.

James Few, our Head of Property Reinsurance, was awarded 31,369 performance shares and 41,793 options with a combined fair value of $1,025,066. This award reflected Mr. Few’s leadership of the property team globally which exceeded its business plan targets and his significant contribution to the profitability of the Company in 2006. We believe that it is critical to retain the long-term services of Mr. Few and therefore, his award, which was just above the median for his position based on the U.S./Bermuda peer group proxy data, was considered appropriate.

In 2007, we adopted a policy whereby the Compensation Committee will approve annual grants at a regularly scheduled meeting. However, if such meeting takes place while the Company is in a close period (i.e. prior to the release of our quarterly or yearly earnings), the grant date will be the day on which our close period ends, and in the case of options, the exercise price will be based on the average of the high and low price of our shares on such date, in accordance with our 2003 Share Incentive Plan.

While the bulk of our option awards to NEOs have historically been made pursuant to our annual grant program, the Compensation Committee retains the discretion to make additional awards at other times, in connection with the initial hiring of a new officer, for retention purposes or otherwise. We refer to such grants as ‘‘ad hoc’’ awards. In 2007, the ad hoc grants were made to Mr. Houghton, our newly appointed Chief Financial Officer, and Matthew Yeldham, our Head of International Insurance as well as another senior executive (not an NEO), all in connection with their hiring. If ad hoc grants are made while not in a close period, then the grant date will be the later of the date on which the Compensation Committee approves the grant or the effective date of employment of a new hire.

Other Stock Grants.    The Company awards time-vesting restricted share units (‘‘RSUs’’) selectively to employees under certain circumstances. RSUs vest solely based on continued service and are not subject to performance conditions. Typically, RSUs are used to compensate newly hired executives for loss of stock value from awards that were forfeited when they left their previous company. The RSUs granted vest in one-third tranches over three years.

Like all eligible Aspen employees, the NEOs will be eligible to participate in the employee stock purchase plan for the jurisdiction in which they are employed, if the plans are approved by the shareholders at the upcoming annual general meeting.

Benefits and Perquisites

Perquisites.    Our Bermudian-based NEOs receive various perquisites provided by or paid by the Company. James Few, Head of Property Reinsurance, and Julian Cusack, our former Chief Financial Officer, operate outside of their home country and are based in Bermuda. They are provided with the perquisites outlined below, which are consistent with competitive practices in the Bermuda market and have been necessary for recruitment and retention purposes.

Housing Allowance.    Non-Bermudians are restricted by law from owning certain property in Bermuda. This has led to a housing market that is largely based on renting to expatriates who work on the island. Housing allowances are a near universal practice for expatriates and also, increasingly, for local Bermudians in key positions. We base our housing allowances on market information available through local benefits surveys and from information available from the housing market. The allowance is based on the level of the position compared with market data.

Club Membership.    This benefit is common practice in the Bermudian market place and enables the expatriate to settle into the community. It also has the benefit of enabling our NEOs to establish social networks with clients and executives in our industry in furtherance of our business.

Home Leave.    This benefit is common practice for expatriates who are working outside of their home country. We believe that this helps the expatriate and his/her family keep in touch with the home country in respect of both business and social networks. Such a benefit is provided by other companies within our peer group, is necessary for both recruitment and retention purposes and is important for the success of the overseas assignment.

Change in Control and Severance Benefits

In General.    We provide the opportunity for certain of our NEOs to be protected under the severance and change in control provisions contained in their employment agreements. We provide this opportunity to attract and retain an appropriate caliber of talent for the position. Our severance and change in control provisions for the named executive officers are summarized in ‘‘— Employment Agreements’’ and ‘‘— Potential Payments upon Termination or Change in Control.’’

Potential Payments Upon Termination or Change in Control

Assuming the employment of our named executive officers were to be terminated without cause or for good reason (as defined in their respective employment agreements), each as of December 31, 2007, the following individuals would be entitled to payments and to accelerated vesting of their outstanding equity awards, as described in the table below:

	Christopher O’Kane(1)				Richard Houghton(1)				Julian Cusack
	Total Cash Payout		Value of Accelerated Equity Awards		Total Cash Payout		Value of Accelerated Equity Awards		Total Cash Payout		Value of Accelerated Equity Awards
Termination without Cause (or other than for Cause) or for Good Reason(2)	$4,716,241	(6)	—		$1,040,936	(8)	—		$1,766,309	(10)	—
Death(3)	$1,249,123		—		$640,576		—		$187,200		—
Disability(4)	$416,374		—		$320,288		—		$156,000		—
Change in Control(5)	$4,716,241	(6)	$4,504,240	(7)	$1,040,936	(8)	$556,274	(9)	$1,766,309	(10)	$2,290,473	(11)

(1)	The calculations for the payouts for Messrs. O’Kane and Houghton were converted from British Pounds into U.S. Dollars at the average exchange rate of $2.0018 to £1 for 2007.
(2)	For a description of termination provisions, see ‘‘Narrative Description of Summary Compensation and Grants of Plan-Based Awards — Employment-Related Agreements’’ above.
(3)	In respect of death, the executives are entitled to the pro rated annual bonus based on the actual bonus earned for the year in which the date of termination occurs. This amount represents 100% of the bonus potential for 2007.
(4)	In respect of disability, the executive would be entitled to six months’ salary after which he would be entitled to long-term disability benefits under our health insurance coverage.

(5)	The total cash payout and the acceleration of vesting are provided only if the employment of the above named executive is terminated by the Company without Cause or by the executive with Good Reason (as described above under ‘‘Employment-Related Agreements’’ and as defined in each of the individual’s respective employment agreement) within the six-month period prior to a change in control or within a two-year period after a change in control. The occurrence of any of the following events constitutes a ‘‘Change in Control’’:

(A) the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company to any person or group (other than (x) any subsidiary of the Company or (y) any entity that is a holding company of the Company (other than any holding company which became a holding company in a transaction that resulted in a Change in Control) or any subsidiary of such holding company);

(B) any person or group is or becomes the beneficial owner, directly or indirectly, of more than 30% of the combined voting power of the voting shares of the Company (or any entity which is the beneficial owner of more than 50% of the combined voting power of the voting shares of the Company), including by way of merger, consolidation, tender or exchange offer or otherwise; excluding, however, the following: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by a person or group if immediately after such acquisition a person or group who is a shareholder of the Company on the effective date of our Share Incentive Plan continues to own voting power of the voting shares of the Company that is greater than the voting power owned by such acquiring person or group;

(C) the consummation of any transaction or series of transactions resulting in a merger, consolidation or amalgamation, in which the Company is involved, other than a merger, consolidation or amalgamation which would result in the shareholders of the Company immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity), in the same proportion as immediately prior to the transaction(s), more than 50% of the combined voting power of the voting shares of the Company or such surviving entity outstanding immediately after such merger, consolidation or amalgamation; or

(D) a change in the composition of the Board such that the individuals who, as of the effective date of the Share Incentive Plan, constitute the Board of Directors (such Board of Directors shall be referred to for purposes of this section only as the ‘‘Incumbent Board’’) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board of Directors subsequent to the Effective Date, whose election, or nomination for election, by a majority of those individuals who are members of the Board of Directors and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and, provided further, however, that any such individual whose initial assumption of office occurs as the result of or in connection with either an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A of the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an entity other than the Board of Directors shall not be so considered as a member of the Incumbent Board.

(6)	Represents the lesser of the target annual incentive for the year in which termination occurs and the average of the bonus received by Mr. O’Kane for the previous three years ($600,540) plus twice the sum of the highest salary paid during the term of the agreement ($832,749) and the average bonus actually earned during three years immediately prior to termination ($600,540). Mr. O’Kane’s agreement includes provisions with respect the treatment of ‘‘parachute payments’’ under the U.S. Internal Revenue Code. As Mr. O’Kane is currently not a U.S. taxpayer, the above amounts do not reflect the impact of such provisions.

(7)	Represents the acceleration of vesting of the unearned portion of the 2003 options, the entire grant of the 2006 options and 2006 performance shares and the entire grant of the 2007 options and 2007 performance shares. With respect to options, the value is based on the difference between the exercise price and the closing price of our shares on December 31, 2007 of $28.84. With respect to performance shares, the value is based on the closing price of our shares on December 31, 2007. The amounts do not include the (i) 2005 options, as the performance targets were not met and the options were forfeited, (ii) 2005 performance share awards, as one-third of the grant based on a one-year 2005 ROE target was not met and therefore forfeited, and it is unlikely that two-thirds of the grant based on an average 2005-2007 ROE will be met and (iii) 2004 options as the earned portion has vested and any remaining unearned portions of the grant were forfeited due to non-achievement of performance targets.
(8)	Represents Mr. Houghton’s minimum guaranteed bonus for 2007 ($400,360), as Mr. Houghton was hired in 2007 and therefore an average bonus over a three-year period preceding termination is not applicable, plus the sum of the highest salary paid during the term of the agreement ($640,576).
(9)	Represents the acceleration of vesting of the entire grant of the 2007 options and 2007 performance shares, as well as restricted share units.
(10)	Represents the lesser of the target annual incentive for the year in which termination occurs and the average of the bonus received by Mr. Cusack for the previous three years ($211,667) plus twice the sum of the highest salary paid during the term of the agreement ($472,054) and the average bonus actually earned during three years immediately prior to termination ($211,667). Mr. Cusack’s agreement includes provisions with respect the treatment of ‘‘parachute payments’’ under the U.S. Internal Revenue Code. As Mr. Cusack is currently not a U.S. taxpayer, the above amounts do not reflect the impact of such provisions.
(11)	Represents the acceleration of vesting of the unearned portion of the 2003 options, the entire grant of 2006 options and 2006 performance shares and the entire grant of the 2007 options and 2007 performance shares. With respect to options, the value is based on the difference between the exercise price and the closing price of our shares on December 31, 2007 of $28.84. With respect to performance shares, the value is based on the closing price of our shares on December 31, 2007. The amounts do not include the (i) 2005 options, as the performance targets were not met and the options were forfeited, (ii) 2005 performance share awards, as one-third of the grant based on a one-year 2005 ROE target was not met and therefore forfeited, and it is unlikely that two-thirds of the grant based on an average 2005-2007 ROE will be met and (iii) 2004 options, as the earned portion has vested and any remaining unearned portions of the grant were forfeited due to non-achievement of performance targets.

	Stuart Sinclair(1)				Brian Boornazian			James Few
	Total Cash Payout		Value of Accelerated Equity Awards		Total Cash Payout		Value of Accelerated Equity Awards	Total Cash Payout		Value of Accelerated Equity Awards
Termination without Cause (or other than for Cause) or for Good Reason(2)	$1,621,458	(3)	—		$814,000	(7)	—	$1,269,600	(10)	—
Death	$975,878	(4)	—		$594,000	(8)	—	$506,000	(11)	—
Disability	$390,351	(5)	—		$594,000	(8)	—	$220,000	(12)	—
Change in Control	$1,621,458	(3)	$1,826,071	(6)	—	(9)	—	$1,269,600	(10)(13)	$1,814,483	(13)(14)

(1)	The calculations for the payouts for Mr. Sinclair were converted from British Pounds into U.S. Dollars at the average exchange rate of $2.0018 to £1 for 2007.
(2)	For a description of termination provisions, see ‘‘Narrative Description of Summary Compensation and Grants of Plan-Based Awards — Employment-Related Agreements’’ above.

(3)	Represents the lesser of the target annual incentive for the year in which termination occurs and the average of the bonus received by Mr. Sinclair in the previous two years which includes Mr. Sinclair’s guaranteed 2006 bonus ($420,378), as Mr. Sinclair was hired in 2006, plus the sum of the highest salary paid during the term of the agreement ($780,702) and Mr. Sinclair’s guaranteed bonus for 2006 ($420,378).
(4)	In respect of death, Mr. Sinclair would be entitled to the pro rated annual bonus based on the actual bonus earned for the year in which termination occurs. This amount represents 100% of the bonus potential for 2007.
(5)	In respect of disability, Mr. Sinclair would be entitled to six months’ salary after which he would be entitled to long-term disability benefits under our health insurance coverage.
(6)	Represents the acceleration of vesting of the unearned portion of Mr. Sinclair’s restricted share units granted in 2006, the entire grant of 2006 options and 2006 performance shares and the entire 2007 options and 2007 performance shares. With respect to options, the value is based on the difference between the exercise price and the closing price of our shares on December 31, 2007 of $28.84. With respect to the restricted share units and performance shares, the value is based on the closing price of our shares on December 31, 2007.
(7)	Represents 100% of the bonus potential for 2007 and 50% of annual base salary.
(8)	Mr. Boornazian would be entitled to the pro rated annual bonus based on the actual bonus earned for the year in which the date of termination occurs. This amount represents 100% of the bonus potential for 2007.
(9)	Mr. Boornazian’s employment agreement does not contain provisions relating to Change-in-Control for the year ended December 31, 2007. On February 5, 2008, the Compensation Committee approved an amendment to Mr. Boornazian’s employment agreement to include a Change-in-Control provision. See ‘‘Employment Agreements — Brian Boornazian.’’
(10)	Represents the lesser of the target annual incentive for the year in which termination occurs and the average of the bonus received by Mr. Few for the previous three years ($414,800) plus the sum of the highest salary paid during the term of the agreement ($440,000) and the average bonus actually earned during three years immediately prior to termination ($414,800).
(11)	In respect of death, Mr. Few would be entitled to the pro rated annual bonus based on the actual bonus earned for the year in which the date of termination occurs. This amount represents 100% of bonus potential for 2007.
(12)	In respect of disability, Mr. Few would be entitled to six months’ salary after which he would be entitled to long-term disability benefits under our health insurance coverage.
(13)	Same as Footnote 4 in the table above.
(14)	Represents the acceleration of vesting of the unearned portion of the 2003 options and the entire grant of 2006 options and 2006 performance shares and the entire grant of 2007 options and 2007 performance shares. With respect to options, the value is based on the difference between the exercise price and the closing price of our shares on December 31, 2007 of $28.84. With respect to performance shares, the value is based on the closing price of our shares on December 31, 2007. The amounts do not include the (i) 2005 options, as the performance targets were not met and the options were forfeited, (ii) 2005 performance share awards, as one-third of the grant based on a one-year 2005 ROE target was not met and therefore forfeited, and it is unlikely that two-thirds of the grant based on an average 2005-2007 ROE will be met and (iii) 2004 options, as the earned portion has vested and any remaining unearned portions of the grant were forfeited due to non-achievement of performance targets.

We are not obligated to make any cash payments to these executives if their employment is terminated by us for cause or by the executive not for good reason. A change in control does not affect the amount or timing of these cash severance payments.

EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth, for the years ended December 31, 2007 and 2006, the compensation for services in all capacities earned by the Company’s Chief Executive Officer, Chief Financial Officer, the former Chief Financial Officer and its next three most highly compensated executive officers. These individuals are referred to as the ‘‘named executive officers.’’

Summary Compensation Table(1)

Name and Principal Position	Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Christopher O’Kane,	2007	$824,746	$1,501,358	$605,128	$815,181	—	$148,454	$3,894,867
Chief Executive Officer(6)	2006	$724,053	$1,106,100	$53,854	$1,137,658	—	$115,739	$3,137,404
Richard Houghton,
Chief Financial Officer(7)	2007	$429,518	$500,453	$141,243	$24,875	—	$60,132	$1,156,221
Julian Cusack, Former	2007	$376,331	$625,000	$170,824	$337,404	—	$233,517	$1,743,076
Chief Financial Officer(8)	2006	$444,801	$450,000	$34,442	$473,204	—	$295,045	$1,697,492
Stuart Sinclair, President &	2007	$773,199	$800,724	$392,940	$267,273	—	$139,176	$2,373,312
Chief Operating Officer(9)	2006	$194,098	$387,135	$190,765	$208,972	—	$148,181	$1,129,151
Brian Boornazian, Head of	2007	$436,250	$800,000	$362,680	$224,346		$24,854	$1,848,130
Reinsurance(10)	2006	$404,544	$725,000	$57,283	$146,127	—	$14,110	$1,347,064
James Few, Head of Property	2007	$434,999	$725,000	$348,176	$288,999	—	$275,191	$2,072,365
Reinsurance(11)	2006	$417,500	$675,000	$52,977	$314,007	—	$268,078	$1,727,562

(1)	Compensation payments paid in British Pounds have been translated into U.S. Dollars at the average exchange rate of $2.0018 to £1 and $1.8435 to £1, for 2007 and 2006, respectively.
(2)	The salaries provided represent earned salaries.
(3)	For a description of our bonus plan, see ‘‘Compensation Discussion and Analysis — Cash Compensation — Annual Cash Bonuses’’ above.
(4)	Consists of performance share awards and/or restricted share units, as applicable. Valuation is based on the FAS 123(R) cost of all outstanding awards as recognized in Note 16 of our financial statements, without regard to forfeiture assumptions.
(5)	Consists of stock options. Valuation is based on the FAS 123(R) cost of all outstanding options as recognized in Note 16 of our financial statements, without regard to forfeiture assumptions.
(6)	Mr. O’Kane’s compensation was paid in British Pounds. With respect to ‘‘All Other Compensation,’’ this consists of the Company’s contribution to the pension plan of $148,454 and $115,739 in 2007 and 2006, respectively.
(7)	Mr. Houghton’s compensation was paid in British Pounds. The salary reflects Mr. Houghton’s pro rated salary from his commencement date on April 30, 2007. Bonus amount includes a minimum guaranteed bonus of £200,000. With respect to ‘‘All Other Compensation’’ this consists of the Company’s contribution to the pension plan of $60,132.
(8)	Mr. Cusack’s compensation was paid in U.S. Dollars, except for £12,500 in 2007 and £30,000 in 2006. With respect to ‘‘All Other Compensation,’’ this includes (i) a housing allowance in Bermuda of $165,000 and $180,000 for 2007 and 2006, respectively, (ii) travel expenses for Mr. Cusack’s family of $9,321 and $8,880, for 2007 and 2006, respectively, (iii) a payroll tax contribution in an amount of $16,602 and $11,049, for 2007 and 2006, respectively, (iv) club membership fees of $3,150 and $3,000 for 2007 and 2006, respectively, and (v) the Company’s contribution to the pension plan of $39,444 and $92,116 for 2007 and 2006, respectively.

(9)	Mr. Sinclair’s compensation was paid in British Pounds. For 2006, the salary paid consists of Mr. Sinclair’s pro rated annual salary from his commencement date on September 20, 2006 and the bonus amounts reflected a guaranteed bonus of £210,000 paid in March 2007. With respect to ‘‘All Other Compensation,’’ (a) for 2007 this includes the Company’s contribution to the pension plan of $139,176 and (b) for 2006 this includes (i) £30,000 in relocation costs to the United Kingdom, (ii) a payment of £31,428 to buy out the option value of Mr. Sinclair’s options from his previous employer and (iii) the Company’s contribution to the pension plan of $34,938. On March 14, 2008, Mr. Sinclair tendered his resignation as Chief Operating Officer and as a member of the Board as well as director of our subsidiaries, effective as of April 17, 2008.
(10)	Mr. Boornazian’s compensation was paid in U.S. Dollars. With respect to ‘‘All Other Compensation,’’ this consists of the Company’s contribution to the 401(K) plan of $20,000 and $8,800 for 2007 and 2006, respectively and additional premium paid of $4,854 and $5,310 for 2007 and 2006, respectively for additional life insurance and disability benefits.
(11)	Mr. Few’s compensation was paid in U.S. Dollars. With respect to ‘‘All Other Compensation,’’ this includes (i) a housing allowance in Bermuda of $180,000 for each of 2007 and 2006, (ii) travel expenses for Mr. Few’s family of $27,923 and $23,942 for 2007 and 2006, respectively, (iii) a payroll tax contribution in an amount of $16,602 and $11,049, for 2007 and 2006, respectively (iv) club membership fees of $8,776 and $4,500, for 2007 and 2006, respectively, and (v) the Company’s contribution to the pension plan of $41,890 and $48,587, for 2007 and 2006, respectively.

Grants of Plan-Based Awards

The following table sets forth information concerning grants of options to purchase ordinary shares and other awards granted during the twelve months ended December 31, 2007 to the named executive officers:

			Estimated Future Payout Under Equity Incentive Plan Awards						All Other Option Awards: Number of Securities Underlying Options (#)(4)	All Other Stock Awards: Number of Shares of Stock or Units (#)(5)	Exercise or Base Price of Option Awards ($/Sh)(6)	Closing Price on Date of Grant ($)	Grant Date Fair Value of Stock Awards (#)(7)	Grant Date Fair Value of Options (#)(8)
Name	Grant Date(1)	Approval Date (1)	Threshold (#)		Target (#)		Maximum (#)
Christopher O’Kane	05/04/2007	05/01/2007	0	(2)	57,034	(2)	109,220	(3)	75,988		$27.28	$27.10	$1,397,333	$466,414
Richard Houghton	05/04/2007	05/01/2007	0	(2)	9,125	(2)	17,474	(3)	12,158		$27.28	$27.10	$223,563	$74,626
	04/30/2007	04/02/2007								8,000			$212,080
Julian Cusack	05/04/2007	05/01/2007	0	(2)	14,259	(2)	27,306	(3)	18,997		$27.28	$27.10	$349,346	$116,604
Stuart Sinclair	05/04/2007	05/01/2007	0	(2)	21,388	(2)	40,958	(3)	28,495		$27.28	$27.10	$524,006	$174,902
Brian Boornazian	05/04/2007	05/01/2007	0	(2)	34,221	(2)	65,533	(3)	45,593		$27.28	$27.10	$838,415	$279,850
James Few	05/04/2007	05/01/2007	0	(2)	31,369	(2)	60,072	(3)	41,793		$27.28	$27.10	$768,541	$256,525

(1)	In 2007, we adopted a policy whereby the Compensation Committee approves annual grants at a regularly scheduled meeting. However, if such meeting takes place while the Company is in a close period (i.e. prior to the release of our quarterly or yearly earnings), the grant date will be the day on which our close period ends. The approval date of May 1, 2007 was during our close period, and therefore the grant date was May 4, 2007, the day our close period ended.

In respect of ad hoc grants of restricted share units (if not in a close period), in particular with respect to new hires, the grant date is the later of (i) the date on which the Compensation Committee approves the grant or (ii) the date on which the employee commences employment with the Company. In respect of the restricted share units awarded to Mr. Houghton, the Compensation Committee approved the grant on April 2, 2007 with a grant date of April 30, 2007, the date on which Mr. Houghton commenced his employment.

(2)	Under the terms of the 2007 performance share awards, one-fourth of the grant is eligible for vesting each year. In any given year, if the ROE is less than 10%, then the portion of the grant for such year will not vest and is forfeited. If the ROE is between 10% and 15%, the percentage of the performance shares eligible for vesting in that year will be between 10% and 100% on a straight-line basis. If the ROE is between 15% and 25%, then the percentage of the performance shares eligible for vesting in that year will be between 100% and 200% on a straight-line basis. The amounts provided represent 100% of the performance shares vested at an ROE of 15% each year. For a more detailed description of our performance share awards granted in 2007, refer to ‘‘Narrative Description of Summary Compensation and Grants of Plan-Based Awards — Share Incentive Plan — 2007 Performance Share Awards’’ below.
(3)	Amounts provided represent 166% vesting in respect of one-fourth of the initial grant as our ROE for 2007 was 21.6% and assumes a vesting of 200% for the remaining three-fourths of the grant.
(4)	Under the terms of the 2007 options, the options have no performance measure and cliff-vest at the end of three years from the date of grant. For a more detailed description of our options granted in 2007, refer to ‘‘Narrative Description of Summary Compensation and Grants of Plan-Based Awards — Share Incentive Plan — 2007 Options’’ below.
(5)	For a description of our restricted share units, refer to ‘‘Narrative Description of Summary Compensation and Grants of Plan-Based Awards — Share Incentive Plan — Restricted Share Units’’ below.

(6)	Under our 2003 Share Incentive Plan, the exercise price is based on not less than the average of the high and low of the share price on the date of grant. With respect to the options granted on May 4, 2007, the exercise price was based on the average of the high and low on such date, which was $27.28.
(7)	Valuation is based on the dollar amount of performance share awards and restricted share unit grants recognized for financial statement purposes pursuant to FAS 123(R). For performance share awards, the FAS 123(R) value is $24.50 for the performance shares granted on May 4, 2007. For restricted share units, the FAS 123(R) value is the closing price of $26.51 on April 30, 2007, the date of grant. Refer to Note 16 of our financial statements with respect to our performance share awards and restricted share units.
(8)	Valuation is based on the dollar amount of option grants recognized for financial statement purposes pursuant to FAS 123(R). The FAS 123(R) value is determined based on the Black-Scholes value on the date of grant. Refer to Note 16 of our financial statements with respect to our performance share awards and restricted share units.

Narrative Description of Summary Compensation and Grants of Plan-Based Awards

Share Incentive Plan

We have adopted the Aspen Insurance Holdings Limited 2003 Share Incentive Plan, as amended (‘‘2003 Share Incentive Plan’’) to aid us in recruiting and retaining key employees and directors and to motivate such employees and directors. The 2003 Share Incentive Plan was amended at our annual general meeting in 2005 to increase the number of shares that can be issued under the plan. The total number of ordinary shares that may be issued under the 2003 Share Incentive Plan is 9,476,553. On February 5, 2008, the Compensation Committee of the Board approved an amendment to the 2003 Share Incentive Plan providing delegated authority to subcommittees or individuals to grant restricted share units to individuals who are not ‘‘insiders’’ subject to Section 16(b) of the Exchange Act or are not expected to be ‘‘covered persons’’ within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

The plan provides for the grant to selected employees and non-employee directors of share options, share appreciation rights, restricted shares and other share-based awards. The shares subject to initial grant of options (the ‘‘initial grant options’’) represented an aggregate of 5.75% of our ordinary shares on a fully diluted basis (3,884,030 shares), assuming the exercise of all outstanding options issued to Wellington and the Names’ Trustee. In addition, an aggregate of 2.5% of our ordinary shares on a fully diluted basis (1,840,540 shares), were reserved for additional grant or issuance of share options, share appreciation rights, restricted shares and/or other share-based awards as and when determined in the sole discretion of our Board of Directors or the Compensation Committee. No award may be granted under the plan after the tenth anniversary of its effective date. The plan provides for equitable adjustment of affected terms of the plan and outstanding awards in the event of any change in the outstanding ordinary shares by reason of any share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, combination or transaction or exchange of shares or other corporate exchange, or any distribution to shareholders of shares other than regular cash dividends or any similar transaction. In the event of a change in control (as defined in the plan), our Board of Directors or the Compensation Committee may accelerate, vest or cause the restrictions to lapse with respect to, all or any portion of an award (except that shares subject to the initial grant options shall vest); or cancel awards for fair value; or provide for the issuance of substitute awards that substantially preserve the terms of any affected awards; or provide that for a period of at least 15 days prior to the change in control share options will be exercisable and that upon the occurrence of the change in control, such options shall terminate and be of no further force and effect.

Initial Options.    The initial grant options have a term of ten years and an exercise price of $16.20 per share, which price was calculated based on 109% of the calculated fair market value of our ordinary shares as of May 29, 2003 and was determined by an independent consultant. Sixty-five percent of the initial grant options are subject to time-based vesting with 20% vesting upon grant and 20% vesting on each December 31 of calendar years 2003, 2004, 2005 and 2006. The remaining 35% of the initial grant options are subject to performance-based vesting determined by achievement of return on equity targets, and subject to achieving a threshold combined ratio target, in each case, over the applicable one or two-year performance period. Initial grant options that do not vest based on the applicable performance targets may vest in later years to the extent performance in such years exceeds 100% of the applicable targets, and in any event, any unvested and outstanding performance-based initial grant options will become vested on December 31, 2009. Upon termination of a participant’s employment, any unvested options shall be forfeited, except that if the termination is due to death or disability (as defined in the option agreement), the time-based portion of the initial grant options shall vest to the extent such option would have otherwise become vested within 12 months immediately succeeding such termination due to death or disability. Upon termination of employment, vested initial grant options will be exercisable, subject to expiration of the options, until (i) the first anniversary of termination due to death or disability or, for nine members of senior management, without cause or for good reason (as those terms are defined in the option agreement), (ii) six months following termination without cause or for good reason for all other participants, (iii) three months following termination by the participant for any reason other than those stated in (i) or (ii) above or (iv) the date of termination for cause. As provided in the plan, in the event of a change in control unvested and outstanding initial grant options shall immediately become fully vested. As at December 31, 2007, 85.73% of the initial options have vested. The remaining outstanding amount of the initial options will vest on December 31, 2009.

The initial grant options may be exercised by payment in cash or its equivalent, in ordinary shares, in a combination of cash and ordinary shares, or by broker-assisted cashless exercise. The initial grant options are not transferable by a participant during his or her lifetime other than to family members, family trusts, and family partnerships.

2004 Options.    In 2004, we granted a total of 500,113 nonqualified stock options to various officers of the Company. Each nonqualified stock option represents the right and option to purchase, on the terms and conditions set forth in the agreement evidencing the grant, ordinary shares of the Company, par value 0.15144558 cent per share. The exercise price of the shares subject to the option is $24.44 per share, which as determined by the 2003 Share Incentive Plan is based on the arithmetic mean of the high and low prices of the ordinary shares on the grant date as reported by the NYSE.

The options will vest over a multi-year period, with one-third (1/3) of the shares underlying the options vesting upon the later of (i) the date the Company’s outside auditors complete the audit of the Company’s financial statements containing the information necessary to compute its return on equity (‘‘ROE’’) for the fiscal year ended December 31, 2004, or (ii) the date such ROE is approved by the Board of Directors or an authorized committee thereof (the ‘‘Initial Vesting’’), but only if the Company achieves its ROE target for the fiscal year ended December 31, 2004 (i.e., the fiscal year in which the options are granted). If the Company fails to reach the ROE target for the 2004 fiscal year, but its actual ROE for such year is not less than 66.67% of the target ROE, then a reduced number of shares underlying options will vest over such multi-year period based on the percentage of target ROE achieved, for example, with 10% vesting at 66.67% (the ‘‘Reduced Percentage’’). A further one-third (1/3) of the shares (or one-third of the Reduced Percentage, as applicable) underlying the options will vest upon each of the first and second anniversaries of the Initial Vesting based on the achievement of the ROE target for the 2004 fiscal year consistent with the terms of the Initial Vesting described above. However, no options will vest if the ROE for the 2004 fiscal year is less than (i) 66.67% of the target ROE for such year or (ii) 10% in absolute terms. Of the total grant of 2004 options, 51.48% have vested as of March 11, 2007 (the second anniversary of initial vesting date). The remaining amounts have been forfeited due to the performance targets not being met.

If an optionee’s employment with the Company is terminated for any reason, the Company will cancel the unvested portion of the option without consideration and the vested portion will remain exercisable for the period described in the following paragraph; provided that if an optionee’s employment is terminated by the Company for cause (as defined in the option agreement), the vested portion of the option will immediately be canceled without consideration.

Optionees may exercise all or any part of the vested portion of their option at any time prior to the earliest to occur of (i) the tenth anniversary of the date of grant, (ii) the first anniversary of the optionee’s termination of employment (x) due to death or disability (as defined in the option agreement), (y) by the Company without cause, or (z) by the optionee with good reason (as defined in the option agreement), (iii) three months following the date of the optionee’s termination of employment by the optionee without good reason, or (iv) the date of the optionee’s termination of employment by the Company for cause. Options are exercised by providing written notice specifying the number of shares for which the option is being exercised and the method of payment of the exercise price. Payment of the exercise price may be made in cash (or cash equivalent), in shares, in a combination of cash and shares, or by broker-assisted cashless exercise. The optionee may be required to pay to the Company, and the Company will have the right to withhold, any applicable withholding taxes in respect of the option, its exercise or any payment or transfer under or with respect to the option.

2005 Options.    On March 3, 2005, we granted an aggregate of 512,172 nonqualified stock options. The exercise price of the shares subject to the option is $25.88 per share, which as determined by the 2003 Share Incentive Plan is based on the arithmetic mean of the high and low prices of the ordinary shares on the grant date as reported by the NYSE. We also granted an additional 13,709 nonqualified stock options during 2005, the exercise price of those shares varied from $25.28 to $26.46. The ROE target was not met in 2005, and as a result, all granted options have been forfeited.

2006 Options.    On February 16, 2006, we granted an aggregate of 1,072,490 nonqualified stock options. The exercise price of the shares subject to the option is $23.65 per share, which as determined by the 2003 Share Incentive Plan is based on the arithmetic mean of the high and low prices of the ordinary shares on February 17, 2006 as reported by the NYSE. We granted an additional 142,158 options on August 4, 2006, for an exercise price of $23.19.

One-third (1/3) of the shares underlying the options will become eligible for vesting upon the later of (i) the date the Company’s outside auditors complete the audit of the Company’s financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2006, or (ii) the date such ROE is approved by the Board of Directors or an authorized committee thereof, but only if the Company achieves its ROE target for the fiscal year ended December 31, 2006 (the ‘‘2006 Option Award’’). If the Company fails to reach the ROE target for the 2006 fiscal year, but its actual ROE for such year is not less than 66.67% of the target ROE, then a reduced number of options will become eligible for vesting based on the percentage of target ROE achieved, for example, with 10% vesting at 66.67%. However, no options will become eligible for vesting for the 2006 Option Award if the ROE for the 2006 fiscal year is less than (i) 66.67% of the target ROE for such year or (ii) 10% in absolute terms. As the ROE target was achieved in 2006, one-third of the options granted are eligible for vesting.

Two-thirds (2/3) of the options will become eligible for vesting upon the later of (i) the date the Company’s outside auditors complete the audit of the Company’s financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2008, or (ii) the date such ROE is approved by the Board of Directors or an authorized committee thereof, but only if the Company’s actual average annual ROE for the 2006, 2007 and 2008 fiscal years meets or exceeds the average annual ROE target for such period (the ‘‘2006-2008 Option Award’’). If the Company fails to achieve the average annual ROE target for the 2006, 2007 and 2008 fiscal years, but its actual average ROE for such period is not less than 66.67% of the average annual ROE target, then a reduced number of options will become eligible for vesting based on the percentage of the average annual ROE target achieved, for example, with 10% being eligible for vesting at 66.67%. However, no options will be eligible for vesting for the 2006-2008 Option Award if the actual average annual ROE for the 2006, 2007 and 2008 fiscal years is less than (i) 66.67% of the average annual ROE target for such period or (ii) 10% in absolute terms.

Options which are eligible for vesting, as described above, as part of the 2006 Option Award and the 2006-2008 Option Award will vest and become exercisable upon the later of (i) the date the Company’s outside auditors complete the audit of the Company’s financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2008, or (ii) the date such 2008 ROE is approved by the Board of Directors or an authorized committee thereof, subject to the optionee’s continued employment (and lack of notice of resignation or termination) until such date.

Once the options are exercisable, as described above, the optionee may exercise all or any part of the vested portion of their option at any time prior to the earliest to occur of (i) the tenth anniversary of the date of grant, (ii) the first anniversary of the optionee’s termination of employment (x) due to death or disability (as defined in the option agreement), (y) by the Company without cause (as defined in the option agreement), or (z) by the optionee with good reason (as defined in the option agreement), (iii) three months following the date of the optionee’s termination of employment by the optionee without good reason, or (iv) the date of the optionee’s termination of employment by the Company for cause.

Options are exercised by providing written notice specifying the number of shares for which the option is being exercised and the method of payment of the exercise price. Payment of the exercise price may be made in cash (or cash equivalent), in shares, in a combination of cash and shares, or by broker-assisted cashless exercise. The optionee may be required to pay to the Company, and the Company will have the right to withhold, any applicable withholding taxes in respect of the option, its exercise or any payment or transfer under or with respect to the option. Options may not be assigned, sold or otherwise transferred by the optionee other than by will or by the laws of descent and distribution.

2007 Options.    On May 1, 2007, the Compensation Committee approved a grant of an aggregate of 607,641 nonqualified stock options with a grant date of May 4, 2007. The exercise price of the shares subject to the option is $27.28 per share, which as determined by the 2003 Share Incentive Plan is based on the arithmetic mean of the high and low prices of the ordinary shares on May 4, 2007 as reported by the NYSE. The Compensation Committee granted an additional 15,198 options on October 22, 2007, for an exercise price of $27.52.

The options will become fully vested and exercisable upon the third anniversary of the date of grant, subject to the optionee’s continued employment with the Company (and lack of notice of resignation or termination). The option grants are not subject to performance conditions. If the optionee’s employment with the Company is terminated for any reason, the option shall, to the extent not then vested, be canceled by the Company without consideration and if the option has vested, it shall be exercisable, as set forth below. However, in the event the optionee is terminated for cause (as defined in the option agreement), the vested option shall be immediately canceled without consideration to the extent not previously exercised.

Once the options are exercisable, the optionee may exercise all or any part of the vested option at any time prior to the earliest to occur of (i) the seventh anniversary of the date of grant, (ii) the first anniversary of the optionee’s termination of employment due to death or disability (as defined in the option agreement), (iii) the first anniversary of the optionee’s termination of employment by the Company without cause (for any reason other than due to death or disability), (iv) three months following the date of the optionee’s termination of employment by the optionee for any reason (other than due to death or disability), of (v) the date of the optionee’s termination of employment by the Company for cause (as defined in the option agreement).

Restricted Share Units.    In 2004, we granted 95,850 restricted share units to various employees of the Company and its subsidiaries which vest in one-third tranches over three years. In 2005, we granted 48,913 restricted shares units which vest in one-third tranches over three years. In 2006, we granted 184,356 restricted share units which vest in one-third tranches over three years. In 2007, we granted 120,387 restricted share units to our employees which vest in one-third tranches over three years. Vesting of a participant’s units may be accelerated, however, if the participant’s employment with the Company and its subsidiaries is terminated without cause (as defined in such participant’s award agreement), on account of the participant’s death or disability (as defined in such participant’s award agreement), or, with respect to some of the participants, by the participant with good reason

(as defined in such participant’s award agreement). Participants will be paid one ordinary share for each unit that vests as soon as practicable following the vesting date.

Recipients of the restricted share units generally will not be entitled to any rights of a holder of ordinary shares, including the right to vote, unless and until their units vest and ordinary shares are issued; provided, however, that participants will be entitled to receive dividend equivalents with respect to their units. Dividend equivalents will be denominated in cash and paid in cash if and when the underlying units vest. Participants may, however, be permitted by the Company to elect to defer the receipt of any ordinary shares upon the vesting of units, in which case payment will not be made until such time or times as the participant may elect. Payment of deferred share units would be in ordinary shares with any cash dividend equivalents credited with respect to such deferred share units paid in cash.

2004 Performance Share Awards.    On December 22, 2004, we granted an aggregate of 150,074 performance share awards to various officers of the Company. Each performance share award represents the right to receive, on the terms and conditions set forth in the agreement evidencing the award, a specified number of ordinary shares of the Company, par value 0.15144558 cent per share. Payment of performance shares is contingent upon the achievement of specified ROE targets.

One-third (1/3) of the performance shares will become vested upon the later of (i) the date the Company’s outside auditors complete the audit of the Company’s financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2004, or (ii) the date such ROE is approved by the Board of Directors or an authorized committee thereof, but only if the Company achieves its ROE target for the fiscal year ended December 31, 2004 (the ‘‘2004 Award’’). If the Company fails to reach the ROE target for the 2004 fiscal year, but its actual ROE for such year is not less than 66.67% of the target ROE, then a reduced number of performance shares will vest based on the percentage of target ROE achieved; for example, with 10% vesting at 66.67%. However, no performance shares will vest for the 2004 Award if the ROE for the 2004 fiscal year is less than (i) 66.67% of the target ROE for such year or (ii) 10% in absolute terms.

Two-thirds (2/3) of the performance shares will become vested and payable upon the later of (i) the date the Company’s outside auditors complete the audit of the Company’s financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2006, or (ii) the date such ROE is approved by the Board of Directors or an authorized committee thereof, but only if the Company’s actual average annual ROE for the 2004, 2005 and 2006 fiscal years meets or exceeds the average annual ROE target for such period (the ‘‘2004-2006 Award’’). If the Company fails to achieve the average annual ROE target for the 2004, 2005 and 2006 fiscal years, but its actual average ROE for such period is not less than 66.67% of the average annual ROE target, then a reduced number of performance shares will be paid to the participants based on the percentage of the average annual ROE target achieved; for example, with 10% awarded at 66.67%. However, no performance shares will vest for the 2004-2006 Award if the actual average annual ROE for the 2004, 2005 and 2006 fiscal years is less than (i) 66.67% of the average annual ROE target for such period or (ii) 10% in absolute terms. With respect to the 2004 performance share awards, 17.16% of the total grant has vested. The remainder of the 2004 performance share grants is forfeited due to the non-achievement of performance targets.

Payment of vested performance shares as part of the 2004 Award shall be paid at the same time as the performance shares part of the 2004-2006 Award are paid (or would have been paid had all or a portion of the 2004-2006 Award vested), subject to the participant’s continued employment (and lack of notice of resignation or termination) until such payment date. Payment of vested performance shares as part of the 2004-2006 Award generally will occur as soon as practicable after the date the performance shares become vested, subject to the participant’s continued employment (and lack of notice of resignation or termination) until such payment date. Participants may be required to pay to the Company, and the Company will have the right to withhold, any applicable withholding taxes in respect of the performance shares. Performance shares may not be assigned, sold or otherwise transferred by participants other than by will or by the laws of descent and distribution.

2005 Performance Share Awards.    On March 3, 2005, we granted an aggregate of 123,002 performance share awards to various officers and other employees pursuant to the 2003 Share Incentive Plan, and an additional 8,225 performance share awards were granted in 2005. Each performance share award represents the right to receive, on the terms and conditions set forth in the agreement evidencing the award, a specified number of ordinary shares of the Company, par value 0.15144558 cent per share. Payment of performance shares is contingent upon the achievement of specified ROE targets.

One-third (1/3) of the performance shares will become vested upon the later of (i) the date the Company’s outside auditors complete the audit of the Company’s financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2005, or (ii) the date such ROE is approved by the Board of Directors or an authorized committee thereof, but only if the Company achieves its ROE target for the fiscal year ended December 31, 2005 (the ‘‘2005 Award’’). If the Company fails to reach the ROE target for the 2005 fiscal year, but its actual ROE for such year is not less than 66.67% of the target ROE, then a reduced number of performance shares will vest based on the percentage of target ROE achieved, for example, with 10% vesting at 66.67%. However, no performance shares will vest for the 2005 Award if the ROE for the 2005 fiscal year is less than (i) 66.67% of the target ROE for such year or (ii) 10% in absolute terms. The 2005 ROE target was not met; therefore, one-third of the grant has been forfeited.

Two-thirds (2/3) of the performance shares will become vested and payable upon the later of (i) the date the Company’s outside auditors complete the audit of the Company’s financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2007, or (ii) the date such ROE is approved by the Board of Directors or an authorized committee thereof, but only if the Company’s actual average annual ROE for the 2005, 2006 and 2007 fiscal years meets or exceeds the average annual ROE target for such period (the ‘‘2005-2007 Award’’). If the Company fails to achieve the average annual ROE target for the 2005, 2006 and 2007 fiscal years, but its actual average ROE for such period is not less than 66.67% of the average annual ROE target, then a reduced number of performance shares will be paid to the participants based on the percentage of the average annual ROE target achieved; for example, with 10% awarded at 66.67%. However, no performance shares will vest for the 2005-2007 Award if the actual average annual ROE for the 2005, 2006 and 2007 fiscal years is less than (i) 66.67% of the average annual ROE target for such period or (ii) 10% in absolute terms. It is unlikely that the remaining two-thirds of the grant of the 2005 performance share awards will be eligible for vesting due to our losses in 2005.

Payment of vested performance shares as part of the 2005 Award shall be paid at the same time as the performance shares part of the 2005-2007 Award are paid (or would have been paid had all or a portion of the 2005-2007 Award vested), subject to the participant’s continued employment (and lack of notice of resignation or termination) until such payment date. Payment of vested performance shares as part of the 2005-2007 Award generally will occur as soon as practicable after the date the performance shares become vested, subject to the participant’s continued employment (and lack of notice of resignation or termination) until such payment date. Participants may be required to pay to the Company, and the Company will have the right to withhold, any applicable withholding taxes in respect of the performance shares. Performance shares may not be assigned, sold or otherwise transferred by participants other than by will or by the laws of descent and distribution.

2006 Performance Share Awards.    On February 16, 2006, we granted an aggregate of 316,912 performance share awards to various officers and other employees pursuant to the 2003 Share Incentive Plan. We granted an additional 1,042 performance share awards on August 4, 2006. Each performance share award represents the right to receive, on the terms and conditions set forth in the agreement evidencing the award, a specified number of ordinary shares of the Company, par value 0.15144558 cent per share. Payment of performance shares is contingent upon the achievement of specified ROE targets.

One-third (1/3) of the performance shares will become eligible for vesting upon the later of (i) the date the Company’s outside auditors complete the audit of the Company’s financial statements containing the information necessary to compute its ROE for the fiscal year ended

December 31, 2006, or (ii) the date such ROE is approved by the Board of Directors or an authorized committee thereof, but only if the Company achieves its ROE target for the fiscal year ended December 31, 2006 (the ‘‘2006 Performance Award’’). If the Company fails to reach the ROE target for the 2006 fiscal year, but its actual ROE for such year is not less than 66.67% of the target ROE, then a reduced number of performance shares will become eligible for vesting based on the percentage of target ROE achieved; for example, with 10% becoming eligible for vesting at 66.67%. However, no performance shares will become eligible for vesting for the 2006 Performance Award if the ROE for the 2006 fiscal year is less than (i) 66.67% of the target ROE for such year or (ii) 10% in absolute terms. One-third of the grant based on the ROE target for 2006 is available for vesting as the 2006 ROE target was achieved.

Two-thirds (2/3) of the performance shares will become eligible for vesting and payable upon the later of (i) the date the Company’s outside auditors complete the audit of the Company’s financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2008, or (ii) the date such ROE is approved by the Board of Directors or an authorized committee thereof, but only if the Company’s actual average annual ROE for the 2006, 2007 and 2008 fiscal years meets or exceeds the average annual ROE target for such period (the ‘‘2006-2008 Performance Award’’). If the Company fails to achieve the average annual ROE target for the 2006, 2007 and 2008 fiscal years, but its actual average ROE for such period is not less than 66.67% of the average annual ROE target, then a reduced number of performance shares will become eligible for vesting based on the percentage of the average annual ROE target achieved; for example, with 10% becoming eligible for vesting at 66.67%. However, no performance shares will be eligible for vesting for the 2006-2008 Performance Award if the actual average annual ROE for the 2006, 2007 and 2008 fiscal years is less than (i) 66.67% of the average annual ROE target for such period or (ii) 10% in absolute terms.

Performance shares which are eligible for vesting, as described above, as part of the 2006 Performance Award and the 2006-2008 Performance Award will vest upon the later of (i) the date the Company’s outside auditors complete the audit of the Company’s financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2008, or (ii) the date such 2008 ROE is approved by the Board of Directors or an authorized committee thereof, subject to the participant’s continued employment (and lack of notice of resignation or termination) until such date.

Payment of vested performance shares will occur as soon as practicable after the date the performance shares become vested. Participants may be required to pay to the Company, and the Company will have the right to withhold, any applicable withholding taxes in respect of the performance shares. Performance shares may not be assigned, sold or otherwise transferred by participants other than by will or by the laws of descent and distribution.

2007 Performance Share Awards.    On May 1, 2007, the Compensation Committee approved a grant of an aggregate of 427,796 performance share awards with a grant date of May 4, 2007. The Compensation Committee granted an additional 11,407 performance shares with a grant date of October 22, 2007. Each performance share award represents the right to receive, on the terms and conditions set forth in the agreement evidencing the award, a specified number of ordinary shares of the Company, par value 0.15144558 cent per share. Payment of performance shares is contingent upon the achievement of specified ROE targets.

One-quarter (¼) of the performance shares will become eligible for vesting upon the later of (i) the date the Company’s outside auditors complete the audit of the Company’s financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2007, or (ii) the date such ROE is approved by the Board of Directors or an authorized committee thereof, but only if the Company achieves its ROE target of 15% for the fiscal year ended December 31, 2007 (the ‘‘2007 Performance Award’’). No performance shares will become eligible for vesting for the 2007 Performance Award if the ROE for the 2007 fiscal year is less than 10%. If the Company’s ROE for the 2007 fiscal year is between 10% and 15%, then 10% to 100% of the 2007 Performance Award will be eligible for vesting on a straight-line basis. If the ROE for the 2007 fiscal year is between 15% and 25%, then 100% to 200% of the 2007 Performance Award will become eligible for vesting on a straight-line basis. There is no additional vesting if the 2007 ROE is greater than 25%. Based on the achievement of a 2007 ROE of 21.6%, 166% of the 2007 Performance Award is eligible for vesting.

One-quarter (¼) of the performance shares will become eligible for vesting upon the later of (i) the date the Company’s outside auditors complete the audit of the Company’s financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2008, or (ii) the date such ROE is approved by the Board of Directors or an authorized committee thereof, but only if the Company achieves its ROE target of 15% for the fiscal year ended December 31, 2008 (the ‘‘2008 Performance Award’’). No performance shares will become eligible for vesting for the 2008 Performance Award if the ROE for the 2008 fiscal year is less than 10%. If the Company’s ROE for the 2008 fiscal year is between 10% and 15%, then 10% to 100% of the 2008 Performance Award will be eligible for vesting on a straight-line basis. If the ROE for the 2008 fiscal year is between 15% and 25%, then 100% to 200% of the 2008 Performance Award will become eligible for vesting on a straight-line basis. There is no additional vesting if the 2008 ROE is greater than 25%.

One-quarter (¼) of the performance shares will become eligible for vesting upon the later of (i) the date the Company’s outside auditors complete the audit of the Company’s financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2009, or (ii) the date such ROE is approved by the Board of Directors or an authorized committee thereof, but only if the Company achieves its ROE target of 15% for the fiscal year ended December 31, 2009 (the ‘‘2009 Performance Award’’). No performance shares will become eligible for vesting for the 2009 Performance Award if the ROE for the 2009 fiscal year is less than 10%. If the Company’s ROE for the 2009 fiscal year is between 10% and 15%, then 10% to 100% of the 2009 Performance Award will be eligible for vesting on a straight-line basis. If the ROE for the 2009 fiscal year is between 15% and 25%, then 100% to 200% of the 2009 Performance Award will become eligible for vesting on a straight-line basis. There is no additional vesting if the 2009 ROE is greater than 25%.

One-quarter (¼) of the performance shares will become eligible for vesting upon the later of (i) the date the Company’s outside auditors complete the audit of the Company’s financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2010, or (ii) the date such ROE is approved by the Board of Directors or an authorized committee thereof, but only if the Company achieves its ROE target of 15% for the fiscal year ended December 31, 2010 (the ‘‘2010 Performance Award’’). No performance shares will become eligible for vesting for the 2010 Performance Award if the ROE for the 2010 fiscal year is less than 10%. If the Company’s ROE for the 2010 fiscal year is between 10% and 15%, then 10% to 100% of the 2010 Performance Award will be eligible for vesting on a straight-line basis. If the ROE for the 2010 fiscal year is between 15% and 25%, then 100% to 200% of the 2010 Performance Award will become eligible for vesting on a straight-line basis. There is no additional vesting if the 2010 ROE is greater than 25%.

Performance shares which are eligible for vesting, as described above, as part of the 2007 Performance Award, the 2008 Performance Award, the 2009 Performance Award and the 2010 Performance Award will vest upon the later of (i) the date the Company’s outside auditors complete the audit of the Company’s financial statements containing the information necessary to compute its ROE for the fiscal year ended December 31, 2010, or (ii) the date such 2010 ROE is approved by the Board of Directors or an authorized committee thereof, subject to the participant’s continued employment (and lack of notice of resignation or termination) until such date.

Payment of vested performance shares will occur as soon as practicable after the date the performance shares become vested. Participants may be required to pay to the Company, and the Company will have the right to withhold, any applicable withholding taxes in respect of the performance shares. Performance shares may not be assigned, sold or otherwise transferred by participants other than by will or by the laws of descent and distribution.

Employment-Related Agreements

The following information summarizes the (i) service agreements for Messrs. O’Kane and Cusack, which commenced on September 24, 2004, (ii) amended and restated service agreement for Mr. Cusack which became effective when Mr. Houghton assumed his duties as Chief Financial Officer, (iii) service agreement for Mr. Houghton dated April 3, 2007, (iv) service agreement for Mr. Sinclair dated August 4, 2006, (v) employment agreement for Mr. Boornazian which commenced on January 12, 2004 (as supplemented by addendum dated February 5, 2008) and (vi) service agreement for Mr. Few which commenced on March 10, 2005. In respect of each of the agreements with Messrs. O’Kane, Cusack, Houghton, Sinclair, Few and Boornazian:

(i)	in the case of Messrs. O’Kane, Houghton, Cusack and Sinclair, employment terminates automatically when the employee reaches 65 years of age, but in the case of Mr. Few employment will terminate automatically when the employee reaches 60 years of age;

(ii)	in the case of Messrs. O’Kane, Houghton, Cusack, Sinclair and Few, employment may be terminated for cause if:

•	the employee becomes bankrupt, is convicted of a criminal offence, commits serious misconduct or other conduct bringing the employee or Aspen Holdings or any of its subsidiaries into disrepute;

•	the employee materially breaches any provisions of the service agreement or conducts himself in a manner prejudicial to the business;

•	the employee is disqualified from being a director in the case of Messrs. O’Kane, Cusack, Houghton and Sinclair;

•	the employee breaches any code of conduct or ceases to be registered by any regulatory body; or

•	the employee materially breaches any provision of the shareholder’s agreement with Aspen Holdings;

(iii)	in the case of Mr. Boornazian employment may be terminated for cause if:

•	the employee’s willful misconduct is materially injurious to Aspen Re America or its affiliates;

•	the employee intentionally fails to act in accordance with the direction of the Chief Executive Officer or Board of Directors;

•	the employee is convicted of a felony;

•	the employee violates a law, rule or regulation that governs Aspen Re America’s business, has a material adverse effect on Aspen Re America’s business, or disqualifies him from employment; or

•	the employee intentionally breaches a non-compete or non-disclosure agreement;

(iv)	in the case of Messrs. O’Kane, Houghton, Cusack, Sinclair and Few, employment may be terminated by the employee without notice for good reason if:

•	the employee’s annual salary or bonus opportunity is reduced;

•	there is a material diminution in the employee’s duties, authority, responsibilities or title, or the employee is assigned duties materially inconsistent with his position;

•	the employee is removed from any of his positions or is not elected or reelected to such positions;

•	an adverse change in the employee’s reporting relationship occurs in the case of Messrs. O’Kane, Cusack (under his current service agreement) and Few; or

•	the employee is required to relocate more than 50 miles from the employee’s current office;

•	provided that, in each case, the default has not been cured within 30 days of receipt of a written notice from the employee;

(v)	in the case of Mr. Boornazian, employment may be terminated by the employee for good reason upon 90 days’ notice if:

•	there is a material diminution in the employee’s duties, authority, responsibilities or title;

•	the employee’s annual salary is reduced; or

•	there is a material breach by the company of the employment agreement;

(vi)	in the case of Mr. O’Kane, if the employee is terminated without cause or resigns with good reason (as defined in the agreement), the employee is entitled to (a) salary at his salary rate through the date in which his termination occurs; (b) the lesser of (x) the target annual incentive award for the year in which the employee’s termination occurs, and (y) the average of the annual incentive awards received by the employee in the prior three years (or, number of years employed if fewer), multiplied by a fraction, the numerator of which is the number of days that the employee was employed during the applicable year and the denominator of which is 365; (c) a severance payment to two times the sum of (x) the employee’s highest salary during the term of the agreement and (y) the average annual bonus paid to the executive in the previous three years (or lesser period if employed less than three years). Fifty percent of this severance payment is paid to the employee within 14 days of the execution by the employee of a valid release and the remaining 50% is paid in four equal installments during the 12 months following the first anniversary of the date of termination, conditional on the employee complying with the non-solicitation provisions applying during that period;

(vii)	in the case of Messrs. Houghton, Cusack, Few and Sinclair, if the employee is terminated without cause or resigns with good reason (as defined in the agreement), the employee is entitled to (a) salary at his salary rate through the date in which his termination occurs; (b) the lesser of (x) the target annual incentive award for the year in which the employee’s termination occurs, and (y) the average of the annual incentive awards received by the employee in the prior three years (or, number of years employed if fewer), multiplied by a fraction, the numerator of which is the number of days that the employee was employed during the applicable year and the denominator of which is 365; (c) a severance payment of the sum of (x) the employee’s highest salary rate during the term of the agreement and (y) the average bonus under the Company’s annual incentive plan actually earned by the employee during the three years (or number of complete years employed, if fewer) immediately prior to the year of termination, and (d) the unpaid balance of all previously earned cash bonus and other incentive awards with respect to performance periods which have been completed, but which have not yet been paid, all of which amounts shall be payable in a lump sum in cash within 30 days after termination. In the event that the employee is paid in lieu of notice under the agreement (including if the Company exercises its right to enforce garden leave under the agreement) the severance payment will be inclusive of that payment;

(viii)	in the case of Mr. Cusack, if he is terminated without cause or resigns with good reason (as defined in the agreement) within 12 months of his becoming Chairman of Aspen Bermuda, the entitlements in (vii) (c) above will be multiplied by two;

(ix)	in the case of Messrs. O’Kane, Houghton, Cusack, Sinclair and Few and Mr. Boornazian as of February 5, 2008), if the employee is terminated without cause or resigns for good reason in the six months prior to a change of control or the two-year period following a change of control, in addition to the benefits discussed above, all share options and other equity-based awards granted to the executive during the course of the agreement shall immediately vest and remain exercisable in accordance with their terms. In addition, the employee may be entitled to excise tax gross-up payments;

(x)	the agreements contain provisions relating to reimbursement of expenses, confidentiality, non-competition and non-solicitation; and

(xi)	in the case of Messrs. O’Kane, Houghton, Cusack, Sinclair and Few, the employees have for the benefit of their respective beneficiaries life insurance cover of four times their basic salary which is fully insured by the Company (and in the case of Mr. Boornazian, supplemental life insurance benefits). There are no key man insurance policies in place.

Christopher O’Kane.    Mr. O’Kane entered into a service agreement with Aspen U.K. Services and Aspen Holdings under which he has agreed to serve as Chief Executive Officer and director of both companies, terminable upon 12 months’ notice by either party. The agreement originally provided that Mr. O’Kane shall be paid an annual salary of £346,830, subject to annual review. Mr. O’Kane’s service agreement also entitles him to participate in all management incentive plans and other employee benefits and fringe benefit plans made available to other senior executives or employees generally, including continued membership in the Company’s pension scheme, medical insurance, permanent health insurance, personal accident insurance and life insurance. The service agreement also provides for a discretionary bonus to be awarded annually as the Compensation Committee of our Board of Directors may determine. Effective April 1, 2008, Mr. O’Kane’s salary will be £450,000.

Richard Houghton.    Mr. Houghton entered into a service agreement with Aspen U.K. Services under which he agreed to serve as Chief Financial Officer of Aspen Holdings, terminable upon 12 months’ notice by either party. The agreement originally provided that Mr. Houghton shall be paid an annual salary of £320,000, subject to annual review. Mr. Houghton’s service agreement also entitles him to participate in all management incentive plans and other employee benefits and fringe benefit plans made available to other senior executives or employees generally, including continued membership in the Company’s pension scheme and to medical insurance, permanent health insurance, personal accident insurance and life insurance. The service agreement also provides for a discretionary bonus, based on a bonus potential of 100% of salary which may be exceeded, to be awarded annually as the Compensation Committee of our Board of Directors may determine. Effective April 1, 2008, Mr. Houghton’s salary will be £330,000.

Julian Cusack.    Mr. Cusack entered into a service agreement with Aspen Holdings under which he has agreed to serve as Executive Vice President, Group Chief Financial Officer and director of Aspen Holdings, terminable upon 12 months’ notice by either party. The agreement originally provided that Mr. Cusack shall be paid an annual salary of $342,000 plus £30,000, both subject to annual review. Mr. Cusack is also entitled to reimbursement of housing costs in Bermuda, up to a maximum of $180,000 per annum, two return airfares per annum for him and his family from Bermuda to the U.K. as well as reimbursement of reasonable relocation expenses. Mr. Cusack’s service agreement also entitles him to participate in all management incentive plans and other employee benefits and fringe benefit plans made available to other senior executives or employees generally, including continued membership in the Company’s pension scheme and to medical insurance, permanent health insurance, personal accident insurance and life insurance. The service agreement also provides for a discretionary bonus to be awarded annually as the Compensation Committee of our Board of Directors may determine.

Mr. Cusack has agreed an amended and restated service agreement with Aspen Holdings under which he has agreed to serve as Chairman of Aspen Bermuda. This new agreement became effective when Mr. Houghton assumed his role as Chief Financial Officer on April 30, 2007. The terms of this agreement are substantially similar to those of his previous agreement (described above), except that Mr. Cusack was paid an annual salary of $312,000 subject to annual review and the reimbursement of housing costs in Bermuda will be limited to $144,000 per annum. On October 31, 2007, the Compensation Committee approved an increase regarding reimbursement of housing costs in Bermuda to $180,000 per annum. Effective April 1, 2008, Mr. Cusack’s salary will be $440,000.

Brian Boornazian.    Mr. Boornazian entered into an employment agreement with Aspen U.S. Services under which he has agreed to serve as President and Chief Underwriting Officer, Property Reinsurance, of Aspen Re America for a three-year term, with annual extensions thereafter.

The agreement originally provided that Mr. Boornazian will be paid an annual salary of $330,000, subject to review from time to time, as well as a discretionary bonus, and shall be eligible to participate in all incentive compensation, retirement and deferred compensation plans available generally to senior officers. Effective April 1, 2008, Mr. Boornazian’s salary will be $470,000.

On February 5, 2008, the Compensation Committee approved an amendment to Mr. Boornazian’s employment agreement to include a clause in respect of change of control. Senior executives reporting to the Chief Executive Officer of the Company have service agreements that are consistent in their principal terms, including with respect to change-of-control provisions; however, this clause was not included in Mr. Boornazian’s original service agreement.

James Few.    Mr. Few entered into a service agreement with Aspen Bermuda under which he has agreed to serve as Head of Property Reinsurance and Chief Underwriting Officer of Aspen Bermuda. The agreement may be terminated upon 12 months’ notice by either party. The agreement originally provided that Mr. Few will be paid an annual salary of $400,000 which is subject to annual review. Mr. Few is also provided with an annual housing allowance of $180,000, two return airfares between Bermuda and the U.K. per annum for himself and his family and reasonable relocation costs. The agreement also entitles him to private medical insurance, permanent health insurance, personal accident insurance and life assurance. Under the agreement Mr. Few remains a member of the Aspen U.K. Services pension scheme. The service agreement also provides for a discretionary bonus to be awarded at such times and at such level as the Compensation Committee of our Board of Directors may determine. Effective April 1, 2008, Mr. Few’s salary will be $450,000.

Stuart Sinclair.    Mr. Sinclair entered into a service agreement with Aspen U.K. Services under which he has agreed to serve as President and Chief Operating Officer, terminable upon 12 months’ notice by either party. The agreement originally provided that Mr. Sinclair shall be paid an annual salary of £375,000, subject to annual review. Mr. Sinclair’s service agreement also entitles him to participate in all management incentive plans and other employee benefits and fringe benefit plans made available to other senior executives or employees generally. The service agreement also provides for a discretionary bonus, based on a bonus potential of 125% of salary which may be exceeded, to be awarded annually as the Compensation Committee of our Board of Directors may determine. Effective April 1, 2008, Mr. Sinclair’s salary will be £400,000. On March 14, 2008, Mr. Sinclair tendered his resignation as Chief Operating Officer and as a director on the Board as well as his directorships in our subsidiaries, effective as of April 17, 2008.

Retirement Benefits

We do not have a defined benefit plan. Generally, retirement benefits are provided to our named executive officers according to their home country.

United Kingdom.    In the U.K. we have a defined contribution plan which was established in 2005 for our U.K. employees. All permanent and fixed term employees are eligible to join the plan. Messrs. O’Kane, Houghton, Cusack, Sinclair and Few were all participants in the plan during 2007. The employee contributes 3% of their base salary into the plan. The employer contributions made to the pension plan are based on a percentage of base salary based on the age of the employee. There are two scales: a standard scale for all U.K. participants; and a directors’ scale which applies to certain key senior employees who were founders of the Company or who are executive directors of our Board of Directors. Messrs O’Kane, Houghton, Cusack and Sinclair were paid employer contributions based on the directors’ scale.

Scale	Employee Contribution— Percentage of Salary	Age of Employee	Company Contribution— Percentage of Employee’s Salary
Standard Scale	3%	18 - 19	5%
	3%	20 - 24	7%
	3%	25 - 29	8%
	3%	30 - 34	9.5%
	3%	35 - 39	10.5%
	3%	40 - 44	12%
	3%	45 - 49	13.5%
	3%	50 - 54	14.5%
	3%	55 plus	15.5%
Director Scale	3%	20 - 24	7%
	3%	25 - 29	8%
	3%	30 - 34	9.5%
	3%	35 - 39	12%
	3%	40 - 44	14%
	3%	45 - 49	16%
	3%	50 - 54	18%
	3%	55 plus	20%

The employee and employer contributions are paid to individual investment accounts set up in the name of the employee. Employees may choose from a selection of investment funds although the day-to-day management of the investments are undertaken by professional investment managers. At retirement this fund is then used to purchase retirement benefits.

If an employee leaves the Company before retirement all contributions to the account will cease. If an employee has at least two years of qualifying service, the employee has the option of (i) keeping his or her account, in which case the full value in the pension will continue to be invested until retirement age, or (ii) transferring the value of the account either to another employer’s approved pension plan or to an approved personal pension plan. Where an employee leaves the Company with less than two years of service, such employee will receive a refund equal to the part of their account which represents their own contributions only. This refund is subject to U.K. tax and social security.

In the event of death in service before retirement, the pension plan provides a lump sum death benefit equal to four times the employee’s basic salary, plus, where applicable, a dependent’s pension equal to 30% of the employee’s basic salary and a children’s pension equal to 15% of the employee’s basic salary for one child and up to 30% of the employee’s basic salary for two or more children. Under U.K. legislation, these benefits are subject to notional earnings limits (currently £108,600 for 2006/2007 and £112,800 for 2007/2008). Where an employee’s basic salary is greater than the notional earnings maximum, an additional benefit is provided through a separate cover outside the pension plan.

United States.    In the U.S. we operate a 401(k) plan. Employees of Aspen U.S. Services are eligible to participate in this plan. Mr. Boornazian participates in this plan.

Participants may elect a salary reduction contribution into the 401(k) plan. Their taxable income is then reduced by the amount contributed into the plan. This lets participants reduce their current federal and most state income taxes. The 401(k) safe harbor plan allows employees to contribute a percentage of their salaries (up to the maximum deferral limit set forth in the plan). We make a qualified matching contribution of 100% of the employees’ salary reduction contribution up to 3% of their salary, plus a matching contribution of 50% of the employees’ salary reduction contribution from 3% to 5% of their salary for each payroll period. The employer’s matching contribution is subject to limits based on the employees’ earnings as set by the U.S. Internal Revenue Service annually. Participants are always fully vested in their 401(k) plan with respect to their contributions and the employer’s matching contributions.

Discretionary profit sharing contributions are made annually to all employees by Aspen U.S. Services and are based on the following formula:

Age of Employee	Contribution by the Company as a Percentage of Employee’s Salary
20 – 29	3%
30 – 39	4%
40 – 49	5%
50 and older	6%

Profit sharing contributions are paid in the first quarter of each year in respect the previous fiscal year. The profit sharing contributions are subject to a limit based on the employees’ earnings as set by the IRS annually. The profit sharing contributions are subject to the following vesting schedule:

Years of Vesting Service	Vesting Percentage
Less than 3 years	0%
3 years	100%

Once the employee has three years of service his or her profit sharing contributions are fully vested and all future contributions are vested.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding options to purchase ordinary shares and other stock awards by the named executive officers during the twelve months ended December 31, 2007:

		Option Awards					Stock Awards
Name	Year of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (1)	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Christopher O’Kane	2003	850,295	141,535	—	$16.20	08/20/2013			—	—
	2004	23,603(3)		—(3)	$24.44	12/23/2014			—	—
	2005	—(4)		—(4)	$25.88	03/03/2015			2,668(5)	$76,945
	2006	—		95,140	$23.65	02/16/2016			6,342	$182,903
	2007	—	75,988	—	$27.28	05/04/2014			66,445(6)	$1,916,274
Richard Houghton	2007	—	12,158	—	$27.28	05/04/2014	8,000	$230,720	10,631(6)	$306,598
Julian Cusack	2003	177,345	48,259	—	$16.20	08/20/2013			—	—
	2004	14,162(3)		—(3)	$24.44	12/23/2014			—	—
	2005	—(4)		—(4)	$25.88	03/03/2015			2,065(5)	$59,555
	2006	—		64,027	$23.65	02/16/2016			4,268	$123,089
	2007	—	18,997	—	$27.28	05/04/2014			16,612(6)	$479,090
Stuart Sinclair	2006	—		142,158	$23.19	08/04/2016	7,967	$229,768	1,042	$30,051
	2007	—	28,495	—	$27.28	05/04/2014			24,917(6)	$718,606
Brian Boornazian	2004	7,868(3)		—(3)	$24.44	12/23/2014			—	—
	2005	—(4)		—(4)	$25.88	03/03/2015			5,395(5)	$155,591
	2006	—		56,250	$23.65	02/16/2016			3,750	$108,150
	2007	—	45,593	—	$27.28	05/04/2014			39,867(6)	$1,149,764
James Few	2003	83,955	13,975	—	$16.20	08/20/2013			—	—
	2004	35,404(3)		—(3)	$24.44	12/23/2014			—	—
	2005	—(4)		—(4)	$25.88	03/03/2015			3,733(5)	$107,660
	2006	—		68,773	$23.65	02/16/2016			5,596	$161,389
	2007	—	41,793	—	$27.28	05/04/2014			36,545(6)	$1,053,958

(1)	For a description of the terms of the grants and the related vesting schedule, see ‘‘Narrative Description of Summary Compensation and Grants of Plan-Based Awards—Share Incentive Plan’’ above.
(2)	Calculated based upon the closing price of $28.84 per share of the Company’s ordinary shares at December 31, 2007, less the option exercise price.
(3)	As the performance targets for the 2004 options were not fully met based on the 2004 ROE achieved, 51.48% of the grant vested and the remaining portion of the grant was forfeited.
(4)	As the performance targets have not been met, the 2005 options were forfeited.
(5)	With respect to the 2005 performance shares, of which one-third of the grant is earned based on the achievement of the 2005 ROE target and two-thirds have a performance condition based on an average three-year (2005-2007) ROE, one-third of the grants has been forfeited as the 2005 ROE target has not been met. The amounts presented in the table assume that the performance conditions of the remaining two-thirds of the grant will be met. As at December 31, 2007, it was unlikely that the 2005 performance share awards will be eligible for vesting due to our losses in 2005. However, as the 2007 ROE is not determined until after year-end, we have provided the figures based on the above assumption.
(6)	With respect to the 2007 performance shares, amount represents 166% vesting in respect of one-fourth of the initial grant as our ROE for 2007 was 21.6% and assumes a vesting of 100% for the remaining three-fourths of the grant.

Option Exercises and Stock Vested

The following table summarizes stock option exercises and share issuances by our named executive officers during the twelve months ended December 31, 2007:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Christopher O’Kane	—	—	640	$18,458
Richard Houghton	—	—	—	—
Julian Cusack	112,576	$1,257,585(1)	384	$11,075
Stuart Sinclair	—	—	7,968	$229,797
Brian Boornazian	—	—	1,920	$55,373
James Few	—	—	960	$27,686

(1)	Value realized is calculated based on the sale price on the date of exercise less the exercise price.
(2)	The 2004 performance shares for Messrs. O’Kane, Cusack, Boornazian and Few vested upon the completion of the audit of our 2006 financial results by our independent auditor. The restricted share units for Mr. Sinclair vested on December 31, 2007. The market value was calculated based on the closing price of $28.84 on December 31, 2007.

Non-Employee Director Compensation

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	All Other Compensation ($)	Total ($)	Grant Date Fair Value of 2007 Stock Awards (#) (4)	Grant Date Fair Value of 2007 Options (#) (5)
Liaquat Ahamed (6)	$12,083	—	—	—	$12,083	—	—
Julian Avery (7)	$24,991	—	$6,268	—	$31,259	—	—
Matthew Botein (8)	$30,208	$24,285	—	—	$54,493	$40,650	—
Richard Bucknall (9)	$36,458	$24,285	—	—	$60,743	$40,650	—
John Cavoores (10)	$72,231	$29,870	$1,406	—	$103,508	$50,000	$10,000
Ian Cormack (11)	$132,500	$29,870	$24,261	—	$186,631	$50,000	—
Heidi Hutter (12)	$87,231	$29,870	$42,258	—	$159,359	$50,000	—
Glyn Jones (13)	$295,529	$44,018	$1,406	$320,290	$661,241	$200,000	$10,000
David Kelso (14)	$82,231	$29,870	$6,268	—	$118,370	$50,000	—
Prakash Melwani (15)	$44,523	$4,970	$6,268	—	$55,762	$50,000	—
Paul Myners (16)	$104,158	$6,162	$168,279	—	$278,599	—	—
Norman Rosenthal (17)	$82,231	$29,870	$24,261	—	$136,362	$50,000	—
Kamil Salame (18)	$42,023	$4,970	$6,268	—	$53,262	$50,000	—

(1)	Effective July 2007, other than Messrs. Myners and Jones (our former and current Chairmen whose remuneration is in British Pounds), for directors who are paid in British Pounds such as Messrs. Bucknall and Cormack, their remuneration is set at an exchange rate of $1.779:£1.
(2)	Consists of performance share awards and restricted share units. Valuation is based on the FAS 123(R) cost of all outstanding awards as recognized in Note 16 of our financial statements, without regard to forfeiture assumptions.
(3)	Consists of stock options. Valuation is based on the FAS 123(R) cost of all outstanding options as recognized in Note 16 of our financial statements, without regard to forfeiture assumptions.
(4)	Valuation is based on the dollar amount of restricted share units granted in 2007 recognized for financial statement purposes pursuant to FAS 123(R). For restricted share units granted on May 4, 2007, the FAS 123(R) value is $27.10. In respect of Messrs. Bucknall and Botein, their restricted share units were granted on July 30, 2007, the FAS 123(R) value is $25.00. Refer to Note 16 of our financial statements with respect to our performance share awards.
(5)	Valuation is based on the dollar amount of option grants in 2007 recognized for financial statement purposes pursuant to FAS 123(R). The FAS 123(R) is determined based on the Black-Scholes value on the date of grant. Refer to Note 16 of our financial statements with respect to our performance share awards and restricted share units.
(6)	Represents the pro rata amount of the annual fee of $72,500, as Mr. Ahamed joined our Board on October 31, 2007.
(7)	Represents the pro rata amount of the annual fee of $70,000 (increased to $72,500 effective February 8, 2007) paid to non-executive directors, as Mr. Avery resigned from the Board with effect on May 2, 2007. Mr. Avery’s 4,435 outstanding unvested options granted in 2006 were forfeited upon his resignation.
(8)	Represents the pro rata amount of the annual fee of $72,500, as Mr. Botein joined our Board of Directors on July 25, 2007. Mr. Botein was granted 1,500 restricted share units on July 30, 2007, representing a pro rated amount of restricted share units granted to members of the Board on May 4, 2007.

(9)	Represents the pro rata amount of the annual fee of $72,500, the pro rata amount of $5,000 for serving as the Chair of the Compensation Committee and the pro rata amount of $10,000 for serving on the Audit Committee, as Mr. Bucknall joined our Board on July 25, 2007. Mr. Bucknall was granted 1,500 restricted share units on July 30, 2007, representing a pro rated amount of restricted share units granted to members of the Board on May 4, 2007.
(10)	Represents the annual fee of $70,000 (increased to $72,500 effective February 8, 2007). Mr. Cavoores was granted 1,845 restricted share units on May 4, 2007, which vest 1/12th per month and are issuable at the one-year anniversary of the date of grant. Mr. Cavoores was also granted 2,012 options on July 30, 2007, representing a pro rated amount of the options granted to the directors in 2006, as Mr. Cavoores joined the Board on October 30, 2006.
(11)	Annual fee of $70,000 (increased to $72,500 effective February 8, 2007), $25,000 fee for serving as the Audit Committee Chairman, $10,000 for serving on the Board of Aspen U.K. and $25,000 for serving as the Chair of the Audit Committee of Aspen U.K. Mr. Cormack holds a total of 45,175 options as at December 31, 2007, of which 34,926 options have vested. Mr. Cormack was granted 1,845 restricted share units on May 4, 2007, which vest 1/12th per month and are issuable at the one-year anniversary of the date of grant.
(12)	Annual fee of $70,000 (increased to $72,500 effective February 8, 2007), $10,000 for serving as a member of the Audit Committee, $5,000 for serving as the Chair of the Risk Committee and $10,000 for serving on the Board of Aspen U.K. Eighty percent of the total compensation is paid to The Black Diamond Group LLC, of which Ms. Hutter is the Chief Executive Officer. Ms. Hutter holds a total of 85,925 options as at December 31, 2007, of which 69,861 options have vested. Ms. Hutter was granted also 1,845 restricted share units on May 4, 2007, which vest 1/12th per month and are issuable at the one-year anniversary of the date of grant.
(13)	Represents the pro rata amount of the annual fee of $70,000 (increased to $72,500 effective February 8, 2007) until May 2, 2007, the pro rata amount of Mr. Jones’ salary of £200,000 (converted at £1 : $2.0018) starting May 2, 2007 when Mr. Jones became our Chairman. The amount in All Other Compensation’’ represents a bonus of £160,000 (of which £133,000 was guaranteed) (converted at £1 : $2.0018). In connection with his appointment as Chairman, Mr. Jones was granted 7,380 restricted share units, of which 1/3rd vests annually from the date of grant (May 4, 2007). Mr. Jones was also granted 2,012 options on July 30, 2007, representing a pro rated amount of the options granted to the directors in 2006, as Mr. Jones joined the Board on October 30, 2006.
(14)	Annual fee of $70,000 (increased to $72,500 effective February 8, 2007) and $10,000 for serving as a member of the Audit Committee. Mr. Kelso holds 4,435 outstanding unvested options as at December 31, 2007. Mr. Kelso was granted 1,845 restricted share units on May 4, 2007, which vest 1/12th per month and are issuable at the one-year anniversary of the date of grant.
(15)	Represents pro rated annual fee of $70,000 (increased to $72,500 effective February 8, 2007) and $5,000 fee for serving as the Compensation Committee Chairman, as Mr. Melwani resigned from the Board on July 25, 2007. Mr. Melwani’s 4,435 outstanding unvested options granted in 2006 were forfeited upon resignation. Of the 1,845 restricted share units granted on May 4, 2007, 307 restricted share units had vested at the time of Mr. Melwani’s resignation. All compensation due to Mr. Melwani is paid directly to Blackstone, Mr. Melwani’s employer.
(16)	Represents the pro rated annual salary of £126,000 (through March 31, 2007, then increased to £150,000 effective April 1, 2007) as Mr. Myners resigned from our Board with effect on May 2, 2007 (converted at £1 : $2.0018). As at December 31, 2007, Mr. Myners holds a total of 318,338 vested options and 282 vested performance shares.
(17)	Annual fee of $70,000 (increased to $72,500 effective February 8, 2007) and $10,000 for serving as a member of the Audit Committee. Mr. Rosenthal holds a total of 45,175 options as at December 31, 2007, of which 34,926 options have vested. Mr. Rosenthal was granted also

1,845 restricted share units on May 4, 2007, which vest 1/12th per month and are issuable at the one-year anniversary of the date of grant.
(18)	Represents pro rated annual fee of $70,000 (increased to $72,500 effective February 8, 2007), as Mr. Salame resigned from the Board on July 25, 2007. Mr. Salame’s 4,435 outstanding unvested options granted in 2006 were forfeited upon resignation. Of the 1,845 restricted share units granted on May 4, 2007, 307 restricted share units had vested at the time of Mr. Salame’s resignation. The vested 307 restricted share units were repurchased from CSFB Private Equity by the Company. All compensation due to Mr. Salame is paid directly to CSFB Private Equity, Mr. Salame’s employer.

Summary of Non-Employee Director Compensation

Annual Fees.    The compensation of non-executive directors is benchmarked against peer companies and companies listed on the FTSE 250, taking into account complexity, time commitment and committee duties. With effect from February 8, 2007, members of our Board of Directors who are not otherwise affiliated with the Company as employees or officers were paid an annual fee of $72,500. With effect from February 6, 2008, this fee will be replaced by an annual fee of $50,000, plus a fee of $5,000 for each board meeting (or single group of board and/or committee meetings) attended by the director. Directors who are not employees of the Company, other than the Chairman, are entitled to an annual grant of $50,000 in restricted share units. The Chairman is entitled to an annual grant of $200,000 in restricted share units.

The chairman of each committee of our Board of Directors (other than if the Chair is also the Chairman of the Board) other than the Audit Committee received an additional $5,000 per annum and the Audit Committee chairman received an additional $25,000 per annum. Other members of the Audit Committee also receive an additional $10,000 per annum for service on that Committee. In addition, members of our Board of Directors who are also members of the Board of Directors of Aspen U.K. receive an additional $10,000 (Messrs. Bucknall (beginning in January 2008) and Cormack and Ms. Hutter). Mr. Cormack also receives an additional $25,000 for serving as the Chairman of the Audit Committee of Aspen U.K.

Mr. Jones received a pro rated annual salary of £200,000 and a bonus of £160,000 (of which £133,000 was guaranteed) for 2007 for serving as Chairman of our Board of Directors from May 2, 2007. Mr. Jones’ annual salary for 2008 will be £200,000.

Non-Employee Directors Stock Option Plan.    At our annual general meeting of shareholders held on May 25, 2006, our shareholders approved the 2006 Stock Option Plan for non-employee directors of the Company (2006 Stock Option Plan’’) under which a total of 400,000 ordinary shares may be issued in relation to options granted under the 2006 Stock Option Plan. At our annual general meeting on May 2, 2007, the 2006 Stock Option Plan was amended and renamed the 2006 Stock Incentive Plan for Non-Employee Directors (the Amended 2006 Stock Option Plan’’) to allow the issuance of restricted share units.

Following the annual general meeting of our shareholders, on May 25, 2006, our Board of Directors approved the grant of 4,435 options under the 2006 Stock Option Plan for each of the non-employee directors, other than Mr. Myners, our Chairman. With respect to the options granted to Mr. Melwani and Mr. Salame, the options were issued in the name of Blackstone and Credit Suisse, respectively, their employers, and through which they were originally appointed to the Board of Directors. Eighty percent of the options granted to Ms. Hutter were issued to The Black Diamond Group LLC, of which she is the Chief Executive Officer. Messrs. Cavoores and Jones were not members of the Board of Directors at the time of grant, and therefore did not receive any options. The exercise price is $21.96, the average of the high and low prices of the Company’s ordinary shares on the date of grant (May 25, 2006). Subject to the grantee’s continued service as a director, the options will vest on the third anniversary of the grant date.

Following the annual general meeting on May 2, 2007, our Board of Directors approved the grant of 1,845 restricted share units under the Amended 2006 Stock Option Plan for each of our non-employee directors, other than Mr. Jones, our Chairman. The date of grant of the restricted share units is May 4, 2007 (being the day on which our close period ends following the release of our earnings). With respect to the restricted share units granted to Mr. Melwani and Mr. Salame, the restricted share units will be issued in the name of Blackstone and Credit Suisse, respectively, as their employers, and through which they were originally appointed to the Board of Directors. With respect to Ms. Hutter, 80% of the restricted share units will be issued to The Black Diamond Group LLC, of which she is the Chief Executive Officer. Subject to the director remaining on the Board, one-twelfth (1/12) of the restricted share units will vest on each one month anniversary of the date of grant, with 100% of the restricted share units becoming vested on the first anniversary of the grant date. The shares under the restricted share units will be paid out on the first anniversary of the grant date. If a director leaves the Board for any reason other than Cause’’, then the director will receive the shares under the restricted share units that have vested through the date the director leaves the Board.

In connection with Mr. Jones’ appointment as our Chairman, he was granted 7,380 ordinary shares with a grant date of May 4, 2007. In addition, each of Messrs. Jones and Cavoores were granted 2,012 options on July 30, 2007, representing a pro rated amount of the options granted to the directors in 2006, as they joined the Board on October 30, 2006 and did not receive options in such year.

Director Compensation of Members of the Boards of Directors of Non-U.S. Subsidiaries

Other than as described above under ‘‘— Summary of Non-Employee Directors Compensation’’ and ‘‘— Non-Employee Director Compensation,’’ directors of Non-U.S. Subsidiaries who were also directors of the Company received no additional compensation for their service on the boards of directors of the Non-U.S. Subsidiaries. Employees or officers of the Company or any of its subsidiaries who are also directors on the boards of directors of the Non-U.S. Subsidiaries do not receive any additional compensation for their services on the boards of directors of such Non-U.S. Subsidiaries. Mr. Gumienny, who is neither an employee of the Company or any of its subsidiaries nor a current director on the Company’s Board, received $35,000 in 2007 for his services on the board of directors of Aspen U.K.

COMPENSATION COMMITTEE REPORT

The following report is not deemed to be ‘‘soliciting material’’ or to be ‘‘filed’’ with the SEC or subject to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act or the Exchange Act.

Our Compensation Committee has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K under the Securities Act with management.

Based on the review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K.

Compensation Committee
Richard Bucknall (Chair) Matthew Botein John Cavoores

February 29, 2008

 AUDIT COMMITTEE REPORT

Audit Committee Report

The following report is not deemed to be ‘‘soliciting material’’ or to be ‘‘filed’’ with the SEC or subject to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act or the Exchange Act.

This report is furnished by the Audit Committee of the Board of Directors with respect to the Company’s financial statements for the year ended December 31, 2007. The Audit Committee held four meetings in 2007.

The Audit Committee has established a Charter which outlines its primary duties and responsibilities. The Audit Committee Charter, which has been approved by the Board, is reviewed at least annually and is updated as necessary.

The Company’s management is responsible for the preparation and presentation of complete and accurate financial statements. The Company’s independent registered public accounting firm, KPMG Audit Plc, is responsible for performing an independent audit of the Company’s financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and for issuing a report on their audit.

In performing its oversight role in connection with the audit of the Company’s financial statements for the year ended December 31, 2007, the Audit Committee has: (1) reviewed and discussed the audited financial statements with management; (2) reviewed and discussed with the independent registered public accounting firm the matters required by Statement of Auditing Standards No. 61, as amended; and (3) received the written disclosures and the letter from the independent registered public accounting firm and reviewed and discussed with the independent registered public accounting firm the matters required by Independence Standards Board Statement No. 1. Based on these reviews and discussions, the Audit Committee has determined its independent registered public accounting firm to be independent and has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the United States Securities and Exchange Commission (‘‘SEC’’) and for presentation to the shareholders at the 2008 annual general meeting.

Audit Committee
Ian Cormack (Chair) Richard Bucknall Heidi Hutter David Kelso Norman L. Rosenthal

February 29, 2008

POLICY ON SHAREHOLDER PROPOSALS FOR DIRECTOR
CANDIDATES AND EVALUATION OF DIRECTOR CANDIDATES

Our board of directors has adopted policies and procedures relating to director nominations and shareholder proposals, and evaluations of director candidates.

Submission of Shareholder Proposals.    Shareholder recommendations of director nominees to be included in the Company’s proxy materials will be considered only if received no later than the 120th calendar day before the first anniversary of the date of the Company’s proxy statement in connection with the previous year’s Annual General Meeting. The Company may in its discretion exclude such shareholder recommendations even if received in a timely manner. Accordingly, this policy is not intended to waive the Company’s right to exclude shareholder proposals from its proxy statement.

If Shareholders wish to nominate their own candidates for director on their own separate slate (as opposed to recommending candidates to be nominated by the Company in the Company’s proxy), shareholder nominations for directors at the Annual General Meeting of Shareholders must be submitted at least 90 calendar days before the Annual General Meeting of Shareholders.

A shareholder who wishes to recommend a person or persons for consideration as a Company nominee for election to the board of directors should send a written notice by mail, c/o Company Secretary, Aspen Insurance Holdings Limited, Maxwell Roberts Building, 1 Church Street, Hamilton HM11, Bermuda, or by fax to 1-441-295-1829 and include the following information:

•	the name of each person recommended by the shareholder(s) to be considered as a nominee;

•	the name(s) and address(es) of the shareholder(s) making the nomination, the number of ordinary shares which are owned beneficially and of record by such shareholder(s) and the period for which such common shares have been held;

•	a description of the relationship between the nominating shareholder(s) and each nominee;

•	biographical information regarding such nominee, including the person’s employment and other relevant experience and a statement as to the qualifications of the nominee;

•	a business address and telephone number for each nominee (an e-mail address may also be included); and

•	the written consent to nomination and to serving as a director, if elected, of the recommended nominee.

In connection with the Corporate Governance and Nominating Committee’s evaluation of director nominees, the Company may request that the nominee complete a Directors and Officers Questionnaire regarding such nominee’s independence, related parties transactions, and other relevant information required to be disclosed by the Company.

Minimum Qualifications for Director Nominees.    A nominee recommended for a position on the Company’s board of directors must meet the following minimum qualifications:

•	he or she must have the highest standards of personal and professional integrity;

•	he or she must have exhibited mature judgment through significant accomplishments in their chosen field of expertise;

•	he or she must have a well-developed career history with specializations and skills that are relevant to understanding and benefiting the Company;

•	he or she must be able to allocate sufficient time and energy to director duties, including preparation for meetings and attendance at meetings;

•	he or she must be able to read and understand basic financial statements; and

•	he or she must be familiar with, and willing to assume, the duties of a director on the board of directors of a public company.

Process for Evaluation of Director Nominees.    The Corporate Governance and Nominating Committee has the authority and responsibility to lead the search for individuals qualified to become members of our board of directors to the extent necessary to fill vacancies on the board of directors or as otherwise desired by the board of directors. The Corporate Governance and Nominating Committee will identify, evaluate and recommend that the board of directors select director nominees for shareholder approval at the applicable annual meetings based on minimum qualifications and additional criteria that the Corporate Governance and Nominating Committee deems necessary, as well as the diversity and other needs of the board of directors.

The Corporate Governance and Nominating Committee may in its discretion engage a third-party search firm and other advisors to identify potential nominees for director. The Corporate Governance and Nominating Committee may also identify potential director nominees through director and management recommendations, business, insurance industry and other contacts, as well as through shareholder nominations.

The Corporate Governance and Nominating Committee may determine that members of the board of directors should have diverse experiences, skills and perspectives as well as knowledge in the areas of the Company’s activities.

Certain additional criteria for consideration as director nominee may include, but not be limited to, the following as the Corporate Governance and Nominating Committee sees fit:

•	the nominee’s qualifications and accomplishments and whether they complement the board of directors’ existing strengths;

•	the nominee’s leadership, strategic, or policy setting experience;

•	the nominee’s experience and expertise relevant to the Company’s insurance and reinsurance business, including any actuarial or underwriting expertise, or other specialized skills;

•	the nominee’s independence qualifications, as defined by NYSE listing standards;

•	the nominee’s actual or potential conflict of interest, or the appearance of any conflict of interest, with the best interests of the Company and its Shareholders;

•	the nominee’s ability to represent the interests of all Shareholders of the Company; and

•	the nominee’s financial literacy, accounting or related financial management expertise as defined by NYSE listing standards, or qualifications as an audit committee financial expert, as defined by SEC rules and regulations.

Shareholder Communications to the Board of Directors

The board of directors provides a process for Shareholders to send communications to the board of directors or any of the directors. Shareholders may send written communications to the board of directors or any one or more of the individual directors by mail, c/o Company Secretary, Aspen Insurance Holdings Limited, Maxwell Roberts Building, 1 Church Street, Hamilton HM11, Bermuda, or by fax to 1-441-295-1829. All communications will be compiled and summarized by the Secretary of the Company. Copies of all communications addressed to a specific director will be sent to that director. The chairman of the board of directors will receive copies of all communications that are not addressed to a particular director. Shareholders may also send e-mails to any of our directors via our website at www.aspen.bm.

Board of Directors Policy on Directors’ Attendance at AGMs

Directors are expected to attend the Company’s Annual General Meeting of Shareholders.

BENEFICIAL OWNERSHIP

The following table sets forth information as of February 1, 2008 (including, in this table only, options that would be exercisable by March 3, 2008) regarding beneficial ownership of ordinary shares and the applicable voting rights attached to such share ownership in accordance with our bye-laws by:

•	each person known by us to beneficially own approximately 5% or more of our outstanding ordinary shares;

•	each of our directors;

•	each of our named executive officers; and

•	all of our executive officers and directors as a group.

As of February 1, 2008, 85,526,086 ordinary shares were outstanding.

Name and Address of Beneficial Owner (1)	Number of Ordinary Shares (2)	Percentage of Ordinary Shares Outstanding (2)
FMR LLC(3)	6,679,575	7.80%
82 Devonshire Street Boston, MA 02109
Snow Capital Management, L.P.(4)	6,091,253	7.10%
2100 Georgetowne Drive, Suite 400 Sewickley, PA 15143
Candover Investments plc, its subsidiaries and funds under management(5)	6,074,493	7.10%
20 Old Bailey London EC4M 7LN United Kingdom
Glyn Jones	—	*
Christopher O’Kane(6)	904,771	1.05%
Richard Houghton	—	*
Julian Cusack(7)	191,406	*
Stuart Sinclair(8)	12,669	*
Brian Boornazian(9)	28,312	*
James Few(10)	123,620	*
Liaquat Ahamed	—	*
Matthew Botein(11)	1,050	*
Richard Bucknall(12)	6,550	*
John Cavoores(13)	1,384	*
Ian Cormack(14)	38,468	*
Heidi Hutter(15)	75,561	*
David Kelso(16)	3,384	*
Norman Rosenthal(17)	43,148	*
All directors and executive officers as a group (23 persons)	1,549,066	1.78%

*	Less than 1%
(1)	Unless otherwise stated, the address for each director and officer is c/o Aspen Insurance UK Limited, 30 Fenchurch Street, London EC3M 3BD, United Kingdom. The address for Messrs. Cusack and Few is c/o Aspen Insurance Holdings Limited, Maxwell Roberts Building, 1 Church Street, Hamilton HM 11, Bermuda.
(2)	Represents the outstanding ordinary shares. With respect to the directors and officers, includes the vested options exercisable for ordinary shares.
Our bye-laws generally provide for voting adjustments in certain circumstances.

(3)	As filed with the SEC on Schedule 13G by FMR Corp. on February 13, 2008. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under the Investment Adviser Act of 1940, is the beneficial owner of 5,966,575 ordinary shares, as a result of acting as investment adviser to various investment companies registered under the Investment Company Act of 1940. Pyramis Global Advisors, LLC, 53 State Street, Boston, MA, 02109, an indirect wholly-owned subsidiary of FMR LLC, is the beneficial owner of 117,500 ordinary shares. Pyramis Global Advisors Trust Company, 53 State Street, Boston, Massachusetts, 02109, an indirect wholly-owned subsidiary of FMR LLC, is the beneficial owner of 595,500 ordinary shares.
(4)	As filed with the SEC on Schedule 13G/A by Snow Capital Management, L.P. on January 22, 2008.
(5)	Includes 681,398 ordinary shares held by Candover Investments plc, 30,996 ordinary shares held by Candover (Trustees) Limited, 133,826 ordinary shares held by Candover 2001 GmbH & Co. KG, 406,054 ordinary shares held by Candover Partners Limited as general partner of Candover 2001 Fund US No. 5 Limited Partnership, 97,182 ordinary shares held by Candover Partners Limited as general partner of Candover 2001 Fund US No. 4 Limited Partnership, 343,070 ordinary shares held by Candover Partners Limited as general partner of Candover 2001 Fund US No. 3 Limited Partnership, 608,511 ordinary shares held by Candover Partners Limited as general partner of Candover 2001 Fund US No. 2 Limited Partnership, 965,390 ordinary shares held by Candover Partners Limited as general partner of Candover 2001 Fund US No. 1 Limited Partnership, 552,463 ordinary shares held by Candover Partners Limited as general partner of Candover 2001 Fund UK No. 6 Limited Partnership, 70,911 ordinary shares held by Candover Partners Limited as general partner of Candover 2001 Fund UK No. 5 Limited Partnership, 100,654 ordinary shares held by Candover Partners Limited as general partner of Candover 2001 Fund UK No. 4 Limited Partnership, 1,018,463 ordinary shares held by Candover Partners Limited as general partner of Candover 2001 Fund UK No. 3 Limited Partnership, 317,982 ordinary shares held by Candover Partners Limited as general partner of Candover 2001 Fund UK No. 2 Limited Partnership and 747,593 ordinary shares held by Candover Partners Limited as general partner of Candover 2001 Fund UK No. 1 Limited Partnership, but excludes 16,794 ordinary shares held by Halifax EES Trustees International Limited (‘‘Halifax’’) as trustee of The Candover 2001 Employee Benefit Trust.
(6)	Includes 31,170 ordinary shares and 873,601 ordinary shares issuable upon exercise of vested options, held by Mr. O’Kane.
(7)	Represents ordinary shares issuable upon exercise of vested options.
(8)	On March 14, 2008, Mr. Sinclair tendered his resignation as Chief Operating Officer and as a member of our Board, as well as a director on our subsidiaries, effective as of April 17, 2008.
(9)	Includes 20,444 ordinary shares and 7,868 ordinary shares issuable upon exercise of vested options, held by Mr. Boornazian.
(10)	Includes 4,290 ordinary shares and 119,330 ordinary shares issuable upon exercise of vested options, held by Mr. Few.
(11)	Represents 1,050 vested restricted share units which are issuable on the first anniversary of date of grant.
(12)	Includes 5,550 ordinary shares and 1,050 vested restricted share units which are issuable on the first anniversary of date of grant.
(13)	Represents 1,384 vested restricted share units which are issuable on the first anniversary of date of grant.

(14)	Includes 2,170 ordinary shares, 34,914 ordinary shares issuable upon exercise of vested options held by Mr. Cormack and 1,384 vested restricted share units which are issuable on the first anniversary of date of grant.
(15)	Ms. Hutter, one of our directors, is the beneficial owner of 870 ordinary shares. As Chief Executive Officer of The Black Diamond Group, LLC, Ms. Hutter has shared voting and investment power over the 3,470 ordinary shares beneficially owned by The Black Diamond Group, LLC. The business address of Ms. Hutter is c/o Black Diamond Group, 515 Congress Avenue, Suite 2220, Austin, Texas 78701. Ms. Hutter also holds vested options exercisable for 69,837 ordinary shares and 1,384 vested restricted share units which are issuable on the first anniversary of date of grant.
(16)	Includes 2,000 ordinary shares and 1,384 vested restricted share units which are issuable on the first anniversary of date of grant.
(17)	Includes 6,850 ordinary shares, 34,914 ordinary shares issuable upon exercise of vested options held by Dr. Rosenthal and 1,384 vested restricted share units which are issuable on the first anniversary of date of grant. Dr. Rosenthal, one of our directors, was nominated by Blackstone and appointed by the Board of Directors. Dr. Rosenthal disclaims beneficial ownership of any of the ordinary shares held by Blackstone. The business address of Dr. Rosenthal is c/o Norman L. Rosenthal & Associates, Inc., 415 Spruce Street, Philadelphia, PA 19106.

The table below includes securities to be issued upon exercise of options granted pursuant to the Company’s 2003 Share Incentive Plan and the Amended 2006 Stock Option Plan as of December 31, 2007. The 2003 Share Incentive Plan, as amended, and the 2006 Stock Option Plan were approved by shareholders at our annual general meetings.

	A	B	C
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise of price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)
Equity compensation plans approved by security holders	4,741,505	$19.60	3,143,415
Equity compensation plans not approved by security holders	—	—	—
Total	4,741,505	$19.60	3,143,415

Performance Graph

The following information is not deemed to be ‘‘soliciting material’’ or to be ‘‘filed’’ with the SEC or subject to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act or the Exchange Act.

The following graph compares cumulative return on our ordinary shares, including reinvestment of dividends of our ordinary shares, to such return for the S&P 500 Composite Stock Price Index and S&P’s Super Composite Property-Casualty Insurance Index, for the period commencing December 4, 2003 and ending on December 31, 2007, assuming $100 was invested on December 4, 2003. The measurement point on the graph below represents the cumulative shareholder return as measured by the last sale price at the end of each calendar month during the period from December 4, 2003 through December 31, 2007. As depicted in the graph below, during this period, the cumulative total return (1) on our ordinary shares was 29.40%, (2) for the S&P 500 Composite Stock Price Index was 47.88% and (3) for the S&P Super Composite Property-Casualty Insurance Index was 32.94%.

PROPOSAL FOR ELECTION OF DIRECTORS

(Proposal No. 1)

Proposal No. 1 calls for a vote FOR the re-election of Mr. Christopher O’Kane, Ms. Heidi Hutter, Mr. David Kelso, Mr. John Cavoores and Mr. Liaquat Ahamed as Class I directors at the Annual General Meeting. If elected, each of Mr. Christopher O’Kane, Ms. Heidi Hutter, Mr. David Kelso, Mr. John Cavoores and Mr. Liaquat Ahamed will serve for a three-year term expiring at the Company’s Annual General Meeting of Shareholders in 2011 or until their successors are elected and qualified.

Biographical information relating to the directors under Proposal No. 1 is presented in this Proxy Statement under ‘‘Management — Board of Directors of the Company.’’

Votes Required

Proposal No. 1 requires approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS VOTING ‘‘FOR’’ THE ELECTION OF
EACH OF THE NOMINEES FOR CLASS I DIRECTOR.

PROPOSAL FOR ELECTION OF DIRECTOR

(Proposal No. 2)

Proposal No. 2 calls for a vote FOR the re-election of Mr. Richard Houghton as a Class II director at the Annual General Meeting. If elected, Mr. Houghton will serve until the Company’s Annual General Meeting of Shareholders in 2009 or until his successor is elected and qualified.

Biographical information relating to the director under Proposal No. 2 is presented in this Proxy Statement under ‘‘Management — Board of Directors of the Company.’’

Votes Required

Proposal No. 2 requires approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS VOTING ‘‘FOR’’ THE ELECTION OF
THE NOMINEE FOR CLASS II DIRECTOR.

PROPOSAL FOR ELECTION OF DIRECTOR

(Proposal No. 3)

Proposal No. 3 calls for a vote FOR the re-election of Messrs. Matthew Botein and Richard Bucknall as Class III directors at the Annual General Meeting. If elected, Messrs. Botein and Bucknall will serve until the Company’s Annual General Meeting of Shareholders in 2010 or until their respective successors are elected and qualified.

Biographical information relating to the directors under Proposal No. 3 is presented in this Proxy Statement under ‘‘Management — Board of Directors of the Company.’’

Votes Required

Proposal No. 3 requires approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS VOTING ‘‘FOR’’ THE ELECTION OF
THE NOMINEES FOR CLASS III DIRECTOR.

EMPLOYEE SHARE PURCHASE PLAN

(Proposal No. 4)

Proposal No. 4 calls for a vote FOR the adoption of the Company’s Employee Share Purchase Plan (the ‘‘Employee Share Purchase Plan’’) to provide eligible employees of the Company and its designated subsidiaries with an opportunity to share in the ownership of the Company by offering successive options to purchase ordinary shares on terms mutually advantageous to the Company and its employees.

The full text of the Employee Share Purchase Plan is attached to this Proxy Statement as Appendix I. The following summary of the Employee Share Purchase Plan is qualified in its entirety by the provisions of such text.

Our board of directors approved the parameters of the Employee Share Purchase Plan on February 6, 2008 and the Compensation Committee approved the final Employee Share Purchase Plan on March 17, 2008, subject to shareholder approval.

Description of Material Terms of the Employee Share Purchase Plan

Purpose

The purpose of the Employee Share Purchase Plan is to provide employees of the Company and its designated subsidiaries with an opportunity to purchase shares of the Company through accumulated payroll deductions. A designated subsidiary is a subsidiary of the Company selected by the board of directors as eligible to participate in the Employee Share Purchase Plan.

Administration

The Employee Share Purchase Plan will be administered by the board of directors of the Company or a committee designated by the board of directors. The administrator has the full and exclusive discretionary authority to interpret the Employee Share Purchase Plan and to take all action that it deems necessary or advisable under the Employee Share Purchase Plan. No director or committee member will be liable for any action or determination made in good faith with respect to the Employee Share Purchase Plan.

In accordance with its authority, if the Employee Share Purchase Plan is approved by the shareholders, the administrator will establish and administer an International Employee Share Purchase Plan, which will operate as a sub-plan of the Employee Share Purchase Plan, generally under the same terms and provisions as the Employee Share Purchase Plan. The International Employee Share Purchase Plan will be administered in accordance with the applicable laws in the jurisdiction in which an international designated subsidiary or the participants are located. An international designated subsidiary is a subsidiary of the Company selected by the board of directors as eligible to participate in the International Employee Share Purchase Plan.

The Company will pay all costs and expenses incurred in administering the Employee Share Purchase Plan and any brokerage fees associated with the purchase of shares by any participant.

Eligibility

Any employee of the Company or any designated subsidiary who is an employee on an offering date is eligible to participate in the Employee Share Purchase Plan and any employee of the Company or any international designated subsidiary who is an employee on an offering date is eligible to participate in the International Employee Share Purchase Plan. However, an employee may not become a participant for an offering period if (i) immediately following the grant of the option, the employee would own shares of the Company and/or hold outstanding options to purchase shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or any subsidiary or (ii) the value of the shares to be purchased under the

Employee Share Purchase Plan on the date the option is granted exceeds twenty-five thousand U.S. dollars (US$25,000) determined at the fair market value of the shares at the time the option is granted for each calendar year in which the option is outstanding at any time. As of March 1, 2008, there were approximately 139 employees of the Company and its designated subsidiaries eligible to participate in the Employee Share Purchase Plan and 373 employees of the Company and its international designated subsidiaries eligible to participate in the International Employee Share Purchase Plan.

Shares Reserved

The number of shares reserved for issuance and purchase by the participants under the Employee Share Purchase Plan, the UK Sharesave Scheme the (‘‘2008 Sharesave Scheme’’), and the International Employee Share Purchase Plan, subject to adjustment upon changes in capitalization of the Company as described below, will be 870,000 shares. The 2008 Sharesave Scheme is described under Proposal 5 below. The shares used under the three plans will be authorized but unissued shares. Any shares that are subject to an unexercised option under the Employee Share Purchase Plan and the International Employee Share Purchase Plan that is terminated will automatically again become available for issuance. If the total number of shares then available under the Employee Share Purchase Plan and the International Employee Share Purchase Plan on a purchase date or the shares under the UK Sharesave Scheme exceeds the number of shares then available or if there is insufficient unissued share capital of the Company, the administrator will make a pro rata allocation of the remaining shares in a uniform manner.

Participation

The Employee Share Purchase Plan and the International Employee Share Purchase Plan will be implemented by a series of consecutive offering periods as determined by the board of directors. The board of directors will have the power to change the duration and/or frequency of offering periods with respect to future offering periods. Offering periods will be for a two (2) year or other period as determined by the board of directors but may not be longer than twenty-seven (27) months. The first offering period will commence on the first offering date and end on the day preceding the second anniversary of the offering date.

On an offering date, participants will be granted an option for as many shares as the participant will be able to purchase with the payroll deductions credited to the participant’s account during the offering period. An eligible employee may authorize payroll deductions at the rate of any whole percentage or in a specified amount of the eligible employee’s compensation not to exceed five hundred U.S. dollars (US$500) per month. Under the International Employee Share Purchase Plan, for the purpose of determining the number of shares to be purchased by the participant, the payroll deductions made by the participant will be converted into U.S. dollars on the purchase date on the basis of the exchange rate in effect on such date. A participant may increase or decrease his or her payroll deductions at any time during the offering period unless prohibited by the administrator.

An eligible employee will purchase the number of full or fractional shares (if permitted by the administrator) on the purchase date with his or her accumulated payroll deductions. If the fair market value of a share on the offering date exceeds the fair market value of the share on such date, no shares will be purchased and any payroll deductions will be promptly refunded to the participant.

Price

The purchase price will be eighty-five percent (85%) of the fair market value of a share on the offering date which may be adjusted upon changes in capitalization of the Company. Fair market value will be equal to the closing sales price for the shares (or the closing bid, if no sales were reported) as quoted on the New York Stock Exchange or any other established stock exchange or national market system.

Termination

A participant may withdraw from an offering period, in whole but not in part, at any time up to ten (10) days prior to the purchase date. A participant’s withdrawal from an offering period will have no effect on his or her eligibility to participate in any similar plan of the Company or any succeeding offering period under the Employee Share Purchase Plan or the International Employee Share Purchase Plan. In the event of a withdrawal, the Company will refund the entire balance of the participant’s account to the participant.

Upon termination of employment or loss of eligibility to participate in the Employee Share Purchase Plan or the International Employee Share Purchase Plan for any reason, including but not limited to death or retirement, a participant’s account will be paid to the participant or to the participant’s beneficiary.

Transferability

A participant’s payroll deductions credited to a participant’s account and the rights with regard to the exercise of an option or to receive shares under the Employee Share Purchase Plan or the International Employee Share Purchase Plan may not be assigned, transferred, pledged or otherwise disposed of by the participant.

Unless otherwise determined by the administrator, shares delivered to a participant may not be assigned, transferred, pledged or otherwise disposed of in any way by the participant during the one (1) year period following such delivery to the participant other than by will or the laws of descent.

Shareholder Rights

The participants in the Employee Share Purchase Plan and the International Employee Share Purchase Plan will not have any rights as a shareholder with respect to the shares until the shares have been purchased and the participant becomes the holder of record of the shares.

Duration

The Employee Share Purchase Plan and the International Employee Share Purchase Plan will terminate on the tenth anniversary of the effective date unless terminated earlier by the board of directors.

Changes in Capitalization/Corporate Transaction

Upon changes in capitalization of the Company, the board of directors will make such adjustment, if any, as it deems appropriate to the number, kind and the price of shares available for purchase under the Employee Share Purchase Plan and the International Employee Share Purchase Plan and the number of shares which a participant is entitled to purchase.

In the event of the sale of all or substantially all of the assets of the Company, or the merger, consolidation of the Company or the dissolution or liquidation of the Company, a purchase date will be deemed to occur on the trading day immediately preceding such event, unless otherwise provided by the board of directors.

Amendment or Termination

The administrator may at any time and for any reason terminate or amend the Employee Share Purchase Plan and the International Employee Share Purchase Plan, except that prior approval of the Company’s shareholders may be required in certain circumstances to comply with certain applicable laws including Section 423 of the Internal Revenue Code of 1986 (the ‘‘Code’’) and any regulation or stock exchange rule. In the event the Employee Share Purchase Plan and the International Employee Share Purchase Plan is terminated, the board of directors may elect to terminate all outstanding options or may elect to permit the options to expire in accordance with their terms.

New Plan Benefits

No purchase rights will be granted and no shares will be issued under the Employee Share Purchase Plan and the International Employee Share Purchase Plan, unless the plans are approved by the shareholders at the Annual General Meeting.

Federal Income Tax Consequences of the Employee Share Purchase Plan

Set forth below is a brief discussion of certain United States federal income tax consequences with respect to the participants with respect to participation in the Employee Share Purchase Plan. This summary is not intended to be exhaustive and does not describe the state, local or foreign tax consequences of participation in the Employee Share Purchase Plan. Due to the complexities of the tax laws, a participant should consult a tax advisor as to his or her individual circumstances.

The Employee Share Purchase Plan is intended to qualify as an ‘‘employee stock purchase plan’’ as defined in Section 423 of the Code. If a plan qualifies under Section 423 of the Code, participants will not recognize any taxable income as a result of participating in or receiving ordinary shares of the Company under the Employee Share Purchase Plan and the Company will not be allowed any deductions upon either the grant or the exercise of a purchase right.

If the participant sells or otherwise disposes of the purchased shares within two (2) years after the start date of the offering period in which such shares were acquired or within one (1) year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess.

If the participant sells or disposes of the purchased shares more than two (2) years after the start date of the offering period in which the shares were acquired and more than one (1) year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) the discount from the fair market value of the shares of common stock on the start date of the offering period. Any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such disposition.

A participant who still owns the purchased shares at the time of death will recognize taxable income equal to the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) the excess of the fair market value of the shares on the start date of the offering period in which those shares were acquired over the purchase price which would have been paid for those shares had they been purchased on that start date.

Any dividends paid on shares purchased pursuant to the Employee Share Purchase Plan must be reported as ordinary income in the year received.

Non-U.S. Tax Consequences of the International Employee Share Purchase Plan

This summary is not intended to be exhaustive and does not describe all of the non-U.S. tax consequences of participation in the International Employee Share Purchase Plan. The income tax consequences to participants in the International Employee Share Purchase Plan will vary by country depending on the tax laws of the jurisdiction in which the employee resides and/or works. A non-U.S participant generally will not be subject to U.S. federal income tax or tax withholding upon the purchase of shares under the International Employee Share Purchase Plan. Due to the complexities of the tax laws, a participant should consult a tax advisor as to his or her individual circumstances.

Votes Required

Proposal No. 8 requires approval by the affirmative vote of a majority of the votes cast at the Annual General Meeting, subject to our Bye Laws 63 to 67.

THE BOARD RECOMMENDS A VOTE ‘‘FOR’’ THE
ADOPTION OF THE EMPLOYEE SHARE PURCHASE PLAN.

2008 SHARESAVE SCHEME

(Proposal No. 5)

Proposal No. 5 calls for a vote FOR the adoption of the Company’s 2008 Sharesave Scheme (the ‘‘2008 Sharesave Scheme’’) to provide eligible employees of the Company and its designated subsidiaries with an opportunity to share in the ownership of the Company by offering successive options to purchase ordinary shares on terms mutually advantageous to the Company and its employees.

The full text of the 2008 Sharesave Scheme is attached to this Proxy Statement as Appendix II. The following summary of the 2008 Sharesave Scheme is qualified in its entirety by the provisions of such text.

Our board of directors approved the parameters of the 2008 Sharesave Scheme on February 6, 2008 and the Compensation Committee approved the final Employee Share Purchase Plan on March 17, 2008, subject to shareholder approval and approval of Her Majesty’s Revenue and Customs of the United Kingdom.

Description of Material Terms of the 2008 Sharesave Scheme

Purpose

The purpose of the 2008 Sharesave Scheme is to provide eligible employees of Aspen’s UK subsidiaries with an opportunity to share in the ownership of Aspen by offering successive options to purchase ordinary shares on terms mutually advantageous to Aspen and employees of its UK subsidiaries.

Administration of the 2008 Sharesave Scheme

The 2008 Sharesave Scheme will be administered under the direction of the Board, which includes members not eligible to participate in the 2008 Sharesave Scheme. The Board may make and vary such regulations (not being inconsistent with the 2008 Sharesave Scheme) as it thinks fit for the administration and implementation of the 2008 Sharesave Scheme. The Board’s decision on any matter concerning the 2008 Sharesave Scheme or its interpretation is final and binding. The Board may delegate its authority to any authorized officer or officers of the Company as it deems appropriate.

Eligibility

Current employees of Aspen’s UK subsidiaries:

(1)	who have achieved a minimum period of continuous service set by the Board;

(2)	whose earnings from his or her office or employment are general earnings to which section 15 or 21 of the UK Income Tax (Earnings and Pensions) Act 2003 (the ‘‘Act’’) applies;

(3)	who are not ineligible to participate in the 2008 Sharesave Scheme by virtue of any of the provisions of the Act, including in particular paragraph 11 of Schedule 3 to the Act (other than as permitted by the Board), are eligible to participate in the 2008 Sharesave Scheme. UK non-employee directors are not eligible to participate.

Shares Reserved

The number of shares reserved for issuance and purchase by the participants under the Employee Share Purchase Plan, the 2008 Sharesave Scheme and the International Employee Share Purchase Plan, subject to adjustment upon changes in capitalization of the Company as described above in Proposal 4, will be 870,000 shares. The shares used under the three plans will be authorized but unissued shares.

Purchase under the 2008 Sharesave Scheme

Under the 2008 Sharesave Scheme, the Board may grant a series of options to acquire Aspen ordinary shares which vest in three, five or seven years. An employee saves for the purchase price of his or her options by entering into a savings contract with a savings provider under which he or she agrees to save a regular monthly amount, not less than £5 per month or more than £250 per month. At the end of each savings period, participating employees receive their savings back, plus a UK tax free bonus, which may be used, at the participating employees’ discretion, to exercise their options. Options not exercised within six months from the end of the contract will lapse.

Price

Unless a higher price is designated by the Board, the purchase price per share will be 85% of the fair market value of Aspen’s ordinary shares on the date of grant of the option. Fair market value is determined by the average of the highest and lowest prices as reported on the New York Stock Exchange on or immediately proceeding the date of grant. The purchase price is converted into Pounds Sterling at the noon buying rate in New York, New York, as certified for customs purposes by the U.S. Federal Reserve Bank, either as of that day or averaged over the three preceding days, as determined by the Board.

Change of Control

In the event of a change of control of the Company, participating employees shall have six (6) months to exercise their unvested options. An acquiring company, with the agreement of a participating employee, may offer to grant to the participating employee a new option for shares in the acquiring company in exchange for the old option, so long as the new option has an equal aggregate market value, an equal aggregate exercise price and terms otherwise identical to the old option.

Termination of Participation

If a participating employee ceases to be employed by the Company or one of its subsidiaries as a result of injury, disability, redundancy or retirement, either at age 60 or such other age at which he or she is bound to retire in accordance with the terms of his or her employment, any outstanding option becomes and remains exercisable for a period of six months from the date of cessation of employment.

In the event of the death of a participating employee prior to the date on which the bonus under the savings contract becomes payable, any outstanding option may be exercised by his or her personal representatives at any time during the period of 12 months commencing on the date of death. In the event of the death of a participating employee within six months of the date on which the bonus under the savings contract becomes payable, any outstanding option may be exercised by his or her personal representatives at any time during the period of 12 months commencing on the date on which the bonus becomes payable.

Transferability of Employee Rights under the 2008 Sharesave Scheme

An employee’s options to purchase shares under the 2008 Sharesave Scheme cannot be transferred, mortgaged, pledged or encumbered and may be exercised only by the employee (or his or her personal representatives after death).

Once each option to purchase shares under the 2008 Sharesave Scheme has been exercised, however, the shares become the exclusive property of the employee and are freely transferable. At the time of purchase, an employee assumes the same rights and risks as other holders of ordinary shares and will receive dividends when and if declared by the Board of Directors.

Duration of Plan

The 2008 Sharesave Scheme is scheduled to expire on the tenth anniversary of its commencement. With the approval of Her Majesty’s Revenue and Customs of the United Kingdom,

appropriate adjustments may be made by the Board in the event of any variation in the Company’s ordinary share capital. This may, depending on the circumstances, include a share dividend, share split, recapitalization, reorganization, amalgamation, merger, consolidation exchange, liquidation or spinoff.

Amendment of the 2008 Sharesave Scheme

The Board may amend the 2008 Sharesave Scheme provided that (i) no amendment may be made without the prior approval of shareholders in general meeting if it would (a) make the terms on which options may be granted materially more generous; or (b) increase the overall limits on grants; or (c) expand the Company’s potential option holders and (ii) no alteration to a key feature shall have effect without the prior approval of Her Majesty’s Revenue & Customs. The Board may make minor amendments to benefit the administration of the Scheme, to take account of any change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for option holders or for the Company. In addition, the Board may establish further schemes to apply an overseas territories governed by rules similar to the rules of the 2008 Sharesave Scheme but modified to take account of local tax, exchange control and securities law, regulations or practice.

The 2008 Sharesave Scheme is subject to the approval of Her Majesty’s Revenue & Customs of the United Kingdom. The Board may make such modifications as they consider necessary or desirable to obtain or maintain such approval.

Votes Required

Proposal No. 5 requires approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS A VOTE ‘‘FOR’’ THE
ADOPTION OF THE 2008 SHARESAVE SCHEME.

APPOINTMENT OF THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal No. 6)

Proposal No. 6 calls for a vote FOR the appointment of KPMG Audit Plc as the Company’s independent registered public accounting firm. On February 5, 2008, the Audit Committee selected, subject to appointment by the Company’s Shareholders, KPMG Audit Plc to continue to serve as independent registered public accounting firm for the Company and its subsidiaries for the fiscal year ending December 31, 2008. KPMG Audit Plc has served as the Company’s independent auditor since 2002.

A representative of KPMG Audit Plc is expected to be present at the Annual General Meeting and will have the opportunity to make statements and to respond to appropriate questions raised at the Annual General Meeting.

Fees Billed to the Company by KPMG Audit Plc

The following table represents aggregate fees billed to the Company for fiscal years ended December 31, 2007 and 2006 by KPMG Audit Plc (‘‘KPMG’’), the Company’s principal accounting firm.

	Twelve months ended December 31, 2007	Twelve months ended December 31, 2006
	($ in thousands)
Audit Fees(a)	$2,009.3	$1,978.9
Audit-Related Fees(b)	$382.5	$268.8
Tax Fees(c)	—	—
All Other Fees(d)	—	—
Total Fees	$2,391.8	$2,247.7

(a)	Audit fees related to the audit of the Company’s financial statements for the twelve months ended December 31, 2007 and 2006, the review of the financial statements included in our quarterly reports on Form 10-Q during 2007 and 2006 and for services that are normally provided by KPMG in connection with statutory and regulatory filings for the relevant fiscal years.
(b)	Audit-related fees are fees related to assurance and related services for the performance of the audit or review of the Company’s financial statements (other than the audit fees disclosed above).
(c)	Tax fees are fees related to tax compliance, tax advice and tax planning services.
(d)	All other fees relate to fees billed to the Company by KPMG for all other non-audit services rendered to the Company.

The Audit Committee has considered whether the provision of non-audit services by KPMG is compatible with maintaining KPMG’s independence with respect to the Company and has determined that the provision of the specified non-audit services is consistent with and compatible with KPMG maintaining its independence. The Audit Committee approved all services that were provided by KPMG.

Votes Required

Proposal No. 6 requires approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS VOTING ‘‘FOR’’ THE APPOINTMENT OF
KPMG AUDIT PLC AS THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM.

AMENDMENT AND RESTATEMENT OF THE BYE-LAWS OF THE COMPANY

(Proposal No. 7)

The Board unanimously determined at its meeting held on February 6, 2008 that it is in the best interests of the Company and its shareholders to make certain amendments to our Bye-Laws as described in Appendix III of this Proxy Statement.

In order to facilitate review of the bye-law amendment proposal, we have prepared an amended and restated version of our Bye-Laws reflecting all of the proposed changes, marked copies of which are included as Exhibit A to Appendix III. Shareholders are urged to carefully review Appendix III and the proposals described therein.

Votes Required

Proposal No. 7 requires approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS A VOTE ‘‘FOR’’ THE ADOPTION OF EACH OF THE PROPOSED AMENDMENTS TO THE BYE-LAWS.

RESOLUTIONS FOR ASPEN INSURANCE UK LIMITED (‘‘ASPEN U.K.’’)

(Proposals No. 8, 9, 10 and 11)

The Company’s Bye-Law 84 provides that if the Company is required or entitled to vote at a general meeting of any Non-U.S. Subsidiary, the Board will refer the subject matter of the vote to the Shareholders of the Company in a general meeting of the Company. The Company shall cause the Company’s corporate representative or proxy to vote the Company’s shares in the Non-U.S. Subsidiary pro rata to the votes received at the general meeting of the Company, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company’s corporate representative or proxy to vote the appropriate proportion of its shares for, and the appropriate proportion of its shares against, the resolution proposed by our Non-U.S. Subsidiaries.

Proposal No. 8 calls for a vote on a resolution proposed by the Company in respect of Aspen U.K., an indirect wholly-owned insurance company organized under the laws of England and Wales, as an instruction for the Company’s representatives or proxies to vote FOR the election of Messrs. Glyn Jones, Christopher O’Kane, Richard Bucknall, Ian Cormack, Marek Gumienny, Stephen Rose and Oliver Peterken and Ms. Heidi Hutter as company directors to the board of directors of Aspen U.K.

Biographical information relating to the directors under Proposal No. 8 is presented in this Proxy Statement under ‘‘Management — Board of Directors of the Company,’’ ‘‘— Executive Officers of the Company’’ and ‘‘— Boards of Directors of Non-U.S. Subsidiaries.’’

Proposal No. 9 calls for a vote on a resolution proposed by the Company in respect of Aspen U.K. as an instruction for the Company’s representatives or proxies to vote FOR:

(i)	in place of the authority given in Article 4(B) of Aspen U.K.’s articles of association, the directors of Aspen U.K. are generally and unconditionally authorized for the purposes of Section 80 of the United Kingdom’s Companies Act 1985 (as amended) to allot, or to grant any right to subscribe for, or to convert any security into, shares in the authorized share capital of Aspen U.K. at the date of the Aspen U.K. resolution ultimately conferring such authority (the ‘‘Aspen U.K. Resolution’’), at any time or times until the earlier of:

(x)	the expiry of five years from the date of the Aspen U.K. Resolution at which time the authority contained in (i) above shall expire, but the directors of Aspen U.K. may make an offer or agreement before the expiry of the authority which would or might require shares to be allotted or rights to subscribe for or to convert any security into shares to be granted, after the expiry of the authority; or

(y)	the coming into effect of the amendment to the articles of association described in Appendix IV giving the directors all the powers of the company to allot shares or to grant rights to subscribe for or to convert any security into such shares (the ‘‘Amendment’’);

(ii)	the maximum amount of relevant securities which may be allotted pursuant to the authority conferred in (i) above is 50% of the authorized but as yet unissued share capital of Aspen U.K. at the date of the Aspen U.K. Resolution, but for the avoidance of doubt, this maximum shall not apply once the Amendment comes into effect.

Under the provisions of Aspen U.K.’s articles of association, the board of directors is authorized to allot ordinary shares pursuant to Section 80 of the United Kingdom’s Companies Act 1985 (as amended). Ordinary shares under English law are similar to shares of common stock of companies domiciled in the United States. Under the United Kingdom’s Companies Act 1985 (as amended), ordinary shares may not be issued until after they have first been allotted (authorized for issuance) by the board of directors. Allotment of securities by the board of directors from Aspen U.K.’s authorized share capital currently requires the grant of a general power of allotment by Aspen U.K.’s shareholders. This is an additional step not generally required when companies domiciled in the United States are issuing securities and which will no longer be required under UK law once certain provisions of the UK Companies Act 2006 come into force (anticipated to be in October 2009). This resolution grants the directors authority to allot shares and is intended to remain in place until the amendment to the articles of association described in Appendix IV comes into effect which dispenses with the need for such authority in response to the new legislation.

Proposal No. 10 calls for a vote on a resolution proposed by the Company in respect of Aspen U.K. as an instruction for the Company’s representatives or proxies to vote FOR amendments to Aspen U.K.’s memorandum of association and articles of association in order to update them to take account of changes in UK company law brought about by the Companies Act 2006. The changes are set out in Appendix IV.

Proposal No. 11 calls for a vote on a resolution proposed by the Company in respect of Aspen U.K. as an instruction for the Company’s representatives or proxies to vote FOR the appointment of KPMG Audit Plc as the auditor of Aspen U.K. and to grant authority to the Company’s Board through its Audit Committee to determine their remuneration, all subject to KPMG Audit Plc being appointed as the Company’s independent registered public accounting firm. Under changes to UK company legislation private companies’ auditors will be deemed reappointed from year to year. Therefore, unless changing its auditor, Aspen U.K. will no longer need to reappoint its auditor each year.

Votes Required

Proposals No. 8, 9 and 11 require approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

Proposal No. 10 requires approval by the affirmative vote of not less than three-fourths of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS VOTING ‘‘FOR’’ THE RESOLUTIONS
PROPOSED BY THE COMPANY IN RESPECT OF ASPEN U.K.

RESOLUTIONS FOR ASPEN INSURANCE UK SERVICES LIMITED (‘‘ASPEN SERVICES’’)

(Proposals No. 12, 13, 14 and 15)

The Company’s Bye-Law 84 provides that if the Company is required or entitled to vote at a general meeting of any Non-U.S. Subsidiary, the Board will refer the subject matter of the vote to the Shareholders of the Company in a general meeting of the Company. The Company shall cause the Company’s corporate representative or proxy to vote the Company’s shares in the Non-U.S. Subsidiary pro rata to the votes received at the general meeting of the Company, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company’s corporate representative or proxy to vote the appropriate proportion of its shares for, and the appropriate proportion of its shares against, the resolution proposed by our Non-U.S. Subsidiaries.

Proposal No. 12 calls for a vote on a resolution proposed by the Company in respect of Aspen Services, an indirect wholly-owned services company organized under the laws of England and Wales, as an instruction for the Company’s representatives or proxies to vote FOR the election of Messrs. Christopher O’Kane, Richard Houghton and Stephen Rose as company directors to the board of directors of Aspen Services.

Biographical information relating to the directors under Proposal No. 12 is presented in this Proxy Statement under ‘‘Management — Board of Directors of the Company’’ and ‘‘— Board of Directors of Non-U.S. Subsidiaries.’’

Proposal No. 13 calls for a vote on a resolution proposed by the Company in respect of Aspen Services as an instruction for the Company’s representatives or proxies to vote FOR:

(i)	in place of the authority given in Article 4(B) of Aspen Services’ articles of association, the directors of Aspen Services are generally and unconditionally authorized for the purposes of Section 80 of the United Kingdom’s Companies Act 1985 (as amended) to allot, or to grant any right to subscribe for, or to convert any security into, shares in the authorized share capital of Aspen Services at the date of the Aspen Services resolution ultimately conferring such authority (the ‘‘Aspen Services Resolution’’), at any time or times until the earlier of:

(x)	the expiry of five years from the date of the Aspen Services Resolution at which time the authority contained in (i) above shall expire, but the directors of Aspen Services may make an offer or agreement before the expiry of the authority which would or might require shares to be allotted or rights to subscribe for or to convert any security into shares to be granted, after the expiry of the authority; or

(y)	the coming into effect of the amendment to the articles of association described in Appendix IV giving the directors all the powers of the company to allot shares or to grant rights to subscribe for or to convert any security into such shares (the ‘‘Amendment’’);

(ii)	the maximum amount of relevant securities which may be allotted pursuant to the authority conferred in (i) above is 50% of the authorized but as yet unissued share capital of Aspen Services at the date of the Aspen Services Resolution, but for the avoidance of doubt, this maximum shall not apply once the Amendment comes into effect.

Under the provisions of Aspen Services’ articles of association, the board of directors is authorized to allot ordinary shares pursuant to Section 80 of the United Kingdom’s Companies Act 1985 (as amended). Ordinary shares under English law are similar to shares of common stock of companies domiciled in the United States. Under the United Kingdom’s Companies Act 1985 (as amended), ordinary shares may not be issued until after they have first been allotted (authorized for issuance) by the board of directors. Allotment of securities by the board of directors from Aspen Services’ authorized share capital currently requires the grant of a general power of allotment by Aspen Services’ shareholders. This is an additional step not generally required when companies domiciled in the United States are issuing securities and which will no longer be required under UK law once certain provisions of the UK Companies Act 2006 come into force (anticipated to be in

October 2009). This resolution grants the directors authority to allot shares and is intended to remain in place until the amendment to the articles of association described in Appendix IV comes into effect which dispenses with the need for such authority in response to the new legislation.

Proposal No. 14 calls for a vote on a resolution proposed by the Company in respect of Aspen Services as an instruction for the Company’s representatives or proxies to vote FOR amendments to Aspen Services’ memorandum of association and articles of association in order to update them to take account of changes in UK company law brought about by the Companies Act 2006. The changes are set out in Appendix IV.

Proposal No. 15 calls for a vote on a resolution proposed by the Company in respect of Aspen Services as an instruction for the Company’s representatives or proxies to vote FOR the re-appointment of KPMG Audit Plc as the auditor of Aspen Services and to grant authority to the Company’s Board through its Audit Committee to determine their remuneration, all subject to KPMG Audit Plc being appointed as the Company’s independent registered public accounting firm. Under changes to UK company legislation private companies’ auditors will be deemed reappointed from year to year. Therefore, unless changing its auditor, Aspen Services will no longer need to reappoint its auditor each year.

Votes Required

Proposals No. 12, 13 and 15 require approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

Proposal No. 14 requires approval by the affirmative vote of not less than three-fourths of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS VOTING ‘‘FOR’’ THE RESOLUTIONS PROPOSED
BY THE COMPANY IN RESPECT OF ASPEN SERVICES.

RESOLUTIONS FOR ASPEN (UK) HOLDINGS LIMITED (‘‘ASPEN (UK) HOLDINGS’’)

(Proposals No. 16, 17, 18 and 19)

The Company’s Bye-Law 84 provides that if the Company is required or entitled to vote at a general meeting of any Non-U.S. Subsidiary, the Board will refer the subject matter of the vote to the Shareholders of the Company in a general meeting of the Company. The Company shall cause the Company’s corporate representative or proxy to vote the Company’s shares in the Non-U.S. Subsidiary pro rata to the votes received at the general meeting of the Company, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company’s corporate representative or proxy to vote the appropriate proportion of its shares for, and the appropriate proportion of its shares against, the resolution proposed by our Non-U.S. Subsidiaries.

Proposal No. 16 calls for a vote on a resolution proposed by the Company in respect of Aspen (UK) Holdings, a wholly-owned intermediary holding company organized under the laws of England and Wales, as an instruction for the Company’s representatives or proxies to vote FOR the election of Messrs. Christopher O’Kane, Richard Houghton and Stephen Rose as company directors to the board of directors of Aspen (UK) Holdings.

Biographical information relating to the directors under Proposal No. 16 is presented in this Proxy Statement under ‘‘Management — Board of Directors of the Company’’ and ‘‘— Boards of Directors of Non-U.S. Subsidiaries.’’

Proposal No. 17 calls for a vote on a resolution proposed by the Company in respect of Aspen (UK) Holdings as an instruction for the Company’s representatives or proxies to vote FOR:

(i)	in place of the authority given in Article 4(B) of Aspen (UK) Holdings’ articles of association, the directors of Aspen (UK) Holdings are generally and unconditionally authorized for the purposes of Section 80 of the United Kingdom’s Companies Act 1985 (as amended) to allot, or to grant any right to subscribe for, or to convert any security into, shares in the authorized share capital of Aspen (UK) Holdings at the date of the Aspen (UK) Holdings resolution ultimately conferring such authority (the ‘‘Aspen (UK) Holdings Resolution’’), at any time or times until the earlier of:

(x)	the expiry of five years from the date of the Aspen (UK) Holdings Resolution at which time the authority contained in (i) above shall expire, but the directors of Aspen (UK) Holdings may make an offer or agreement before the expiry of the authority which would or might require shares to be allotted or rights to subscribe for or to convert any security into shares to be granted, after the expiry of the authority; or

(y)	the coming into effect of the amendment to the articles of association described in Appendix IV giving the directors all the powers of the company to allot shares or to grant rights to subscribe for or to convert any security into such shares (the ‘‘Amendment’’);

(ii)	the maximum amount of relevant securities which may be allotted pursuant to the authority conferred in (i) above is 50% of the authorized but as yet unissued share capital of Aspen (UK) Holdings at the date of the Aspen (UK) Holdings Resolution, but for the avoidance of doubt, this maximum shall not apply once the Amendment comes into effect.

Under the provisions of Aspen (UK) Holdings’ articles of association, the board of directors is authorized to allot ordinary shares pursuant to Section 80 of the United Kingdom’s Companies Act 1985 (as amended). Ordinary shares under English law are similar to shares of common stock of companies domiciled in the United States. Under the United Kingdom’s Companies Act 1985 (as amended), ordinary shares may not be issued until after they have first been allotted (authorized for issuance) by the board of directors. Allotment of securities by the board of directors from Aspen (UK) Holdings’ authorized share capital currently requires the grant of a general power of allotment by Aspen (UK) Holdings’ shareholders. This is an additional step not generally required when companies domiciled in the United States are issuing securities and which will no longer be required under UK law once certain provisions of the UK Companies Act 2006 come into force (anticipated to be in October 2009). This resolution grants the directors authority to allot shares and is intended to remain in place until the amendment to the articles of association described in Appendix IV comes into effect which dispenses with the need for such authority in response to the new legislation.

Proposal No. 18 calls for a vote on a resolution proposed by the Company in respect of Aspen (UK) Holdings as an instruction for the Company’s representatives or proxies to vote FOR amendments to Aspen (UK) Holdings memorandum of association and articles of association in order to update them to take account of changes in UK company law brought about by the Companies Act 2006. The changes are set out in Appendix IV.

Proposal No. 19 calls for a vote on a resolution proposed by the Company in respect of Aspen (UK) Holdings as an instruction for the Company’s representatives or proxies to vote FOR the re-appointment of KPMG Audit Plc as the auditor of Aspen (UK) Holdings and to grant authority to the Company’s Board through its Audit Committee to determine their remuneration, all subject to KPMG Audit Plc being appointed as the Company’s independent registered public accounting firm. Under changes to UK company legislation private companies’ auditors will be deemed reappointed from year to year. Therefore, unless changing its auditor, Aspen (UK) Holdings will no longer need to reappoint its auditor each year.

Votes Required

Proposals No. 16, 17 and 19 require approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

Proposal No. 18 requires approval by the affirmative vote of not less than three-fourths of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS VOTING ‘‘FOR’’ THE RESOLUTIONS PROPOSED
BY THE COMPANY IN RESPECT OF ASPEN (UK) HOLDINGS.

RESOLUTIONS FOR AIUK TRUSTEES LIMITED (‘‘AIUK TRUSTEES’’)

(Proposals No. 20, 21, 22 and 23)

The Company’s Bye-Law 84 provides that if the Company is required or entitled to vote at a general meeting of any Non-U.S. Subsidiary, the Board will refer the subject matter of the vote to the Shareholders of the Company in a general meeting of the Company. The Company shall cause the Company’s corporate representative or proxy to vote the Company’s shares in the Non-U.S. Subsidiary pro rata to the votes received at the general meeting of the Company, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company’s corporate representative or proxy to vote the appropriate proportion of its shares for, and the appropriate proportion of its shares against, the resolution proposed by our Non-U.S. Subsidiaries.

Proposal No. 20 calls for a vote on a resolution proposed by the Company in respect of AIUK Trustees, an indirect wholly-owned company organized under the laws of England and Wales which administers Aspen U.K.’s pension plan, as an instruction for the Company’s representatives or proxies to vote FOR the election of Messrs. Stephen Rose, John Henderson, Christopher Woodman and Ms. Tania Kerno as company directors to the board of directors of AIUK Trustees.

Biographical information relating to the directors under Proposal No. 20 is presented in this Proxy Statement under ‘‘Management — Executive Officers of the Company’’ and ‘‘— Boards of Directors of Non-U.S. Subsidiaries.’’

Proposal No. 21 calls for a vote on a resolution proposed by the Company in respect of Aspen AIUK Trustees as an instruction for the Company’s representatives or proxies to vote FOR:

(i)	in place of the authority given in Article 4(B) of AIUK Trustees’ articles of association, the directors of AIUK Trustees are generally and unconditionally authorized for the purposes of Section 80 of the United Kingdom’s Companies Act 1985 (as amended) to allot, or to grant any right to subscribe for, or to convert any security into, shares in the authorized share capital of AIUK Trustees at the date of the AIUK Trustees resolution ultimately conferring such authority (the ‘‘AIUK Trustees Resolution’’), at any time or times until the earlier of:

(x)	the expiry of five years from the date of the Aspen (UK) Holdings Resolution at which time the authority contained in (i) above shall expire, but the directors of AIUK Trustees may make an offer or agreement before the expiry of the authority which would or might require shares to be allotted or rights to subscribe for or to convert any security into shares to be granted, after the expiry of the authority; or

(y)	the coming into effect of the amendment to the articles of association described in Appendix IV giving the directors all the powers of the company to allot shares or to grant rights to subscribe for or to convert any security into such shares (the ‘‘Amendment’’);

(ii)	the maximum amount of relevant securities which may be allotted pursuant to the authority conferred in (i) above is 50% of the authorized but as yet unissued share capital of AIUK Trustees at the date of the AIUK Trustees Resolution, but for the avoidance of doubt, this maximum shall not apply once the Amendment comes into effect.

Under the provisions of AIUK Trustees’ articles of association, the board of directors is authorized to allot ordinary shares pursuant to Section 80 of the United Kingdom’s Companies Act 1985 (as amended). Ordinary shares under English law are similar to shares of common stock of companies domiciled in the United States. Under the United Kingdom’s Companies Act 1985 (as amended), ordinary shares may not be issued until after they have first been allotted (authorized for issuance) by the board of directors. Allotment of securities by the board of directors from AIUK Trustees’ authorized share capital currently requires the grant of a general power of allotment by AIUK Trustees’ shareholders. This is an additional step not generally required when companies domiciled in the United States are issuing securities and which will no longer be required under UK law once certain provisions of the UK Companies Act 2006 come into force (anticipated to be in

October 2009). This resolution grants the directors authority to allot shares and is intended to remain in place until the amendment to the articles of association described in Appendix IV comes into effect which dispenses with the need for such authority in response to the new legislation.

Proposal No. 22 calls for a vote on a resolution proposed by the Company in respect of AIUK Trustees as an instruction for the Company’s representatives or proxies to vote FOR amendments to AIUK Trustees memorandum of association and articles of association in order to update them to take account of changes in UK company law brought about by the Companies Act 2006. The changes are set out in Appendix IV.

Proposal No. 23 calls for a vote on a resolution proposed by the Company in respect of AIUK Trustees as an instruction for the Company’s representatives or proxies to vote FOR the re-appointment of KPMG Audit Plc as the auditor of AIUK Trustees and to grant authority to the Company’s Board through its Audit Committee to determine their remuneration, all subject to KPMG Audit Plc being appointed as the Company’s independent registered public accounting firm. Under changes to UK company legislation private companies’ auditors will be deemed reappointed from year to year. Therefore, unless changing its auditor, AIUK Trustees will no longer need to reappoint its auditor each year.

Votes Required

Proposals No. 20, 21 and 23 require approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

Proposal No. 22 requires approval by the affirmative vote of not less than three-fourths of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS VOTING ‘‘FOR’’ THE RESOLUTIONS PROPOSED
BY THE COMPANY IN RESPECT OF AIUK TRUSTEES.

RESOLUTIONS FOR ASPEN INSURANCE LIMITED (‘‘ASPEN BERMUDA’’)

(Proposals No. 24, 25 and 26)

The Company’s Bye-Law 84 provides that if the Company is required or entitled to vote at a general meeting of any Non-U.S. Subsidiary, the Board will refer the subject matter of the vote to the Shareholders of the Company in a general meeting of the Company. The Company shall cause the Company’s corporate representative or proxy to vote the Company’s shares in the Non-U.S. Subsidiary pro rata to the votes received at the general meeting of the Company, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company’s corporate representative or proxy to vote the appropriate proportion of its shares for, and the appropriate proportion of its shares against, the resolution proposed by our Non-U.S. Subsidiaries.

Proposal No. 24 calls for a vote on a resolution proposed by the Company in respect of Aspen Bermuda, a wholly-owned insurance company organized under the laws of Bermuda, as an instruction for the Company’s representatives or proxies to vote FOR the election of Messrs. Christopher O’Kane, Julian Cusack, James Few, Oliver Peterken, David Skinner, Ms. Karen Green, Ms. Kate Vacher and Ms. Heather Kitson as company directors for election to the board of directors of Aspen Bermuda for 2008 and the authorization of the board of directors of Aspen Bermuda to appoint any individual as an alternate director or as a director to fill any casual vacancy created from time to time (provided the number of directors does not exceed 11) of Aspen Bermuda for 2008 and to fix the remuneration of such directors.

Biographical information relating to the directors under Proposal No. 24 is presented in this Proxy Statement under ‘‘Management — Board of Directors of the Company,’’ ‘‘— Executive Officers of the Company’’ and ‘‘— Boards of Directors of Non-U.S. Subsidiaries.’’

Proposal No. 25 calls for a vote on a resolution proposed by the Company in respect of Aspen Bermuda as an instruction for the Company’s representatives or proxies to vote FOR the appointment of KPMG Audit Plc as the auditor of Aspen Bermuda for fiscal year ended December 31, 2008 and to grant authority to the Company’s Board through its Audit Committee to determine their remuneration, subject to KPMG Audit Plc being appointed as the Company’s independent registered public accounting firm.

Proposals No. 26 calls for a vote on a resolution proposed by the Company in respect of Aspen Bermuda as an instruction for the Company’s representatives or proxies to vote FOR certain amendments to Aspen Bermuda’s Bye-Laws as described in Appendix V of this Proxy Statement.

Votes Required

Proposals No. 24, 25 and 26 require approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS VOTING ‘‘FOR’’ THE RESOLUTIONS PROPOSED
BY THE COMPANY IN RESPECT OF ASPEN BERMUDA.

OTHER MATTERS

Neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual General Meeting of Shareholders and this Proxy Statement. If any other business should come properly before the meeting, or any adjournment thereof, the proxyholders will vote on such matters according to their best judgment.

By Order of the Board of Directors,
Heather Kitson Secretary

Hamilton, Bermuda
March 25, 2008
* * * * * * *

The Annual Report on Form 10-K, including financial statements for the fiscal year ended December 31, 2007, has been posted on the ‘‘Investor Relations’’ page of our website at www.aspen.bm. The Annual Report does not form any part of the material for the solicitation of proxies. This Proxy Statement differs in some respects from a proxy statement required to be filed by a U.S. domestic issuer because the Company is a ‘‘foreign private issuer’’. Certain additional information relating to the Company may be found in its Annual Report on Form 10-K for the year ended December 31, 2007. Upon written request of a Shareholder, the Company will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K, as filed with the SEC. If you would like a copy of the Annual Report on Form 10-K, please contact Aspen Insurance Holdings Limited, Maxwell Roberts Building, 1 Church Street, Hamilton HM11, Bermuda, Attn: Head of Investor Relations. In addition, financial reports and recent filings with the SEC, including the Annual Report on Form 10-K, are available on the Internet at http://www.sec.gov. Company information is also available on the Internet at http://www.aspen.bm.

Appendix I

ASPEN INSURANCE HOLDINGS LIMITED
2008 EMPLOYEE SHARE PURCHASE PLAN

The following constitute the provisions of the 2008 Employee Share Purchase Plan of Aspen Insurance Holdings Limited.

1.    Purpose.    The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Shares of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an ‘‘Employee Stock Purchase Plan’’ under Section 423 of the Code, and the Plan shall be construed in a manner consistent with the requirements of such Section of the Code.

2.    Definitions.

(a)    ‘‘Account’’ shall mean the funds accumulated with respect to a Participant as a result of authorized payroll deductions for the purpose of purchasing Shares under this Plan. The funds allocated to a Participant’s Account shall remain the property of the Participant at all times, but may be commingled with the general funds of the Company.

(b)    ‘‘Administrator’’ shall mean the Board or any committee designated by the Board to administer the Plan pursuant to Section 15.

(c)    ‘‘Board’’ shall mean the Board of Directors of the Company.

(d)    ‘‘Code’’ shall mean the Internal Revenue Code of 1986, as amended.

(e)    ‘‘Company’’ shall mean Aspen Insurance Holdings Limited, a Bermuda holding company.

(f)    ‘‘Compensation’’ shall mean the base pay received by an Eligible Employee during an Offering Period. Compensation shall not include any other type of pay, including, but not limited to, long term disability or workers compensation payments, expense reimbursement payments or payments under any other form of equity or fringe benefit program.

(g)    ‘‘Designated Subsidiary’’ shall mean any Subsidiary selected by the Board, in its sole discretion, as eligible to participate in the Plan which may include corporations (as such term in described by Internal Revenue Regulation 1.421-1) which may become subsidiaries of the Company after the adoption of this Plan.

(h)    ‘‘Effective Date’’ shall mean March 17, 2008.

(i)    ‘‘Eligible Employee’’ shall mean any individual who is a common law employee of the Company or any Designated Subsidiary.

(j)    ‘‘Fair Market Value’’ shall mean, as of any Trading Day, the closing sale price for such Shares (or the closing bid, if no sales were reported) as quoted on the New York Stock Exchange or any other established stock exchange or national market system.

(k)    ‘‘International Plan’’ shall mean the Aspen Insurance Holdings Limited 2008 International Employee Share Purchase Plan.

(l)    ‘‘Offering Date’’ shall mean the first Trading Day of each Offering Period.

(m)    ‘‘Offering Period’’ shall mean a two (2) year or other period as determined by the Administrator; provided, however, that in no event shall the Offering Period extend for a period of longer than twenty-seven (27) months. The first Offering Period shall commence on the Plan’s first Offering Date, which shall be as soon as administratively practicable after the Effective Date and end on the second anniversary of the Offering Date.

(n)    ‘‘Option’’ shall mean a right granted under this Plan to an Eligible Employee to purchase Shares.

(o)    ‘‘Participant’’ shall mean an Eligible Employee who enrolls in the Plan pursuant to Section 4.

(p)    ‘‘Plan’’ shall mean the Aspen Insurance Holdings Limited 2008 Employee Share Purchase Plan.

(q)    ‘‘Purchase Date’’ shall mean the last Trading Day of each Offering Period or such other period as may be determined by the Board.

(r)    ‘‘Purchase Price’’ shall mean eighty-five percent (85%) of the Fair Market Value of a Share, or fractional portion thereof (as the case may be), on the Offering Date; provided, however, that the Purchase Price may be adjusted by the Administrator pursuant to Section 17.

(s)    ‘‘Share’’ shall mean the ordinary shares of the common equity of the Company, par value $0.0015144558 per share.

(t)    ‘‘Subsidiary’’ shall mean any subsidiary corporation (other than the Company) in an unbroken chain or corporations beginning with the Company, as described in Code Section 424(f).

(u)    ‘‘Trading Day’’ shall mean a day on which national stock exchanges and the New York Stock Exchange are open for trading.

(v)    ‘‘UK Sharesave Plan’’ shall mean the Aspen Insurance Holdings Limited Sharesave Plan.

3.    Eligibility.    Any Eligible Employee of the Company or a Designated Subsidiary who is an employee on an Offering Date is eligible to participate in the Plan. Notwithstanding the foregoing, no otherwise Eligible Employee may become a Participant for an Offering Period to the extent that: (i) immediately following the grant of the Option, such Eligible Employee (or any other person whose Shares would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own Shares and/or hold outstanding Options to purchase such Shares possessing five percent (5%) or more of the total combined voting power or value of all classes of the shares of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase Shares under all employee stock purchase plans of the Company and its Subsidiaries accrues at a rate which exceeds Twenty-Five Thousand U.S. Dollars ($US25,000) worth of Shares (determined at the Fair Market Value of the Shares at the time such Option is granted) for each calendar year in which such Option is outstanding at any time.

4.    Enrollment.    An Eligible Employee who meets the requirements of Section 3 may become a Participant by enrolling in the Plan by completing a payroll deduction authorization and Plan enrollment form at least ten (10) business days prior to the beginning of the applicable Offering Period or as otherwise prescribed by the Administrator prior to an applicable Offering Date.

5.    Offering Periods.    The Plan shall be implemented by a series of consecutive Offering Periods as determined by the Administrator and shall continue until terminated in accordance with Section 18 or Section 24 hereof. The Administrator shall have the power to change the duration and/or frequency of the Offering Periods with respect to future Offering Periods. A Participant shall be granted a separate Option for each Offering Period in which a Participant participates.

6.    Participation.

(a)     On the Offering Date, Participants shall be granted an Option for as many Shares as the Participant will be able to purchase with the payroll deductions credited to his or her Account during that Offering Period. Subject to Section 3 hereof and subject to such rules as may be prescribed by the Administrator, an Eligible Employee may authorize payroll deductions at the rate of any whole percentage or in a specified amount of the Eligible Employee’s Compensation; in either case, not to exceed Five Hundred U.S. Dollars ($US500) per month. All payroll deductions may be held by the Company and commingled with other corporate funds. No interest shall be paid or credited to the Participant with respect to such payroll deductions.

(b)     To the extent necessary to comply with Code Section 423(b)(8) and Section 3 hereof, a Participant’s payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period.

(c)    If, on the Purchase Date, the Purchase Price of a Share for the applicable Offering Period exceeds the Fair Market Value of a Share on such date, no Shares will be purchased, and any payroll deductions shall be promptly refunded to the Participant.

(d)    Subject to the Administrator’s absolute right to prohibit such increases or decreases, a Participant may increase or decrease his or her payroll deduction by filing a new payroll deduction authorization at any time during an Offering Period.

7.    Exercise of Option.

(a)    Each Eligible Employee who is a Participant on the Purchase Date of an Offering Period shall be deemed to have exercised his or her Option on such date and shall be deemed to have purchased from the Company the maximum number of full Shares at the applicable Purchase Price which may be purchased with the accumulated payroll deductions in his or her Account. The Administrator may determine from time to time whether fractional shares may be purchased. If the purchase of fractional shares is not permitted, any payroll deductions accumulated in a Participant’s Account which are not sufficient to purchase a full share shall be promptly refunded to the Participant.

(b)    At the time the Option is exercised, in whole or in part, or at the time some or all of the Company’s Shares issued under the Plan are disposed of, the Participant must make adequate provision, in such manner as may be required by the Administrator, for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the Option or the disposition of the Shares. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s Compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Shares by the Participant.

8.    Withdrawal/Termination of Participation.

(a)    A Participant may withdraw from an Offering Period, in whole but not in part, at any time prior to the Purchase Date of the Offering Period by delivering to the Company a notice of withdrawal at least ten (10) days prior to the end of the Offering Period, in which event the Company will refund the entire balance of the Participant’s Account to the Participant as soon as reasonably practicable thereafter. No further payroll deductions will be made for such a Participant during such Offering Period.

(b)    A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.

9.    Termination of Employment.    Upon termination of employment or loss of eligibility to participate in the Plan for any reason whatsoever, including but not limited to death or retirement, the balance in a Participant’s Account shall be paid to the Participant or to the Participant’s beneficiary, as designated under Section 21, or if no beneficiary is so designated, to the Participant’s estate.

10.    Shares Reserved for Plan.    Subject to adjustment upon changes in capitalization of the Company as provided in Section 17 hereof, there shall be reserved for issuance and purchase under the Plan, the International Plan attached hereto as Appendix A and the UK Sharesave Plan, an aggregate of Eight Hundred and Seventy Thousand (870,000) Shares. Shares subject to the Plan shall be authorized but unissued shares, or previously issued shares, at the discretion of the Board. Shares needed to satisfy the needs of the Plan, the UK Sharesave Plan and the International Plan may be newly issued by the Company or acquired by purchases at the expense of the Company on the open market or in private transactions. Shares that are issued under the Plan, the International Plan or the UK Sharesave Plan or that are subject to outstanding Options under any of the foregoing will be applied to reduce the maximum number of Shares remaining available for issuance under the Plan. Any Shares that are subject to an Option under the Plan or the International Plan that is terminated unexercised will automatically again become available for issuance under the Plan. If the total number of Shares which would otherwise be purchased pursuant to Options granted under the Plan or the International Plan on a Purchase Date or Shares under the UK Sharesave Plan exceeds the number of Shares then available under the Plan (after deduction of all Shares for which Options have been exercised or are then outstanding) or there is insufficient unissued share capital of the Company, the Administrator shall make a pro rata allocation of the Shares remaining in as uniform a manner as shall be practicable and as it shall determine to be equitable and in compliance with the provisions of Section 423 of the Code. In such event, the Administrator shall give written notice to each Participant of such reduction of the number of Shares affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

11.    Rights as Shareholder.    No Participant shall have any right as a shareholder with respect to any Shares until the Shares have been purchased and the Participant becomes the holder of record of Shares pursuant to Section 13 hereof. Except as otherwise provided under the Plan, no adjustment will be made for dividends or distributions with respect to Options as to which there is a record date preceding the date the Participant becomes the beneficial owner of such Shares, except as the Board may determine in its sole discretion.

12.    Conditions Upon Issuance of Shares.

(a)    Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)    As a condition to the exercise of an Option, the Company may require the Participant exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

13.    Evidence of Share Ownership.    Subject to the terms and conditions of the Plan, promptly following the end of each Offering Period, each Participant shall become the beneficial owner of all Shares and any fractional interest in Shares purchased, if allowed by the Administrator, on his or her behalf.

14.    Transferability.

(a)    Neither payroll deductions credited to a Participant’s Account nor any rights with regard to the exercise of an Option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 7 hereof.

(b)    Unless otherwise determined by the Administrator, Shares delivered to a Participant hereunder may not be assigned, transferred, pledged or otherwise disposed of in any way by the Participant during the one year period following such delivery to the Participant (other than by will, the laws of descent and distribution) and the Shares shall bear a legend denoting such restrictions as may be determined by the Administrator to be appropriate.

15.    Administration.

(a)    The Administrator shall be vested with full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan, to supervise the administration of the Plan, and to take all action in connection therewith or in relation thereto as it deems necessary or advisable. Every finding, decision and determination made by the Administrator shall, to the full extent permitted by law, be final and binding upon all parties. No Board or committee member shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted thereunder. As permitted by applicable law, the Board or Administrator may delegate its authorities, duties and powers as identified hereunder to such persons or committees as the Board or the Administrator designates in its sole discretion.

(b)    The Administrator may establish and administer the International Plan attached hereto as Appendix A.

(c)    All costs and expenses incurred in administering the Plan shall be paid by the Company. Any brokerage fees for the purchase of Shares by a Participant under the Plan shall be paid by the Company, but brokerage fees for the resale of Shares by a Participant shall be borne by the Participant.

16.    Reports.    Statements of each Participant’s Account shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

17.    Changes in Capitalization/Corporate Transaction.

(a)    In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offerings of rights, or any other change in the structure of the common equity of the Company, the Board shall make such adjustment, if any, as it may deem appropriate in the number, kind, and the price of shares available for purchase under the Plan, and in the number of shares which a Participant is entitled to purchase.

(b)    In the event of the sale of all or substantially all of the assets of the Company, or the merger, amalgamation or consolidation of the Company with or into another entity, or the entry by the Company into a scheme of arrangement, or the dissolution or liquidation of the Company, a Purchase Date shall be deemed to occur on the Trading Day immediately preceding the date of such event, unless otherwise provided by the Board in its sole discretion, including the exercise of such discretion to provide for the assumption or substitution of each Option under the Plan by the successor or surviving corporation, or a parent or subsidiary thereof.

18.    Amendment or Termination.

(a)    The Administrator may at any time and for any reason terminate or amend the Plan. Except as otherwise provided in the Plan, no such termination shall adversely affect Options previously granted, provided that an Offering Period may be terminated by the Administrator on any Purchase Date if the Administrator determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 17 and this Section 18 hereof, no amendment may make any change in any Option theretofore granted which adversely affects the rights of any Participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required under Section 423 of the Code of any other applicable law, regulation or stock exchange or national or international quotation system rule.

(b)    In the event the Plan is terminated, the Board may elect to terminate all outstanding Options either immediately or upon completion of the purchase of Shares on the next Exercise Date, or may elect to permit Options to expire in accordance with their terms (and participation to continue through such expiration dates). If the Options are terminated prior to expiration, all funds contributed to the Plan that have not been used to purchase Shares shall be returned to the Participants.

19.    Notices.    All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

20.    Designation of Beneficiary.    A Participant may file with the Company a written designation of a beneficiary who is to receive Shares and cash, if any, under the Plan in the event of such Participant’s death prior to delivery of such shares or cash to such Participant. In the event of the death of a Participant who has not filed a designation of beneficiary with the Company, the Company will deliver such Shares or cash to the Participant’s estate.

21.    No Employment Rights.    The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any Shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company or any of its Subsidiaries, and it shall not be deemed to interfere in any way with the Company or Subsidiary’s right to terminate, or otherwise modify, an employee’s employment at any time.

22.    Governing Law.    The Plan shall be construed and administered in accordance with the laws of Bermuda without regard for conflict of law principles.

23.    Successors and Assigns.    The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company.

24.    Term of Plan.    The Plan shall become effective on the date determined by the Board, subject to approval by the Company’s shareholders. It shall continue in effect until the earliest to occur of: (a) the date the Plan is terminated pursuant to Section 19, or (b) ten years from the effective date of the Plan.

APPENDIX A

ASPEN INSURANCE HOLDINGS LIMITED
2008 INTERNATIONAL EMPLOYEE SHARE PURCHASE PLAN

The following constitute the provisions of the 2008 International Employee Share Purchase Plan of Aspen Insurance Holdings Limited.

1.    Purpose     The purpose of the International Plan is to provide employees of the Company’s International Designated Subsidiaries with an opportunity to purchase Shares of the Company through accumulated payroll deductions. All of the provisions of the International Plan is governed by the Plan unless otherwise provided herein.

2.    Definitions.    The definitions in Section 2 of the Plan shall govern the International Plan, except the following terms shall have the meaning indicated below:

(a)    ‘‘Effective Date’’ shall mean March 17, 2008.

(b)    ‘‘Eligible Employee’’ shall mean any individual who is a common law employee of any International Designated Subsidiary.

(c)    ‘‘International Designated Subsidiary’’ shall mean any Subsidiary selected by the Board, in its sole discretion, as eligible to participate in the International Plan which may include corporations (as such term in described by Internal Revenue Regulation 1.421-1) which may become subsidiaries of the Company after the adoption of this International Plan.

(d)    ‘‘International Plan’’ shall mean the Aspen Insurance Holdings Limited 2008 International Employee Share Purchase Plan.

(e)    ‘‘Plan’’ shall mean the Aspen Insurance Holdings Limited 2008 Employee Share Purchase Plan.

3.    Eligibility.    Any Eligible Employee of the Company or a Designated Subsidiary who is an employee on an Offering Date is eligible to participate in the International Plan. Notwithstanding the foregoing, no otherwise Eligible Employee may become a Participant for an Offering Period to the extent that: (i) immediately following the grant of the Option, such Eligible Employee (or any other person whose Shares would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own Shares and/or hold outstanding Options to purchase such Shares possessing five percent (5%) or more of the total combined voting power or value of all classes of the shares of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase Shares under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds Twenty-Five Thousand U.S. Dollars ($US25,000) worth of Shares (determined at the Fair Market Value of the Shares at the time such Option is granted) for each calendar year in which such Option is outstanding at any time.

4.    Enrollment.    An Eligible Employee who meets the requirements of Section 3 may become a Participant by enrolling in the Plan by completing a payroll deduction authorization and International Plan enrollment form at least ten (10) business days prior to the beginning of the applicable Offering Period or as otherwise prescribed by the Administrator prior to an applicable Offering Date.

5.    Offering Periods    The International Plan shall be implemented by a series of consecutive Offering Periods as determined by the Administrator and shall continue until terminated in accordance with Section 18 or Section 24 hereof. The Administrator shall have the power to change the duration and/or frequency of the Offering Periods with respect to future Offering Periods. A Participant shall be granted a separate Option for each Offering Period in which a Participant participates.

6.    Participation.

(a)    On the Offering Date, Participants shall be granted an Option for as many Shares as the Participant will be able to purchase with the payroll deductions credited to his or her Account

I-A-1

during that Offering Period. Subject to Section 3 hereof and subject to any such rules as may be prescribed by the Administrator, an Eligible Employee may authorize payroll deductions at the rate of any whole percentage or in a specified amount of the Eligible Employee’s Compensation; in either case, not to exceed Five Hundred U.S. Dollars ($US500) per month. All payroll deductions may be held by the Company and commingled with other corporate funds. No interest shall be paid or credited to the Participant with respect to such payroll deductions.

(b)    To the extent necessary to comply with Code Section 423(b)(8) and Section 3 hereof, a Participant’s payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period.

(c)    If, on the Purchase Date, the Purchase Price of a Share for the applicable Offering Period exceeds the Fair Market Value of a Share on such date, no Shares will be purchased, and any payroll deductions shall be promptly refunded to the Participant.

(d)    Subject to the Administrator’s absolute right to prohibit such increases or decreases, a Participant may increase or decrease his or her payroll deduction by filing a new payroll deduction authorization at any time during an Offering Period.

7.    Exercise of Option.

(a)    All purchases of Shares under the International Plan are to be made with U.S. Dollars into which the payroll deductions for the Offering Period or other approved contributions have been converted in accordance with Section 7(b) below. Each Eligible Employee who is a Participant on the Purchase Date of an Offering Period shall be deemed to have exercised his or her Option on such date and shall be deemed to have purchased from the Company the maximum number of full Shares at the applicable Purchase Price which may be purchased with the accumulated payroll deductions in his or her Account. The Administrator may determine from time to time whether fractional shares may be purchased. If the purchase of fractional shares is not permitted, any payroll deductions accumulated in a Participant’s Account which are not sufficient to purchase a full share shall be promptly refunded to the Participant.

(b)    For purposes of determining the number of Shares purchasable by a Participant, the payroll deductions credited to each Participant’s Account during each Offering Period shall be converted into U.S. Dollars on the Purchase Date for that Offering Period on the basis of the exchange rate in effect on such date. The Administrator shall have the absolute discretion to determine the applicable exchange rate to be in effect for each purchase date by any reasonable method (including, without limitation, the exchange rate actually used by the Company for its intra-Company financial transactions for the month of such transfer). Any changes or fluctuations in the exchange rate at which the payroll deductions or other approved contributions collected on the Participant’s behalf are converted into U.S. Dollars on each purchase date shall be borne solely by the Participant.

(c)    At the time the Option is exercised, in whole or in part, or at the time some or all of the Company’s Shares issued under the International Plan are disposed of, the Participant must make adequate provision, in such manner as may be required by the Administrator, for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the Option or the disposition of the Shares. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s Compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Shares by the Participant.

8.    Withdrawal/Termination of Participation.    A Participant may withdraw from an Offering Period, in whole but not in part, at any time prior to the Purchase Date of the Offering Period by delivering to the Company a notice of withdrawal at least ten (10) days prior to the end of the Offering Period, in which event the Company will refund the entire balance of the Participant’s Account to the Participant as soon as reasonably practicable thereafter. No further payroll deductions will be made for such a Participant during such Offering Period.

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9.    Termination of Employment.    Upon termination of employment or loss of eligibility to participate in the International Plan for any reason whatsoever, including but not limited to death or retirement, the balance in a Participant’s Account shall be paid to the Participant or to the Participant’s beneficiary, as designated under Section 20, or if no beneficiary is so designated, to the Participant’s estate.

10.    Shares Reserved for International Plan.    The Shares purchasable by Participants under the International Plan shall be made available from Shares reserved under Section 10 of the Plan and any Shares issued under the International Plan will reduce, on a share-for-share basis, the number of Shares available for subsequent issuance under the Plan.

11.    Rights as Shareholder.    No Participant shall have any right as a shareholder with respect to any Shares until the Shares have been purchased and the Participant becomes the holder of record of Shares pursuant to Section 13 hereof. Except as otherwise provided under the International Plan, no adjustment will be made for dividends or distributions with respect to Options as to which there is a record date preceding the date the Participant becomes the beneficial owner of such Shares, except as the Board may determine in its sole discretion.

12.    Conditions Upon Issuance of Shares.

(a)    Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)    As a condition to the exercise of an Option, the Company may require the Participant exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

13.    Evidence of Share Ownership.    Subject to the terms and conditions of the Plan, promptly following the end of each Offering Period, each Participant shall become the beneficial owner of all Shares and any fractional interest in Shares purchased, if allowed by the Administrator, on his or her behalf.

14.    Transferability.

(a)    Neither payroll deductions credited to a Participant’s Account nor any rights with regard to the exercise of an Option or to receive Shares under the International Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 7 hereof.

(b)    Unless otherwise determined by the Administrator, Shares delivered to a Participant hereunder may not be assigned, transferred, pledged or otherwise disposed of in any way by the Participant during the one year period following such delivery to the Participant (other than by will, the laws of descent and distribution) and the Shares shall bear a legend denoting such restrictions as may be determined by the Administrator to be appropriate.

15.    Administration.

(a)    The International Plan shall be administered in accordance with Section 15 of the Plan.

(b)    The International Plan shall be administered in accordance with the applicable laws in the jurisdiction in which an International Designated Subsidiary or the Participants are located. Additional or different provisions for individual International Designated Subsidiaries may be

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incorporated in one or more Addenda to the International Plan. Such Addenda shall have full force and effect with respect to the International Designated Subsidiaries to which they apply. In the event of a conflict between the provisions of such an Addendum and one or more other provisions of the International Plan, the provisions of the Addendum shall be controlling.

16.    Reports.    Statements of each Participant’s Account shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

17.    Changes in Capitalization/Corporate Transaction.    The provisions of Section 17 of the Plan will control in the event of changes in capitalization as described in Section 17(a) of the Plan and a corporate transaction as described in Section 17(b) of the Plan.

18.    Amendment or Termination.

(a)    The Administrator may at any time and for any reason terminate or amend the International Plan. Except as otherwise provided in the International Plan, no such termination shall adversely affect Options previously granted, provided that an Offering Period may be terminated by the Administrator on any Purchase Date if the Administrator determines that the termination of the Offering Period or the International Plan is in the best interests of the Company and its shareholders. Except as provided in Section 17 and this Section 18 hereof, no amendment may make any change in any Option theretofore granted which adversely affects the rights of any Participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required under Section 423 of the Code of any other applicable law, regulation or stock exchange or national or international quotation system rule.

(b)    In the event the International Plan is terminated, the Board may elect to terminate all outstanding Options either immediately or upon completion of the purchase of Shares on the next Exercise Date, or may elect to permit Options to expire in accordance with their terms (and participation to continue through such expiration dates). If the Options are terminated prior to expiration, all funds contributed to the International Plan that have not been used to purchase Shares shall be returned to the Participants.

19.    Notices.    All notices or other communications by a Participant to the Company under or in connection with the International Plan shall be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

20.    Designation of Beneficiary.    A Participant may file with the Company a written designation of a beneficiary who is to receive Shares and cash, if any, under the International Plan in the event of such Participant’s death prior to delivery of such shares or cash to such Participant. In the event of the death of a Participant who has not filed a designation of beneficiary with the Company, the Company will deliver such Shares or cash to the Participant’s estate.

21.    No Employment Rights.    The International Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any Shares under the International Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company or any of its Subsidiaries, and it shall not be deemed to interfere in any way with the Company or Subsidiary’s right to terminate, or otherwise modify, an employee’s employment at any time.

22.    Governing Law.    The International Plan shall be construed and administered in accordance with the laws of Bermuda without regard for conflict of law principles.

23.    Successors and Assigns.    The International Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company.

24.    Term of International Plan.    The International Plan shall become effective on the date determined by the Board, subject to approval by the Company’s shareholders. It shall continue in effect until terminated under Section 18 or until the Plan is terminated.

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Appendix II

ASPEN INSURANCE HOLDINGS LIMITED
2008 SHARESAVE SCHEME

DATED                2008

RULES OF THE ASPEN Insurance
Holdings Limited
 2008 Sharesave Scheme

Rules of the Aspen Insurance Holdings Limited
 2008 Sharesave Scheme

Established by resolution of the shareholders of the Company on [DATE].

Approved by HM Revenue & Customs on [DATE] under number [NUMBER].

1.	INTERPRETATION

1.1.	The following definitions and rules of interpretation apply to these Rules:

Adoption Date: the date of the adoption of the Scheme by the Company;

Approval Date: the date of the approval of the Scheme by HMRC under Schedule 3;

Associate: has the meaning given to ‘‘associate’’ in paragraph 14 of Schedule 3;

Associated Company: has the meaning given in paragraph 47 of Schedule 3, which may be summarised, as at the Adoption Date, as providing that a company is an associated company of another at any time if:

(a)	at that time, one has control of the other, or both are under the control of the same person or persons; or

(b)	at any time in the previous year, one had control of the other, or both were under the control of the same person or persons.

In this definition, ‘‘control’’ has the meaning given in section 416(2) to (6) of the Income and Corporation Taxes Act 1988.

Auditors: the auditors of the Company, or, if the Company does not have auditors, the Company’s accountants at the relevant time (acting as experts and not as arbitrators).

Board: the board of directors of the Company or a committee of directors appointed by that board to carry out any of its functions under the Scheme.

Bonus Date: whichever of the following applies:

(a)	where the relevant Savings Arrangement provides for the payment of a maximum bonus, the earliest date on which the maximum bonus is payable; or

(b)	in any other case, the earliest date on which a bonus is payable under the relevant Savings Arrangement.

Company: Aspen Insurance Holdings Limited incorporated and registered in Bermuda;

Constituent Company: any of the following:

(a)	the Company; and

(b)	any Eligible Company nominated by the Board to be a Constituent Company at the relevant time.

Continuous Service: the period of continuous service of an employee or director with:

(a)	any Constituent Company (including service with that company before it became a Constituent Company); and

(b)	any other company which is or was an Eligible Company (including service with that company before it became an Eligible Company).

If an employee or director has been absent from service with a relevant company for any reason (while remaining an employee or director of that company), or by reason of maternity leave, and has since returned to service with a relevant company, that period of absence shall be deemed to form part of that person’s Continuous Service.

Any period of service during which a person served as a director shall only count towards Continuous Service if the director was required during that period to devote at least 25 hours per week (excluding meal breaks) to his duties;

Control: has the meaning given in section 719 of ITEPA 2003. Controlled shall be interpreted accordingly. Note that ‘‘control’’ and ‘‘controlled’’ have a different meaning in the definition of ‘‘Associated Company’’ and in rule 7.7;

Date of Grant: the date on which an Option is, was, or is to be granted under the Scheme;

Dealing Day: a day on which the investment exchange on which Shares are listed and/or traded is open for the transaction of business;

Eligible Company: any company of which the Company has Control;

Eligible Employee: any employee or director of a Constituent Company who:

(a)	does not have a Material Interest (either on his own or together with one or more of his Associates), and has not had such an interest at any time in the 12 months up to the Date of Grant on which any relevant Options may be granted;

(b)	has no Associate or Associates which has or (taken together) have a Material Interest, or had such an interest at any time in the 12 months up to the Date of Grant on which any relevant Options may be granted;

(c)	if a director of a Constituent Company, is required to devote at least 25 hours per week (excluding meal breaks) to his duties;

(d)	on the relevant Date of Grant, will have Continuous Service equal to or greater than 3 months or any other minimum period which may be specified by the Board under rule 2.4(e) on or before the relevant Invitation Date;

(e)	whose earnings from employment (and/or office, if any) with the relevant Constituent Company are (or would be if there were any) general earnings subject to section 15 or 21 of ITEPA 2003 (earnings for year when employee resident and ordinarily resident in the UK); and

(f)	has not given or received notice to terminate his employment (and/or office, if any) which will have the effect that he will no longer be an employee or full-time director of any Constituent Company on the relevant Date of Grant;

Exercise Price: the price (which shall be in pounds sterling) at which each Share subject to an Option may be acquired on the exercise of that Option, which (subject to rule 12):

(a)	if Shares are to be newly issued to satisfy the exercise of the Option, may not be less than the nominal value of a Share;

(b)	may not be less than the 80 per cent. of the Market Value of a Share on the relevant Invitation Date;

Existing Option: an option or any other right to acquire or receive Shares granted under any Share Incentive Scheme (including the Scheme), which remains capable of exercise, or in the case of options or rights that do not require exercise, remains capable of satisfaction;

Grantor: the person granting an Option, which may be:

(a)	the Company; or

(b)	the trustees of an employee benefit trust authorised by the Board to grant Options at the relevant time, subject to rule 9.5; or

(c)	any other person so authorised, subject to rule 9.5;

HMRC: HM Revenue & Customs;

Invitation Date: a date on which invitations to apply for Options are, were, or are to be issued under the Scheme;

ITEPA 2003: the Income Tax (Earnings and Pensions) Act 2003;

Key Feature: any provision of the Scheme which is necessary to meet the requirements of Schedule 3;

Market Value: whichever of the following applies:

(a)	on any day:

(i)	before any applicable regulations for the determination of market value are made under section 272(3) and 272(4) of the Taxation of Chargeable Gains Act 1992 (as amended by Schedule 26 of the Finance Act 2007); and

(ii)	on any day while the relevant shares are listed on the New York Stock Exchange, at the discretion of the Board, either:

(iii)	the middle market quotation for a share on the New York Stock Exchange on the last Dealing Day before that day; or

(iv)	the average of the middle market quotations on the New York Stock Exchange for a share for the three immediately preceding Dealing Days;

in either case converted into Pounds Sterling at the noon buying rate in New York City for cable transfers payable in Pounds Sterling as certified for customs purposes by the Federal Reserve Bank for that day; or

(b)	on any day:

(i)	while the relevant shares are listed on the New York Stock Exchange or listed on any recognised stock exchange (as defined in section 1005 of the Income Taxes Act 2007, as amended by Schedule 26 to the Finance Act 2007); and

(ii)	when regulations for the determination of market value made under section 272(3) and 272(4) of the Taxation of Chargeable Gains Act 1992 (as amended by Schedule 26 to the Finance Act 2007) (Valuation Regulations) apply in respect of the relevant shares, the value determined using a method approved by the Board which is compatible with the Valuation Regulations; or

(c)	on any day when neither paragraph (a) nor paragraph (b) of this definition applies, the market value of a share, determined under the applicable provisions of Part VIII of the Taxation of Chargeable Gains Act 1992, as agreed with HMRC Shares and Assets Valuation (before the relevant Date of Grant, and, if possible, before the relevant Invitation Date, where Market Value on an Invitation Date is being determined for the purpose of setting the Exercise Price);

Material Interest: has the meaning given in paragraph 12 of Schedule 3;

Model Code: the model code set out in the Listing Rules issued by the Financial Services Authority acting as the United Kingdom Listing Authority (or any successor body carrying out the same functions), as it is in force at the relevant time;

Option: a right to acquire Shares granted under the Scheme which has neither lapsed nor been fully exercised;

Option Certificate: a certificate setting out the terms of an Option, issued under rule 4.6;

Option Holder: an individual who holds an Option or, where applicable, his personal representatives;

Redundancy: has the meaning given by the Employment Rights Act 1996 or the Employment Rights (Northern Ireland) Order 1996;

Repaid Amount: The amount actually received by way of repayments of contributions and payments of bonus or interest (if any) under the Savings Arrangement linked to the relevant Option. The Repaid Amount shall be taken to exclude the amount of:

(a)	any bonus or interest, if, for the relevant Option, the Repayment is not to be taken to include a bonus under rule 4.3;

(b)	any contribution paid directly to the savings provider by the Option Holder, other than any contribution made:

(i)	under special arrangements relating to absence from the Option Holder’s office or employment; or

(ii)	after cessation of the Option Holder’s relevant office or employment, in the same monthly amount and at the same interval as contributions made previously by deduction from the Option Holder’s pay under the Scheme; and

(c)	any contribution made in advance, if the due date of payment for that contribution under the Savings Arrangement falls or would have fallen more than one month after the date on which the Repaid Amount was paid to the Option Holder;

Repayment: whichever of the following applies:

(a)	in relation to any Option for which repayment under the linked Savings Arrangement shall be taken as including a bonus, the aggregate of:

(i)	the maximum amount of the contributions repayable under the Savings Arrangement; and

(ii)	the amount of any bonus and/or interest payable under the Savings Arrangement at the Bonus Date; and

(b)	in relation to any Option for which repayment under the linked Savings Arrangement shall be taken as not including a bonus, the maximum amount of the contributions repayable under the Savings Arrangement;

Retirement: ceasing employment with the intention of retiring;

Rollover Period: any period during which Options may be exchanged for options over shares in another company (under paragraph 38 of Schedule 3, rule 11.4 and rule 11.5);

Savings Arrangement: a certified savings arrangement (as defined in section 703 of the Income Tax (Trading and Other Income) Act 2005) which has been approved by an officer of HMRC for the purposes of Schedule 3;

Schedule 3: Schedule 3 to ITEPA 2003, which provides for the approval of SAYE option schemes by HMRC;

Scheme: the employee share option Scheme constituted and governed by these rules, as amended from time to time;

Scheme-related Employment: the office or employment by virtue of which any person is or was eligible to become an Option Holder;

Share Incentive Scheme: any arrangement to provide employees and/or directors with shares;

Shares: ordinary shares in the Company (subject to rule 13) that meet the requirements of paragraphs 18 to 22 of Schedule 3;

Specified Age: 65, which shall be the specified age for the purposes of the Scheme, under paragraph 31 of Schedule 3;

Taxable Event: any of the following events which may give rise to liabilities for income tax and national insurance contributions (or their equivalents in any other jurisdiction):

(a)	the exercise of an Option; or

(b)	any other taxable event in relation to an Option; or

(c)	the sale of Shares acquired on exercise of an Option; or

(d)	any other taxable event in relation to Shares acquired on exercise of an Option;

Tax Liability: the total of:

(a)	any PAYE income tax and primary class 1 (employee) national insurance contributions (or any similar liability to withhold amounts in respect of income tax or social security contribution in any jurisdiction) that the Company or any employer (or former employer) of an Option Holder is liable to account for as a result of any Taxable Event; and

(b)	if such amounts may be lawfully recovered from the relevant Option Holder, any secondary class 1 (employer) national insurance contributions (or any similar liability for social security contribution in any jurisdiction) that the Company or any employer (or former employer) of an Option Holder is liable to pay as a result of any Taxable Event.

1.2.	Headings shall not affect the interpretation of these rules.

1.3.	A reference to one gender in these rules shall include a reference to the other.

1.4.	Words in the singular in these rules shall include the plural and vice versa.

1.5.	A reference to a statute or a statutory provision in these rules is a reference to it as in force at the relevant time, taking account of any amendment, extension or re-enactment, and includes any subordinate legislation in force and made under it.

2.	INVITATIONS TO APPLY FOR OPTIONS AND APPLICATIONS FOR OPTIONS

2.1	Subject to the limitations and conditions of this Scheme, the Board may issue invitations to apply for Options at any time.

2.2	On each occasion that the Board decides to issue invitations to apply for Options, the Board shall determine (in its absolute discretion):

(a)	whether or not Repayments will be taken to include a bonus for Options granted as a result of the invitations. If the Board determines that Repayments will be taken to include a bonus, that determination may be subject to alteration if applications are scaled down under rule 3. The Board should note that (as at the Adoption Date) a seven year Option will be over the same number of Shares as a five year Option with the same monthly savings, if Repayments are not taken as including a bonus;

(b)	whether to invite applications for three year Options, five year Options or seven year Options (or Options of such other standard periods as may be available under the HM Treasury specifications for Savings Arrangement in force at the relevant time), or to offer those receiving invitations a choice between two or more of those Option periods;

(c)	the minimum monthly contribution to be made to a Savings Arrangement linked to any Option granted as a result of the invitations, being an amount which is neither:

(i)	less than £5 (or such other minimum as may be specified in the HM Treasury specifications for Savings Arrangements in force at the relevant time); nor

(ii)	more than £10 (or such other amount as may be specified in paragraph 25(3)(b) of Schedule 3 at the relevant time);

(d)	whether to impose a limit on the number of Shares that may be made subject to Options granted as a result of the invitations and if so:

(i)	what that limit will be; and

(ii)	whether the threshold value for the purposes of scaling down under rule 3(d), will be £5 or some other value within the range of £40 to £200 specified by the Board under this rule 2.4(d).

In making their decisions under this rule 2.2(d), the Board shall consider the constraints imposed by rule 5 and any plans to make further invitations under the Scheme or to make future awards under any other Share Incentive Scheme that is subject to a limit similar to rule 5; and

(e)	whether to specify a minimum period of Continuous Service different from the default period of 6 months for the purposes of defining who will be an Eligible Employee. Any such period may not be longer than five years (or such other maximum period as may be specified in paragraph 6(2)(b) of Schedule 3 at the relevant time).

2.3	On each occasion that the Board decides to issue invitations to apply for Options, those invitations:

(a)	shall be in a form approved by the Board;

(b)	shall be sent to all Eligible Employees;

(c)	at the discretion of the Board, may also be sent to any other employee (including any employee who is also a director) of a Constituent Company who:

(i)	does not have a Material Interest (either on his own or together with one or more of his Associates), and has not had such an interest at any time in the 12 months up to the Date of Grant on which Options may be granted as a result of those invitations; and

(ii)	has no Associate or Associates which has or (taken together) have a Material Interest, or had such an interest at any time in the 12 months up to the Date of Grant on which Options may be granted as a result of those invitations;

(d)	shall comply with rule 2.4;

(e)	shall be accompanied by invitations to apply to enter into appropriate Savings Arrangements with a Savings Arrangement provider selected by the Board; and

(f)	shall include a statement that:

(i)	each invitation is subject to these rules, the relevant Savings Arrangement prospectus, Schedule 3 and any other legislation applying to SAYE option schemes approved under Schedule 3; and

(ii)	those provisions shall prevail over any conflicting statement.

2.4	Each invitation shall set out (without limitation):

(a)	the minimum monthly contribution determined by the Board under rule 2.2(c);

(b)	the Exercise Price for Options granted as a result of the invitations, or the method by which that Exercise Price will be notified to those receiving invitations;

(c)	whether Repayments will be taken to include a bonus (subject to rule 3);

(d)	any limit on the number of Shares that may be placed under Option as a result of the invitations specified under rule, and, if there is such a limit:

(i)	that applications will be scaled down in accordance with rule 3 if applications are received in excess of that limit; and

(ii)	the amount of the threshold value for the purposes of scaling down under rule 3(d), if a value other than £5 is specified by the Board under rule 2.2(d);

(e)	whether applications may be made for three year Options, five year Options or seven year Options (or Options of such other standard periods as may be available under the HM Treasury Savings Arrangement specifications in force at the relevant time) or any specified combination of Option periods (subject torule 3);

(f)	that, to be considered for the grant of Options, completed applications should be received by the Board, or any person nominated to receive applications on behalf of the Board, by 5 pm on the day falling 14 days after the Invitation Date; and

(g)	any minimum period of Continuous Service which applies for the purpose of determining who is an Eligible Employee on the Invitation Date.

2.5	Any accidental failure or omission to deliver an invitation to any Eligible Employee shall not invalidate the grant of Options.

2.6	Each application for an Option:

(a)	shall be in a form approved by the Board;

(b)	shall state the period of the Option applied for (subject to possible amendment to a shorter Option period under rule 3);

(c)	shall incorporate or be accompanied by a duly completed application form to enter into a Savings Arrangement with a Savings Arrangement provider selected by the Board, in which the applicant agrees to make a monthly contribution of a specified amount (subject to possible amendment to a lesser amount under rule 3) which shall be:

(i)	a multiple of £1;

(ii)	not less than the minimum determined under rule 2.2(c) and

(iii)	when aggregated with contributions made by the applicant under any other Savings Arrangements linked to SAYE option schemes approved under Schedule 3, not more than £250 (or such other amount as may be specified by paragraph 25(3)(a) of Schedule 3 at the relevant time), over the necessary savings period given the period of the Option applied for (subject to possible amendment to a shorter Option period under rule 3);

(d)	if a limit has been specified under rule 2.2(d), shall include a statement that, if applications are scaled down under rule 3, the applicant agrees that his application shall be amended or withdrawn in accordance with the operation of rule 3;

(e)	shall authorise and instruct the Board or any person authorised by the Board to:

(i)	deduct from the applicant’s pay the appropriate monthly contributions; and

(ii)	pay those deductions to the relevant Savings Arrangement provider to meet the applicant’s obligations,

under any Savings Arrangement entered into by the applicant as a result of the application;

(f)	shall include the applicant’s agreement to be bound by the terms of this Scheme, and in particular (without limitation), rule 9 in respect of any Option granted to him, or any shares acquired by him under the Scheme; and

(g)	shall state that:

(i)	the application is subject to these rules, the relevant Savings Arrangement prospectus, Schedule 3 and any other legislation applying to SAYE option schemes approved under Schedule 3; and

(ii)	those provisions shall prevail over any conflicting statement.

2.7	The Repayment under a Savings Arrangement shall, as nearly as possible, equal the amount required to be paid to exercise the linked Option in full. Therefore, each application shall be treated as being for an Option over the largest whole number of Shares which can be acquired at the relevant Exercise Price with the Repayment under the linked Savings Arrangement (following adjustment of the application under rule 3, if relevant).

3.	SCALING DOWN

If:

(a)	the Board has specified a limit under rule 2.2(d) for a particular set of invitations; and

(b)	in response to those invitations the Board receives applications for Options over a total number of Shares which exceeds that limit,

the methods of scaling down set out below shall be considered in turn. Each method shall be applied independently, rather than cumulatively with the preceding methods in the list. Scaling down shall be undertaken by the first of the following methods which will ensure that the limit will not be exceeded:

if:

(i)	Repayments will be taken to include a bonus; and

(ii)	the relevant invitations offered a choice of Option periods including (but not restricted to) any period relating to Savings Arrangements under which a maximum bonus is payable,

any application for a Savings Arrangement under which a maximum bonus is payable shall be taken instead to be an application for the most similar type of Savings Arrangement under which the bonus is that payable on the first date on which a bonus may be paid. As at the Adoption Date, this would affect only applications for seven year Options, which would be scaled down to applications for five year Options as a result;

(c)	the amount by which the monthly savings contribution specified in each application exceeds either:

(i)	if no other threshold value has been specified by the Board under rule 2.2(d), £100; or

(ii)	if one has been specified, the threshold value specified by the Board under rule 2.2(d)

shall be reduced pro rata, in accordance with the method set out in Schedule 1;

(d)	if:

(i)	Repayments will be taken to include a bonus; and

(ii)	the relevant invitations offered a choice of Option periods including (but not restricted to) any period relating to Savings Arrangements under which a maximum bonus is payable,

a combination of the methods in rule 3(c) and rule 3(d);

(e)	if Repayments would otherwise have been taken to include a bonus for Options granted as a result of the relevant invitations, the method in rule 3(d) but with Repayments not taken to include a bonus;

(f)	the amount by which the monthly savings contribution specified in each application exceeds the minimum specified under rule 2.2(c) for the relevant invitations shall be reduced pro rata, in accordance with the method set out in Schedule 2;

(g)	if:

(i)	Repayments will be taken to include a bonus; and

(ii)	the relevant invitations offered a choice of Option periods including (but not restricted to) any period relating to Savings Arrangements under which a maximum bonus is payable,

a combination of the methods in rule 3(c) and rule 3(g);

(h)	if Repayments would otherwise have been taken to include a bonus for Options granted as a result of the relevant invitations, the method in rule 3(g) but with Repayments not taken to include a bonus; and

(i)	if scaling down cannot be effected either by the method in rule 3(i), or, if Repayments are not to be taken to include a bonus, by the method in rule 3(g):

(i)	some applicants would not be granted Options following scaling down using the method in this rule 3.1(j);

(ii)	the Board, in its absolute discretion, may determine not to continue with the scaling down operation and that no Options shall be granted as a result of the relevant invitations; and

(iii)	if the Board decides to continue the scaling down operation, applicants shall be selected by lot, and each selected applicant shall be taken to apply for an Option of the shortest period offered in the relevant invitations, based on a monthly savings contribution of the minimum specified under rule 2.3(c) for the relevant invitations.

4.	GRANT OF OPTIONS

4.1	Subject to the other provisions of this Scheme, Options may be granted as a result of each set of invitations made under the Scheme. If Options are granted, an Option shall be granted to each person who made a valid application (or each person who is treated as making a valid application under rule 3) and who:

(a)	is an employee or director of a Constituent Company on the Date of Grant;

(b)	does not have a Material Interest (either on his own or together with one or more of his Associates), and has not had such an interest at any time in the 12 months up to the Date of Grant; and

(c)	has no Associate or Associates which has or (taken together) have a Material Interest, or had such an interest at any time in the 12 months up to the Date of Grant.

4.2	Each Option shall be granted over the number of Shares determined for the relevant application under rule 2.7.

4.3	Whether or not Repayments will be taken to include any bonus will be determined at the time of grant of each Option in accordance with:

(a)	the determination of the Board under rule 2.2(a); and

(b)	the effects of rule 3, if the relevant applications were scaled down.

4.4	Options shall be granted:

(a)	unless applications were scaled down under rule 3, not later than 30 days after the earliest date by reference to which Market Value was determined for the purpose of setting the Exercise Price; and

(b)	if applications were scaled down under rule 3, not later than 42 days after the earliest date by reference to which Market Value was determined for the purpose of setting the Exercise Price; and

(c)	while the Company is bound by any undertaking or agreement that this should be the case, not later than 42 days after the Approval Date or any relevant Announcement Date (as applicable).

4.5	Options may not be granted:

(a)	at any time when that grant would be prohibited by, or in breach of, any:

(i)	law; or

(ii)	regulation with the force of law; or

(iii)	rule of an investment exchange on which Shares are listed or traded, or any other non-statutory rule with a purpose similar to any part of the Model Code that binds the Company or with which the Board wishes to comply; or

(b)	before the Approval Date; or

(c)	after the tenth anniversary of the Adoption Date.

4.6	Options shall be granted by the Grantor executing a deed in a form approved by the Board. A single deed of grant may be executed in favour of any number of Option Holders. Each Option Holder shall be issued with an Option Certificate (in a form approved by the Board) as soon as possible after the Date of Grant as evidence of the grant of the relevant Option. Each Option Certificate shall set out (without limitation):

(a)	the Date of Grant of the Option;

(b)	the number and class of the Shares over which the Option is granted;

(c)	the Exercise Price;

(d)	the date after which the Option may be exercised, unless an earlier event occurs to cause the Option to lapse or to become exercisable. This date shall be the Bonus Date of the Savings Arrangement linked to the Option;

(e)	the date when the Option will lapse, assuming that the Option is not exercised earlier, no event occurs to cause the Option to lapse earlier and rule 7.9 does not then apply to the Option. This date shall be the date falling six months after the Bonus Date of the Savings Arrangement linked to the Option;

(f)	a statement that:

(i)	the Option is subject to these rules, Schedule 3 and any other legislation applying to SAYE option schemes approved under Schedule 3; and

(ii)	those provisions shall prevail over any conflicting statement relating to the Option’s terms; and

(g)	a summary of the following:

(i)	rule 6.1 and rule 6.2(j);

(ii)	rule 7.11;

(iii)	rule 9; and

(iv)	rule 10.

4.7	No amount shall be paid for the grant of an Option.

5.	OVERALL LIMITS ON GRANTS

5.1	The definition in this rule 5.1 applies in this rule 5:

Dilutive Shares: On any date, all shares of the Company which:

(a)	have been issued, or transferred out of treasury, on the exercise of options granted, and in satisfaction of any other awards made, under any Share Incentive Scheme (including the Scheme) in the shorter of:

(i)	the ten years ending on (and including) that date; and

(ii)	the period since such shares were first admitted to trading on New York Stock Exchange;

(b)	remain capable of issue, or transfer out of treasury, under any Existing Options.

5.2	While the Company is bound by any undertaking or agreement that this should be the case, no Option shall be granted under rule 4 if that grant would result in the total number of Dilutive Shares exceeding 10% of the issued share capital of the Company.

6.	LAPSE OF OPTIONS

6.1	Options may not be transferred or assigned or have any charge or other security interest created over them. An Option shall lapse if the relevant Option Holder (or his personal representatives) attempts to do any of those things. But, a transfer to an Option Holder’s personal representatives on the death of the Option Holder will not cause an Option to lapse.

6.2	An Option shall lapse on the earliest of the following:

(a)	any attempted action by the Option Holder (or his personal representatives) falling within rule 6.1;

(b)	the date on which the Option shall lapse, as specified in the Option Certificate, if the Option Holder is alive at that time;

(c)	when the Option Holder’s Scheme-related Employment ceases, if:

(i)	the Option may not be exercised after that cessation under any part of rule 7; and

(ii)	the Option Holder is alive immediately after that time.

This rule 6.2(c) is subject to rule 7.7;

(d)	either:

(i)	the seventh occasion on which the Option Holder omits to make a payment under the Savings Arrangement linked to the Option; or

(ii)	the giving of notice by the Option Holder to terminate the Savings Arrangement,

if that takes place before the Bonus Date of the Savings Arrangement, unless that non-payment or notice arises:

(iii)	when the Option may be exercised under rule 7.3 or rule 7.4, or rule 7.5 or rule 7.6; or

(iv)	on or after the Option Holder’s death; or

(v)	when the Option may be exercised or exchanged under any part of rule 11; or

(vi)	when the Option may be exercised under rule 7.8;

(e)	at the end of the period during which the Option may be exercised under rule 7.8, if the Option has not been exercised and during that period an event occurred which falls within rule 6.2(c)(i) or rule 6.2(c)(ii), unless that period ended on the Option Holder’s death;

(f)	at the end of any period during which the Option may be exercised under any part of rule 7 other than rule 7.8 and rule 7.9, unless that period ended on the Option Holder’s death;

(g)	if the Option Holder has died:

(i)	if the Option Holder died before the Bonus Date of the Savings Arrangement linked to the relevant Option, the date falling 12 months after the date of death;

(ii)	if the Option Holder died on or within six months after the Bonus Date of the Savings Arrangement linked to the relevant Option, the date falling 12 months after that Bonus Date;

(h)	if any part of rule 11 applies, the time specified for the lapse of the Option under that part of rule 11;

(i)	if rule 7.1(h) applies, the time specified in rule 7.1(h); and

(j)	the bankruptcy of the Option Holder.

7.	EXERCISE OF OPTIONS

7.1	No Option may be exercised:

(a)	when the Option Holder has a Material Interest (either on his own or together with one or more of his Associates), or has had such an interest at any time in the preceding 12 months; or

(b)	when any Associate or Associates of the Option Holder has or (taken together) have a Material Interest, or had such an interest at any time in the preceding 12 months; or

(c)	when the Option Holder is not an employee or director of a Constituent Company, except as permitted by any provision of this Scheme other than any part of rule 11. If the Option Holder is not an employee or director of a Constituent Company, an Option may be exercised under any part of rule 11 only if exercise is also permitted at that time under any provision of this Scheme other than rule 11; or

(d)	earlier than the Bonus Date of the Savings Arrangement linked to that Option, except as permitted by any provision of this Scheme; or

(e)	later than six months after the Bonus Date of the Savings Arrangement linked to that Option, except as permitted under rule 7.9; or

(f)	when prohibited by or in breach of any law or regulation with the force of law; or

(g)	when prohibited by or in breach of any rule of an investment exchange on which Shares are listed or traded, or any provision of a personal dealing code adopted by the Company, or any other non-statutory rule with a similar purpose to any part of the Model Code that binds the Company; or

(h)	more than once. If an Option is exercised in part only, the unexercised part of the Option shall lapse immediately after the exercise.

7.2	An Option Holder who is a director or employee of:

(a)	a Constituent Company; or

(b)	any Associated Company of the Company which is not a Constituent Company;

(c)	may exercise an Option at any time during the period starting with the Bonus Date of the Savings Arrangement linked to that Option and ending on the earlier to occur of:

(d)	the date falling six months after the Bonus Date of the Savings Arrangement linked to that Option; and

(e)	the Option Holder’s death.

7.3	This rule 7.3 is subject to rule 7.7 and applies to any Options held by an Option Holder who has ceased to hold his Scheme-related Employment:

(a)	because of injury; or

(b)	because of disability; or

(c)	because of Redundancy; or

(d)	because of Retirement on reaching the Specified Age; or

An Option to which this rule 7.3 applies may be exercised at any time in the period starting immediately after the date on which the Scheme-related Employment ceased and ending on the earliest to occur of:

(e)	the date falling six months after the date on which the Scheme-related Employment ceased;

(f)	the date falling six months after the Bonus Date of the Savings Arrangement linked to that Option; and

(g)	the Option Holder’s death.

7.4	This rule 7.4 is subject to rule 7.7 and applies to Options held by any Option Holder who has ceased to hold his Scheme-related Employment because of Retirement on reaching any age (other than the Specified Age) at which he is bound to retire in accordance with the terms of his contract of employment.

In this rule 7.4, ‘‘any age (other than the Specified Age) at which he is bound to retire in accordance with the terms of his contract of employment’’ means any age (other than the Specified Age) at which, if the relevant Option Holder were to be dismissed by his employer, it would be possible for retirement to be the reason (or a reason) for that dismissal under section 98 of the Employment Rights Act 1996.

An Option to which this rule 7.4 applies may be exercised at any time in the period starting immediately after the date of Retirement and ending on the earliest to occur of:

(a)	the date falling six months after the date of Retirement;

(b)	the date falling six months after the Bonus Date of the Savings Arrangement linked to that Option; and

(c)	the Option Holder’s death.

7.5	This rule 7.5 is subject to rule 7.7 and applies to Options:

(a)	held by any Option Holder who has ceased to hold his Scheme-related Employment because of any reason other than:

(i)	any reason listed in rule 7.3; or

(ii)	the reason set out in rule 7.4; or

(iii)	misconduct; and

(b)	which were granted more than three years before the date on which the Option Holder’s Scheme-related Employment ceased.

The Board shall interpret the meaning of ‘‘misconduct’’ in rule 7.5(a)(iii) in a manner which is fair and reasonable.

An Option to which this rule 7.5 applies may be exercised at any time in the period starting immediately after the date on which the Scheme-related Employment ceased and ending on the earliest to occur of:

(c)	the date falling six months after the date on which the Scheme-related Employment ceased;

(d)	the date falling six months after the Bonus Date of the Savings Arrangement linked to that Option; and

(e)	the Option Holder’s death.

7.6	This rule 7.6 is subject to rule 7.7 and applies to any Options held by an Option Holder who has ceased to hold his Scheme-related Employment:

(a)	only because it was in a company which has ceased to be an Eligible Company; or

(b)	only because it related to a business or part of a business which was transferred to a person other than an Associated Company of the Company,

if the Option Holder has ceased to hold the office or employment which was (before the date of cessation of the Scheme-related employment) the Scheme-related employment (the post-transfer employment) for a reason falling within any of rule 7.3(a), rule 7.3(b), rule 7.3(c), rule 7.3(d) or rule 7.4.

An Option to which this rule 7.6 applies may be exercised at any time in the period starting immediately after the date on which the post-transfer employment ceased and ending on the earliest to occur of:

(c)	the date falling six months after the date on which the post-transfer employment ceased;

(d)	the date falling six months after the Bonus Date of the Savings Arrangement linked to that Option; and

(e)	the Option Holder’s death.

7.7	No Option Holder shall be treated as ceasing to hold Scheme-related Employment under any of rule 6.2(c), rule 7.3 or rule 7.4, or rule 7.5 or rule 7.6 until that Option Holder ceases to hold any office or employment with:

(a)	the Company; or

(b)	any Eligible Company or other company which is controlled by the Company; or

(c)	any company which:

(i)	controls the Company; or

(ii)	is controlled by a person or persons who also control the Company.

In this rule 7.7, ‘‘control’’ has the meaning given in section 416(2) to (6) of the Income and Corporation Taxes Act 1988.

7.8	This rule 7.8 applies to Options held by any Option Holder who:

(a)	has reached the Specified Age; and

(b)	continued to hold his Scheme-related Employment after the date on which he reached the Specified Age.

An Option to which this rule 7.8 applies may be exercised at any time in the period starting immediately after the date on which the Option Holder reached the Specified Age and ending on the earliest to occur of:

(c)	the date falling six months after the date on which the Option Holder reached the Specified Age;

(d)	the date falling six months after the Bonus Date of the Savings Arrangement linked to that Option; and

(e)	the Option Holder’s death.

7.9	This rule 7.9 applies to Options which were held by any Option Holder at the time of his death if, at that time:

(a)	the Option Holder did not have a Material Interest (either on his own or together with one or more of his Associates), and had not had such an interest at any time in the preceding 12 months; and

(b)	no Associate or Associates of the Option Holder had (individually or taken together) a Material Interest, or had such an interest at any time in the preceding 12 months; and

whether or not those Options were capable of exercise under any other provision of the Scheme at the time of death.

An Option to which this rule 7.9 applies may be exercised by the Option Holder’s personal representatives at any time in the period starting immediately after the date of death and ending:

(c)	if the Option Holder died before the Bonus Date of the Savings Arrangement linked to that Option, the date falling 12 months after the date of death; or

(d)	if the Option Holder died on or within six months after the Bonus Date of the Savings Arrangement linked to that Option, the date falling 12 months after that Bonus Date.

7.10	If a Repaid Amount is insufficient to exercise the Option linked to the relevant Savings Arrangement in full:

(a)	the aggregate Exercise Price paid to exercise the Option may not exceed the Repaid Amount; and

(b)	the number of Shares acquired on exercise of the Option may not exceed the number obtained by dividing the Repaid Amount by the Exercise Price for the Option and, if the result of that division is not a whole number, rounding it down to the nearest whole number.

7.11	An Option may only be exercised if the Option Holder has made any arrangements, or entered into any agreements, that may be required under rule 9.

8.	MANNER OF EXERCISE OF OPTIONS

8.1	An Option shall be exercised by the Option Holder giving a written exercise notice to the Grantor, which shall:

(a)	set out the number of Shares over which the Option Holder wishes to exercise the Option. If that number exceeds the number over which the Option may be validly exercised at the time (in particular, without limitation, under rule 7.10):

(i)	the Option shall be treated as exercised only in respect of that lesser number; and

(ii)	any excess amount paid to exercise the Option or meet any Tax Liability shall be refunded;

(b)	be made using a form approved by the Board;

(c)	include a power of attorney appointing the Company as the Option Holder’s agent and attorney for the purposes of rule 9.4 and rule 9.7; and

(d)	be accompanied by the relevant Option Certificate. If an Option Certificate has been lost, the relevant Option may still be exercised, but the Grantor may make it a condition of exercise that the Option Holder shall enter into a formal acknowledgement that the Option Certificate is lost and a binding undertaking to return it for cancellation if recovered at a later date.

8.2	Any exercise notice shall be accompanied by:

(a)	payment of an amount equal to the Exercise Price multiplied by the number of Shares specified in the notice; and

(b)	any payment required under rule 9; and/or

(c)	any documentation relating to arrangements or agreements required under rule 9.

If the Savings Arrangement provider permits, payment under rule 8.2(a) may take the form of a valid direction to the Savings Arrangement provider to repay to the Grantor the whole amount due to the Option Holder under the Savings Arrangement linked to the relevant Option. If payment is made in this way, the Grantor shall pay to the Option Holder any amount by which the payment received by the Grantor from the Savings Arrangement provider exceeds the aggregate Exercise Price payable on the exercise of the Option.

8.3	Any exercise notice shall be invalid:

(a)	to the extent that it is inconsistent with the Option Holder’s rights under these rules and the relevant Option; or

(b)	if any of the requirements of rule 8. or rule 8.2 are not met; or

(c)	if any payment referred to in rule 8.2 is made by a cheque that is not honoured on first presentation or in any other manner which fails to transfer the expected value to the Grantor.

The Grantor may permit the Option Holder to correct any defect referred to in rule 8.3(b) or rule 8.3(c) (but shall not be obliged to do so). The date of any corrected exercise notice shall be the date of the correction rather than the original notice date for all other purposes of the Scheme.

8.4	Shares shall be allotted and issued (or transferred, as appropriate) within 30 days after a valid Option exercise, subject to the other rules of this Scheme.

8.5	Except for any rights determined by reference to a date before the date of allotment, Shares allotted and issued in satisfaction of the exercise of an Option shall rank equally in all respects with the other shares of the same class in issue at the date of allotment.

8.6	Shares transferred in satisfaction of the exercise of an Option shall be transferred free of any lien, charge or other security interest, and with all rights attaching to them, other than any rights determined by reference to a date before the date of transfer.

8.7	If the Shares are listed or traded on any stock exchange, the Company shall apply to the appropriate body for any newly issued Shares allotted on exercise of an Option to be listed or admitted to trading on that exchange.

9.	TAX LIABILITIES

9.1	The definitions in this rule 9.1 apply in this rule 9.

Employer NICs: Secondary class 1 (employer) national insurance contributions (or any similar liability for social security contribution in any jurisdiction) which are included in any Tax Liability (or which would be included in any Tax Liability if an election of the type referred to in rule 9.2(c) had not been made) and which may be lawfully recovered from the Option Holder.

Sufficient Shares: the smallest number of Shares which, when sold, will produce an amount at least equal to the relevant Tax Liability (after deduction of brokerage and any other charges or taxes on the sale).

9.2	It shall be a term of each Option that the Option Holder shall:

(a)	pay to the Company, his employer or former employer (as appropriate) the amount of any Tax Liability;

(b)	enter into arrangements to the satisfaction of the Company, his employer or former employer (as appropriate) for payment of any Tax Liability; and

(c)	if required to do so by the Company, his employer or former employer, join in making an election (using a form approved by HMRC) that the whole or any part of the liability for any Employer NICs shall be transferred to the Option Holder.

9.3	An Option Holder’s employer or former employer may decide to release the Option Holder from, or not to enforce, any part of the Option Holder’s obligations in respect of Employer NICs under rule 9.2(a) and rule 9.2(b).

9.4	If an Option Holder does not fulfil his obligations under either rule 9.2(a) or rule 9.2(b) in respect of any Tax Liability arising from the exercise of an Option within seven days after the date of exercise and Shares are readily saleable at that time, the Grantor shall withhold Sufficient Shares from the Shares which would otherwise be delivered to the Option Holder. From the net proceeds of sale of those withheld Shares, the Grantor shall pay to the Company, employer or former employer an amount equal to the Tax Liability and shall pay any balance to the Option Holder.

9.5	Any person other than the Company will only be authorised to grant Options after it has entered into an irrevocable undertaking to the Company (for the benefit of the Company and any employer or former employer of any relevant Option Holder) that such person will fulfil its obligations as a Grantor under the rules of the Scheme, in particular (without limitation) rule 9.4.

9.6	Option Holders shall have no rights to compensation or damages on account of any loss in respect of Options or the Scheme where such loss arises (or is claimed to arise), in whole or in part, from any loss of approval under Schedule 3 that affects the Scheme or any Option, however that loss of approval may be caused.

9.7	It shall be a term of each Option that the Option Holder shall join in making an election under section 431(1) or section 431(2) of ITEPA 2003, if required to do so by the Company, his employer or former employer, on or before the date of exercise of the Option.

10.	RELATIONSHIP WITH EMPLOYMENT CONTRACT

10.1	The rights and obligations of any Option Holder under the terms of his office or employment with any company shall not be affected by being an Option Holder.

10.2	The value of any benefit realised under the Scheme by Option Holders shall not be taken into account in determining any pension or similar entitlements.

10.3	Option Holders and the directors and employees of Constituent Companies and Associated Companies of the Company (past and present) shall have no rights to compensation or damages on account of any loss in respect of Options or the Scheme where such loss arises (or is claimed to arise), in whole or in part, from termination of office or employment with any company. This exclusion of liability shall apply however termination of office or employment, or the giving of notice, is caused and however compensation or damages may be claimed.

10.4	Option Holders and the directors and employees of Constituent Companies and Associated Companies of the Company (past and present) shall have no rights to compensation or damages on account of any loss in respect of Options or the Scheme where such loss arises (or is claimed to arise), in whole or in part, from:

(a)	any company ceasing to be a Constituent Company; or

(b)	any company ceasing to be an Associated Company of the Company; or

(c)	the transfer of any business from a Constituent Company to any person which is neither a Constituent Company nor an Associated Company of the Company; or

(d)	the transfer of any business from a Constituent Company to an Associated Company of the Company which is not a Constituent Company; or

(e)	any change to invitations made under the Scheme, including any variation of their terms or timing, or their complete suspension or termination; or

(f)	the lapse of any Option; or

(g)	any failure by the Board to nominate an Eligible Company to be a Constituent Company; or

(h)	any failure by the Board to make an invitation to apply for an Option to any person who is not at the relevant time an Eligible Employee, where it is in the Board’s discretion to do so.

This exclusion of liability shall apply however the relevant circumstances are caused, and however compensation or damages may be claimed.

10.5	Each Eligible Employee and each employee of a Constituent Company shall have no right to receive Options, whether or not he has previously been granted any.

11.	TAKEOVERS AND LIQUIDATIONS

11.1	If any person (in this rule 11.1, the Controller) obtains Control of the Company as a result of:

(a)	making a general offer to acquire the whole of the issued share capital of the Company which is made on a condition such that, if it is satisfied, the person making the offer will have Control of the Company; or

(b)	making a general offer to acquire all the shares in the Company which are of the same class as the Shares,

then any Option may (subject to rule 7.1, rule 11.4 and rule 11.11) be exercised within six months after the time when the Controller has obtained Control of the Company and (if relevant) any condition subject to which the offer is made has been satisfied. Any Option to which this rule 11.1 applies shall lapse at the end of that period, unless before then it is exercised or released under rule 11.4.

11.2	Unless the relevant compromise or arrangement makes provision for the replacement of Options or the compensation of Option Holders which the Auditors have certified in writing to be fair and reasonable, any Option may be exercised within six months after any person (in this rule 11.2, the Controller) obtains Control of the Company as a result of the court sanctioning a compromise or arrangement for the reconstruction or amalgamation of the Company, under section 425 of the Companies Act 1985, Part 26 and (where applicable) Part 27 of the Companies Act 2006 (or in both cases, the local equivalent to such provisions), subject to rule 7.1, rule 11.4 and rule 11.11. Any Option to which this rule 11.2 applies shall lapse at the end of that period, unless before then it is exercised or released under rule 11.4.

11.3	Any Option may be exercised during the period commencing when any person becomes bound or entitled to acquire Shares under sections 979 to 982 of the Companies Act 2006 (or the local equivalent to such provisions) and continuing for as long as that person remains so bound or entitled, subject to rule 7.1, rule 11.4 and rule 11.11.

11.4	If, as a result of:

(a)	an event specified in rule 11.1(a); or

(b)	an event specified in rule 11.1(b); or

(c)	the court sanctioning a compromise or arrangement under section 425 of the Companies Act 1985, Part 26 and (where applicable) Part 27 of the Companies Act 2006 (including an event specified in rule 11.2), a company has obtained Control of the Company, or if a company has become bound or entitled as specified in rule 11.3, each Option Holder may, by agreement with that company (Acquiring Company) within the Rollover Period, release each Option (Old Option) for a replacement option (New Option). A New Option shall:

(d)	be over shares which satisfy the requirements of paragraphs 18 to 22 of Schedule 3 in the Acquiring Company (or some other company falling within paragraph 39(2)(b) of Schedule 3);

(e)	be a right to acquire such number of those shares as have, immediately after grant of the New Option, a total Market Value equal to the total Market Value of the shares subject to the Old Option immediately before its release;

(f)	have an exercise price per share such that the total price payable on complete exercise of the New Option equals the total price which would have been payable on complete exercise of the Old Option; and

(g)	subject to rule 11.11, be on terms otherwise identical to the Old Option immediately before the Old Option’s release.

11.5	Any Rollover Period shall have the same duration as the applicable period defined in paragraph 38(3) of Schedule 3, which may be summarised (as at the Adoption Date) as:

(a)	for the purposes of rule 11.1, six months beginning with the time the Acquiring Company obtains Control and any condition of the relevant offer is met;

(b)	for the purposes of rule 11.2 and rule 11.4(c), six months beginning with the time when the court sanctions the relevant compromise or arrangement;

(c)	for the purposes of rule 11.3, while the Acquiring Company is bound or entitled as specified in that rule; and

(d)	for the purposes of rule 11.4, as determined by reference to whichever of rule 11.1, rule 11.4(c) or rule 11.3 applies.

11.6	Any New Option granted under rule 11.4 shall be treated as having been acquired at the same time as the relevant Old Option for all other purposes of the Scheme.

11.7	The Scheme shall be interpreted in relation to any New Options as if references to:

(a)	the Company (except for those in the definitions of Constituent Company and Eligible Company) were references to the Acquiring Company (or to any other company whose shares are subject to the New Options, as the context may require); and

(b)	the Shares were references to the shares subject to the New Options.

11.8	The Company will remain the scheme organiser of the Scheme (as defined in paragraph 2(2) of Schedule 3) following the release of Options and the grant of New Options under rule 11.4.

11.9	The Acquiring Company shall issue (or procure the issue of) an Option Certificate for each New Option.

11.10	In this rule 11 (other than rule 11.4), a person shall be deemed to have obtained Control of a company if he, and others acting with him, have obtained Control of it together.

11.11	An event causing the grant of New Options shall not trigger the exercise of those New Options under rule 11.1, rule 11.2 or rule 11.3.

11.12	If the Company passes a resolution for voluntary winding up, any Option may be exercised within six weeks after the resolution is passed, failing which it shall lapse at the end of that period.

11.13	The Board shall notify Option Holders (and Grantors other than the Company) of any event that is relevant to Options under this rule 11 within a reasonable period after the Board becomes aware of it.

12.	VARIATION OF SHARE CAPITAL

If there is any variation of the share capital of the Company (whether that variation is a capitalisation issue (other than a scrip dividend), rights issue, consolidation, subdivision or reduction of capital or otherwise), the number and description of Shares subject to each Option and/or the Exercise Price of each Option shall be adjusted in a manner the Board deems appropriate provided that, while the Scheme is approved under Schedule 3, no such adjustment shall be made without HMRC’s prior approval.

13.	NOTICES

13.1	Any notice or other communication required or made in connection with any Option or otherwise under this Scheme shall be in writing and shall be:

(a)	delivered personally; or

(b)	sent by pre-paid first-class post; or

(c)	sent by recorded delivery post; or

(d)	sent by commercial courier; or

(e)	sent by fax (but fax communications shall only be treated as validly sent if an appropriate report of successful transmission has been recorded by the sender’s fax system); or

(f)	sent by e-mail (but e-mail communications shall only be treated as validly sent if an appropriate report of receipt has been returned to the sender by the e-mail system).

13.2	Communications made in accordance with rule 13.1 shall be addressed to the parties interested in the Scheme as specified below:

(a)	in the case of communications to any Eligible Employee or Option Holder, to:

(i)	his work address; or

(ii)	his home address, meaning that most recently notified to the sender; or

(iii)	his work fax number; or

(iv)	if one has been notified to the sender, his private fax number; or

(v)	his work e-mail address; or

(vi)	if one has been notified to the sender, his private e-mail address; and

(b)	in the case of communications to an Option Holder who has died (where the sender has notice of the death), to:

(i)	the Option Holder’s home address, meaning that most recently notified to the sender; or

(ii)	any address or fax number (marked for the attention of any specified person) or any e-mail address that the Option Holder’s personal representatives have notified to the Company (and any relevant Grantor other than the Company) for such communications; and

(c)	in the case of communications to the Company, to:

(i)	its registered office, marked for the attention of any specified person, and notified by the Company to the sender; or

(ii)	any other address (marked for the attention of any specified person) that may have been notified by the Company to the sender; or

(iii)	any fax number (marked for the attention of any specified person) that may have been notified by the Company to the sender; or

(iv)	any e-mail address that may have been notified by the Company to the sender; and

(d)	in the case of communications to any Grantor other than the Company, to:

(i)	any address (marked for the attention of any specified person) that may have been notified by the Grantor to the sender; or

(ii)	any fax number (marked for the attention of any specified person) that may have been notified by the Grantor to the sender; or

(iii)	any e-mail address that may have been notified by the Grantor to the sender.

13.3	Communications made to any Eligible Employee, Option Holder or Option Holder’s personal representatives shall be deemed to have been duly received:

(a)	if delivered personally, when left at the relevant address; or

(b)	if sent by pre-paid first-class post or recorded delivery post, at 12 noon on the second business day after posting; or

(c)	if sent by commercial courier, at the time specified on the signed delivery receipt;

(d)	if sent by fax, at the time of transmission; or

(e)	if sent by e-mail, at the time specified in the relevant report of receipt returned to the sender.

13.4	Communications sent to the Company or any other Grantor shall:

(a)	be duly made only if actually received in accordance with this rule 13; and

(b)	shall be treated as made at the time they are received for all purposes of the Scheme.

13.5	This rule 13 shall not apply to the service of any proceedings or other documents in any legal action.

14.	ADMINISTRATION AND AMENDMENT

14.1	The Scheme shall be administered under the direction of the Board.

14.2	The Board may amend the Scheme from time to time, but:

(a)	while the Company is subject to any requirement, or bound by any agreement, that this should be the case, no amendment may be made without the prior approval of the Company in general meeting if it would:

(i)	make the terms on which Options may be granted materially more generous; or

(ii)	increase the limit specified in rule 5; or

(iii)	expand the class of potential Option Holders; or

(iv)	change rule 13 to the benefit of Option Holders,

unless it is a minor amendment to benefit the administration of the scheme, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Option Holders or for the Company or any Eligible Company; and

(b)	while the Scheme is approved under Schedule 3, no amendment to a Key Feature shall have effect until approved by HMRC.

14.3	The Board may establish further savings-related share option plans to operate in overseas territories (overseas plans), provided that:

(a)	all overseas plans shall be subject to the limitation on awards set out in rule 5;

(b)	only employees of Eligible Companies who are resident in the relevant territory shall be entitled to benefit under any overseas plan; and

(c)	no employee shall have an entitlement to awards under any overseas plan greater than the maximum entitlement of an Eligible Employee under the Scheme.

Any such plan shall be governed by rules similar to the rules of the Scheme, but modified to take account of applicable tax, social security, employment, company, exchange control, trust or securities (or any other relevant) law, regulation or practice.

14.4	The cost of establishing and operating the Scheme shall be borne by the Constituent Companies in proportions determined by the Board.

14.5	The Company shall ensure that at all times:

(a)	the Company has sufficient authorised and unissued or treasury Shares available, taking into account any other obligations of the Company to issue Shares and to transfer Shares from treasury; and/or

(b)	arrangements are in place for any third party to transfer issued Shares,

(c)	to satisfy the exercise of all Options of which the Company is the Grantor.

14.6	Each Grantor other than the Company shall at all times:

(a)	keep sufficient issued Shares available; and/or

(b)	hold sufficient enforceable rights to subscribe for Shares, or to acquire issued Shares,

(c)	to satisfy the exercise of all Options granted by that Grantor.

14.7	The Board shall determine any question of interpretation and settle any dispute arising under the Scheme (other than any requiring determination by the Auditors). In doing so, the Board shall exercise its discretion in a manner which is fair and reasonable. In such matters the Board’s decision shall be final.

14.8	The Company and any other Grantor shall not be obliged to notify any Option Holder if an Option is due to lapse.

14.9	The Company and any other Grantor shall not be obliged to provide Option Holders with copies of any materials sent to the holders of Shares.

14.10	The rules of the Scheme shall be governed by, and interpreted in accordance with, the laws of England. The courts of England and Wales shall have exclusive jurisdiction over:

(a)	the rules of the Scheme; and

(b)	all Options.

SCHEDULE 1
SCALING DOWN APPLICATIONS USING
THE METHOD IN RULE 3.1(D)

1.	INTERPRETATION OF SCHEDULE 1

The definitions in this paragraph apply in this Schedule 1:

A: the maximum number of Shares that can be placed under Option. This is the limit determined under rule 2.2(d).

EP: the Exercise Price for Options granted as a result of the applications which are to be scaled down.

B: the maximum payable in total under Options granted as a result of the applications, which equals the total Repayments following scaling down, and is given by:

A x EP.

C: the total of the Repayments under all Savings Arrangements applied for, without scaling down.

D: the total of the Repayments under all Savings Arrangements applied for if those applications specifying monthly contributions greater than I were adjusted to specify monthly contributions of I.

E: the total of the Repayments under all Savings Arrangements applied for, where the applications specify monthly contributions of I or less.

F: the total of scaled down Repayments arising from monthly contributions in excess of I which is available to be shared pro rata among the applicants to be scaled down, and is given by:

B − D

G: the multiple of monthly contributions making up the Repayment for a particular applicant, which is given by:

in the case of a three year Option application, 36 plus the applicable three year bonus multiple (if Repayments are taken to include bonuses);

in the case of a five year Option application, 60 plus the applicable five year bonus multiple (if Repayments are taken to include bonuses);

in the case of a seven year Option application, 60 plus the applicable seven year bonus multiple (if Repayments are taken to include bonuses); and

in the case of an Option with any other standard period that might be available under a future HM Treasury specification for Savings Arrangements, the number of monthly contributions due under the relevant Savings Arrangement plus the applicable bonus multiple (if Repayments are taken to include bonuses).

H: the Repayment for a particular applicant if his application were not subject to scaling down.

I: £100 or The threshold value applicable under rule 3(d).

2.	WILL THE METHOD IN RULE 3.1(D) ACHIEVE SCALING DOWN?

First calculate B, C and D.

Note that, by definition, C must be greater than B if scaling down is required.

If D is greater than B, the method in rule 3(d) will not suffice to achieve scaling down.

If D is less than or equal to B, the method in rule 3(d) will suffice to achieve scaling down.

In the unlikely event that D is equal to B, there will be no need to calculate individual amended contributions for those who applied to contribute more than I per month. Their monthly contributions can simply be set at I.

3.	HOW TO SCALE DOWN EACH RELEVANT APPLICATION

3.1	For each application which is to be scaled down, after scaling down, the Repayment will be given by:

(I x G) + X

where X = F x (H − (I x G))/(C − D).

X should be calculated for each application which is to be scaled down.

3.2	Each relevant applicant’s scaled down monthly contribution will then be given by:

I + (X/G).

SCHEDULE 2
SCALING DOWN APPLICATIONS
USING THE METHOD IN RULE 3.1(G)

1.	INTERPRETATION OF SCHEDULE 2

The definitions in this paragraph apply in this Schedule 2:

A: the maximum number of Shares that can be placed under Option. This is the limit determined under rule 2.4(d).

EP: the Exercise Price for Options granted as a result of the applications which are to be scaled down.

B: the maximum payable in total under Options granted as a result of the applications, which equals the total Repayments following scaling down, and is given by:

A x EP.

C: the total of the Repayments under all Savings Arrangements applied for, without scaling down.

D: The minimum specified under rule 2.4(c).

E: the total of the Repayments under all Savings Arrangements applied for if those applications specifying monthly contributions greater than D were adjusted to specify monthly contributions of D.

F: the total of the Repayments under all Savings Arrangements applied for, where the applications specify monthly contributions of D.

G: the total of scaled down Repayments arising from monthly contributions in excess of D which is available to be shared pro rata among the applicants to be scaled down, and is given by:

B – E

H: the multiple of monthly contributions making up the Repayment for a particular applicant, which is given by:

in the case of a three year Option application, 36 plus the applicable three year bonus multiple (if Repayments are taken to include bonuses);

in the case of a five year Option application, 60 plus the applicable five year bonus multiple (if Repayments are taken to include bonuses);

in the case of a seven year Option application, 60 plus the applicable seven year bonus multiple (if Repayments are taken to include bonuses); and

in the case of an Option with any other period that might be available under a future HM Treasury specification for Savings Arrangements, the number of monthly contributions due under the relevant Savings Arrangement plus the applicable bonus multiple (if Repayments are taken to include bonuses).

I: the Repayment for a particular applicant if his application were not subject to scaling down.

2.	WILL THE METHOD IN RULE 3.1(G) ACHIEVE SCALING DOWN?

First calculate B, C and E.

Note that, by definition, C must be greater than B if scaling down is required.

If E is greater than B, the method in rule 3(g) will not suffice to achieve scaling down.

If E is less than or equal to B, the method in rule 3(g) will suffice to achieve scaling down.

In the unlikely event that E is equal to B, there will be no need to calculate individual amended contributions for those who applied to contribute more than D per month. Their contributions can simply be set at D.

3.	HOW TO SCALE DOWN EACH RELEVANT APPLICATION

3.1	For each application which is to be scaled down, after scaling down, the Repayment will be given by:

(D x H) + X

where X = G x (I – (D x H))/(C – E).

X should be calculated for each application which is to be scaled down.

3.2	Each relevant applicant’s scaled down monthly contribution will then be given by:

D + (X/H).

Appendix III

AMENDMENTS TO THE BYE-LAWS
OF ASPEN INSURANCE HOLDINGS LIMITED

In order to facilitate review of the various Bye-Law amendment proposals, we have prepared an amended and restated version of our Bye-Laws reflecting all of the proposed changes, a marked copy of which is included as Exhibit A of this Appendix. The following proposals describe the Bye-Law amendments that have been recommended by the Board of Directors and are being presented for a vote of shareholders.

The amendments described below have been marked in Exhibit A to show the changes proposed; deleted text is shown in [brackets] and inserted text is shown in boldface type.

References to the Act are to the Bermuda Companies Act 1981.

AMENDMENTS TO BYE-LAWS 1.1.27 and 33

The Board of Directors proposes to amend Bye-Laws 1.1.27 and 33 to allow the Bye-Laws to standardize the use of the terms ‘‘Resolution’’ and ‘‘resolution in writing’’.

AMENDMENTS TO BYE-LAWS 1.3, 1.4, 51, 52, 142 and 143

The Board of Directors proposes to amend Bye-Laws 1.3, 1.4, 51, 52, 142 and 143 to take full advantage of recent amendments to the Act which provide for the use of ‘‘electronic records’’ (including emails and websites) for the delivery of documents under the Act. The new provisions of the Act are broad and provide that subject to the bye-laws of a company, any requirement in the Act or the bye-laws to deliver a document to any person may be met by delivery of an electronic record in accordance with the requirements of the Act.

AMENDMENTS TO BYE-LAWS 7 and 8

The Board of Directors proposes to amend Bye-Laws 7 and 8 to take full advantage of recent amendments to the Act which now permits a company to acquire its own shares to be held as ‘‘treasury shares’’.

AMENDMENTS TO BYE-LAWS 17, 105, 123, 124 and 125

The Board of Directors proposes to amend Bye-Laws 17, 105, 123, 124 and 125 to take full advantage of recent amendments to the Act which repeal the requirement for a company to have a common seal.

AMENDMENTS TO BYE-LAW 33

The Board of Directors proposes to amend Bye-Law 33 to take full advantage of recent amendments to the Act which now permits a company to act, in lieu of a meeting of shareholders, through resolutions in writing signed by the same majority as would be required at a meeting. This replaces the previous requirement for unanimous written resolutions.

AMENDMENTS TO BYE-LAWS 45, 113 and 119

The Board of Directors proposes to amend Bye-Laws 45, 113 and 119 to take full advantage of recent amendments to the Act which no longer requires a company to appoint officers with the specific titles of president/vice-president or chairman/deputy chairman. The provisions regarding appointment of officers have been revised to provide more flexibility in the titles of officers of the Company.

AMENDMENTS TO BYE-LAW 100

The Board of Directors proposes to amend Bye-Law 100 to remove the requirement that all Board meetings be held in Bermuda.

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AMENDMENTS TO BYE-LAW 101

The Board of Directors proposes to amend Bye-Law 101 to take full advantage of recent amendments to the Act which authorize the directors of a company, subject to its bye-laws, to exercise all the powers of the company except those that are required by the Act or the bye-laws of a company to be exercised by the shareholders of a company. Accordingly, the specific listing of the Board of Director’s powers is no longer required.

AMENDMENTS TO BYE-LAW 134

The Board of Directors proposes to amend Bye-Law 134 to reflect amendments to the Act which removed the limitation on the application of share premium to crediting shares of the same class from which it was derived.

AMENDMENTS TO BYE-LAW 150

The Board of Directors proposes to amend Bye-Law 150 to take full advantage of recent amendments to the Act which clarify that a company may advance monies to an officer or auditor of the company for the costs of defending any civil or criminal action involving fraud and dishonesty against the officer or auditor, on the condition that they shall repay the advance if the allegations are proved.

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Exhibit A to Appendix III

AMENDED AND RESTATED
BYE-LAWS
OF
ASPEN INSURANCE HOLDINGS LIMITED

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I N D E X

BYE-LAW	SUBJECT	PAGE
1	Interpretation	III-A-3
2	Registered Office	III-A-7
3	Share Capital	III-A-7
4-7	Alteration of Capital	III-A-9
8-12	Shares	III-A-10
13-14	Modification of Rights	III-A-11
15-18	Certificates	III-A-11
19-20	Register of Shareholders	III-A-12
21	Register of Directors and Officers	III-A-12
22-26	Transfer of Shares	III-A-12
27-30	Transmission of Shares	III-A-13
31-33	General Meetings and Written Resolutions	III-A-14
34-38	Notice of General Meetings	III-A-15
39-46	Proceedings at General Meetings	III-A-16
47	U.S. Periodic Reporting	III-A-17
48-62	Voting	III-A-17
63-66	Adjustment of Voting Power	III-A-19
67	Other Adjustments of Voting Power	III-A-20
68	Notification of Voting Power	III-A-20
69-75	Requirement to Provide Information and Notice	III-A-21
76	Purchase of Shares	III-A-22
77-83	Proxies and Corporate Representatives	III-A-23
84-85	Certain Subsidiaries	III-A-24
86-87	Election of Directors	III-A-24
88	Observers’ Rights	III-A-25
89-90	Removal of Directors	III-A-25
91-92	Vacancies on the Board	III-A-26
93-97	Alternate Directors	III-A-26
98	Remuneration of Directors	III-A-27
99	Directors’ Interests	III-A-27
100-104	Powers and Duties of the Board	III-A-27
105-107	Delegation of the Board’s Powers	III-A-28
108-118	Proceedings of the Board	III-A-28
119	Officers	III-A-30
120	Minutes	III-A-30
121-122	Secretary and Resident Representative	III-A-30
123-125	The Seal	III-A-31
126-132	Dividends and Other Payments	III-A-31
133	Reserves	III-A-32
134-135	Capitalisation of Profits	III-A-32
136-137	Record Dates	III-A-33
138-140	Accounting Records	III-A-33
141	Audit	III-A-34
142-143	Service of Notices and Other Documents	III-A-34
144	Winding Up	III-A-35
145-154	Indemnity and Insurance	III-A-35
155	Alteration of Bye-Laws	III-A-37

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[Exhibit A.1 to Appendix III] AMENDED AND RESTATED BYE-LAWS

[Amended and Restated Bye Laws]

OF

ASPEN INSURANCE HOLDINGS LIMITED

INTERPRETATION

1.	1.1 In these Bye-Laws, unless the context otherwise requires:

1.1.1	‘‘Affiliate’’ means, in relation to any undertaking, any other undertaking that controls, is controlled by or is under common control with such first undertaking. For the purpose of this definition, the term ‘‘control’’ means the power to direct the management and policies of an undertaking, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and, except when used in the term ‘‘Controlled Shares’’ as defined in Bye-Law 66 below, the terms ‘‘controlled’’ and ‘‘controlling’’ have meanings correlative to the foregoing;

1.1.2	‘‘Bermuda’’ means the Islands of Bermuda;

1.1.3	‘‘Board’’ means the Board of Directors of the Company or the Directors present at a meeting of Directors at which there is a quorum;

1.1.4	‘‘Business Day’’ means a day (excluding Saturdays and Sundays) on which banks generally are open in New York, London and Bermuda for the transaction of normal banking business;

1.1.5	‘‘Cause’’ means willful misconduct, fraud, gross negligence, embezzlement or any criminal conduct;

1.1.6	‘‘Code’’ means the Internal Revenue Code of 1986, as amended, of the United States of America;

1.1.7	‘‘Companies Act’’ means the Companies Act 1981 of Bermuda as amended from time to time and any legislation enacted to supersede the same and every Bermuda statute from time to time in force concerning companies insofar as the same applies to the Company;

1.1.8	‘‘Company’’ means the company incorporated in Bermuda under the name of Exali Reinsurance Holdings Limited on 22 May 2002 which subsequently changed its name to Aspen Insurance Holdings Limited on 22 November 2002, and as such name may be changed from time to time in accordance with Bermuda law;

1.1.9	‘‘Director’’ means such person or persons as shall be elected to the Board from time to time pursuant to Bye-Laws 86 and 87 or appointed to the Board from time to time pursuant to Bye-Law 91;

1.1.10	‘‘Indemnified Person’’ means any Director, Officer, Resident Representative, member of a committee duly constituted under Bye-Law 107 and any liquidator, manager or trustee for the time being acting in relation to the affairs of the Company, and his heirs, executors and administrators;

1.1.11	‘‘Investment Date’’ means June 21, 2002;

1.1.12	‘‘Listing’’ means (i) the first admission of Ordinary Shares or any shares for which the Ordinary Shares have been exchanged or into which the Ordinary Shares have been converted or any shares in a company of which the Company is a subsidiary on the London Stock Exchange, (ii) the sale and issuance of Ordinary Shares

III-A-3

pursuant to the first registered public offering under the United States securities laws or (iii) any amalgamation, scheme of arrangement, consolidation or other business combination transaction as a result of which the Shareholders receive as consideration equity securities of a class or series that is listed on the London Stock Exchange or publicly traded on a securities exchange in the United States;

1.1.13	‘‘Lloyd’s’’ means The Society and Corporation of Lloyd’s incorporated by the Lloyd’s Acts 1871-1982 or, as the context may require, the Council of Lloyd’s and any person or delegate acting under its authority;

1.1.14	‘‘Montpelier Re’’ means Montpelier Reinsurance Ltd;

1.1.15	‘‘Names’’ means the underwriting members of Lloyd’s participating in Syndicate 2020 for the 2002 year of account (or in respect of those individual who have died, part of the 2002 year of account),other than the Wellington Corporate Members;

1.1.16	‘‘Names Trust’’ means the trust established under Declaration of Trust, as may be amended from time to time, between the Names’ Trustee and WUSL for the benefit of the Names;

1.1.17	‘‘Names’ Trustee’’ means The Names’ Trustees Limited solely as trustee of the Names Trust, including any successor to The Names’ Trustees Limited as Trustee of the Names Trust;

1.1.18	‘‘Non-Voting Ordinary Shares’’ means the Ordinary Shares in the capital of the Company having, inter alia, the rights and restrictions as set out in Bye-Law 3.3;

1.1.19	‘‘Officer’’ means a person appointed by the Board pursuant to Bye-Law 119 and shall not include an auditor of the Company;

1.1.20	‘‘Ordinary Shares’’ means ordinary shares in the capital of the Company having the rights and restrictions contained in these Bye-Laws;

1.1.21	‘‘paid up’’ means paid up or credited as paid up;

1.1.22	‘‘Phoenix’’ means Phoenix Equity Partners IV ‘‘A’’ L.P., Phoenix Equity Partners IV ‘‘B’’ L.P., Phoenix Equity Partners IV ‘‘C’’ L.P., Phoenix Equity Partners IV Co-Investment Plan and Phoenix Equity Partners III and IV Executive Investment Plan L.P., acting by their manager (and in respect of the Co-Investment Plan, its administrator), Phoenix Equity Partners Limited and Donaldson Lufkin & Jenrette Securities Corporation.

1.1.23	‘‘Preference Shares’’ means preference shares in the capital of the Company, which shall have the rights, terms, restrictions and preferences set out in or determined in accordance with these Bye-Laws;

1.1.24	‘‘Register’’ means the Register of Shareholders of the Company;

1.1.25	‘‘Registered Office’’ means the registered office for the time being of the Company;

1.1.26	‘‘Resident Representative’’ means (if any) the individual (or, if permitted in accordance with the Companies Act, a company) appointed to perform the duties of resident representative set out in the Companies Act and includes any assistant or deputy Resident Representative appointed by the Board to perform any of the duties of the Resident Representative;

1.1.27	‘‘Resolution’’ means a resolution of the Shareholders passed in general meeting or, where required, of a separate class or separate classes of shareholders[, adopted either in] passed in a separate general meeting or in either case adopted by [written] resolution in writing, in accordance with the provisions of these Bye-Laws;

1.1.28	‘‘Sale’’ means the transfer (whether through a single transaction or a series of transactions) of 50% or more of the Ordinary Shares in issue taken together to a person and its Affiliates or to a group of persons acting together;

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1.1.29	‘‘Seal’’ means the common seal of the Company and includes any authorised duplicate thereof;

1.1.30	‘‘Secretary’’ includes a temporary or assistant or deputy Secretary and any person appointed by the Board to perform any of the duties of the Secretary;

1.1.31	‘‘Share’’ means share in the capital of the Company and includes a fraction of a share;

1.1.32	‘‘Shareholder’’ means a shareholder or member of the Company;

1.1.33	‘‘Syndicate 2020’’ means Syndicate 2020 at Lloyd’s as managed by Wellington Underwriting Agencies Limited on 21 June 2002;

1.1.34	‘‘the Bye-Laws’’ means these Bye-Laws in their present form or as from time to time amended;

1.1.35	‘‘3i’’ means 3i Group plc;

1.1.36	‘‘transfer’’ means, in relation to any share, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, hypothecate or otherwise transfer such share or any beneficial interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, hypothecation or other transfer of such share or any beneficial interest therein or any agreement or commitment to do any of the foregoing;

1.1.37	‘‘undertaking’’ means a company or partnership or an unincorporated association situated in any jurisdiction and, in relation to an undertaking which is not a company, expressions in these Bye-Laws appropriate to companies shall be construed as references to the corresponding persons, officers, documents or organs (as the case may be) appropriate to undertakings of that description;

1.1.38	‘‘Wellington Corporate Members’’ means Premium Alpha Limited, Premium Beta Limited, Premium Gamma Limited, Premium Delta Limited, Premium Epsilon Limited, Premium Eta Limited, Premium Zeta Limited, Wellington One Limited, Wellington Two Limited, Wellington Three Limited, Wellington Four Limited and Wellington Five Limited;

1.1.39	‘‘Wellington Entity’’ means Wellington Underwriting plc, its subsidiaries or the Names’ Trustee solely as trustee of the Names Trust;

1.1.40	‘‘Wellington Option’’ means the collective reference to the Option Instrument dated 21 June 2002, as may be amended from time to time, issued by the Company creating options to subscribe for Non-Voting Ordinary Shares and the Option Certificates issued thereunder of even date in favor of WU plc (in respect of 3,781,120 Non-Voting Ordinary Shares of the Company) and in favor of the Names’ Trustee (in respect of 3,006,760 Non-Voting Ordinary Shares of the Company);

1.1.41	‘‘WUSL’’ means Wellington Underwriting Services Limited, a company incorporated in England and Wales (registered no. 01949097) whose registered office is 88 Leadenhall Street, London, EC3A 3BA.

1.2	For the purposes of these Bye-Laws:

1.2.1	a corporation shall be deemed to be present in person if its representative duly authorised pursuant to the Companies Act is present;

1.2.2	words importing only the singular number include the plural number and vice versa;

1.2.3	words importing only the masculine gender include the feminine and neuter genders respectively;

1.2.4	words importing persons include companies or associations or bodies of persons, whether corporate or un-incorporate;

III-A-5

1.2.5	a reference to writing shall include typewriting, printing, lithography, photography and other modes of representing or reproducing words in a legible and non-transitory form;

1.2.6	any words or expressions defined in the Companies Act in force at the date when these Bye-Laws or any part thereof are adopted shall bear the same meaning in these Bye-Laws or such part (as the case may be);

1.2.7	a company is a ‘‘subsidiary’’ of another company, its ‘‘holding company’’, if such other company owns either directly or indirectly through its subsidiaries shares of stock or other ownership interests having a majority of the voting power in electing the board of directors thereof or other persons performing a similar function; and

1.2.8	a ‘‘member of the same group’’ as a body corporate means a subsidiary or holding company of the body corporate or a subsidiary of a holding company of the body corporate.

1.3	A reference to anything being done by electronic means includes it being done by any electronic or other communications equipment or facilities and reference to any communication being delivered or received, or being delivered or received at a particular place, includes the transmission of an electronic [or similar communication] record, and to a recipient identified in such manner or by such means as the Board may from time to time approve or prescribe, either generally or for a particular purpose.

1.4	A reference to a signature or to anything being signed or executed includes such forms of electronic signature or other means of verifying the authenticity of an electronic [or similar communication] record as the Board may from time to time approve or prescribe, either generally or for a particular purpose.

1.5	A reference to any statute or statutory provision (whether in Bermuda or elsewhere) includes a reference to any modification or re-enactment of it and to every rule, regulation or order made under it (or under any such modification or re-enactment) and any reference to any rule, regulation or order made under any such statute or statutory provision includes a reference to any modification or replacement of such rule, regulation or order.

1.6	In these Bye-Laws:

1.6.1	powers of delegation shall not be restrictively construed but the widest lawful interpretation shall be given thereto;

1.6.2	the term ‘‘Board’’ in the context of the exercise of any power contained in these Bye-Laws includes any committee consisting of one or more Directors, any Director holding an executive office and any manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated;

1.6.3	no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of any other power of delegation; and

1.6.4	except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Bye-Laws or under another delegation of the powers by the Board.

III-A-6

REGISTERED OFFICE

2.	The Registered Office shall be at such place in Bermuda as the Board shall from time to time appoint.

SHARE CAPITAL

3.	3.1	Division of Share[Capital]Capital

Subject to any special rights previously conferred on the holders of any existing shares or class of shares, the share capital of the Company shall be divided into shares of three classes, being 969,629,030 Ordinary Shares, 6,787,880 Non-Voting Ordinary Shares and 100,000,000 Preference Shares, as adjusted in the event of any share split, stock dividend, subdivision, combination, reclassification or other similar transaction, and as such share capital may be changed from time to time in accordance with Bermuda law.

3.2	Ordinary Shares

The Ordinary Shares shall, subject to the other provisions in the Bye-Laws, entitle the holders thereof to the following rights:

3.2.1	as regards dividend:

(subject to the provisions of the Companies Act) after making all necessary provisions, where relevant, for payment of any preferred dividend in respect of any Preference Shares then in issue, the Company shall apply any profits or reserves which the Board resolves to distribute in paying such profits or reserves to the holders of the Ordinary Shares in respect of their holding of such shares pari passu and pro rata to the number of Ordinary Shares held by each of them;

3.2.2	as regards capital:

on a return of assets on liquidation, reduction of capital or otherwise, the holders of the Ordinary Shares shall be entitled to be paid the surplus assets of the Company remaining after payment of its liabilities (subject to the rights of the holders of any Preference Shares then in issue having preferred rights on the return of capital) in respect of their holdings of Ordinary Shares pari passu and pro rata to the number of Ordinary Shares held by each of them;

3.2.3	as regards voting in general meetings:

the holders of Ordinary Shares shall be entitled to receive notice of, and to attend and vote at, general meetings of the Company; every holder of Ordinary Shares present in person or by proxy shall on a poll have one vote for each Ordinary Share held by him (subject to modification to take into account the provisions of Bye-Laws 63-67).

3.3	Non-Voting Ordinary Shares

3.3.1	Save as provided in this Bye-Law 3.3, the Non-Voting Ordinary Shares shall rank pari passu with the Ordinary Shares and shall have the same rights and restrictions as the Ordinary Shares (and for such purpose, references to Ordinary Shares in these Bye-Laws shall be deemed to include Non-Voting Ordinary Shares except to the extent that such inclusion would conflict with the provisions of this Bye-Law 3.3 or except as otherwise expressly provided in these Bye-Laws).

3.3.2	The Non-Voting Ordinary Shares shall not carry any voting rights.

3.3.3	The Non-Voting Ordinary Shares shall, in all circumstances, be treated by the Company as having the same value as the Ordinary Shares carrying rights to vote.

3.3.4	No resolution which may affect the rights conferred on Non-Voting Ordinary Shares pursuant to this Bye-Law 3.3 shall be passed without the prior written consent of all the holders of Non-Voting Ordinary Shares.

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3.3.5	On the first to occur of a Sale or Listing, each Non-Voting Ordinary Share in issue shall automatically convert into one Ordinary Share carrying rights to vote and each Non-Voting Ordinary Share issued at any time following a Sale or Listing shall automatically convert, immediately on issue, into one Ordinary Share carrying rights to vote. Following the conversion, the holders of Non-Voting Ordinary Shares shall return their share certificates to the Company and, upon receipt of each such certificate, the Company shall issue a replacement certificate representing the same number of Ordinary Shares carrying rights to vote to each of the relevant Shareholders.

3.4	Preference Shares

3.4.1	The Board is authorized, subject to Bye-Law 3.4.3 and any limitations prescribed by applicable law, to issue Preference Shares in one or more series, and to fix the rights, preferences, privileges and restrictions thereof, including but not limited to dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption prices and liquidation preferences, and the number of shares constituting and the designation of any such series, without further vote or action by the Shareholders.

3.4.2	The authority of the Board with respect to each series of Preference Shares shall include, but not be limited to, determination of the following:

3.4.2.1	the distinctive designation of such series and the number of Preference Shares constituting such series, which number (except as otherwise provided by the Board in the resolution establishing such series) may be increased or decreased (but not below the number of shares of such series then outstanding) from time to time by like action of the Board;

3.4.2.2	the rights in respect of dividends, if any, of such series of Preference Shares, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or any other series of the same or other class or classes of shares of the Company, and whether such dividends shall be cumulative or non-cumulative;

3.4.2.3	the voting powers, if any, of the holders of such series of Preference Shares generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with the holders of any other series of Preference Shares or all series of Preference Shares as a class, or together with the holders of any other class of the capital stock of the Company to elect one or more directors of the Company (which, without limiting the generality of the foregoing, may include a specified number or portion of the then-existing number of authorized directorships of the Company or a specified number or portion of directorships in addition to the then-existing number of authorized directorships of the Company), generally or under such specific circumstances and on such conditions, as shall be provided in the resolution or resolutions of the Board adopted pursuant hereto;

3.4.2.4	whether such series of Preference Shares may be redeemed and, if so, the terms and conditions on which they may be redeemed (including, without limitation, the dates upon or after which they may be redeemed, which price or prices may be different in different circumstances or at different redemption dates), and whether they may be redeemed at the option of the Company, at the option of the holder, or at the option of both the Company and the holder;

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3.4.2.5	the right, if any, of the holders of such series of Preference Shares to convert the same into, or exchange the same for, shares of any other class or classes or of any other series of the same or any other class or classes of shares of the Company and the terms and conditions of such conversion or exchange, including, without limitation, whether or not the number of shares of such other class or series into which shares of such series may be converted or exchanged shall be adjusted in the event of any share split, stock dividend, subdivision, combination, reclassification or other transaction or series of transactions affecting the class or series into which such series of Preference Shares may be converted or exchanged;

3.4.2.6	the amounts, if any, payable upon such series of Preference Shares in the event of voluntary liquidation, dissolution or winding up of the Company in preference of any other class or series of shares or in the event of any merger or consolidation of or sale of assets by the Company;

3.4.2.7	the terms of any sinking fund or redemption or purchase account, if any, to be provided for shares of such series of Preference Shares; and

3.4.2.8	any other relative rights, preferences, limitations and powers of such series of Preference Shares.

3.4.3	Notwithstanding the provisions of Bye-Law 3.4.2.3, the Board may issue Preference Shares having voting rights or powers together with the holders of any other class of the share capital of the Company to elect one or more directors of the Company (other than any mandatory voting rights or powers under the Companies Act) only if such issuance is approved by a Resolution of the holders of Ordinary Shares (but not any other class of shares) then outstanding (taking into consideration the provisions of Bye-Laws 63-67).

ALTERATION OF CAPITAL

4.	The Company may from time to time increase its capital by such sum to be divided into shares of such par value as the Company by Resolution (taking into consideration the provisions of Bye-Laws 63-67) shall prescribe and in any manner permitted by the Companies Act.

5.	Subject to the Companies Act, the Memorandum of Association of the Company and any confirmation or consent required by applicable law or these Bye-Laws, the Company may from time to time by Resolution (taking into consideration the provisions of Bye-Laws 63-67) authorise the reduction of its issued share capital or any share premium account in any manner. In relation to any such reduction, the Company may by Resolution (taking into consideration the provisions of Bye-Laws 63-67) determine the terms upon which such reduction is to be effected, provided, that such reduction shall apply to the entire class or series of shares to be affected.

6.	The Company may from time to time by Resolution (taking into consideration the provisions of Bye-Laws 63-67) and in any manner permitted by the Companies Act:

6.1	divide its shares into several classes or series and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions;

6.2	consolidate and divide all or any of its share capital into shares of larger par value than its existing shares;

6.3	sub-divide its shares or any of them into shares of smaller par value than is fixed by its Memorandum of Association, so, however, that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

6.4	make provision for the issue and allotment of shares which do not carry any voting rights;

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6.5	cancel shares which, at the date of the passing of the Resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled; and

6.6	change the currency denomination of its share capital.

Where any difficulty arises in regard to any division, consolidation, or sub-division under this Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion amongst the Shareholders who would have been entitled to the fractions, and, in the case where a distribution to the Names’ Trust would result in individual Names having a fractional beneficial interest, to the Names’ Trust in order to adjust the rights of all parties, and for this purpose the Board may authorise some person to transfer the shares representing fractions to the purchaser thereof, who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

7.	7.1	The Board may, without the sanction of a Resolution, authorise the purchase by the Company of its own shares, of any class or series, at any price (whether at par or above or below par), and any shares to be so purchased may be selected in any manner whatsoever, upon such terms as the Board may in its discretion determine, provided always that such purchase is effected in accordance with the provisions of the Companies Act and any other applicable laws. The whole or any part of the amount payable on any such purchase may be paid or satisfied otherwise than in cash, to the extent permitted by the Companies Act.

7.2	The Board may, at its discretion and without the sanction of a Resolution, authorise the acquisition by the Company of its own shares, of any class, at any price (whether at par or above or below par), and any shares to be so purchased may be selected in any manner whatsoever, to be held as treasury shares, upon such terms as the Board may in its discretion determine, provided always that such acquisition is effected in accordance with the provisions of the Companies Act. The whole or any part of the amount payable on any such acquisition may be paid or satisfied otherwise than in cash, to the extent permitted by the Companies Act. The Company shall be entered in the Register as a Shareholder in respect of the shares held by the Company as treasury shares and shall be a Shareholder of the Company but subject always to the provisions of the Companies Act and for the avoidance of doubt the Company shall not exercise any rights and shall not enjoy or participate in any of the rights attaching to those shares save as expressly provided for in the Companies Act.

SHARES

8.	8.1	Subject to the restrictions, if any, that are provided for in these Bye-Laws from time to time and without prejudice to any special rights previously conferred on the holders of any existing shares or class or series of shares, the Board shall have power to issue any unissued shares of the Company on such terms and conditions as it may determine. Further, the Board may create and issue shares of any existing class or series of shares. The Board may also issue options, warrants or other rights to purchase or acquire shares or, subject to Section 43 of the Companies Act, securities convertible into or exchangeable for shares (including any employee benefit plan providing for the issue of shares or options or rights in respect thereof), at such times, for such consideration and on such terms and conditions as it may determine.

8.2	Subject to the provisions of these Bye-Laws, any shares of the Company held by the Company as treasury shares shall be at the disposal of the Board, which may hold all or any of the shares, dispose of or transfer all or any of the shares for cash or other consideration, or cancel all or any of the shares.

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9.	The Board may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by law.

10.	Except as ordered by a court of competent jurisdiction or as required by applicable law, no person shall be recognised by the Company as holding any share upon trust and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or in any fractional part of a share or (except only as otherwise provided in these Bye-Laws or by law) any other right in respect of any share except an absolute right to the entirety thereof in the registered holder.

11.	The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of a purchase or subscription made or to be made by any person of or for any shares in the Company, but nothing in this Bye-Law shall prohibit transactions mentioned in Sections 39A, 39B and 39C of the Companies Act.

12.	Notwithstanding Bye-Law 8, the Board may not grant options, warrants or other rights to acquire shares to directors, officers or employees of the Company at an exercise price less than the fair market value of any such shares on the date of grant, or an average over a several-day period around the date of grant.

MODIFICATION OF RIGHTS

13.	Subject to the Companies Act, all or any of the special rights for the time being attached to any class or series of shares for the time being issued may from time to time (whether or not the Company is being wound up) be altered or abrogated with the consent in writing of the holders of not less than seventy-five percent (75%) of the voting power of the issued shares of that class or series (taking into account the provisions of Bye-Laws 63-67) or with the sanction of a Resolution passed by the holders of not less than seventy-five percent (75%) of the voting power of the outstanding shares in issue at a separate general meeting (taking into account the provisions by Bye-Laws 63-67). In respect of any such separate general meeting, all the provisions of these Bye-Laws as to general meetings of the Company shall mutatis mutandis apply, but so that the necessary quorum shall be one or more persons holding or representing by proxy any of the shares of the relevant class or series, that every holder of shares of the relevant class or series shall be entitled on a poll to one vote for every such share held by him (subject to modification to take into account the provisions of Bye-Laws 63-67) and that any holder of shares of the relevant class or series present in person or by proxy may demand a poll.

14.	For the purpose of this Bye-Law, unless otherwise expressly provided by the rights attaching to or the terms of issue of such shares or class or series of shares, such rights or terms, as the case may be, shall not be deemed altered by:

14.1	the creation or issue of further shares ranking pari passu therewith;

14.2	the creation or issue for full value (as determined by the Board) of further shares ranking as regards participation in the profits or assets of the Company or otherwise in priority to them; or

14.3	the purchase or redemption by the Company of any of its own shares.

CERTIFICATES

15.	The preparation, issue and delivery of certificates shall be governed by the Companies Act. In the case of a share held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all.

16.	If a share certificate is defaced, lost or destroyed, it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of the costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of defacement, on delivery of the old certificate to the Company.

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17.	All certificates for share or loan capital or other securities of the Company (other than letters of allotment, scrip certificates and other like documents) shall, except to the extent that the terms and conditions for the time being relating thereto otherwise provide, be in such form as the Board may determine and issued under the Seal or signed by a Director, the Secretary or any person authorised by the Board for that purpose. The Board may by resolution determine, either generally or in any particular case, that any signatures on any such certificates need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon or that such certificates need not be signed by any persons and may determine that a representation of the Seal may be printed on any such certificates. If any person holding an office in the Company who has signed, or whose facsimile signature has been used on any certificate, ceases for any reason to hold his office, such certificate may nevertheless be issued as though that person had not ceased to hold such office.

18.	Nothing in these Bye-Laws shall prevent title to any securities of the Company from being evidenced and/or transferred without a written instrument in accordance with regulations made from time to time in this regard under the Companies Act, and (i) the Board shall have power to implement any arrangements which it may think fit for such evidencing and/or transfer which accord with those regulations and (ii) any such transfer shall be subject to the applicable provisions of Bye-Law 22.

REGISTER OF SHAREHOLDERS

19.	The Register shall be kept at the Registered Office or at such other place in Bermuda as the Board may from time to time direct, in the manner prescribed by the Companies Act. Subject to the provisions of the Companies Act, the Company may keep one or more branch registers in any place, and the Board may make, amend and revoke any resolutions as it may think fit respecting the keeping of such registers.

20.	The Register or any branch register may be closed at such times and for such period as the Board may from time to time decide, subject to the Companies Act and any other applicable law. Except during such time as it is closed, the Register and each branch register shall be open to inspection in the manner prescribed by the Companies Act between 10:00 a.m. and 12:00 noon (or between such times as the Board from time to time determines) on every Business Day. Unless the Board so determines, no Shareholder or intending Shareholder shall be entitled to have entered in the Register or any branch register any indication of any trust or any equitable, contingent, future or partial interest in any share or fractional part of a share and if any such entry exists or is permitted by the Board it shall not be deemed to abrogate any of the provisions of Bye-Law 10.

REGISTER OF DIRECTORS AND OFFICERS

21.	The Secretary shall establish and maintain a register of the Directors and Officers of the Company as required by the Companies Act. The register of Directors and Officers shall be open to inspection in the manner prescribed by the Companies Act between 10:00 a.m. and 12:00 noon on every Business Day.

TRANSFER OF SHARES

22.	Subject to the Companies Act and to such of the restrictions contained in these Bye-Laws as may be applicable, any Shareholder may transfer all or any of its shares by an instrument of transfer in the usual common form or by any other method permissible under applicable law, in either case as may be approved by the Board. No such instrument shall be required on the redemption of a share or on the purchase by the Company of a share.

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23.	The instrument of transfer of legal title in a share shall be signed by or on behalf of the transferor and where any share is not fully-paid, the transferee. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. All instruments of transfer when registered may be retained by the Company. The Board may, in its absolute discretion and without assigning any reason therefore, decline to register any transfer of any share which is not a fully-paid share. The Board may also decline to register any transfer unless:

23.1	the instrument of transfer is duly stamped and lodged with the Company, at such place as the Board shall appoint for the purpose, accompanied by the certificate for the shares to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

23.2	the instrument of transfer is in respect of only one class or series of shares;

23.3	the instrument of transfer does not result in joint holders of the shares to be transferred; and

23.4	it is satisfied that all applicable consents, authorisations, permissions or approvals of any governmental body or agency in Bermuda or any other applicable jurisdiction required to be obtained under relevant law prior to such transfer have been obtained.

Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under this Bye-Law and Bye-Laws 22 and 25.

24.	The Board may decline to approve or register any transfer of shares to the extent that the Board determines, in its sole discretion, after taking into account, among other things, the limitation on voting rights contained in these Bye-Laws, that any non-de minimis adverse tax, regulatory or legal consequences to the Company, any subsidiary of the Company, or any other Shareholder or its Affiliates would result from such transfer (including, without limitation, if such consequence arises as a result of any U.S. person becoming a 9.5% U.S. Shareholder (as defined in Bye-Law 66), provided, however, that (i) such determination shall only be made after giving effect to Bye-Laws 63-67, (ii) prior to declining to approve or register such transfer, the Board shall first have consulted with the relevant Shareholder and explored alternatives to avoid such consequences and (iii) the power of the Board to decline to approve or register such transfer shall be applied only to the extent, and for such number of shares, as is necessary to avoid such non-de minimis adverse tax, regulatory or legal consequences. The Board shall have the authority to request from any Shareholder, and each such Shareholder shall provide such information as the Board may reasonably request for the purpose of determining whether any transfer should be permitted.

25.	If the Board declines to register a transfer it shall, within one (1) month after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

26.	No fee shall be charged by the Company for registering any transfer, probate, letters of administration, certificate of death or marriage, power of attorney, order of court or other instrument relating to or affecting the title to any share, or otherwise making an entry in the Register relating to any share (except that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed on it in connection with such transfer or entry).

TRANSMISSION OF SHARES

27.	In the case of the death of an individual Shareholder, the survivor or survivors, where the deceased was a joint holder, and the estate representative, where he was sole holder, shall be the only person recognised by the Company as having any title to his shares; but nothing herein contained shall release the estate of a deceased holder (whether the sole or joint) from any liability in respect of any share held by him solely or jointly with other persons. For the purpose of this Bye-Law, estate representative means the person to whom probate or letters of

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administration has or have been granted in Bermuda or, failing any such person, such other person as the Board may in its absolute discretion determine to be the person recognised by the Company for the purpose of this Bye-Law. For greater certainty, where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders, the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognize no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

28.	Any person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of applicable law may, subject as hereafter provided and upon such evidence being produced as may from time to time be required by the Board as to his entitlement, either be registered himself as the holder of the share or elect to have some person nominated by him registered as the transferee thereof. If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have his nominee registered, he shall signify his election by signing an instrument of transfer of such share in favour of his nominee. All the limitations, restrictions and provisions of these Bye-Laws relating to the right to transfer and the registration of transfer of shares shall be applicable to any such notice or instrument of transfer as aforesaid as if the death of such Shareholder or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer signed by such Shareholder.

29.	A person becoming entitled to a share in consequence of the death of an individual Shareholder or otherwise by operation of applicable law shall (upon such evidence being produced as may from time to time be required by the Board as to his entitlement) be entitled to receive and may give a discharge for any dividends or other monies payable in respect of the share, but he shall not be entitled in respect of the share to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in respect of the share any of the rights or privileges of a Shareholder until he shall have become registered as the holder thereof. The Board may at any time give notice requiring such person to elect either to be registered himself or to transfer the share and, if the notice is not complied with within sixty days, the Board may thereafter withhold payment of all dividends and other monies payable in respect of the shares until the requirements of the notice have been complied with.

30.	Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under Bye-Laws 27-29.

GENERAL MEETINGS AND [WRITTEN] RESOLUTIONS IN WRITING

31.	The Board shall convene and the Company shall hold general meetings as Annual General Meetings in accordance with the requirements of the Companies Act at such times and places as the Board shall appoint.

32.	The Board may, whenever it thinks fit, and shall, when required by the provisions of Companies Act, convene general meetings other than Annual General Meetings which shall be called Special General Meetings.

33.	33.1	Except in the case of the removal of auditors or Directors, anything which may be done by [R]resolution [in]of the Shareholders in a general meeting or by resolution of any class of Shareholders in a separate general meeting may[, without a meeting and without any previous notice being required,] be done by [R]resolution in writing, signed by [all the Shareholders or any class or series thereof or their proxies] the Shareholders (or the holders of such class of shares) who at the date of the notice of the resolution in writing represent the majority of votes that would be required if the resolution had been voted on at a meeting of the Shareholders. Such resolution in writing may be signed by the Shareholder or its proxy, or in the case of a Shareholder that is a corporation (whether or not a company within the meaning of the Companies Act) by its representative on

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behalf of such Shareholder, [being all of the Shareholders or any class or series thereof who at the date of the Resolution in writing would be entitled to attend a meeting and vote on the Resolution. Such Resolution in writing may be signed] in as many counterparts as may be necessary.

33.2	Notice of any resolution in writing to be made under this Bye-Law shall be given to all the Shareholders who would be entitled to attend a meeting and vote on the resolution. The requirement to give notice of any resolution in writing to be made under this Bye-Law to such Shareholders shall be satisfied by giving to those Shareholders a copy of that resolution in writing in the same manner as that required for a notice of a general meeting of the Company at which the resolution could have been considered, except that the length of the period of notice shall not apply. The date of the notice shall be set out in the copy of the resolution in writing.

33.3	The accidental omission to give notice, in accordance with this Bye-Law, of a resolution in writing to, or the non-receipt of such notice by, any person entitled to receive such notice shall not invalidate the passing of the resolution in writing.

[33.2]33.4	For the purposes of this Bye-Law, the date of the Resolution in writing is the date when the Resolution in writing is signed by, or on behalf of, the [last]Shareholder [to sign] who establishes the majority of votes required for the passing of the resolution in writing and any reference in any enactment to the date of passing of a Resolution is, in relation to a Resolution in writing made in accordance with this Bye-Law, a reference to such date.

[33.3]33.5	A Resolution in writing made in accordance with this Bye-Law is as valid as if it had been passed by the Company in general meeting or, if applicable, by a meeting of the relevant class or series of Shareholders, as the case may be. A Resolution in writing made in accordance with this Bye-Law shall constitute minutes for the purposes of the Companies Act and these Bye-Laws.

NOTICE OF GENERAL MEETINGS

34.	An Annual General Meeting shall be called by not less than twenty-one (21) days notice in writing and a Special General Meeting shall be called by not less than twenty-one (21) days notice in writing. The notice period shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and the notice shall specify the place, day and time of the meeting, and, the nature of the business to be considered. Notice of every general meeting shall be given in any manner permitted by Bye-Laws 142-143 to all Shareholders other than such as, under the provisions of these Bye-Laws or the terms of issue of the shares they hold, are not entitled to receive such notice from the Company and every Director and to any Resident Representative who or which has delivered a written notice upon the Registered Office requiring that such notice be sent to him or it.

35.	Notwithstanding that a meeting of the Company is called by shorter notice than that specified in this Bye-Law, it shall be deemed to have been duly called if it is so agreed:

35.1	in the case of a meeting called as an Annual General Meeting, by all the Shareholders entitled to attend and vote thereat;

35.2	in the case of any other meeting, by a majority in number of the Shareholders having the right to attend and vote at the meeting, being a majority together holding not less than ninety-five percent (95%) in nominal value of the shares giving that right.

36.	A Shareholder present, either in person or by proxy, at any meeting of the Company or of the holders of any class or series of shares present in person or by proxy shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

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37.	Subject to the Companies Act, the Board may cancel or postpone a meeting of the Shareholders after it has been convened and notice of such cancellation or postponement shall be served in accordance with Bye-Law 142 upon all Shareholders entitled to notice of the meeting so cancelled or postponed setting out, where the meeting is postponed to a specific date, notice of the new meeting in accordance with Bye-Law 34.

38.	The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

PROCEEDINGS AT GENERAL MEETINGS

39.	No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman, which shall not be treated as part of the business of the meeting. Save as otherwise provided by these Bye-Laws, one or more Shareholders holding at least fifty percent (50%) of the voting power of the Ordinary Shares (taking into account the provisions of Bye-Laws 63-67) in issue present in person or by proxy and entitled to vote shall be a quorum for all purposes.

40.	If within five minutes (or such longer time as the chairman of the meeting may determine to wait) after the time appointed for the meeting, a quorum is not present in person or by proxy, the meeting, if convened on the requisition of Shareholders, shall be dissolved. In any other case, it shall stand adjourned to such other day and such other time and place as the chairman of the meeting may determine and at such adjourned meeting two Shareholders present in person or by proxy and holding at least ten percent (10%) in aggregate of the voting power of shares entitled to vote at such meeting (taking into account the provisions of Bye-Laws 63-67) shall be a quorum. The Company shall give not less than twenty-one (21) days notice of any meeting adjourned through want of a quorum and such notice shall state that two Shareholders present in person or by proxy and holding at least ten percent (10%) of the voting power of shares entitled to vote at such meeting (taking into account the provisions of Bye-Laws 63-67) shall be a quorum.

41.	In accordance with section 71(5) of the Companies Act, a general meeting may be held with only one (1) individual present provided that the requirement for a quorum is satisfied.

42.	A meeting of the Shareholders or any class or series thereof may be held by means of such telephone, electronic or other communication facilities (including, without limiting the generality of the foregoing, by telephone, or by video conferencing) as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

43.	43.1	Subject to the Companies Act, a Resolution may only be put to a vote at a general meeting of the Company or of any class or series of Shareholders if:

43.1.1	it is proposed by or at the direction of the Board; or

43.1.2	it is proposed at the direction of a court of competent jurisdiction; or

43.1.3	it is proposed on the requisition in writing of such number of Shareholders as is prescribed by, and is made in accordance with, the relevant provisions of the Companies Act; or

43.1.4	the chairman of the meeting in his absolute discretion decides that the Resolution may properly be regarded as within the scope of the meeting; or

43.1.5	the Resolution concerns a matter described in Bye-Law 84.

43.2	No amendment may be made to a Resolution, at or before the time when it is put to a vote, unless the chairman of the meeting in his absolute discretion decides that the amendment or the amended Resolution may properly be put to a vote at that meeting.

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43.3	If the chairman of the meeting rules a Resolution or an amendment to a Resolution admissible or out of order (as the case may be), the proceedings of the meeting or on the Resolution in question shall not be invalidated by any error in his ruling. Any ruling by the chairman of the meeting in relation to a Resolution or an amendment to a Resolution shall be final and conclusive.

44.	Each Director, and upon giving the notice referred to in Bye-Law 34 above, the Resident Representative, if any, shall be entitled to attend and speak at any general meeting of the Company.

45.	The [Chairman (if any) of the Board or, in his absence, the President shall] Board may choose one of their number to preside as chairman at every general meeting. If there is no such chairman [Chairman or President], or if at any meeting [neither] the chairman [Chairman nor the President] is not present within five minutes after the time appointed for holding the meeting, or if neither of them is willing to act as chairman, the Directors present shall choose one of their number to act or if only one Director is present he shall preside as chairman if willing to act. If no Director is present, or if each of the Directors present declines to take the chair, the persons present and entitled to vote on a poll shall elect one of their number to be chairman.

46.	The chairman of the meeting may, with the consent by Resolution of the persons present at any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. Subject to the Companies Act, in addition to any other power of adjournment conferred by law, the chairman of the meeting may at any time without consent of the persons present at the meeting adjourn the meeting (whether or not it has commenced or a quorum is present) to another time and/or place if, in his opinion, it would facilitate the conduct of the business of the meeting to do so or if he is so directed (prior to or at the meeting) by the Board. When a meeting is adjourned for three (3) months or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as expressly provided by these Bye-Laws, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

U.S. PERIODIC REPORTING

47.	For so long as the Company is required to maintain the registration of any of its shares under Section 12 of the Securities Exchange Act of 1934 (the ‘‘Exchange Act’’), the Company shall file with the U.S. Securities and Exchange Commission all annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports with respect to specified events on Form 8-K (as would be required of a United States domestic private issuer subject to those particular informational requirements of the Exchange Act). The audited financial information contained in such annual reports and unaudited quarterly financial information contained in such quarterly reports will be prepared in accordance with United States generally accepted accounting principles.

VOTING

48.	Except as otherwise required by the Companies Act and these Bye-Laws, any question proposed for the consideration of the Shareholders at any general meeting shall be decided by the affirmative vote of a majority of the voting power of votes cast at such meeting (taking into account the provisions of Bye-Laws 63-67) and in the case of an equality of voting power of votes cast, the Resolution shall fail. Any amendment to this Bye-Law 48 shall be approved by the affirmative vote of at least a majority of the voting power of shares entitled to vote at a meeting of Shareholders (taking into account the provisions of Bye-Laws 63-67).

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49.	Notwithstanding the provisions of Bye-Laws 48 and 50, the following actions shall be approved by the affirmative vote of at least seventy-five percent (75%) of the voting power of shares entitled to vote at a meeting of Shareholders (taking into account the provisions of Bye-Laws 63-67): any amendment to Bye-Laws 13 (first sentence), 24, 63, 64, 65, 66, 67, 76, 84 or 85; provided, however, that in the case of any amendments to Bye-Laws 24, 63, 64, 65, 66, 67 or 76, such amendment shall only be subject to this Bye-Law 49 if the Board determines, in its sole discretion, that such amendment could adversely affect any Shareholder in any non-de minimis respect. Any amendment to this Bye-Law 49 shall be approved by the affirmative vote of at least seventy-five percent (75%) of the voting power of shares entitled to vote at a meeting of Shareholders (taking into account the provisions of Bye-Laws 63-67).

50.	Notwithstanding the provisions of Bye-Laws 48-49 (in addition to any approval requirements set out in the Companies Act), the following actions shall be approved by the affirmative vote of at least sixty-six percent (66%) of the voting power of shares entitled to vote at a meeting of Shareholders (taking into account the provisions of Bye-Laws 63-67): (i) a merger or amalgamation with, or a sale, lease or transfer of all or substantially all of the assets of the Company to, a third party, where any Shareholder does not have the same right to receive the same consideration as all other Shareholders in such transaction; or (ii) discontinuance of the Company out of Bermuda to another jurisdiction. Any amendment to this Bye-law 50 shall be approved by the affirmative vote of at least sixty-six percent (66%) of the voting power of shares entitled to vote at a meeting of Shareholders (taking into account the provisions of Bye-Laws 63-67).

51.	At any general meeting, a Resolution put to the vote of the meeting shall be decided on a show of hands or by a count of votes received in the form of electronic records, unless (before or on the declaration of the result of the show of hands or count of votes received as electronic record or on the withdrawal of any other demand for a poll) a poll is demanded by:

51.1	the chairman of the meeting; or

51.2	at least three (3) Shareholders present in person or represented by proxy; or

51.3	any Shareholder or Shareholders present in person or represented by proxy and holding between them not less than one tenth of the total voting power of shares entitled to vote at such meeting (taking into account the provisions of Bye-Laws 63-67); or

51.4	a Shareholder or Shareholders present in person or represented by proxy holding shares conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one tenth of the total sum paid up on all such shares conferring such right.

52.	The demand for a poll may be withdrawn by the person or any of the persons making it at any time prior to the declaration of the result but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands or count of votes received as electronic records declared before a poll was made. Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman that a Resolution has, on a show of hands or count of votes received as electronic records, been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be final and conclusive, and an entry to that effect in the minute book of the Company shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded for or against such Resolution.

53.	If a poll is duly demanded, the result of the poll shall be deemed to be the Resolution of the meeting at which the poll is demanded.

54.	A poll demanded on the election of a chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken in such manner and either forthwith or at such time later in the meeting as the chairman shall direct and the chairman may appoint scrutineers (who need not be Shareholders) and fix a time and place for declaring the result of the poll. It shall not be necessary (unless the chairman otherwise directs) for notice to be given of a poll.

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55.	The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded and it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

56.	On a poll, votes may be cast either personally or by proxy.

57.	A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

58.	In the case of an equality of votes at a general meeting, whether on a show of hands or on a poll, the chairman of such meeting shall not be entitled to a second or casting vote and the Resolution shall fail.

59.	In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.

60.	A Shareholder who is a patient for any purpose of any statute or applicable law relating to mental health or in respect of whom an order has been made by any Court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such Court and such receiver, committee, curator bonis or other person may vote on a poll by proxy, and may otherwise act and be treated as such Shareholder for the purpose of general meetings.

61.	No Shareholder shall, unless the Board otherwise determines, be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

62.	If:

62.1	any objection shall be raised to the qualification of any voter; or,

62.2	any votes have been counted which ought not to have been counted or which might have been rejected; or,

62.3	any votes are not counted which ought to have been counted,

the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any Resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any Resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.

ADJUSTMENT OF VOTING POWER

63.	The voting power of all shares is hereby adjusted (and shall be automatically adjusted in the future) to the extent necessary so that there is no 9.5% U.S. Shareholder. The Board shall implement the foregoing in the manner provided herein.

64.	The Board shall from time to time, including prior to any time at which a vote of Shareholders is taken, take all reasonable steps necessary to ascertain, including those specified in Bye-Law 68, through communications with Shareholders or otherwise, whether there exists, or will exist at the time any vote of Shareholders is taken, a Tentative 9.5% U.S. Shareholder.

65.	In the event that a Tentative 9.5% U.S. Shareholder exists, the aggregate votes conferred by shares held by a Shareholder and treated as Controlled Shares of that Tentative 9.5% U.S. Shareholder shall be reduced to the extent necessary such that the Controlled Shares of the

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Tentative 9.5% U.S. Shareholder will constitute less than 9.5% of the voting power of all shares. In applying the previous sentence where shares held by more than one Shareholder are treated as Controlled Shares of such Tentative 9.5% U.S. Shareholder, the reduction in votes shall apply to such Shareholders in descending order according to their respective Attribution Percentages, provided that, in the event of a tie, the reduction shall apply first to the Shareholder whose shares are Controlled Shares of the Tentative 9.5% U.S. Shareholder by virtue of the Tentative 9.5% U.S. Shareholder’s economic interest in (as opposed to voting control with respect to) such shares. The votes of Shareholders owning no shares treated as Controlled Shares of any Tentative 9.5% U.S. Shareholder shall, in the aggregate, be increased by the same number of votes subject to reduction as described above. Such increase shall apply to all such Shareholders in proportion to their voting power at that time, provided that such increase shall be limited to the extent necessary to avoid causing any person to be a 9.5% U.S. Shareholder, and provided, further, that (x) no portion of such increase shall apply to the shares held by any Wellington Entity or the Names Trust, and (y) such increase shall be limited in the case of 3i, Phoenix and Montpelier Re so that no such increase would cause the voting power of 3i, Phoenix or Montpelier Re to increase to 10% or more except, in the case of either (x) or (y), where the failure to apply such increase to the shares of any such Shareholders would result in any person becoming a 9.5% U.S. Shareholder. The adjustments of voting power described in this Bye-Law shall apply repeatedly until there is no 9.5% U.S. Shareholder. The Board may deviate from any of the principles described in this Bye-Law and determine that shares held by a Shareholder shall carry different voting rights as it determines appropriate (1) to avoid the existence of any 9.5% U.S. Shareholder or (2) to avoid adverse tax, legal or regulatory consequences to the Company, any subsidiary of the Company, or any other Shareholder or its Affiliates. For the avoidance of doubt, in applying the provisions of Bye-Laws 63-75, a share may carry a fraction of a vote.

66.	In these Bye-Laws:

(i)	‘‘Controlled Shares’’ in reference to any person means all shares of the Company directly, indirectly or constructively owned by such person as determined pursuant to Sections 957 and 958 of the Code.

(ii)	‘‘9.5% U.S. Shareholder’’ means a ‘‘United States person’’ as defined in the Code (a ‘‘U.S. person’’) whose Controlled Shares constitute nine and one-half percent (9.5%) or more of the voting power of all shares of the Company and who would be generally required to recognize income with respect to the Company under Section 951(a)(1) of the Code, if the Company were a controlled foreign corporation as defined in Section 957 of the Code and if the ownership threshold under Section 951(b) of the Code were 9.5%.

(iii)	‘‘Tentative 9.5% U.S. Shareholder’’ means a U.S. person that, but for adjustments to the voting rights of shares pursuant to Bye-Laws 63-67, would be a 9.5% U.S. Shareholder.

(iv)	‘‘Attribution Percentage’’ shall mean, with respect to a Shareholder and a Tentative 9.5% U.S. Shareholder, the percentage of the Shareholders’ shares that are treated as Controlled Shares of such Tentative 9.5% U.S. Shareholder.

OTHER ADJUSTMENTS OF VOTING POWER

67.	In addition to the provisions of Bye-Laws 63-66, any shares shall not carry any right to vote to the extent that the Board unanimously determines, in its sole discretion, that it is necessary that such shares should not carry the right to vote in order to avoid material adverse tax, legal or regulatory consequences to the Company or any of its subsidiaries or any other Shareholder or its Affiliates, provided that (i) no adjustment pursuant to this sentence shall be made if it would cause any person to become a 9.5% U.S. Shareholder or the Company to become a United Kingdom controlled foreign corporation and (ii) prior to making such determination, the Board shall first have consulted with the relevant Shareholder and explored alternatives to avoid such consequences.

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NOTIFICATION OF VOTING POWER

68.	Prior to any date on which Shareholders shall vote on any matter, the Board shall (i) if it considers it necessary or appropriate (x) retain the services of an internationally recognised accounting firm or organisation with comparable professional capabilities in order to assist the Company in applying the principles of Bye-Laws 63 through 75 and (y) obtain from such firm or organisation a statement setting forth the information obtained, procedures followed and determinations made with respect to Bye-Laws 63 through 75, and (ii) notify each Shareholder of the voting power conferred by its shares determined in accordance with Bye-Laws 63 through 75.

REQUIREMENT TO PROVIDE INFORMATION AND NOTICE

69.	The Company shall have the authority to request from any holder of shares, and such holder of shares shall provide, such information as the Company may reasonably request for the purpose of determining whether any holder’s voting rights are to be adjusted pursuant to these Bye-Laws. If a Shareholder fails to respond to a request for information from the Company pursuant to this Bye-Law, or submits incomplete or inaccurate information in response to such a request, the Company may in its reasonable discretion (after considering the circumstances described in any response to the request by the Shareholder and providing such Shareholder with a cure period of such length, if any, as the Company in its reasonable discretion shall determine to be reasonable under the circumstances) determine that such Shareholder’s shares shall carry no or reduced, as the case may be, voting rights until otherwise determined by the Company in its reasonable discretion.

70.	Any holder of shares shall give notice to the Company within ten days following the date that such holder acquires actual knowledge that it is, or caused another person to become, a Tentative 9.5% U.S. Shareholder.

71.	Notwithstanding the foregoing, no Shareholder shall be liable to any other Shareholder or the Company for any losses or damages resulting from such Shareholder’s failure to respond to, or submission of incomplete or inaccurate information in response to, a request under Bye-Law 69 or from such Shareholder’s failure to give notice under Bye-Law 70.

72.	Any information provided by a Shareholder to the Company pursuant to this Bye-Law, or other information provided pursuant to this Bye-Law or for purposes of making the analysis required by, for purposes of implementing, Bye-Laws 24 and 63 through 75, shall be deemed confidential information (the ‘‘Confidential Information’’) and shall be used by the Company solely for the purposes contemplated by those Bye-Laws (except as may be required otherwise by applicable law or regulation). The Company shall hold such Confidential Information that it receives in strict confidence and shall not disclose any Confidential Information that it receives, except (i) to the United States Internal Revenue Service (the ‘‘Service’’) if and to the extent the Confidential Information is required by the Service, (ii) to any outside legal counsel or accounting firm engaged by the Company to make determinations regarding the relevant Bye-Laws, or (iii) as otherwise required by applicable law or regulation.

73.	The Company shall take all measures practicable to ensure the continued confidentiality of the Confidential Information and shall grant the persons referred to in Bye-Law 72(ii) above access to the Confidential Information only to the extent necessary to allow them to assist the Company in any analysis required by, or for purposes of implementing, Bye-Laws 24 and 63 through 75 or to determine whether the Company would realise any income that would be included in the income of any Shareholder (or any interest holder, whether direct or indirect, of any Shareholder) by operation of Section 953(c) of the Code. Prior to granting access to the Confidential Information to such persons or to any officer or employee as set forth below, the Company shall inform them of its confidential nature and of the provisions of this Bye-Law and shall require them to abide by all the provisions hereof. The Company shall not disclose the Confidential Information to any Director, except following compliance with Bye-Law 74 to the extent required under applicable law or regulation. For the avoidance of doubt, the Company

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shall be permitted to disclose to the Shareholders and others the relative voting percentages of the Shareholders after application by Bye-Laws 63-67. At the written request of a Shareholder, the Confidential Information of such Shareholder shall be destroyed or returned to such Shareholder after the later to occur of (i) such Shareholder no longer being a Shareholder or (ii) the expiration of the applicable statute of limitations with respect to any Confidential Information for purposes of engaging in any tax related analysis.

74.	The Company (i) shall notify a Shareholder immediately of the existence, terms and circumstances surrounding any request made to the Company to disclose any Confidential Information provided by or with respect to such Shareholder and, prior to such disclosure, shall permit such Shareholder a reasonable period of time to seek a protective order or other appropriate remedy and/or waive compliance with the provisions of Bye-Law 73, and (ii) may, in the absence of a protective order, make such disclosure without liability hereunder, provided that the Company shall furnish only that portion of the Confidential Information which is legally required, shall give such Shareholder notice of the information to be disclosed as far in advance of its disclosure as practicable and, upon the request of such Shareholder and at its expense, shall use best efforts to ensure that confidential treatment will be accorded all such disclosed information.

75.	The Company and the Board may rely exclusively on the analysis, deliberation, reports and other communications of the persons specified in (ii) of Bye-Law 72 above with respect to the collection, disclosure or use of the Confidential Information, including, but not limited to implementing Bye-Laws 24, 84 or 85 or determining whether the Company would realize any income that would be included in the income of any Shareholder (or any interest holder, whether direct or indirect, of any Shareholder) by operation of Section 953(c) of the Code.

PURCHASE OF SHARES

76.	If the Board unanimously determines that share ownership by any person may result in material adverse tax consequences to the Company, any subsidiary of the Company, or any other holder of shares or its Affiliates (including if such consequence arises as a result of any such U.S. person owning Controlled Shares of 9.5% or more of the value of the Company or the voting shares of the Company (provided that this Bye-Law shall only apply after the application of the provisions of Bye-Laws 63 through 75), the Company will have the option but not the obligation to purchase or assign to a third party the right to purchase the minimum number of shares held by such person solely to the extent, and for the number of shares, that it is necessary to eliminate such material adverse tax consequence at a price determined in the good faith discretion of the Board to represent such shares’ fair market value; provided that (i) if the shares are not traded on a securities exchange in or outside the United States, the fair market value per share shall be determined by the Board without a minority discount but with an appropriate liquidity discount, such value and liquidity discount, if any, as determined by the Board, or (ii) if the shares are traded on a securities exchange in or outside the United States, the fair market value per share shall be determined by the Board based on the average of the last sales price per share or if there is none, the average of the bid and asked price per share, without a minority discount or a liquidity discount, in each case for the eight business days prior to the repurchase date. If a Shareholder disagrees with the price so determined by the Board, the fair market value per share and the liquidity discount, if any, will be determined by an independent firm of internationally recognised chartered accountants acting as experts and not arbiters (‘‘Expert’’) and retained jointly by the Company and the Shareholder at the expense of the Company and if they cannot agree within 10 days of such disagreement such Expert shall be appointed by the president for the time being of the Institute of Chartered Accountants.

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PROXIES AND CORPORATE REPRESENTATIVES

77.	A Shareholder may appoint one or more persons as his proxy, with or without the power of substitution, to represent him and vote on his behalf in respect of all or some of his shares at any general meeting (including an adjourned meeting). A proxy need not be a Shareholder. The instrument appointing a proxy or corporate representative shall be in writing executed by the appointor or his attorney authorised by him in writing or, if the appointor is a corporation, either under its seal or executed by an officer, attorney or other person authorised to sign the same.

78.	A Shareholder which is a corporation may, by written authorisation, appoint any person (or two or more persons in the alternative) as its representative to represent it and vote on its behalf at any general meeting (including an adjourned meeting) and such a corporate representative may exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Shareholder and the Shareholder shall for the purposes of these Bye-Laws be deemed to be present in person at any such meeting if a person so authorised is present at it. Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation that is a Shareholder.

79.	Any Shareholder may appoint a proxy or (if a corporation) representative for a specific general meeting, and adjournments thereof, or may appoint a standing proxy or (if a corporation) representative, by serving on the Company, in accordance with the manner provided for in Bye-Law 142 at the Registered Office, or at such place or places as the Board may otherwise specify for the purpose, a proxy or (if a corporation) an authorisation. For purposes of service on the Company pursuant to this Bye-Law, the provisions of Bye-Law 142 as to service on Shareholders shall mutatis mutandis apply to service on the Company. Any standing proxy or authorisation shall be valid for all general meetings and adjournments thereof or Resolutions in writing, as the case may be, until notice of revocation is received at the Registered Office or at such place or places as the Board may otherwise specify for the purpose. Where a standing proxy or authorisation exists, its operation shall be deemed to have been suspended at any general meeting of the Company or adjournment thereof at which the Shareholder is present or in respect to which the Shareholder has specially appointed a proxy or representative. The Board may from time to time require such evidence as it shall deem necessary as to the due execution and continuing validity of any standing proxy or authorisation and the operation of any such standing proxy or authorisation shall be deemed to be suspended until such time as the Board determines that it has received the requested evidence or other evidence satisfactory to it.

80.	Subject to Bye-Laws 78 and 79, the instrument appointing a proxy or corporate representative together with such other evidence as to its due execution as the Board may from time to time require, shall be delivered at the Registered Office (or at such place as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case or the case of a written Resolution, in any document sent therewith) by such date and time specified in the notice prior to the holding of the relevant meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, before the time appointed for the taking of the poll, or, in the case of a written Resolution, prior to the effective date of the written Resolution and in default the instrument of proxy or authorisation shall not be treated as valid.

81.	Instruments of proxy or authorisation shall be in any common form or in such other form as the Board may approve and the Board may, if it thinks fit, send out with the notice of any meeting or any written Resolution forms of instruments of proxy or authorisation for use at that meeting or in connection with that written Resolution. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll, to speak at the meeting and to vote on any amendment of a written Resolution or amendment of a Resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy or authorisation

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shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates. If the terms of the appointment of a proxy include a power of substitution, any proxy appointed by substitution under such power shall be deemed to be the proxy of the Shareholder who conferred such power. All the provisions of these Bye-Laws relating to the execution and delivery of an instrument or other form of communication appointing or evidencing the appointment of a proxy shall apply, mutates mutandis, to the instrument or other form of communication effecting or evidencing such an appointment by substitution.

82.	A vote given in accordance with the terms of an instrument of proxy or authorisation shall be valid notwithstanding the previous death or unsoundness of mind of the principal, or revocation of the instrument of proxy or of the corporate authority, provided that no intimation in writing of such death, unsoundness of mind or revocation shall have been received by the Company at the Registered Office (or such other place as may be specified for the delivery of instruments of proxy or authorisation in the notice convening the meeting or other documents sent therewith) at least one hour before the commencement of the meeting or adjourned meeting, or the taking of the poll, or the day before the effective date of any written Resolution at which the instrument of proxy or authorisation is used.

83.	Subject to the Companies Act, the Board may at its discretion waive any of the provisions of these Bye-Laws related to proxies or authorisations and, in particular, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend, speak and vote on behalf of any Shareholder at general meetings or to sign written Resolutions.

CERTAIN SUBSIDIARIES

84.	Voting of Subsidiary Shares

Notwithstanding any other provision of these Bye-Laws to the contrary, if the Company is required or entitled to vote at a general meeting of any subsidiary of the Company organized under the laws of a jurisdiction outside the United States of America (each, a ‘‘Non-U.S. Subsidiary’’), the Directors shall refer the subject matter of the vote to the Shareholders of the Company on a poll (subject to Bye-Laws 48-75) and seek authority from the Shareholders in a general meeting of the Company for the Company’s corporate representative or proxy to vote in favor of the resolution proposed by the Non-U.S. Subsidiary. The Directors shall cause the Company’s corporate representative or proxy to vote the Company’s shares in the Non-U.S. Subsidiary pro rata to the votes received at the general meeting of the Company, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company’s corporate representative or proxy to vote the appropriate proportion of its shares for and the appropriate proportion of its shares against the resolution proposed by the Non-U.S. Subsidiary.

85.	Bye-Laws or Articles of Association of Certain Subsidiaries

The Board shall ensure (subject to the laws of the relevant jurisdiction) that the bye-laws, articles of association or other constitutive documents of each Non-U.S. Subsidiary (for the purpose of this Bye-Law 8546, a ‘‘Relevant Subsidiary’’) contain provisions substantially similar to Bye-Laws 84-85 herein (provided that the bye-laws, articles of association or other constitutive documents of such Relevant Subsidiary need not necessarily include provisions substantially similar to Bye-Laws 48-75 herein) requiring all shares held by such Relevant Subsidiary in any other Non-U.S. Subsidiary to be voted in the appropriate proportions to the votes received from the shareholders of such Relevant Subsidiary at its general meeting for or against the resolution instructing such Relevant Subsidiary.

ELECTION OF DIRECTORS

86.	The Board shall consist of not less than six (6) and not more than fifteen (15) Directors (as determined by resolution of the Board of Directors) or such number as the Shareholders may from time to time determine. The Board of Directors shall initially consist of eleven (11) Directors.

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87.	The Directors shall be divided by the Board into three classes, designated Class I, Class II and Class III. The terms of the initial Directors shall be as follows (i) Directors initially designated as Class I Directors shall serve for an initial term ending on the date of the third annual general meeting of Shareholders following the Investment Date, (ii) Directors initially designated as Class II Directors shall serve for an initial term ending on the fourth annual general meeting following the Investment Date, and (iii) Directors initially designated as Class III Directors shall serve for an initial term ending on the fifth annual general meeting following the Investment Date. After the expiration of the respective terms of the initial Directors as set forth above, Directors of each class shall be elected by the Shareholders and shall serve a term ending on the date of the third annual general meeting of Shareholders next following the annual general meeting at which such Director was elected. Notwithstanding the foregoing, directors who are 70 years or older shall be elected every year and shall not be subject to a three-year term. In addition, notwithstanding the foregoing, each Director shall hold office until such Director’s successor shall have been duly elected or until such Director is removed from office pursuant to Bye-Law 89 or such office is otherwise vacated. In the event of any change in the number of Directors, the Board shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of Directors in each class. In no event will a decrease in the number of Directors shorten the term of any incumbent Director.

OBSERVERS’ RIGHTS

88.	The Board may grant, in its discretion and to Shareholders who so request, the right to designate persons to attend meetings of the Board or committees appointed by the Board, in each case as non-voting observers. Any such observers shall be reasonably acceptable to the Board. The Board may establish such procedures and requirements as it deems appropriate in connection the observers’ rights set forth in this Bye-Law 88 and may require observers to comply with any such procedures or requirements as a condition to attending any meetings of the Board or committees appointed by the Board. The Board may authorize the Company to reimburse the reasonable travel or other expenses incurred by any such observer. Such grant of observers’ rights by the Board may be revoked by the Board, subject to any relevant contract in which the Company has agreed to grant observer rights. No breach of any observer’s rights shall invalidate any proceeding or resolution of the Board.

REMOVAL OF DIRECTORS

89.	The Shareholders may, at any general meeting convened and held in accordance with these Bye-Laws, remove a Director only for Cause by the affirmative vote of Shareholders holding at least a majority of the total combined voting power of all of the issued and outstanding shares of the Company (taking into account the provisions of Bye-Laws 63-67); provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served upon such Director not less than 14 days before the meeting and at such meeting such Director shall be entitled to be heard on the motion for such Director’s removal.

90.	A vacancy on the Board created by the removal of a Director under the provisions of Bye-Law 89 may be filled by the Shareholders at the meeting at which such Director is removed or, in the absence of such election or appointment, the Board may fill the vacancy in accordance with the provisions of Bye-Law 91. A Director so elected or appointed by the Shareholders or, in absence thereof, the Board pursuant to this Bye-Law 90 shall hold office until the next annual general meeting or until such Director’s office is otherwise vacated and shall serve within the same class of Directors as the predecessor. At such next annual general meeting, the Shareholders shall elect a Director to fill such vacancy to serve the remaining term, if any, of such predecessor.

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VACANCIES ON THE BOARD

91.	The Board shall have the power from time to time and at any time, by the affirmative vote of at least a majority of the Directors then in office, to appoint any person as a Director to fill a vacancy on the Board. A Director so appointed shall hold office until the next annual general meeting or until such Director’s office is otherwise vacated and shall serve within the same class of Directors as the predecessor. At such next annual general meeting, following a vacancy filled by the Board, the Shareholders shall elect a Director to fill such vacancy to serve the remaining term, if any, of such predecessor.

92.	The office of a Director shall be vacated upon the happening of any of the following events:

92.1	if he resigns his office by notice in writing delivered to the Registered Office or tendered at a meeting of the Board;

92.2	if he becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health and the Board resolves that his office is vacated;

92.3	if he becomes bankrupt under the laws of any country or compounds with his creditors;

92.4	if he is prohibited by law from being a Director;

92.5	if he ceases to be a Director by virtue of the Companies Act or is removed from office pursuant to these Bye-Laws.

ALTERNATE DIRECTORS

93.	A Director (other than an Alternate Director) may appoint and remove his own Alternate Director. Any appointment or removal of an Alternate Director by a Director shall be effected by depositing a notice of appointment or removal with the Secretary at the Registered Office, signed by such Director, and such appointment or removal shall become effective on the date of receipt by the Secretary. Any Alternate Director may be removed by resolution of the Board. Subject as aforesaid, the office of Alternate Director shall continue until the next annual election of Directors or, if earlier, the date on which the relevant Director ceases to be a Director. An Alternate Director may also be a Director in his own right and may act as alternate to more than one Director.

94.	An Alternate Director shall cease to be an Alternate Director:

94.1	if his appointor ceases to be a Director; but, if a Director retires by rotation or otherwise but is reappointed or deemed to have been reappointed at the meeting at which he retires, any appointment of an Alternate Director made by him which was in force immediately prior to his retirement shall continue after his reappointment;

94.2	on the happening of any event which, if he were a Director, would cause him to vacate his office as Director;

94.3	if he is removed from office pursuant to Bye-Law 93; or

94.4	if he resigns his office by notice to the Company.

95.	An Alternate Director shall be entitled to receive notices of all meetings of Directors, to attend, be counted in the quorum and vote at any such meeting at which any Director to whom he is alternate is not personally present, and generally to perform all the functions of any Director to whom he is alternate in his absence.

96.	Every person acting as an Alternate Director shall (except as regards powers to appoint an alternate and remuneration) be subject in all respects to the provisions of these Bye-Laws relating to Directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for any Director for whom he is alternate. An Alternate Director may be paid expenses and shall be entitled to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director.

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97.	Every person acting as an Alternate Director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director). The signature of an Alternate Director to any resolution in writing of the Board or a committee of the Board shall, unless the terms of his appointment provide to the contrary, be as effective as the signature of the Director or Directors to whom he is alternate.

REMUNERATION OF DIRECTORS

98.	The remuneration (if any) of the Directors shall be determined by the Board and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.

DIRECTORS’ INTERESTS

99.	Contracts and Disclosure of Directors’ Interests

99.1	Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in a professional capacity for the Company and such Director or such Director’s firm, partner or such company shall be entitled to remuneration for professional services as if such Director were not a Director, provided that nothing herein contained shall authorise a Director or Director’s firm, partner or such company to act as Auditor of the Company.

99.2	A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Companies Act.

99.3	Following a declaration being made pursuant to this Bye-Law, and unless disqualified by a majority of the disinterested Directors present at the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

POWERS AND DUTIES OF THE BOARD

100.	Subject to the provisions of the Companies Act and these Bye-Laws the Board shall manage and control all of the business of the Company [in Bermuda] and may pay all expenses incurred in promoting and incorporating the Company and may exercise all the powers of the Company. No alteration of these Bye-Laws and no direction given by the Company by Resolution, if any, shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Bye-Law shall not be limited by any special power given to the Board by these Bye-Laws and a meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board[, provided all meetings of the Board are held in Bermuda].

101.	The Board may exercise all the powers of the Company [to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any other persons.] except those powers that are required by the Companies Act or these Bye-Laws to be exercised by the Shareholders.

102.	All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.

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103.	The Board on behalf of the Company may provide benefits, whether by the payment of gratuities or pensions or otherwise, for any person including any Director or former Director who has held any executive office or employment with the Company or with any body corporate which is or has been a subsidiary or Affiliate of the Company or a predecessor in the business of the Company or of any such subsidiary or Affiliate, and to any member of his family or any person who is or was dependent on him, and may contribute to any fund and pay premiums for the purchase or provision of any such gratuity, pension or other benefit, or for the insurance of any such person.

104.	The Board may from time to time appoint one or more of its body to be a managing director, joint managing director or an assistant managing director or to hold any other employment or executive office with the Company for such period and upon such terms as the Board may determine and may revoke or terminate any such appointments. Any such revocation or termination as aforesaid shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Any person so appointed shall receive such remuneration (if any) (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and either in addition to or in lieu of his remuneration as a Director.

DELEGATION OF THE BOARD’S POWERS

105.	The Board may by proxy or power of attorney appoint any company, firm or person or any fluctuating body of persons to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Bye-Laws) and for such period and subject to such conditions as it may think fit, and any such proxy or power of attorney may contain such provisions for the protection and convenience of persons dealing with any such proxy/attorney and of such proxy/attorney as the Board may think fit, and may also authorise any such proxy/attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. Such attorney may, if so authorised [under]by the [Seal]power of attorney, execute any deed [or instrument under the personal seal of such proxy or attorney, with the same effect as the affixation of the Seal.], instrument or other document on behalf of the Company.

106.	The Board may entrust to and confer upon any Director, Officer or, without prejudice to the provisions of Bye-Law 105, other individual any of the powers exercisable by it upon such terms and conditions with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke or vary all or any of such powers but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

107.	The Board may delegate any of its powers, authorities and discretions to committees, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, and in conducting its proceedings conform to any regulations which may be imposed upon it by the Board. If no regulations are imposed by the Board the proceedings of a committee with two or more members shall be, as far as is practicable, governed by the Bye-Laws regulating the proceedings of the Board.

PROCEEDINGS OF THE BOARD

108.	The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. Questions arising at any meeting shall be determined by a majority of votes. In the case of an equality of votes, the motion shall be deemed to have been lost. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board.

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109.	Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent to him by post, cable, telex, facsimile, email or other mode of representing or reproducing words in a legible and non-transitory form at his last known address or any other address given by him to the Company for this purpose and the provisions of Bye-Law 142 shall apply to any notice so given as to the deemed date of service of such notice. A Director may retrospectively waive the requirement for notice of any meeting by consenting in writing to the business conducted at the meeting.

110.	The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be a majority of Directors in office from time to time and in no event shall be less than two Directors. Any Director who ceases to be a Director at a meeting of the Board may continue to be present and to act as a Director and be counted in the quorum until the termination of the meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

111.	The Resident Representative shall, upon delivering written notice of an address for the purposes of receipt of notice to the Registered Office, be entitled to receive notice of, attend and be heard at, and to receive minutes of all meetings of the Board.

112.	So long as a quorum of Directors remains in office, the continuing Directors may act notwithstanding any vacancy in the Board but, if no such quorum remains, the continuing Directors or a sole continuing Director may act only for the purpose of calling a general meeting.

113.	The [Chairman (or President) or, in his absence, the Deputy Chairman (or Vice President), shall] Board may choose one of their number to preside as chairman at every meeting of the Board. If there is no such chairman, or if at any meeting the chairman [Chairman or Deputy Chairman (or the President or Vice President)] is not present within five minutes after the time appointed for holding the meeting, or is not willing to act as chairman, the Directors present may choose one of their number to be chairman of the meeting.

114.	The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these Bye-Laws for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board.

115.	A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Board (or by an Alternate Director, as provided for in Bye-Law 93) or by all the members of a committee for the time being shall be as valid and effectual as a resolution passed at a meeting of the Board or, as the case may be, of such committee duly called and constituted. Such resolution may be contained in one document or in several documents in the like form each signed by one or more of the Directors or members of the committee concerned.

116.	A meeting of the Board or a committee appointed by the Board may be held by means of such telephone, electronic or other communication facilities (including, without limiting the generality of the foregoing, by telephone or by video conferencing) as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting. Such a meeting shall be deemed to take place where the largest group of those Directors participating in the meeting is physically assembled, or, if there is no such group, where the chairman of the meeting then is.

117.	All acts done by the Board or by any committee or by any person acting as a Director or member of a committee or any person duly authorised by the Board or any committee shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated their office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director, member of such committee or person so authorised.

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118.	If a question arises at a meeting of the Board or a committee of the Board as to the entitlement of a Director (including the chairman) to vote or be counted in a quorum, the question may, before the conclusion of the meeting, be determined by a resolution of the Board (on which such Director shall not vote) and such resolution shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fairly disclosed.

OFFICERS

119.	The Officers of the Company [must include either a President and a Vice President, or a Chairman and a Deputy Chairman who must]who may or may not be Directors may [and shall] be [elected by the Board as soon as possible after the statutory meeting and shall serve for such term as the Board may determine, or in the absence of such determination until the termination of the next Annual General Meeting following their appointment. In addition, the Board may appoint any person whether or not he is a Director to hold such office as the Board may from time to time determine. Any person elected or] appointed by the Board at any time. Any person appointed pursuant to this Bye-Law shall hold office for such period and upon such terms as the Board may determine and the Board may revoke or terminate any such election or appointment. Any such revocation or termination shall be without prejudice to any claim for damages that such Officer may have against the Company or the Company may have against such Officer for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Save as provided in the Companies Act or these Bye-Laws, the powers and duties of the Officers of the Company shall be such (if any) as are determined from time to time by the Board.

MINUTES

120.	The Board shall cause minutes to be made and books kept for the purpose of recording:

120.1	all appointments of Officers made by the Board;

120.2	the names of the Directors and other persons (if any) present at each meeting of the Board;

120.3	all proceedings at meetings of the Company, of the holders of any class or series of shares in the Company and of the Board; and

120.4	all proceedings of its managers (if any).

Shareholders shall only be entitled to see the Register of Directors and Officers, the Register, the financial information provided for in Bye-Law 140 and the minute books relating to meetings of the Shareholders of the Company. Such minute books shall be maintained in Bermuda.

SECRETARY AND RESIDENT REPRESENTATIVE

121.	The Secretary (including one or more deputy or assistant secretaries) and, if required, the Resident Representative, shall be appointed by the Board at such remuneration (if any) and upon such terms as it may think fit and any Secretary and Resident Representative so appointed may be removed by the Board. The duties of the Secretary and the duties of the Resident Representative shall be those prescribed by the Companies Act together with such other duties as shall from time to time be prescribed by the Board.

122.	A provision of the Companies Act or these Bye-Laws requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

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THE SEAL

123.	[The Seal] The Board may authorise the production of a common Seal of the Company and one or more duplicate common Seals of the Company, which shall consist of a circular metal device with the name of the Company around the outer margin thereof and the country and year of registration in Bermuda across the centre thereof.[Should the Seal not have been received at the Registered Office in such form at the date of adoption of this Bye Law the, pending such receipt, any document requiring to be sealed by affixing a red wafer seal to the document with the name of the Company, and the country and year of registration in Bermuda type written across the centre thereof.]

124.	[The Board may authorise the production of one or more duplicate seals] Any document required to be under Seal or executed as a deed on behalf of the Company may be

124.1	executed under the Seal in accordance with these Bye-Laws; or

124.2	signed or executed by any person authorised by the Board for that purpose, without the use of the Seal.

125.	The Board shall provide for the custody of every Seal. A Seal shall only be used by authority of the Board or of a committee constituted by the Board. Subject to these Bye-Laws, any instrument to which a Seal is affixed shall be signed by either [two Directors, or by the Secretary and one] a Director, or by the Secretary[, or by one of the Directors] or by any one person [whether or not a Director or Officer, who has been authorised either generally or specifically to affirm the use of a Seal; provided that the Secretary or a Director may affix a Seal over his signature alone to authenticate copies of these Bye Laws, the minutes of any meeting or any other documents requiring authentication] authorised by the Board for that purpose.

DIVIDENDS AND OTHER PAYMENTS

126.	The Board may from time to time declare dividends or distributions out of contributed surplus to be paid to the Shareholders according to their rights and interests, including such interim dividends as appear to the Board to be justified by the position of the Company. The Board, in its discretion, may determine that any dividend shall be paid in cash or shall be satisfied, subject to Bye-Law 134, in paying up in full shares in the Company to be issued to the Shareholders credited as fully paid or partly paid or partly in one way and partly the other. The Board may also pay any fixed cash dividend which is payable on any shares of the Company half yearly or on such other dates, whenever the position of the Company, in the opinion of the Board, justifies such payment.

127.	Except insofar as the rights attaching to, or the terms of issue of, any share otherwise provide:

127.1	all dividends or distributions out of contributed surplus may be declared and paid according to the amounts paid up on the shares in respect of which the dividend or distribution is paid, and an amount paid up on a share in advance of calls may be treated for the purpose of this Bye-Law as paid-up on the share;

127.2	dividends or distributions out of contributed surplus may be apportioned and paid pro rata according to the amounts paid-up on the shares during any portion or portions of the period in respect of which the dividend or distribution is paid.

128.	The Board may deduct from any dividend, distribution or other monies payable to a Shareholder by the Company on or in respect of any shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of shares of the Company.

129.	No dividend, distribution or other monies payable by the Company on or in respect of any share shall bear interest against the Company.

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130.	Any dividend, distribution or interest, or part thereof payable in cash, or any other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post or by courier addressed to the holder at his address in the Register or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his registered address as appearing in the Register or addressed to such person at such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register in respect of such shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. Any one of two or more joint holders may give effectual receipts for any dividends, distributions or other monies payable or property distributable in respect of the shares held by such joint holders.

131.	Any dividend or distribution out of contributed surplus unclaimed for a period of six (6) years from the date of declaration of such dividend or distribution shall be forfeited and shall revert to the Company and the payment by the Board of any unclaimed dividend, distribution, interest or other sum payable on or in respect of the share into a separate account shall not constitute the Company a trustee in respect thereof.

132.	Subject to approval by a Resolution, the Board may also, in addition to its other powers, direct payment or satisfaction of any dividend or distribution out of contributed surplus wholly or in part by the distribution of specific assets, and in particular of paid-up shares or debentures of any other company, and where any difficulty arises in regard to such distribution or dividend, the Board may settle it as it thinks expedient, and in particular, may authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution or dividend purposes of any such specific assets and may determine that cash payments shall be made to any Shareholders upon the footing of the values so fixed in order to secure equality of distribution and may vest any such specific assets in trustees as may seem expedient to the Board, provided that such dividend or distribution may not be satisfied by the distribution of any partly paid shares or debentures of any company without the sanction of a Resolution.

RESERVES

133.	The Board may, before declaring any dividend or distribution out of contributed surplus, set aside such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose of the Company and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any sums which it may think it prudent not to distribute.

CAPITALISATION OF PROFITS

134.	The Board may from time to time resolve to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund which is available for distribution or to the credit of any share premium account and accordingly that such amount be set free for distribution amongst the Shareholders or any class or series of Shareholders or holders of any options over shares who would be entitled thereto if distributed by way of dividend and in the same proportions, on the footing that the same shall not be paid in cash but be applied either in or towards paying up amounts for the time being unpaid on any shares in the Company held by such Shareholders respectively or in payment up in full of unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid. amongst such Shareholders, or partly in one way and partly in the other, provided that for the purpose of this Bye-Law, a share premium account may be applied only in paying up of unissued shares to be issued to such Shareholders credited as fully paid[and provided further that any sum standing to the credit of a share premium account may only be applied in crediting as fully paid shares of the same class or series as that from which the relevant share premium was derived].

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135.	Where any difficulty arises in regard to any distribution under the last preceding Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments should be made to any Shareholder and, in the case where a distribution to the Names’ Trust would result in individual Names having a fractional beneficial interest, to the Names’ Trust in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Shareholders.

RECORD DATES

136.	Notwithstanding any other provisions of these Bye-Laws, the Company may (by resolution of the Board) fix any date as the record date for any dividend, distribution, allotment or issue and for the purpose of identifying the persons entitled to receive notices of general meetings. Any such record date may be on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made or such notice is dispatched.

137.	In relation to any general meeting of the Company or of any class or series of Shareholder or to any adjourned meeting or any poll taken at a meeting or adjourned meeting of which notice is given, the Board may specify in the notice of meeting or adjourned meeting or in any document sent to Shareholders by or on behalf of the Board in relation to the meeting, a time and date (a ‘‘record date’’) prior to the date fixed for the meeting (the ‘‘meeting date’’) and, notwithstanding any provision in these Bye-Laws to the contrary, in such case:

137.1	each person entered in the Register at the record date as a Shareholder, or a Shareholder of the relevant class or series (a ‘‘record date holder’’) shall be entitled to attend and to vote at the relevant meeting and to exercise all of the rights or privileges of a Shareholder, or a Shareholder of the relevant class or series (in each case subject to Bye-Laws 63-67) in relation to that meeting in respect of the shares, or the shares of the relevant class or series, registered in his name at the record date;

137.2	as regards any shares, or shares of the relevant class or series, which are registered in the name of a record date holder at the record date but are not so registered at the meeting date (‘‘relevant shares’’), each holder of any relevant shares at the meeting date shall be deemed to have irrevocably appointed that record date holder as his proxy for the purpose of attending and voting in respect of those relevant shares at the relevant meeting (with power to appoint, or to authorise the appointment of, some other person as proxy), in such manner as the record date holder in his absolute discretion may determine; and

137.3	accordingly, except through his proxy pursuant to Bye-Law 137.2, a holder of relevant shares at the meeting date shall not be entitled to attend or to vote at the relevant meeting, or to exercise any of the rights or privileges of a Shareholder, or a Shareholder of the relevant class or series, in respect of the relevant shares at that meeting.

The entry of the name of a person in the Register as a record date holder shall be sufficient evidence of his appointment as proxy in respect of any relevant shares for the purposes of this paragraph, but all the provisions of these Bye-Laws relating to the execution and deposit of an instrument appointing a proxy or any ancillary matter (including the Board’s powers and discretions relevant to such matter) shall apply to any instrument appointing any person other than the record date holder as proxy in respect of any relevant shares.

ACCOUNTING RECORDS

138.	The Board shall cause to be kept accounting records sufficient to give a true and fair view of the state of the Company’s affairs and to show and explain its transactions, in accordance with the Companies Act.

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139.	The records of account shall be kept at the Registered Office or at such other place or places as the Board thinks fit, and shall at all times be open to inspection by the Directors, provided that if the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda such records as will enable the Directors to ascertain with reasonable accuracy the financial position of the Company at the end of each three month period. No Shareholder (other than an Officer of the Company) shall have any right to inspect any accounting record or book or document of the Company except as conferred by law or authorised by the Board or by Resolution.

140.	A copy of every balance sheet and statement of income and expenditure, including every document required by law to be annexed thereto, which is to be laid before the Company in general meeting, together with a copy of the auditors’ report, shall be sent to each person entitled thereto in accordance with the requirements of the Companies Act.

AUDIT

141.	Save and to the extent that an audit is waived in the manner permitted by the Companies Act, auditors shall be appointed and their duties regulated in accordance with the Companies Act, any other applicable law and such requirements not inconsistent with the Companies Act as the Board may from time to time determine.

SERVICE OF NOTICES AND OTHER DOCUMENTS

142.	Any notice or other document (including but not limited to a share certificate[) may be], any notice of a general meeting of the Company, any instrument of proxy and any document to be sent in accordance with Bye-Law 140) may be sent to, served on or delivered to any Shareholder [(or other person to whom notice shall or may be made hereunder)] by the Company [either]:

142.1	personally[or];

142.2	by sending it through the post (by airmail where applicable) in a pre-paid letter addressed to such Shareholder at his address as appearing in the Register; [or]

142.3	by sending it by courier to [such registered address, or by sending it by fax to a fax] or leaving it at the Shareholder’s address appearing in the Register;

142.4	by, where applicable, sending it by email or facsimile or other mode of representing or reproducing words in a legible and non-transitory form or by sending an electronic record of it by electronic means, in each case to an address or number supplied by such Shareholder for the [purpose of the receipt of notices or documents, or by delivering it to or leaving it at such address as appears in the Register for such Shareholder.] purposes of communication in such manner; or

142.5	by publication of an electronic record of it on a website and notification of such publication (which shall include the address of the website, the place on the website where the document may be found, and how the document may be accessed on the website) by any of the methods set out in paragraphs 142.1, 142.2, 142.3 or 142.4 of this Bye-Law, in accordance with the Companies Act.

143.	In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders. [Any notice or other document if sent by personal delivery]

Any notice or other document shall be deemed to have been served on or delivered to any Shareholder by the Company:

143.1	if sent by personal delivery, at the time of delivery[, or];

143.2	if sent by post[shall be deemed to have been served or delivered,] forty-eight (48) hours after it was put in the post[, or];

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143.3	if sent by courier[, the next Business Day after sending, or, when sent by fax, at the time of confirmation of transmission on the sender’s equipment,] or facsimile, twenty-four (24) hours after sending;

143.4	if sent by email or other mode of representing or reproducing words in a legible and non-transitory form or as an electronic record by electronic means, twelve (12) hours after sending; or

143.4	if published as an electronic record on a website, at the time that the notification of such publication shall be deemed to have been delivered to such Shareholder,

and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed and stamped and put in the post, [sent by courier or sent by fax, as the case may be.] published on a website in accordance with the Companies Act and the provisions of these Bye-Laws, or sent by courier, facsimile, email or as an electronic record by electronic means, as the case may be, in accordance with these Bye-Laws.

[143.	Any notice or other document delivered, sent or given to a Shareholder in any manner permitted by these Bye-Laws shall, notwithstanding that such Shareholder is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such Shareholder as sole or joint holder unless his name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed as sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.]

Each Shareholder and each person becoming a Shareholder subsequent to the adoption of these Bye-Laws, by virtue of its holding or its acquisition and continued holding of a share, as applicable, shall be deemed to have acknowledged and agreed that any notice or other document (excluding a share certificate) may be provided by the Company by way of accessing them on a website instead of being provided by other means.

WINDING UP

144.	If the Company shall be wound up, the liquidator may, with the sanction of a Resolution and any other sanction required by the Companies Act, divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purposes set such values as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different classes or series of Shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Shareholder shall be compelled to accept any shares or other assets upon which there is any liability.

INDEMNITY AND INSURANCE

145.	Subject to the proviso below, every Indemnified Person shall be indemnified and held harmless out of the assets of the Company against all actions, costs, charges, liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him by or by reason of any act done, conceived in or omitted in the conduct of the Company’s business or in the discharge of his duties and the indemnity contained in this Bye-Law shall extend to any Indemnified Person acting in any office or trust in the reasonable belief that he has been appointed or elected to such office or trust notwithstanding any defect in such appointment or election provided always that the indemnity contained in this Bye-Law shall not extend to any matter which would render it void pursuant to the Companies Act.

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146.	No Indemnified Person shall be liable to the Company for the acts, defaults or omissions of any other Indemnified Person.

147.	Without limiting the generality of Bye-Law 145, every Indemnified Person shall be indemnified out of the assets of the Company against all liabilities incurred by him by or by reason of any act done, conceived in or omitted in the conduct of the Company’s business or in the discharge of his duties in defending any proceedings, whether civil or criminal, in which judgement is given in his favour, or in which he is acquitted, or in connection with any application under the Companies Act in which relief from liability is granted to him by the court.

148.	To the extent that any Indemnified Person is entitled to claim an indemnity pursuant to these Bye-Laws in respect of amounts paid or discharged by him, the relevant indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

149.	Each Shareholder and the Company agree to waive any claim or right of action he or it may at any time have, whether individually or by or in the right of the Company, against any Indemnified Person on account of any action taken by such Indemnified Person or the failure of such Indemnified Person to take any action in the performance of his duties with or for the Company provided however that such waiver shall not apply to any claims or rights of action arising out of the fraud of such Indemnified Person or to recover any gain, personal profit or advantage to which such Indemnified Person is not legally entitled.

150.	[Subject to the Companies Act, ]Expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to Bye-Laws 145 and 147 shall be paid by the Company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if [it shall ultimately be determined that] any allegation of fraud or dishonesty is proved against the Indemnified Person [is not entitled to be indemnified as a result of the provisions of Bye Law 145]. Provided that, no monies shall be paid hereunder unless payment of the same shall be authorized in the specific case upon a determination that indemnification of the Director or Officer would be proper in the circumstances because he has met the standard of conduct which would entitle him to the indemnification thereby provided and such determination shall be made:

150.1	by the Board, by a majority vote at a meeting duly constituted by a quorum of Directors not party to the proceedings or matter with regard to which the indemnification is, or would be, claimed; or

150.2	in the case such a meeting cannot be constituted by lack of disinterested quorum, by independent legal counsel in a written opinion; or

150.3	by a Resolution of the Shareholders.

151.	Each Shareholder of the Company, by virtue of its acquisition and continued holding of a share, shall be deemed to have acknowledged and agreed that the advances of funds may be made by the Company as aforesaid, and when made by the Company under this Bye-Law 151 are made to meet expenditures incurred for the purpose of enabling such Indemnified Person to properly perform his or her duties to the Company.

152.	Without prejudice to the provisions of Bye-Laws 145 and 147, the Board shall have the power to purchase and maintain insurance for or for the benefit of any Indemnified Person or any persons who are or were at any time Directors, Officers, or employees of the Company, or of any other company which is its holding company or in which the Company or such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or any such other company, or who are or were at any time trustees of any pension fund in which employees of the Company or any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any

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liability incurred by such persons in respect of any act or omission in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking or pension fund.

153.	These Bye-Laws 145-154 shall provide the broadest indemnity allowable at law, and to the extent any indemnification hereunder is prohibited, unenforceable or not authorized under applicable law, Bye-Laws 145-154 shall be interpreted as broadly as possible without invalidating the remaining provisions hereof. Specifically, to the extent prohibited by Bermuda law, these Bye-Laws shall not result in indemnification of any person, including an Indemnified Person, to the extent he is guilty of fraud or dishonesty.

154.	No amendment or repeal of any provision of these Bye-Laws 145-154 shall alter, to the detriment of any Indemnified Person, the rights of such Indemnified Person to the advancement of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

ALTERATION OF BYE-LAWS

155.	These Bye-Laws may be revoked or amended by the Board, which may from time to time revoke or amend them in any way by a resolution of the Board passed by a majority of the Directors then in office and eligible to vote on the resolution, but no revocation or amendment shall be operative unless and until it is approved at a subsequent general meeting of the Company by the Shareholders by Resolution passed by an affirmative vote of a majority of the voting power of votes cast at such meeting (taking into account the provisions of Bye-Laws 63-67) or such greater majority as required by Bye-Laws 13, 48, 49 or 50 (as applicable).

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Appendix IV

AMENDMENTS TO THE MEMORANDA AND ARTICLES OF ASSOCIATION OF THE UK SUBSIDIARIES

Explanatory Note:

Amendments to the memoranda and articles of association of the UK Subsidiaries are proposed in order to update them to take into account changes in UK company law brought about by the Companies Act 2006. The exact changes are set out at the end of this Appendix IV. The changes are generally of a minor, technical or clarifying nature. The substantive changes are as follows:

Objects Clause

Under the current legislation in the UK, companies are required to include a provision in their memorandum of association setting out the objects of the company. A company is only permitted to carry out business and activities which fall within this objects clause. The objects clauses of the UK Subsidiaries were drafted as widely as possible in order to provide maximum flexibility. The new legislation provides that companies may have unrestricted objects. The amendments to the articles of association provide that when the relevant legislation comes into force in 2009, the UK Subsidiaries’ objects clauses will be removed so that they will have unrestricted objects as permitted under the new legislation.

Authority to Allot Shares

The new legislation allows the directors of private companies to allot shares without shareholder approval unless they are restricted from doing so in their articles of association. The directors believe that this flexibility will benefit each of the UK Subsidiaries particularly if their shareholder wishes to inject further capital by subscribing for further shares. The UK Subsidiaries are all direct or indirect wholly-owned subsidiaries of the Company. In addition, statutory pre-emption rights in respect of new issues of shares have been retained meaning that any new shares to be allotted must first be offered to the existing shareholder. On this basis, the directors believe that the risk of the Company’s direct or indirect holding being diluted by an allotment of new shares by a UK Subsidiary is minimal. The amendments to the articles of association provide that when the relevant legislation comes into force in 2009 the directors will be able to allot new shares without requiring further authority from the shareholders. Provided the amendments to the articles are approved, the current authorities for the directors of the UK Subsidiaries to allot shares will remain in place until the relevant section of the new legislation comes into force from which time such authority will not be necessary.

Change of Name

The new legislation provides that a company may change its name by a 75% resolution or by any other method permitted in a company’s articles of association. To take advantage of this increased flexibility the amendments to the articles of association of all the UK Subsidiaries provide that each company’s name may be changed by board resolution or by a 50% resolution of such company’s shareholders.

Indemnity and Defence Funding

The new UK legislation has in some areas widened the scope of the powers of a company to indemnify directors and to fund expenditure incurred in connection with certain actions against directors. In particular, a company that is a trustee of an occupational pension scheme can now indemnify a director against liability incurred in connection with the company’s activities as trustee of the scheme. In addition, the existing exemption allowing a company to provide money for the purposes of funding a director’s defence in court proceedings now expressly covers regulatory proceedings and applies to associated companies. The amendments to the articles of association of the UK Subsidiaries widen the scope of the powers of each company to indemnify its directors and to fund their defence costs to the extent permitted by the new legislation.

Secretary

Under the new legislation companies are no longer required to appoint a secretary. The amendments to the articles of association of the UK Subsidiaries clarify that each company is not required to appoint a secretary but may do so at the discretion of the directors.

Other

Certain provisions in the UK Subsidiaries’ articles of association which replicate the position existing under the new legislation are proposed to be removed as they are now unnecessary.

Amendments in detail — Aspen U.K., Aspen Services, Aspen (UK) Holdings and AIUK Trustees:

The explanatory note above describes the substantial changes that are proposed to be made to the articles of association. As noted above, in addition to these changes, certain further changes are proposed which are of a minor, technical or clarifying nature such as removing references to legislation which is no longer in force or updating cross-referencing in the articles of association. The exact changes to the articles of association and memorandums of association of Aspen U.K., Aspen Services, Aspen (UK) Holdings and AIUK Trustees (which have identical articles of associations and memorandums of association) are as follows:

(a)	with effect from either (i) the date of the passing of these resolutions by the company; or (ii) 6 April 2008, whichever is later:

(i)	in article 1(A) (Preliminary) the words ‘‘by SI 2000/3373, SI 2007/2541 and SI 2007/2826’’ be inserted after the words ‘‘as amended’’ in order to incorporate the new legislation;

(ii)	in article 1(B) (Preliminary) the words ‘‘regulations of Table A numbered 40 and 54 are’’ be replaced by the words ‘‘regulation of Table A numbered 40 is’’ in order to remove a reference to a regulation that is not retained under the new legislation;

(iii)	in article 1(C) (Preliminary) the words ‘‘special or extraordinary resolution is also effective for that purpose, and where an extraordinary resolution is expressed to be required for any purpose,’’ be removed as the concept of an ‘‘extraordinary resolution’’ has not been retained under the new legislation;

(iv)	after article 1(C) (Preliminary) the following new article 1(D) be inserted in order to incorporate the new legislation and to ensure that the articles of association do not refer to provisions of law that are no longer in force: ‘‘ In these articles: the ‘‘Act’’ means the provisions of the Companies Act 1985 and the provisions of the Companies Act 2006 including any statutory modifications or re-enactments thereof for the time being in force; the ‘‘1985 Act’’ means the Companies Act 1985 including any statutory modifications or re-enactments for the time being in force; and the ‘‘2006 Act’’ means the Companies Act 2006 including any statutory modifications or re-enactments for the time being in force.’’;

(v)	after article 2 headed ‘‘Private Company’’ the following new article headed ‘‘Secretary’’ be inserted to take advantage of the new flexibility offered by the new legislation and as explained in the ‘‘Secretary’’ paragraph above: ‘‘ The Company is not required to have a secretary, but the directors may at their sole discretion appoint a secretary for such term, upon such remuneration and upon such conditions as they may think fit and any secretary so appointed may also be removed by the directors.’’;

(vi)	article 3 which sets out the company’s authorised share capital be removed as the requirement to have an authorised share capital is not retained under the new legislation;

(vii)	article 5, which disapplies shareholder pre-emption rights in relation to share allotments, be removed so as to retain statutory pre-emption rights in relation to new issues of shares as described in the ‘‘Authority to Allot Shares’’ paragraph above;

(viii)	article 7, regarding the time period (28 days) within which directors must call a meeting if so required by the shareholders, be removed as this article is now redundant because it reflects the position which is automatically the case under the new legislation;

(ix)	article 8, regarding the minimum notice periods for shareholder meetings be removed to take advantage of the minimum notice periods prescribed under the new legislation (14 days or such lesser time as is agreed to by 90% of the shareholders);

(x)	article 10, which provides that written resolutions which state that they are special resolutions (75% resolutions) will take effect as such, be removed as this article is now redundant because it reflects the position which is automatically the case under the new legislation;

(xi)	article 25, which provides that directors are not required to retire at age 70 (in accordance with UK age discrimination legislation), be removed as this article is now redundant because it reflects the position which is automatically the case under the new legislation;

(xii)	articles 41(b), which provides that a proxy of a sole member may vote on a show of hands, and 41(c), which provides that a sole member may agree to short notice for a shareholder meeting, be removed as these articles are now redundant because they now exactly reflect the position which is automatically the case under the new legislation;

(xiii)	the words ‘‘article 6’’ be removed from articles 6(A) and 6(B) so as to maintain the correct cross-referencing in the articles of association;

(xiv)	in the last sentence of article 15 the words ‘‘a director or’’ be inserted in front of the words ‘‘the secretary may’’ to clarify that directors as well as the secretary may require corporate representatives to produce evidence of their authorisation from their shareholder before exercising their powers;

(xv)	in article 21 the words ‘‘article 24’’ be replaced by ‘‘the provisions of these articles’’ so as to maintain the correct cross-referencing;

(xvi)	in article 22 the word ‘‘annual’’ be removed as annual general meetings are no longer required to be held by private companies and shareholder meetings will be known as general meetings and the last sentence be replaced by ‘‘Reference in regulation 84 to retirement by rotation must be disregarded’’ to clarify that the directors are not required to retire by rotation;

(xvii)	In article 23 the words ‘‘article 24’’ and ‘‘article 20 above’’ be replaced by the words ‘‘the other provisions of these articles’’ so as to maintain the correct cross-referencing and the last sentence of article 23 be removed to provide that directors appointed by the board are not required to be re-elected at the next general meeting (this will not restrict or remove shareholders rights under company legislation to remove any director);

(xviii)	In article 24 the words ‘‘pursuant to article 21’’ and ‘‘pursuant to article 23’’ be removed so as to maintain the correct cross-referencing;

(xix)	In article 26(e) the words ‘‘26(e)’’ be removed so as to maintain the correct cross-referencing;

(xx)	In article 31 the words ‘‘section 317’’ be removed so as to remove the reference to legislation which is no longer in force;

(xxi)	In article 33 the words ‘‘articles 32 and 33 herein’’ be replaced by the words ‘‘this article and the preceding article regarding voting at a subsidiary’s general meeting’’ so as to maintain the correct cross-referencing;

(xxii)	In article 39(i) the words ‘‘associated company’’ be inserted in front of the words ‘‘(as applicable)’’ and the words ‘‘or any liability incurred in connection with the Company’s activities as trustee of an occupational pension scheme (as defined in the 2006 Act)’’ be inserted in front of the words ‘‘provided that such indemnity’’ to provide that the company may indemnify the directors to the maximum extent allowed under the new legislation as explained in the ‘‘Indemnity and Defence Funding’’ paragraph above;

(xxiii)	In article 39(ii) the words ‘‘or in defending himself in an investigation by a regulatory authority or against any action proposed to be taken by a regulatory authority’’ be inserted after the words ‘‘brought by any person’’ and the words ‘‘or an associated company’’ be inserted before the words ‘‘in relation to the actual’’ to provide that the company may provide defence funding to the directors to the maximum extent allowed under the new legislation as explained in the ‘‘Indemnity and Defence Funding’’ paragraph above;

(xxiv)	In article 40 the words ‘‘Article 39’’ be replaced by the words ‘‘the preceding article’’ so as to maintain the correct cross-referencing;

(b)	with effect from 1 October 2009 or such later date as the relevant provisions of the Companies Act 2006 permitting such amendments come into force:

(i)	articles 4 (A), (B), (C) and (D) (as currently numbered) be removed and replaced with the words ‘‘Subject to the provisions of the Act, the directors may exercise any power of the Company to allot shares or to grant rights to subscribe for or to convert any security into such shares’’ to take advantage of the flexibility provided in the new legislation which allows directors of private companies to allot shares without shareholder approval as described in the ‘‘Authority to Allot Shares’’ paragraph above;

(ii)	any reference to authorised share capital limit in the company’s articles of association or memorandum of association be removed as companies are no longer required to have an authorised share capital limit under the new legislation;

(iii)	after article 2 headed ‘‘Private Company’’ the following new article headed ‘‘Name’’ be inserted: ‘‘The Company’s name may be changed by resolution of the board of directors or by ordinary resolution of the Company’’ in accordance with the provisions in the new legislation described in the ‘‘Change of Name’’ paragraph above;

(iv)	that the articles of association be renumbered as the directors of that company may deem necessary or desirable following the changes made by resolutions (a) and (b) above;

(v)	the objects clause in the company’s memorandum of association (or as may be deemed incorporated in the company’s articles of association) be removed as this is no longer required under the new legislation as described in the ‘‘Objects’’ paragraph above.

Appendix V

AMENDMENTS TO THE BYE-LAWS
OF ASPEN INSURANCE LIMITED

The following proposals describe the Bye-Law amendments, which will be implemented in Amended and Restated Bye-Laws, that have been recommended by the Board of Directors and are presented for a vote of shareholders.

In the description of each proposal below, where Bye-Laws have been marked to show changes proposed, deleted text is shown in [brackets] and inserted text is shown in boldface type. References to the Act are to the Bermuda Companies Act 1981.

AMENDMENTS TO BYE-LAWS 1.1 and 32.1, 32.2, 32.3, 32.4 and 32.5

The Board of Directors proposes to amend Bye-Laws 1.1, 32.1, 32.2, 32.3, 32.4 and 32.5 to allow the Bye-Laws to standardize the use of the terms ‘‘Resolution’’ and ‘‘resolution in writing’’.

Set forth below are Bye-Laws 1.1, 32.1, 32.2, 32.3, 32.4 and 32.5 marked to show changes.

1.1	‘‘Resolution’’ means a resolution of the Shareholders passed in general meeting or, where required, of a separate class or separate classes of [Shareholders adopted either in] shareholders passed in a separate general meeting or in either case adopted by [written] resolution in writing, in accordance with the provisions of these Bye-Laws;’’

32.1	Except in the case of the removal of auditors or Directors, anything which may be done by [Resolution in] resolution of the Shareholders in general meeting or by resolution of any class of Shareholders in a separate general meeting may [without a meeting and without any previous notice being required, be done by Resolution in writing, signed by all of the Shareholders or any class thereof or their proxies] be done by resolution in writing, signed by the Shareholders (or the holders of such class of shares) who at the date of the notice of the resolution in writing represent the majority of votes that would be required if the resolution had been voted on at a meeting of the Shareholders. Such resolution in writing may be signed by the Shareholder or its proxy, or in the case of a Shareholder that is a corporation (whether or not a company within the meaning of the Companies Act) by its representative on behalf of such Shareholder, [being all of the Shareholders of the Company or any class thereof who at the date of the Resolution in writing would be entitled to attend a meeting and vote on the Resolution. Such Resolution in writing may be signed] in as many counterparts as may be necessary.

32.2	Notice of any resolution in writing to be made under this Bye-Law shall be given to all the Shareholders who would be entitled to attend a meeting and vote on the resolution. The requirement to give notice of any resolution in writing to be made under this Bye-Law to such Shareholders shall be satisfied by giving to those Shareholders a copy of that resolution in writing in the same manner as that required for a notice of a general meeting of the Company at which the resolution could have been considered, except that the length of the period of notice shall not apply. The date of the notice shall be set out in the copy of the resolution in writing.

32.3	The accidental omission to give notice, in accordance with this Bye-Law, of a resolution in writing to, or the non-receipt of such notice by, any person entitled to receive such notice shall not invalidate the passing of the resolution in writing

[32.2] 32.4	For the purposes of this Bye-Law, the date of the [R]resolution in writing is the date when the [R]resolution in writing is signed by, or on behalf of, the [last] Shareholder [to sign] who establishes the majority of votes required for the passing of the resolution in writing and any reference in any enactment to the date of passing of a [R]resolution is, in relation to a [R]resolution in writing made in accordance with this [section] Bye-Law, a reference to such date.

[32.3] 32.5	A [R]resolution in writing made in accordance with this Bye-Law is as valid as if it had been passed by the Company in general meeting or, if applicable, by a meeting of the relevant class of Shareholders of the Company, as the case may be. A [R]resolution in writing made in accordance with this section shall constitute minutes for the purposes of the Companies Acts and these Bye-Laws.

AMENDMENTS TO BYE-LAWS 1.6, 44, 50, 109 and 111

The Board of Directors proposes to amend Bye-Laws 1.6, 44, 50, 109 and to insert a new Bye-Law 111 to take full advantage of recent amendments to the Act which provide for the use of ‘‘electronic records’’ (including emails and websites) for the delivery of documents under the Act. The new provisions of the Act are broad and provide that subject to the bye-laws of a company, any requirement in the Act or the bye-laws to deliver a document to any person may be met by delivery of an electronic record in accordance with the requirements of the Act.

Set forth below are Bye-Laws 1.6, 44, 50, 109 and 111 marked to show changes.

1.6	A reference to writing shall include typewriting, printing, lithography, photography [and other modes of representing or reproducing words in a legible and non-transitory form] or electronic record.

44.	At any general meeting, a Resolution put to the vote of the meeting shall be decided on a show of hands or by a count of votes received in the form of electronic records unless (before or on the declaration of the result of the show of hands or count of votes received as electronic records or on the withdrawal of any other demand for a poll) a poll is demanded by:

44.1	the chairman of the meeting; or

44.2	at least three (3) Shareholders present in person or represented by proxy; or

44.3	any Shareholder or Shareholders present in person or represented by proxy and holding between them not less than one tenth of the total voting rights of all the Shareholders having the right to vote at such meeting; or

44.4	a Shareholder or Shareholders present in person or represented by proxy holding shares conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one tenth of the total sum paid up on all such shares conferring such right.

The demand for a poll may be withdrawn by the person or any of the persons making it at any time prior to the declaration of the result. Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman that a Resolution has, on a show of hands or count of votes received as electronic record, been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be final and conclusive, and an entry to that effect in the minute book of the Company shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded for or against such Resolution.

50.	In the case of an equality of votes at a general meeting, whether on a show of hands or count of votes received as electronic record or on a poll, the chairman of such meeting shall not be entitled to a second or casting vote and the Resolution shall fail.

109.	Any notice or other document (including but not limited to a share certificate, any notice of general meeting of the company, any instrument of proxy and any document to be sent in accordance with the Bye-Law 107) may be sent to, served on or delivered to any Shareholder by the Company

109.1	[either] personally;

109.2	[or] by sending it through the post (by airmail where applicable) in a pre-paid letter addressed to such Shareholder at his address as appearing in the Register

109.3	[or] by sending it by courier to [such registered address, or by sending it by email to an address supplied by such Shareholder for the purpose of the receipt of notices or documents in electronic form, or by delivering it to or leaving it at such address as appears in the Register for such Shareholder. In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders. Any notice or other document if sent by post shall be deemed to have been served or delivered forty-eight (48) hours after it was put in the post, and when sent by courier, twenty-four (24) hours after sending or, when sent by email, twelve (12) hours after sending and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed and stamped and put in the post, sent by courier or sent by email, as the case may be] or leaving it at the Shareholder’s address appearing in the Register

109.4	by, where applicable, by sending it by email or facsimile or other mode of representing or reproducing words in a legible and non-transitory form or by sending an electronic record of it by electronic means, in each case to an address or number supplied by such Shareholder for the purposes of communication in such manner; or

109.5	by publication of an electronic record of it on a website and notification of such publication (which shall include the address of the website, the place on the website where the document may be found, and how the document may be accessed on the website) by any of the methods set out in paragraphs 109.1, 109.2, 109.3, or 109.4 of this Bye-Law, in accordance with the Companies Acts.

111.	[Any notice or other document delivered, sent or given to a Shareholder in any manner permitted by these Bye-Laws shall, notwithstanding that such Shareholder is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such Shareholder as sole or joint holder unless his name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed as sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.]

Any notice or other document shall be deemed to have been served on or delivered to any Shareholder by the Company

111.1	if sent by personal delivery, at the time of delivery;

111.2	if sent by post, forty-eight (48) hours after it was put in the post;

111.3	if sent by courier or facsimile, twenty-four (24) hours after sending;

111.4	if sent by email or other mode of representing or producing words in a legible and non-transitory from or as an electronic record by electronic means, twelve (12) hours after sending; or

111.5	if published as an electronic record on a website, at the time that the notification of such publication shall be deemed to have been delivered to such Shareholder,

and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed and stamped and put in the post, published on a website in accordance with the Companies Acts and the provisions of these Bye-Laws, or sent by courier, facsimile, email or as an electronic record by electronic means, as the case may be, in accordance with these Bye-Laws.

Each Shareholder and each person becoming a Shareholder subsequent to the adoption of these Bye-Laws, by virtue of its holding or its acquisition and continued holding of a share, as applicable, shall be deemed to have acknowledged and agreed that any notice or other document (excluding a share certificate) may be provided by the Company by way of accessing them on a website instead of being provided by other means.

AMENDMENTS TO BYE-LAW 8

The Board of Directors proposes to amend Bye-Law 8 by the insertion of Bye-Laws 8.2 and 8.3 to take full advantage of recent amendments to the Act which now permits a company to acquire its own shares to be held as ‘‘treasury shares’’.

Set forth below is Bye-Law 8 marked to show changes.

8.2	The Board may, at its discretion and without the sanction of a Resolution, authorise the acquisition by the Company of its own shares, of any class, at any price (whether at par or above or below par), and any shares to be so purchased may be selected in any manner whatsoever, to be held as treasury shares, upon such terms as the Board may in its discretion determine, provided always that such acquisition is effected in accordance with the provisions of the Companies Acts. The whole or any part of the amount payable on any such acquisition may be paid or satisfied otherwise than in cash, to the extent permitted by the Companies Acts. The Company shall be entered in the Register as a Shareholder in respect of the shares held by the Company as treasury shares and shall be a Shareholder of the Company but subject always to the provisions of the Companies Acts and for the avoidance of doubt the Company shall not exercise any rights and shall not enjoy or participate in any of the rights attaching to those shares save as expressly provided for in the Companies Act.

8.3	Subject to the provisions of these Bye-Laws, any shares of the Company held by the Company as treasury shares shall be at the disposal of the Board, which may hold all or any of the shares, dispose of or transfer all or any of the shares for cash or other consideration, or cancel all or any of the shares.

AMENDMENTS TO BYE-LAWS 13, 76 and 93

The Board of Directors proposes to amend Bye-Laws 13, 76 and 93 to take full advantage of recent amendments to the Act which repeal the requirement for a company to have a common seal.

Set forth below are Bye-Laws 13, 76 and 93 marked to show changes.

13.	All certificates for share or loan capital or other securities of the Company (other than letters of allotment, scrip certificates and other like documents) shall, except to the extent that the terms and conditions for the time being relating thereto otherwise provide, be issued under the Seal or signed by a Director, the Secretary or any person authorised by the Board for that purpose. The Board may by resolution determine, either generally or in any particular case, that any signatures on any such certificates need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon or that such certificates need not be signed by any persons.

76.	The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Bye-Laws) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney and of such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. Such attorney may, if so authorised [under] by the [Seal] power of attorney, execute any deed, [or instrument under the personal seal of such attorney, with the same effect as the affixation of the Seal] instrument or other document on behalf of the Company.

93.1	[The Seal] The Board may authorise the production of a Seal of the Company and one or more duplicate common seals of the Company, which shall consist of a circular metal device with the name of the Company around the outer margin thereof and the country and year of registration in Bermuda across the centre thereof. [Should the Seal not have been received at the Registered Office in such form at the date of adoption of this Bye-Law then, pending such receipt, any document requiring to be sealed with the Seal shall be sealed by affixing a red wafer seal to the document with the name of the Company, and the country and year of registration in Bermuda type written across the centre thereof.]

93.2	[The Board may authorise the production of one or more duplicate seals.] Any document required to be under Seal or executed as a deed on behalf of the Company may be

93.2.1	executed under the Seal in accordance with these Bye-Laws; or

93.2.2	signed or executed by any person authorised by the Board for that purpose, without the use of the Seal.

93.3	The Board shall provide for the custody of every Seal. A Seal shall only be used by authority of the Board or of a committee constituted by the Board. Subject to these Bye-Laws, any instrument to which a Seal is affixed shall be signed by a [either two] Director[s], or by the Secretary [and one Director], or [by the Secretary, or by one of the Directors] or by any one person whether or not a Director or Officer, who has been authorised [either generally or specifically to affirm the use of a Seal; provided that the Secretary or a Director may affix a Seal over his signature alone to authenticate copies of these Bye-Laws, the minutes of any meeting or any other documents requiring authentication] by the Board for that purpose.

AMENDMENTS TO BYE-LAW 32

The Board of Directors proposes to amend Bye-Law 32 to take full advantage of recent amendments to the Act which now permits a company to act, in lieu of a meeting of shareholders, through resolutions in writing signed by the same majority as would be required at a meeting. This replaces the previous requirement for unanimous written resolutions.

See amendments to Bye-Law 32 above.

AMENDMENTS TO BYE-LAWS 41, 83 and 89

The Board of Directors proposes to amend Bye-Laws 41, 83 and 89 to take full advantage of recent amendments to the Act which no longer requires a company to appoint officers with the specific titles of president/vice-president or chairman/deputy chairman. The provisions regarding appointment of officers have been revised to provide more flexibility in the titles of officers of Aspen Bermuda.

Set forth below are Bye-Laws 41, 83 and 89 marked to show changes.

41.	The [Chairman (if any) of the Board or, in his absence, the President shall] Board may choose one of their number to preside as chairman at every general meeting. If there is no such [Chairman or President] chairman, or if at any meeting [neither] the [C]chairman [nor the President] is not present within five (5) minutes after the time appointed for holding the meeting, or [if neither of them] is not willing to act as chairman, the Directors present shall choose one of their number to act or if only one Director is present he shall preside as chairman if willing to act. If no Director is present, or if each of the Directors present declines to take the chair, the persons present and entitled to vote on a poll shall elect one of their number to be chairman.

83.	The [Chairman (or President) or, in his absence, the Deputy Chairman (or Vice-President), shall] Board may choose one of their number to preside as chairman at every meeting of the Board. If there is no such chairman, or if at any meeting the [Chairman or Deputy Chairman (or the President or Vice-President)] chairman is not present within five minutes after the time appointed for holding the meeting, or is not willing to act as chairman, the Directors present may choose one of their number to be chairman of the meeting.

89.	The Officers of the Company [must include either a President and a Vice-President, or a Chairman and a Deputy Chairman who must] who may or may not be Directors [and shall] may be [elected by the Board as soon as possible after the statutory meeting and each Annual General Meeting. In addition, the Board may appoint any person whether or not he is a Director to hold such office as the Board may from time to time determine. Any person elected or] appointed by the Board at any time. Any person appointed pursuant to this Bye-Law shall hold office for such period and upon such terms as the Board may determine and the Board may revoke or terminate any such appointment. Any such revocation or termination shall be without prejudice to any claim for damages that such Officer may have against the Company or the Company may have against such Officer for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Save as provided in the Companies Acts or these Bye-Laws, the powers and duties of the Officers of the Company shall be such (if any) as are determined from time to time by the Board.

AMENDMENTS TO BYE-LAW 72

The Board of Directors proposes to amend Bye-Law 72 to take full advantage of recent amendments to the Act which authorize the directors of a company, subject to its bye-laws, to exercise all the powers of the company except those that are required by the Act or the bye-laws of a company to be exercised by the shareholders of a company. Accordingly, the specific listing of the Board of Director’s powers is no longer required.

Set forth below is Bye-Law 72 marked to show changes.

72.	The Board may exercise all the powers of the Company [to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any other persons] except those powers that are required by the Companies Act or these Bye-Laws to be exercised by the Shareholders.

AMENDMENTS TO BYE-LAW 102

The Board of Directors proposes to amend Bye-Law 102 to reflect amendments to the Act which removed the limitation on the application of share premium to crediting shares of the same class from which it was derived.

Set forth below is Bye-Law 102 marked to show changes.

102.	The Board may from time to time resolve to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund which is available for distribution or to the credit of any share premium account and accordingly that such amount be set free for distribution amongst the Shareholders or any class of Shareholders who would be entitled thereto if distributed by way of dividend and in the same proportions, on the footing that the same be not paid in cash but be applied either in or towards paying up amounts for the time being unpaid on any shares in the Company held by such Shareholders respectively or in payment up in full of unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid amongst such Shareholders, or partly in one way and partly in the other, provided that for the purpose of this Bye-Law, a share premium account may be applied only in paying up of unissued shares to be issued to such Shareholders credited as fully paid [and provided further that any sum standing to the credit of a share premium account may only be applied in crediting as fully paid shares of the same class as that from which the relevant share premium was derived].

INSERTION OF BYE-LAW 110

The Board of Directors proposes to insert a new Bye-Law 110, the subject matter of which was previously provided for under Bye-Law 109, as a consequence of amendments to Bye-Law 109.

Set forth below is Bye-Law 110 marked to show changes.

110.	[Any notice of a general meeting of the Company shall be deemed to be duly given to a Shareholder, or other person entitled to it, if it is sent to him by courier, cable, telex, telecopier, email or other mode of representing or reproducing words in a legible and non-transitory form at his address as appearing in the Register or any other address given by him to the Company for this purpose. Any such notice shall be deemed to have been served twenty-four (24) hours after its despatch, when sent by courier, cable, telex or telecopier and twelve (12) hours after its despatch when sent by email.] In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders.

AMENDMENTS TO BYE-LAW 115

The Board of Directors proposes to amend Bye-Law 115 to allow indemnification to be out of the assets of the Company.

Set forth below is Bye-Law 115 marked to show changes.

115.	Without limiting the generality of Bye-Law 113 every Indemnified Person shall be indemnified out of the [funds] assets of the Company against all liabilities incurred by him by or by reason of any act done, conceived in or omitted in the conduct of the Company’s business or in the discharge of his duties in defending any proceedings, whether civil or criminal, in which judgement is given in his favour, or in which he is acquitted, or in connection with any application under the Companies Acts in which relief from liability is granted to him by the court.

AMENDMENTS TO BYE-LAW 116

The Board of Directors proposes to amend Bye-Law 116 to ensure that Bye-Law 148 is grammatically correct by replacing ‘‘relative’’ with ‘‘relevant’’.

Set forth below is Bye-Law 116 marked to show changes.

116.	To the extent that any Indemnified Person is entitled to claim an indemnity pursuant to these Bye-Laws in respect of amounts paid or discharged by him, the [relative] relevant indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

AMENDMENTS TO BYE-LAW 118

The Board of Directors proposes to amend Bye-Law 118 to take full advantage of recent amendments to the Act which clarify that a company may advance monies to an officer or auditor of the company for the costs of defending any civil or criminal action involving fraud and dishonesty against the officer or auditor, on the condition that they shall repay the advance if the allegations are proved.

Set forth below is Bye-Law 118 marked to show changes.

118.	[Subject to the Companies Acts] Expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to Bye-Laws 113 and 115 shall be paid by the Company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if [it shall ultimately be determined] any allegation of fraud or dishonesty is proved against [that] the Indemnified Person. [is not entitled to be indemnified pursuant to Bye-Laws 113 and 115]

ASPEN INSURANCE HOLDINGS LIMITED

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE APRIL 30, 2008

The undersigned hereby appoints Christopher O’Kane and Richard Houghton, jointly and severally, as proxies of the undersigned, with full power of substitution and with the authority in each to act in the absence of the other, to vote on behalf of the undersigned, all Ordinary Shares of the undersigned at the Annual General Meeting of Shareholders to be held April 30, 2008, and at any adjournment thereof, upon the subjects described in the letter furnished herewith, subject to any directions indicated below.

Your vote is important! Please complete, date, sign and return this form to Aspen Insurance Holdings Limited, c/o BNY Mellon Shareowner Services, attn: Proxy Processing, P.O. Box 3862, South Hackensack, NJ 07606, in the accompanying envelope, which does not require postage if mailed in the United States.

This proxy when properly signed will be voted in accordance with the instructions, if any, given hereon. If this form of proxy is properly signed and returned but no direction is given, the proxy will vote FOR each proposal listed below and in accordance with the proxyholder’s best judgment as to any other business as may properly come before the Annual General Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 30, 2008.

The proxy statement and annual report to security holders are available at http://www.aspen.bm.

(Continued on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET		TELEPHONE		Mail
http://www.proxyvoting.com/ahl		1-866-540-5760
Mark, sign and date
Use the internet to vote your proxy.		Use any touch-tone telephone		your proxy card and
Have your proxy card in hand when	OR	to vote your proxy. Have your	OR	return it in the enclosed
you access the web site.		proxy card in hand when you call		postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect®

at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

    The Board of Directors recommends a vote “FOR” each proposal listed below.

Please see description of proposals on bottom portion of this card.

Please mark your votes as indicated in this example	☒

	For	With Hold All	For All Except		For	Against	Abstain		For	Against	Abstain		For	With Hold All	For All Except		For	Against	Abstain
Proposal 1.	☐	☐	☐	Proposal 6.	☐	☐	☐	Proposal 11.	☐	☐	☐	Proposal 16.	☐	☐	☐	Proposal 21.	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain		For	With Hold All	For All Except		For	Against	Abstain		For	Against	Abstain
Proposal 2.	☐	☐	☐	Proposal 7.	☐	☐	☐	Proposal 12.	☐	☐	☐	Proposal 17.	☐	☐	☐	Proposal 22.	☐	☐	☐

	For	With Hold All	For All Except		For	With Hold All	For All Except		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
Proposal 3.	☐	☐	☐	Proposal 8.	☐	☐	☐	Proposal 13.	☐	☐	☐	Proposal 18.	☐	☐	☐	Proposal 23.	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain		For	With Hold All	For All Except
Proposal 4.	☐	☐	☐	Proposal 9.	☐	☐	☐	Proposal 14.	☐	☐	☐	Proposal 19.	☐	☐	☐	Proposal 24.	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain		For	With Hold All	For All Except		For	Against	Abstain
Proposal 5.	☐	☐	☐	Proposal 10.	☐	☐	☐	Proposal 15.	☐	☐	☐	Proposal 20.	☐	☐	☐	Proposal 25.	☐	☐	☐

																	For	Against	Abstain
																Proposal 26.	☐	☐	☐

To withhold authority for any individual nominee under Proposal 1, Proposal 3, Proposal 8, Proposal 12, Proposal 16 , Proposal 20 and Proposal 24, write the number of each nominee you wish to withhold on the line(s) below:

Signature ___________________ Date ___________ Signature ___________________ Date ___________

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment thereof.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Ù FOLD AND DETACH HERE Ù

Proposal 1	To re-elect (1) Mr. Christopher O’Kane, (2) Ms. Heidi Hutter, (3) Mr. David Kelso, (4) Mr. John Cavoores, and (5) Mr. Liaquat Ahamed as Class I directors of the Company.	Proposal 17	To authorize the directors of Aspen (UK) Holdings Limited to allot shares pursuant to Section 80 of the United Kingdom’s Companies Act.
Proposal 2	To re-elect Mr. Richard Houghton as Class II director of the Company.	Proposal 18

To amend Aspen (UK) Holdings Limited’s memorandum of association and articles of incorporation to reflect changes in UK company law brought about by the United Kingdom’s Companies Act 2006, as described in Appendix IV of the attached Proxy Statement.

Proposal 3	To re-elect Messrs. (6) Matthew Botein and (7) Richard Bucknall as Class III directors of the Company.	Proposal 19

To authorize the re-appointment of KPMG Audit Plc as the auditor of Aspen (UK) Holdings Limited and to grant authority to the Board of Directors through the Audit Committee to determine their remuneration, subject to KPMG Audit Plc being appointed as the Company’s independent registered public accounting firm.

Proposal 4	To adopt the Company’s Employee Share Purchase Plan as detailed in Appendix I of the Proxy Statement.	Proposal 20

To authorize the election of Messrs. (22) Stephen Rose, (23) John Henderson, (24) Christopher Woodman and (25) Ms. Tatiana (Tania) Kerno as company directors to the board of directors of AIUK Trustees Limited.

Proposal 5	To adopt the Company’s 2008 Sharesave Scheme as detailed in Appendix II of the Proxy Statement.	Proposal 21	To authorize the directors of AIUK Trustees Limited to allot shares pursuant to Section 80 of the United Kingdom’s Companies Act.
Proposal 6

To appoint KPMG Audit Plc, London, England, to act as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008 and to authorize the Board of Directors through the Audit Committee to set the remuneration for the independent registered public accounting firm.

Proposal 22

To amend AIUK Trustees Limited’s memorandum of association and articles of incorporation to reflect changes in UK company law brought about by the United Kingdom’s Companies Act 2006, as described in Appendix IV of the attached Proxy Statement.

Proposal 7	To adopt the amended and restated Bye-laws of the Company to reflect the changes described in Appendix III of the attached Proxy Statement.	Proposal 23

To authorize the re-appointment of KPMG Audit Plc as the auditor of AIUK Trustees Limited, and to grant authority to the Board of Directors through the Audit Committee to determine their remuneration, subject to KPMG Audit Plc being appointed as the Company’s independent registered public accounting firm.

Proposal 8

To authorize the election of Messrs. (8) Glyn Jones, (9) Christopher O’Kane, (10) Richard Bucknall, (11) Ian Cormack, (12) Marek Gumienny, (13) Stephen Rose, (14) Oliver Peterken and (15) Ms. Heidi Hutter as company directors to the board of directors of Aspen Insurance UK Limited.

Proposal 24

To authorize the election of Messrs. (26) Christopher O’Kane, (27) Julian Cusack, (28) James Few, (29) Oliver Peterken, (30) David Skinner, (31) Ms. Karen Green, (32) Ms. Kate Vacher and (33) Ms. Heather Kitson as company directors to the board of directors of Aspen Insurance Limited and the authorization of the board of directors of Aspen Insurance Limited to appoint any individual as an alternate director or as a director to fill any casual vacancy and to fix the remuneration of such directors.

Proposal 9	To authorize the directors of Aspen Insurance UK Limited to allot shares pursuant to Section 80 of the United Kingdom’s Companies Act.	Proposal 25

To authorize the appointment of KPMG Audit Plc as the auditor of Aspen Insurance Limited for fiscal year ended December 31, 2008 and grant authority to the Board of Directors through the Audit Committee to determine their remuneration, subject to KPMG Audit Plc being appointed as the Company’s independent registered public accounting firm.

Proposal 10

To amend Aspen Insurance UK Limited’s memorandum of association and articles of incorporation to reflect changes in UK company law brought about by the United Kingdom’s Companies Act 2006, as described in Appendix IV of the attached Proxy Statement.

		Proposal 26	To amend Aspen Insurance Limited Bye-Laws as described in Appendix V of the Proxy Statement.
Proposal 11

To authorize the re-appointment of KPMG Audit Plc as the auditor of Aspen Insurance UK Limited and to grant authority to the Board of Directors through the Audit Committee to determine their remuneration, subject to KPMG Audit Plc being appointed as the Company’s independent registered public accounting firm.

Proposal 12	To authorize the election of Messrs. (16) Christopher O’Kane, (17) Richard Houghton and (18) Stephen Rose as company directors to the board of directors of Aspen Insurance UK Services Limited.
Proposal 13	To authorize the directors of Aspen Insurance UK Services Limited to allot shares pursuant to Section 80 of the United Kingdom’s Companies Act.
Proposal 14

To amend Aspen Insurance UK Services Limited’s memorandum of association and articles of incorporation to reflect changes in UK company law brought about by the United Kingdom’s Companies Act 2006, as described in Appendix IV of the attached Proxy Statement.

Proposal 15

To authorize the re-appointment of KPMG Audit Plc as the auditor of Aspen Insurance UK Services Limited and to grant authority to the Board of Directors through the Audit Committee to determine their remuneration, subject to KPMG Audit Plc being appointed as the Company’s independent registered public accounting firm.

Proposal 16	To authorize the election of Messrs. (19) Christopher O’Kane, (20) Richard Houghton and (21) Stephen Rose as company directors to the board of directors of Aspen (UK) Holdings Limited.